As filed with the Securities and Exchange Commission on January 19, 2021.

Registration No. 333-248213

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GREEN THUMB INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

British Columbia	2833	98-1437430
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

325 West Huron Street, Suite 700

Chicago, Illinois 60654

(312) 471-6720

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Beth Burk

325 West Huron Street, Suite 700

Chicago, Illinois 60654

(312) 471-6720

(Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable after this Registration Statement becomes effective.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Smaller reporting company	☐

Accelerated filer	☐	Emerging growth company	☒

Non-accelerated filer	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

WE HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL WE SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

DATED JANUARY 19, 2021

GREEN THUMB INDUSTRIES INC.

Up to 10,000,000

Subordinate Voting Shares

This prospectus relates to the offer and sale of up to 10,000,000 Subordinate Voting Shares of Green Thumb Industries Inc. This is our initial public offering of securities in the United States. Our Subordinate Voting Shares are listed on the OTCQX Best Market under the symbol “GTBIF.” On January 13, 2021, the last reported sale price of our Subordinate Voting Shares on the OTCQX Best Market was $30.79 per share. Our Subordinate Voting Shares are also listed on the Canadian Securities Exchange under the symbol “GTII.” On January 13, 2021, the last reported sale price of our Subordinate Voting Shares on the CSE was C$38.00 per share. We may sell the Subordinate Voting Shares directly to one or more purchasers. Subordinate Voting Shares may be sold at the same or different prices and in single or multiple closings. We will establish the price following negotiations with prospective investors and with reference to the prevailing market price of our Subordinate Voting Shares, recent trends in such price and other factors.

We are not required to sell any specific number or dollar amount of Subordinate Voting Shares but will use our best efforts to sell the Subordinate Voting Shares offered. We expect the offering will terminate within fifteen days of effectiveness of the registration statement registering the Subordinate Voting Shares to be offered, unless the offering is fully subscribed before that date or we decide to terminate the offering before that date. We have made no arrangements to place any funds received from the offering in any escrow, trust or similar account.

Offers to purchase the Subordinate Voting Shares being offered hereby will be solicited directly by us which means that (a) no minimum number of Subordinate Voting Shares need be subscribed for in order for us to consummate the sale of any of the Subordinate Voting Shares and utilize the proceeds therefrom; and (b) we will not use the services of an underwriter and our officers and directors will attempt to sell the Subordinate Voting Shares directly to investors in reliance on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. The intended methods of communication with potential investors include, without limitation, telephone and personal contacts. Our officers and directors will not receive commissions or any remuneration from any such sales.

We are an emerging growth company under federal securities laws and are subject to reduced public company reporting requirements for this prospectus and our future filings.

Investing in our Subordinate Voting Shares involves a high degree of risk. We refer you to the section entitled “Risk Factors” on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2021.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-1 that we filed with the U.S. Securities and Exchange Commission (the “SEC”), under the Securities Act of 1933, as amended (the “Securities Act”). You should read this prospectus together with additional information described under “Where You Can Find Additional Information.”

We have not authorized anyone to provide you with information other than that contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus.

We are offering to sell, and seeking offers to buy, Subordinate Voting Shares only in jurisdictions where offers and sales are permitted. We have not taken any action to permit a public offering of our Subordinate Voting Shares or the possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

We own or have rights to trademarks or trade names that we use in connection with the operation of our business. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

Unless the context otherwise requires, the terms “we,” “us” or “our”” as used in this prospectus refer to Green Thumb Industries Inc. together with its wholly-owned subsidiaries. References to “Bayswater” or “Bayswater Uranium Corporation” refers to Green Thumb Industries Inc. prior to completion of the Transaction (as hereinafter defined).

Unless otherwise indicated, all references to “$” or “US$” in this prospectus refer to United States dollars, and all references to “C$” refer to Canadian dollars.

ii

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

As a company with less than $1.07 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other exemptions from requirements that are otherwise applicable to public companies that are not emerging growth companies. These provisions include:

•	Reduced disclosure about our executive compensation arrangements;

•	Exemptions from non-binding shareholder advisory votes on executive compensation or golden parachute arrangements; and

•	Exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenues as of the end of a fiscal year, if we are deemed to be a large-accelerated filer under the rules of the SEC or if we issue more than $1.0 billion of non-convertible debt over a three-year period.

iii

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained in the prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our Subordinate Voting Shares. For a more complete understanding of our company and this offering, we encourage you to read and consider the more detailed information included in this prospectus, including “Risk Factors” and the financial statements and related notes. See “Where You Can Find Additional Information.”

About Green Thumb Industries Inc.

Established in 2014 and headquartered in Chicago, Illinois, Green Thumb Industries Inc. is promoting well-being through the power of cannabis, while being committed to community and sustainable profitable growth. As of January 1, 2021, we have operations across 12 U.S. markets, employ over 2,200 people and serve hundreds of thousands of patients and customers annually.

Our core business is manufacturing, distributing and marketing a portfolio of owned cannabis consumer packaged goods brands (which we refer to as our consumer products or wholesale business), including Beboe, Dogwalkers, Dr. Solomon’s, incredibles, Rythm and The Feel Collection. We distribute and market these products primarily to third-party licensed retail cannabis stores across the United States as well as to company-owned retail stores (which we refer to as our retail business).

Our consumer products portfolio is primarily generated from plant material that we grow and process ourselves, which we use to produce our consumer packaged goods in 13 manufacturing facilities. This portfolio consists of stock keeping units, which we refer to as SKUs, across a range of cannabis product categories, including flower, pre-rolls, concentrates, vape, capsules, tinctures, edibles, topicals and other cannabis-related products (none of which product categories are individually material to us).

We also own and operate a national cannabis retail chain called Rise, and in the Las Vegas, Nevada area, a chain of stores called Essence, which are relationship-centric retail experiences aimed to deliver a superior level of customer service through high-engagement consumer interaction, a consultative, transparent and education-forward selling approach and a consistently available assortment of cannabis products. In addition, we currently own stores under other names, primarily where we co-own the stores or naming is subject to licensing or similar restrictions. The income from our retail stores is primarily from the sale of cannabis-related products, which includes the sale of products that we produce as well as those produced by third parties, with an immaterial (under 10%) portion of this income resulting from the sale of other merchandise (such as t-shirts and accessories for cannabis use). Our Rise stores currently are located in eight of the states in which we operate (including Nevada). Our Essence stores were acquired in connection with the 2019 acquisition of Integral Associates, LLC and are located in Nevada. The Essence stores differ from the Rise stores mainly in geographic location. As of January 1, 2021, we had 51 open and operating retail locations, with state licensed permission to open a total of 97 stores. The Company’s new store opening plans will remain fluid depending on market conditions, obtaining local licensing, construction and other permissions and subject to our capital allocation plans and the evolving situation with respect to the COVID-19.

Summary of Risk Factors

Our business is subject to a number of risks and uncertainties of which you should be aware before making a decision to invest in our Subordinate Voting Shares. These risks are more fully described in the section titled “Risk Factors” immediately following this prospectus summary. These risks include, among others, the following:

•	Cannabis remains illegal under federal law, and enforcement of cannabis laws could change. Cannabis is illegal under U.S. federal law.

•	We may be subject to action by the U.S. federal government.

•	State regulation of cannabis is uncertain.

•	We may be subject to heightened scrutiny by Canadian regulatory authorities.

•	We may face limitations on ownership of cannabis licenses.

•	We may become subject to Food and Drug Administration or Bureau of Alcohol, Tobacco, Firearms and Explosives regulation.

•	Cannabis businesses are subject to applicable anti-money laundering laws and regulations and have restricted access to banking and other financial services.

•	We may face difficulties acquiring additional financing.

•	We lack access to U.S. bankruptcy protections.

•	We operate in a highly regulated sector and may not always succeed in complying fully with applicable regulatory requirements in all jurisdictions where we carry on business.

•	We may face difficulties in enforcing our contracts.

•	We have limited trademark protection.

•	Cannabis businesses are subject to unfavorable U.S. tax treatment.

•	Cannabis businesses may be subject to civil asset forfeiture.

•	We are subject to proceeds of crime statutes.

•	We face exposure to fraudulent or illegal activity.

•	Our use of joint ventures, strategic partnerships and alliances may expose us to risks associated with jointly owned investments.

•	We face risks due to industry immaturity or limited comparable, competitive or established industry best practices.

•	We face risks related to our products.

•	We are dependent on the popularity of consumer acceptance of our brand portfolio.

•	Our business is subject to the risks inherent in agricultural operations.

•	We may be adversely impacted by rising or volatile energy costs.

•	We face an inherent risk of product liability and similar claims.

•	Our products may be subject to product recalls.

•	We may face unfavorable publicity or consumer perception.

•	Our voting control is concentrated.

•	Our capital structure and voting control may cause unpredictability.

•	We are conducting this offering on a “self-underwritten, best efforts” basis without the benefit of an underwriter.

•	Sales of substantial amounts of Subordinate Voting Shares by our existing shareholders in the public market may have an adverse effect on the market price of the Subordinate Voting Shares.

•	We face liquidity risks.

•	We have broad discretion in the use of our cash, cash equivalents, and investments, including the net proceeds from this offering, and may not use them effectively.

•	We are governed by the corporate laws in British Columbia, Canada which in some cases have a different effect on shareholders than the corporate laws in Delaware, United States.

Corporate Information

We are a British Columbia corporation. Our principal executive offices are located at 325 W. Huron Street, Suite 700, Chicago, Illinois 60654. Our telephone number at this address is (312) 471-6720. Our website address is www.gtigrows.com. The information contained on our website or connected to our website is not incorporated by reference into and should not be considered part of this prospectus.

THE OFFERING

Amount of securities to be offered	10,000,000 Subordinate Voting Shares

Use of proceeds:	The Subordinate Voting Shares are being offered and sold by us directly on a “best efforts” basis which means that no minimum number of Subordinate Voting Shares need be subscribed for and it is possible that not all of the Subordinate Voting Shares we are offering will be sold, in which case our net proceeds will be reduced. The principal purposes of this offering are to increase our capitalization and financial flexibility. We intend to use the net proceeds we receive from this offering for general corporate purposes, including working capital, operating expenses and capital expenditures. We may also use a portion of the net proceeds to acquire or make investments in businesses, products, offerings and technologies, although we do not have agreements or commitments for any material acquisitions or investments at this time. See “Use of Proceeds” on page 33.

Dividend policy:	We do not expect to pay any dividends on our Subordinate Voting Shares for the foreseeable future, See “Dividend Policy” on page 34.

Risk factors:	You should read the “Risk Factors” section included in this prospectus beginning on page 6 for a discussion of factors to consider carefully before deciding to invest in our Subordinate Voting Shares.

Stock exchange listing:	Our Subordinate Voting Shares are listed in the United States on the OTCQX Best Market under the symbol “GTBIF.” Our Subordinate Voting Shares are also listed in Canada on the Canadian Securities Exchange under the symbol “GTII.” See “Market Price and Related Stockholder Matters” on page 106.

SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

The following tables summarize our consolidated financial and other data. We have derived our summary consolidated and combined statements of operations data for the years ended December 31, 2017, 2018 and 2019 from our consolidated and combined financial statements included elsewhere in this prospectus. The summary consolidated statements of operations data presented below for the nine months ended September 30, 2020 and 2019 and the selected consolidated balance sheet data as of September 30, 2020 and 2019 have been derived from our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus and have been prepared on a consistent basis as our audited consolidated financial statements. In the opinion of management, the unaudited data reflects all adjustments, consisting only of normal recurring adjustments, necessary for the fair statement of the financial information in those statements. Our historical results are not necessarily indicative of the results that may be expected in the future. You should read the following financial information together with the information under the sections titled “Selected Consolidated Financial and Other Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	Nine Months Ended September 30,		Years Ended December 31,
	2020	2019	2019	2018	2017
	(in thousands)
Total Revenues, net of Discounts	$379,346	$140,631	$216,433	$62,494	$16,529
Cost of Goods Sold, net	$(175,708)	$(74,197)	$109,402	$34,177	$9,808
Gross Profit	$203,638	$66,434	$107,031	$28,317	$6,721
Total Expenses	$144,824	$88,014	$134,721	$54,657	$11,491
Total Other Income (Expense)	$(6,625)	$(18,431)	$(22,512)	$56,091	$112
Net Income (Loss) Attributable to Green Thumb	$(7,472)	$(45,046)	$(59,116)	$(5,244)	$(4,250)
Total Assets	$1,254,615	$1,124,399	$1,167,537	$418,349	$86,213
Long-Term Liabilities	$268,639	$181,070	$212,961	$28,310	$7,508

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below before deciding whether to purchase any of our securities. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not currently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described below, in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

Risks Related to this Offering and Our Securities

We do not intend to pay dividends on our common shares and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our Subordinate Voting Shares.

We have never declared or paid any cash dividend on our Subordinate Voting Shares and do not currently intend to do so in the foreseeable future. We currently anticipate that we will retain future earnings, if materialized, for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. Therefore, the success of an investment in our Subordinate Voting Shares will depend upon any future appreciation in their value. Our Subordinate Voting Shares may not appreciate in the short term or long term or even maintain the price at which said Subordinate Voting Shares were purchased. A holding of Subordinate Voting Shares is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. A holding of Subordinate Voting Shares is appropriate only for holders who have the capacity to absorb a loss of some or all of their holdings.

We may be affected by currency fluctuations.

We face exposure to significant currency fluctuations because of our present operations in the U.S. Recent events, including the COVID-19 pandemic, have caused turmoil in the global financial markets and have been coupled with increased volatility in the currency markets. All or substantially all of our revenue is earned in U.S. dollars, but a portion of our operating expenses are incurred in Canadian dollars. We do not have currency hedging arrangements in place and there is no expectation that we will put any currency hedging arrangements in place in the future. Fluctuations in the exchange rate between the U.S. dollar and the Canadian dollar may have a material adverse effect on our business, financial position or results of operations.

Our voting control is concentrated.

Our senior executives exercise a significant majority of the voting power with respect to our outstanding shares because of the Super Voting Shares that they hold. These officials include Benjamin Kovler, our Founder, Chairman and Chief Executive Officer, Andrew Grossman, our Head of Capital Markets, and Anthony Georgiadis, our Chief Financial Officer. Subordinate Voting Shares are entitled to one vote per share, Multiple Voting Shares are entitled to 100 votes per share, and Super Voting Shares are entitled to 1,000 votes per share. As a result, Mr. Kovler, Mr. Grossman and Mr. Georgiadis potentially have the ability to control the outcome of matters submitted to our shareholders for approval, including the election and removal of directors and any arrangement or sale of all or substantially all of our assets.

This concentrated control could delay, defer or prevent a change of control, arrangement or merger or sale of all or substantially all of our assets that our other shareholders may support. Conversely, this concentrated control could allow the holders of the Super Voting Shares to consummate such a transaction that our other shareholders do not support. In addition, the holders of the Super Voting Shares may make long-term strategic investment decisions and take risks that may not be successful and/or may seriously harm our business.

Our capital structure and voting control may cause unpredictability.

Although other Canadian-based companies have dual class or multiple voting share structures, given our unique capital structure and the concentration of voting control that is held by the holders of the Super Voting Shares, this structure and control could result in a lower trading price for or greater fluctuations in the trading price of our Subordinate Voting Shares, adverse publicity or other adverse consequences.

If you purchase our Subordinate Voting Shares in this offering, you will incur immediate and substantial dilution in the book value of your shares.

If you purchase Subordinate Voting Shares in this offering, you will incur immediate and substantial dilution of $27.35 per share after giving effect to the sale by us of the full 10,000,000 Subordinate Voting Shares offered in this offering at an assumed public offering price of $29.61 per share, and after deducting underwriting discounts and commissions for shares sold in the public offering and estimated offering expenses payable by us. The exercise of outstanding stock options and warrants may result in further dilution of your investment. See the section titled “Dilution” appearing elsewhere in this prospectus for a more detailed description of the dilution to new investors in the offering.

We are conducting this offering on a “self-underwritten, best efforts” basis without the benefit of an underwriter.

We are responsible for the accuracy of the disclosure in this prospectus. We are conducting a self-underwritten offering on a “best efforts” basis, which means no underwriter has been engaged in any due diligence activities to assist to confirm the accuracy of the disclosure in the prospectus or to assist us in setting the offering price. The Subordinate Voting Shares are being offered on our behalf on a best-efforts basis. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any Subordinate Voting Shares. There are no firm commitments to purchase any of the Subordinate Voting Shares in this offering. Consequently, we, through our officers and directors, may not be capable of selling all, or any, of the Subordinate Voting Shares offered hereby.

Additional issuances of Super Voting Shares, Multiple Voting Shares or Subordinate Voting Shares may result in further dilution.

We may issue additional equity or convertible debt securities in the future, which may dilute an existing shareholder’s holdings. Our articles permit the issuance of an unlimited number of Super Voting Shares, Multiple Voting Shares and Subordinate Voting Shares, and existing shareholders will have no pre-emptive rights in connection with such further issuances. Our board of directors, which we refer to as the Board, has discretion to determine the price and the terms of further issuances, and such terms could include rights, preferences and privileges superior to those existing holders of Subordinate Voting Shares. Moreover, we will issue additional Subordinate Voting Shares on the conversion of the Multiple Voting Shares and Super Voting Shares in accordance with their terms. To the extent holders of our options or other convertible securities convert or exercise their securities and sell Subordinate Voting Shares they receive, the trading price of the Subordinate Voting Shares may decrease due to the additional amount of Subordinate Voting Shares available in the market. We cannot predict the size or nature of future issuances or the effect that future issuances and sales of Subordinate Voting Shares will have on the market price of the Subordinate Voting Shares. Issuances of a substantial number of additional Subordinate Voting Shares, or the perception that such issuances could occur, may adversely affect prevailing market prices for the Subordinate Voting Shares. With any additional issuance of Subordinate Voting Shares, our investors will suffer dilution to their voting power and economic interest.

Sales of substantial amounts of Subordinate Voting Shares by our existing shareholders in the public market may have an adverse effect on the market price of the Subordinate Voting Shares.

Sales of a substantial number of shares of our common stock in the public market could occur at any time, subject to certain restrictions described below. These sales, or the perception in the market that holders of a large number of shares intend to sell shares, or the availability of such securities for sale, could adversely affect the prevailing market prices for the Subordinate Voting Shares. As our Multiple Voting Shares and Super Voting Shares are converted into Subordinate Voting Shares, the potential for sales of substantial numbers of shares of our common stock may increase. A decline in the market prices of the Subordinate Voting Shares could impair our ability to raise additional capital through the sale of securities should it desire to do so.

The market price for the Subordinate Voting Shares may be volatile, which may affect the price at which you could sell the Subordinate Voting Shares.

The market price for securities of cannabis companies generally are likely to be volatile. In addition, the market price for the Subordinate Voting Shares has been and may be subject to wide fluctuations in response to numerous factors beyond our control, including, but not limited to:

•	actual or anticipated fluctuations in our quarterly results of operations;

•	recommendations by securities research analysts;

•	changes in the economic performance or market valuations of companies in the industry in which we operate;

•	addition or departure of our executive officers and other key personnel;

•	release or expiration of transfer restrictions on outstanding Subordinate Voting Shares;

•	sales or perceived sales of additional Subordinate Voting Shares;

•	operating and financial performance that varies from the expectations of management, securities analysts and investors;

•	regulatory changes affecting our industry generally and our business and operations both domestically and abroad;

•	announcements of developments and other material events by us or our competitors;

•	fluctuations in the costs of vital production materials and services;

•	changes in global financial markets and global economies and general market conditions, such as interest rates and pharmaceutical product price volatility;

•	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors;

•	false or misleading reports issued by individuals or companies who have taken aggressive short sale positions;

•	operating and share price performance of other companies that investors deem comparable to us or from a lack of market comparable companies; and

•	news reports relating to trends, concerns, technological or competitive developments, regulatory changes and other related issues in our industry or target markets.

Financial markets have at times historically experienced significant price and volume fluctuations that: (i) have particularly affected the market prices of equity securities of companies and (ii) have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of the Subordinate Voting Shares from time to time may decline even if our operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that may result in impairment losses to us. Further fluctuations in price and volume of equity securities may occur in the future. If increased levels of volatility and market turmoil continue, our operations could be adversely impacted, and the trading price of the Subordinate Voting Shares may be materially adversely affected.

If securities or industry analysts do not publish or cease publishing research or reports or publish misleading, inaccurate or unfavorable research about us, our business or our market, our stock price and trading volume could decline.

The trading market for our Subordinate Voting Shares will be influenced by the research and reports that securities or industry analysts publish about us, our business, our market or our competitors. If no or few securities or industry analysts cover us, the trading price and volume of our shares would likely be negatively impacted. If one or more of the analysts who covers us downgrades our shares or publishes inaccurate or unfavorable research about our business, or provides more favorable relative recommendations about our competitors, our stock price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our shares could decrease, which could cause our stock price or trading volume to decline.

We face liquidity risks.

Our Subordinate Voting Shares currently trade on the Canadian Securities Exchange and on over-the-counter markets in the U.S. We cannot predict at what prices the Subordinate Voting Shares will continue to trade, and an active trading market may not be sustained.

Our Subordinate Voting Shares do not currently trade on any U.S. securities exchange. In the event our Subordinate Voting Shares do trade on any U.S. securities exchange, we cannot predict at what prices the Subordinate Voting Shares will trade and there is no assurance that an active trading market will develop or be sustained. There is a significant liquidity risk associated with an investment in us.

We are subject to increased costs as a result of being a public company in Canada and the United States.

As a public company in Canada and the United States, we are subject to the reporting requirements, rules and regulations under the applicable Canadian and American securities laws and rules of stock exchanges on which our securities may be listed. The requirements of existing and potential future rules and regulations will increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming or costly and may place undue strain on our personnel, systems and resources, which could adversely affect our business, financial condition and results of operations.

We face costs of maintaining a public listing.

As a public company, there are costs associated with legal, accounting and other expenses related to regulatory compliance. Securities legislation and the rules and policies of the Canadian Securities Exchange require listed companies to, among other things, adopt corporate governance and related practices, and to continuously prepare and disclose material information, all of which add to a company’s legal and financial compliance costs. We may also elect to devote greater resources on communication and other activities typically considered important by publicly traded companies.

We are eligible to be treated as an “emerging growth company” as defined in the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Subordinate Voting Shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including (1) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, (2) reduced disclosure obligations regarding executive compensation in this prospectus and periodic reports and proxy statements, and (3) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of the Subordinate Voting Shares held by non-affiliates exceeds $700 million as of June 30, 2021, or if we have total annual gross revenue of $1.07 billion or more during any fiscal year before that time, in which case we would no longer be an emerging growth company as of the following December 31. Additionally, if we issue more than $1.0 billion in non-convertible debt during any three-year period before June 30, 2021, we would cease to be an emerging growth company immediately. We cannot predict if investors will find the Subordinate Voting Shares less attractive because we may rely on these exemptions. If some investors find the Subordinate Voting Shares less attractive as a result, there may be a less active trading market for the Subordinate Voting Shares, and the stock price may be more volatile.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies.

We have broad discretion in the use of our cash, cash equivalents, and investments, including the net proceeds from this offering, and may not use them effectively.

Our management will have broad discretion in the application of our cash, cash equivalents, and investments, including the net proceeds from this offering, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse impact on our business, cause the price of our common stock to decline, and delay the development of additional products or the opening of new locations. Pending their use, we may invest our cash, cash equivalents, and investments, including the net proceeds from this offering, in a manner that does not produce income or that loses value. See the section titled “Use of Proceeds” appearing elsewhere in this prospectus.

We are governed by the corporate laws in British Columbia, Canada which in some cases have a different effect on shareholders than the corporate laws in Delaware, United States.

Certain provisions of our corporate governance under the laws of British Columbia may be disadvantageous to our shareholders and may make our Subordinate Voting Shares less attractive to investors. The material differences between the British Columbia Business Corporations Act, or the BCBCA, as compared to the Delaware General Corporation Law, or the DGCL, are discussed in the “Material Differences Between the Business Corporations Act (British Columbia) And the Delaware General Corporation Law” section of this prospectus.

Risks Related to Our Business

Cannabis remains illegal under federal law, and enforcement of cannabis laws could change.

Cannabis is illegal under U.S. federal law. In those states in which the use of cannabis has been legalized, its use remains a violation of federal law pursuant to the Controlled Substances Act (21 U.S.C. § 811). The Controlled Substances Act classifies cannabis as a Schedule I controlled substance, and as such, medical and adult use cannabis use is illegal under U.S. federal law. Unless and until Congress amends the Controlled Substances Act with respect to cannabis (and the President approves such amendment), there is a risk that federal authorities may enforce current federal law. If that occurs, we may be deemed to be producing, cultivating or dispensing cannabis and drug paraphernalia in violation of federal law. Since federal law criminalizing the use of cannabis pre-empts state laws that legalize its use, enforcement of federal law regarding cannabis is a significant risk and would greatly harm our business, prospects, revenue, results of operation and financial condition.

Our activities are, and will continue to be, subject to evolving regulation by governmental authorities. We are directly or indirectly engaged in the medical and adult use cannabis industry in the United States where local state law permits such activities. The legality of the production, cultivation, extraction, distribution, retail sales, transportation and use of cannabis differs among states in the United States. Due to the current regulatory environment in the United States, new risks may emerge, and management may not be able to predict all such risks.

As of November 30, 2020 and despite the clear conflict with U.S. federal law, 35 states and the District of Columbia have legalized cannabis for medical use, while 15 of those states and the District of Columbia have legalized the adult use of cannabis for recreational purposes. In November 2020, voters in Arizona, Montana, New Jersey and South Dakota voted by referendum to legalize cannabis for adult use, and voters in Mississippi and South Dakota voted to legalized cannabis for medical use.

Our activities in the medical and adult use cannabis industry may be illegal under the applicable federal laws of the United States. There can be no assurances that the federal government of the United States will not seek to enforce the applicable laws against us. The consequences of such enforcement would be materially adverse to us and our business, including our reputation, profitability and the market price of our publicly traded shares, and could result in the forfeiture or seizure of all or substantially all of our assets.

Due to the conflicting views between state legislatures and the federal government regarding cannabis, cannabis businesses are subject to inconsistent laws and regulations. The prior U.S. administration attempted to address the inconsistent treatment of cannabis under state and federal law in a memorandum, which we refer to as the Cole Memorandum that then-Deputy Attorney General James Cole sent to all U.S. District Attorneys in August 2013, which outlined certain priorities for the Department of Justice relating to the prosecution of cannabis offenses. The Cole Memorandum noted that, in jurisdictions that have enacted laws legalizing cannabis in some form and that have also implemented strong and effective regulatory and enforcement systems to control the cultivation, processing, distribution, sale and possession of cannabis, conduct in compliance with such laws and regulations was not a priority for the Department of Justice. However, the Department of Justice did not provide (and has not provided since) specific guidelines for what regulatory and enforcement systems would be deemed sufficient under the Cole Memorandum.

On January 4, 2018, former U.S. Attorney General Jeff Sessions formally issued a memorandum, which we refer to as the Sessions Memorandum, which rescinded the Cole Memorandum effective upon its issuance. The Sessions Memorandum stated, in part, that current law reflects “Congress’ determination that cannabis is a dangerous drug and cannabis activity is a serious crime,” and Mr. Sessions directed all U.S. Attorneys to enforce the laws enacted by Congress and to follow well-established principles when pursuing prosecutions related to cannabis activities.

As a result of the Sessions Memorandum, federal prosecutors are now free to utilize their prosecutorial discretion to decide whether to prosecute cannabis activities, despite the existence of state-level laws that may be inconsistent with federal prohibitions. No direction was given to federal prosecutors in the Sessions Memorandum as to the priority they should ascribe to such cannabis activities, and thus it is uncertain how active U.S. federal prosecutors will be in relation to such activities.

There can be no assurance that the federal government will not enforce federal laws relating to cannabis and seek to prosecute cases involving cannabis businesses that are otherwise compliant with state laws in the future. Neither current interim Attorney General Jeffrey A. Rosen nor his predecessor, Attorney General William Barr, who succeeded Attorney General Sessions, have provided a clear policy directive for the United States as it pertains to state-legal cannabis-related activities. President-elect Biden has nominated Merrick Garland to serve as Attorney General in his administration. It is not yet known whether the Department of Justice under President-elect Biden and Attorney General Garland, if confirmed, will re-adopt the Cole Memorandum or announce a substantive cannabis enforcement policy.

One legislative safeguard for the medical cannabis industry, appended to the federal budget bill, remains in place following the rescission of the Cole Memorandum. For fiscal years 2015, 2016, 2017 and 2018, Congress adopted a so-called “rider” provision to the Consolidated Appropriations Acts (formerly referred to as the Rohrabacher-Farr Amendment and currently referred to as the Rohrabacher-Blumenauer Amendment) to prevent the federal government from using congressionally appropriated funds to enforce federal cannabis laws against regulated medical cannabis actors operating in compliance with state and local law. The Rohrabacher-Blumenauer Amendment was included in the fiscal year 2018 budget passed on March 23, 2018. The

Rohrabacher-Blumenauer Amendment was included in the consolidated appropriations bill signed into legislation by President Trump in February 2019. In signing the Rohrabacher-Blumenauer Amendment, President Trump issued a signing statement noting that the Rohrabacher-Blumenauer Amendment “provides that the Department of Justice may not use any funds to prevent implementation of medical cannabis laws by various States and territories,” and further stating “I will treat this provision consistent with the President’s constitutional responsibility to faithfully execute the laws of the United States.” On June 20, 2019, the House approved a broader amendment that, in addition to protecting state medical cannabis programs, would also protect state adult use programs. On September 26, 2019, the Senate Appropriations Committee declined to take up the broader amendment but did approve the Rohrabacher-Blumenauer Amendment for the fiscal year 2020 spending bill. On September 27, 2019, the Rohrabacher-Blumenauer Amendment was reviewed as part of a stopgap spending bill, in effect through November 21, 2019. On July 30, 2020, the House passed an amendment, included in a Commerce, Justice, Science (CJS) Appropriations bill, that protects state-legal cannabis businesses from federal intervention by barring the Department of Justice from using taxpayer funds to enforce federal anti-cannabis laws in U.S. states that have legalized medical and/or adult use cannabis.

Additionally, the Rohrabacher-Blumenauer Amendment may or may not be renewed as part of a subsequent stopgap spending bill or omnibus appropriations package in order to prevent the federal government from using congressionally appropriated funds to enforce federal cannabis laws against regulated medical cannabis actors operating in compliance with state and local law. If the Rohrabacher-Blumenauer Amendment is not renewed, potential proceedings could involve significant restrictions being imposed upon us or third parties and divert the attention of key executives. Such proceedings could also have a material adverse effect on our business, prospects, revenue, results of operation and financial condition, as well as our reputation, even if such proceedings were concluded successfully in our favor. Further, there is no guarantee that draft legislation such as the Strengthening the Tenth Amendment Through Entrusting States Act (S. Bill 3032), which we refer to as the STATES Act, will become law in its current form.

The uncertainty of U.S. federal enforcement practices going forward and the inconsistency between U.S. federal and state laws and regulations present major risks for us.

We may be subject to action by the U.S. federal government.

Since the cultivation, processing, production, distribution and sale of cannabis for any purpose, medical, adult use or otherwise, remain illegal under U.S. federal law, it is possible that we may be forced to cease activities. The U.S. federal government, through, among others, the Department of Justice, its sub-agency the Drug Enforcement Administration and the Internal Revenue Service, has the right to actively investigate, audit and shut down cannabis growing facilities, processors and retailers. The U.S. federal government may also attempt to seize our property. Any action taken by the Department of Justice, the Drug Enforcement Administration and/or the IRS to interfere with, seize or shut down our operations will have an adverse effect on our business, prospects, revenue, results of operation and financial condition.

Since federal law criminalizing the use of cannabis pre-empts state laws that legalize its use, the federal government can assert criminal violations of federal law despite state laws permitting the use of cannabis. While it does not appear that federal law enforcement and regulatory agencies are focusing resources on licensed cannabis related businesses that are operating in compliance with state law, the stated position of the current administration is hostile to legal cannabis. As the recession of the Cole Memorandum and the implementation of the Sessions Memorandum demonstrate, the Department of Justice may at any time issue additional guidance that directs federal prosecutors to devote more resources to prosecuting cannabis related businesses. In the event that the Department of Justice under U.S. Attorney General Barr aggressively pursues financiers or equity owners of cannabis-related businesses, and U.S. Attorneys follow the Department of Justice policies through pursuing prosecutions, then we could face:

(i)	seizure of our cash and other assets used to support or derived from our cannabis subsidiaries;

(ii)	the arrest of our employees, directors, officers, managers and investors; and

(iii)

ancillary criminal violations of the Controlled Substances Act for aiding and abetting, and conspiracy to violate the Controlled Substances Act by providing financial support to cannabis companies that service or provide goods to state-licensed or permitted cultivators, processors, distributors and/or retailers of cannabis.

Because the Cole Memorandum was rescinded, the Department of Justice under the current administration or an aggressive federal prosecutor could allege that Green Thumb Industries Inc. and our Board, our executive officers and, potentially, our shareholders, “aided and abetted” violations of federal law by providing finances and services to our portfolio cannabis companies. Under these circumstances, federal prosecutors could seek to seize our assets, and to recover the “illicit profits” previously distributed to shareholders resulting from any of our financing or services. In these circumstances, our operations would cease, shareholders may lose their entire investments and directors, officers and/or shareholders may be left to defend any criminal charges against them at their own expense and, if convicted, be sent to federal prison.

Additionally, there can be no assurance as to the position any new administration may take on cannabis, and a new administration could decide to enforce the federal laws strongly. Any enforcement of current federal cannabis laws could cause significant financial damage to us and our shareholders. Further, future presidential administrations may choose to treat cannabis differently and potentially enforce the federal laws more aggressively.

Violations of any federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the federal government or private citizens, or criminal charges, including, but not limited to, disgorgement of profits, cessation of business activities or divestiture. These results could have a material adverse effect on us, including our reputation and ability to conduct business, our holding (directly or indirectly) of cannabis licenses in the United States, the listing of our securities on various stock exchanges, our financial position, operating results, profitability or liquidity or the market price of our Subordinate Voting Shares. In addition, it is difficult to estimate the time or resources that would be needed for the investigation or final resolution of any such matters because: (i) the time and resources that may be needed depend on the nature and extent of any information requested by the authorities involved, and (ii) such time or resources could be substantial.

State regulation of cannabis is uncertain.

There is no assurance that state laws legalizing and regulating the sale and use of cannabis will not be repealed or overturned, or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions. If the U.S. federal government begins to enforce U.S. federal laws relating to cannabis in states where the sale and use of cannabis is currently legal, or if existing state laws are repealed or curtailed, our business or operations in those states or under those laws would be materially and adversely affected. Federal actions against any individual or entity engaged in the cannabis industry or a substantial repeal of cannabis related legislation could adversely affect us, our business and our assets or investments.

The rulemaking process at the state level that applies to cannabis operators in any state will be ongoing and result in frequent changes. As a result, a compliance program is essential to manage regulatory risk. All of our implemented operating policies and procedures are compliance-based and are derived from the state regulatory structure governing ancillary cannabis businesses and their relationships to state-licensed or permitted cannabis operators, if any. Notwithstanding our efforts and diligence, regulatory compliance and the process of obtaining regulatory approvals can be costly and time-consuming. No assurance can be given that we will receive the requisite licenses, permits or cards to continue operating our businesses.

In addition, local laws and ordinances could restrict our business activity. Although our operations are legal under the laws of the states in which we operate, local governments have the ability to limit, restrict and ban cannabis businesses from operating within their jurisdiction. Land use, zoning, local ordinances and similar laws could be adopted or changed and have a material adverse effect on our business.

Multiple states where medical and/or adult use cannabis is legal have or are considering special taxes or fees on businesses in the marijuana industry. It is uncertain at this time whether other states are in the process of reviewing such additional taxes and fees. The implementation of special taxes or fees could have a material adverse effect upon our business, prospects, revenue, results of operation and financial condition.

We currently operate in California, Colorado, Connecticut, Florida, Illinois, Maryland, Massachusetts, Nevada, New Jersey, New York, Ohio and Pennsylvania and intend to operate in other states as deemed appropriate by management.

State regulatory agencies may require us to post bonds or significant fees.

There is a risk that a greater number of state regulatory agencies will begin requiring entities engaged in certain aspects of the business or industry of legal cannabis to post a bond or significant fees when applying, for example, for a dispensary license or renewal as a guarantee of payment of sales and franchise taxes. We are not able to quantify at this time the potential scope of such bonds or fees in the states in which we currently operate or may in the future operate. Any bonds or fees of material amounts could have a negative impact on the ultimate success of our business.

We may be subject to heightened scrutiny by Canadian regulatory authorities.

Currently, we are traded on the Canadian Securities Exchange and on over-the-counter markets in the United States. Our business, operations and investments in the United States, and any future business, operations or investments, may become the subject of heightened scrutiny by regulators, stock exchanges and other authorities in Canada and the United States. As a result, we may be subject to significant direct and indirect interaction with public officials. There can be no assurance that this heightened scrutiny will not in turn lead to the imposition of certain restrictions on our ability to operate or invest in the United States or any other jurisdiction, in addition to those described herein.

In 2017, there were concerns that the Canadian Depository for Securities Limited, through its subsidiary CDS Clearing and Depository Services Inc., which we refer to as CDS, Canada’s central securities depository (clearing and settling trades in the Canadian equity, fixed income and money markets), would refuse to settle trades for cannabis issuers that have investments in the United States. However, CDS has not implemented this policy.

On February 8, 2018, the Canadian Securities Administrators published Staff Notice 51-352 describing the Canadian Securities Administrators’ disclosure expectations for specific risks facing issuers with cannabis-related activities in the U.S. Staff Notice 51-352 confirms that a disclosure-based approach remains appropriate for issuers with U.S. cannabis-related activities. Staff Notice 51-352 includes additional disclosure expectations that apply to all issuers with U.S. cannabis-related activities, including those with direct and indirect involvement in the cultivation and distribution of cannabis, as well as issuers that provide goods and services to third parties involved in the U.S. cannabis industry.

On February 8, 2018, following discussions with the Canadian Securities Administrators and recognized Canadian securities exchanges, the TMX Group, which is the owner and operator of CDS, announced the signing of a Memorandum of Understanding with Aequitas NEO Exchange Inc., the Canadian Securities Exchange, the Toronto Stock Exchange and the TSX Venture Exchange. The Memorandum of Understanding outlines the parties’ understanding of Canada’s regulatory framework applicable to the rules, procedures and regulatory oversight of the exchanges and CDS as it relates to issuers with cannabis-related activities in the United States. The Memorandum of Understanding confirms, with respect to the clearing of listed securities, that CDS relies on the Canadian securities exchanges to review the conduct of listed issuers. The Memorandum of Understanding notes that securities regulation requires that the rules of each of the exchanges must not be contrary to the public interest and that the rules of each of the exchanges have been approved by the securities regulators. Pursuant to the Memorandum of Understanding, CDS will not ban accepting deposits of or transactions for clearing and settlement of securities of issuers with cannabis-related activities in the United States. Even though the

Memorandum of Understanding indicated that there are no plans to ban the settlement of securities through CDS, there can be no guarantee that this approach to regulation will continue in the future. If such a ban were implemented at a time when Subordinate Voting Shares are listed on a Canadian stock exchange, it would have a material adverse effect on the ability of holders of Subordinate Voting Shares to make and settle trades. In particular, the Subordinate Voting Shares would become highly illiquid until an alternative (if available) was implemented, and investors would have no ability to effect a trade of Subordinate Voting Shares through the facilities of the applicable Canadian stock exchange.

We may face limitations on ownership of cannabis licenses.

In certain states, the cannabis laws and regulations limit not only the number of cannabis licenses issued, but also the number of cannabis licenses that one person or entity may own. Such limitations on the ownership of additional licenses within certain states may limit our ability to expand in such states. We employ joint ventures from time to time to ensure continued compliance with the applicable regulatory guidelines. Currently, we have joint ventures with third parties in Connecticut, Illinois and Maryland, as well as one in Ohio that we are in the process of buying out. We structure our joint ventures on a case-by-case basis but generally maintain operational control over the joint venture business and a variable economic interest through the applicable governing documents.

We may become subject to Food and Drug Administration or Bureau of Alcohol, Tobacco, Firearms and Explosives regulation.

Cannabis remains a Schedule I controlled substance under U.S. federal law. If the federal government reclassifies cannabis to a Schedule II controlled substance, it is possible that the Food and Drug Administration would seek to regulate cannabis under the Food, Drug and Cosmetics Act of 1938. Additionally, the Food and Drug Administration may issue rules and regulations, including good manufacturing practices, related to the growth, cultivation, harvesting, processing and labeling of medical cannabis. Clinical trials may be needed to verify the efficacy and safety of cannabis. It is also possible that the Food and Drug Administration would require facilities where medical use cannabis is grown to register with the Food and Drug Administration and comply with certain federally prescribed regulations. In the event that some or all of these regulations are imposed, the impact they would have on the cannabis industry is unknown, including the costs, requirements and possible prohibitions that may be enforced. If we are unable to comply with the potential regulations or registration requirements prescribed by the Food and Drug Administration, it may have an adverse effect on our business, prospects, revenue, results of operation and financial condition.

It is also possible that the federal government could seek to regulate cannabis under the U.S. Bureau of Alcohol, Tobacco, Firearms and Explosives. The Bureau of Alcohol, Tobacco, Firearms and Explosives may issue rules and regulations related to the use, transporting, sale and advertising of cannabis or cannabis products, including smokeless cannabis products.

Cannabis businesses are subject to applicable anti-money laundering laws and regulations and have restricted access to banking and other financial services.

We are subject to a variety of laws and regulations in the United States that involve money laundering, financial record-keeping and proceeds of crime, including the U.S. Currency and Foreign Transactions Reporting Act of 1970, (which we refer to as the Bank Secrecy Act), as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (which we refer to as the USA Patriot Act), and any related or similar rules, regulations or guidelines, issued, administered or enforced by governmental authorities in the United States. Accordingly, pursuant to the Bank Secrecy Act, banks or other financial institutions that provide a cannabis business with a checking account, debit or credit card, small business loan or any other service could be found guilty of money laundering, aiding and abetting, or conspiracy.

The United States Department of the Treasury’s Financial Crimes Enforcement Network, which we refer to as FinCEN, issued a memorandum on February 14, 2014, which we refer to as the FinCEN Memorandum,

outlining the pathways for financial institutions to bank cannabis businesses in compliance with federal enforcement priorities. The FinCEN Memorandum states that in some circumstances, it is permissible for banks to provide services to cannabis-related businesses without risking prosecution for violation of federal money laundering laws. The FinCEN Memorandum refers to the Cole Memorandum’s enforcement priorities.

The revocation of the Cole Memorandum has not yet affected the status of the FinCEN Memorandum, nor has FinCEN given any indication that it intends to rescind the FinCEN Memorandum itself. Shortly after the Sessions Memorandum was issued, FinCEN did state that it would review the FinCEN Memorandum, but FinCEN has not yet issued further guidance.

Although the FinCEN Memorandum remains intact, it is unclear whether the current administration will continue to follow its guidelines. The Department of Justice continues to have the right and power to prosecute crimes committed by banks and financial institutions, such as money laundering and violations of the Bank Secrecy Act, that occur in any state including states that have in some form legalized the sale of cannabis. Further, the conduct of the Department of Justice’s enforcement priorities could change for any number of reasons. A change in the Department of Justice’s priorities could result in the prosecution of banks and financial institutions for crimes that were not previously prosecuted.

If our operations, or proceeds thereof, dividend distributions or profits or revenues derived from our operations were found to be in violation of money laundering legislation or otherwise, such transactions may be viewed as proceeds from a crime (the sale of a Schedule I drug) under the Bank Secrecy Act’s money laundering provisions. This may restrict our ability to declare or pay dividends or effect other distributions.

The FinCEN Memorandum does not provide any safe harbors or legal defenses from examination or regulatory or criminal enforcement actions by the Department of Justice, FinCEN or other federal regulators. Thus, most banks and other financial institutions in the United States do not appear comfortable providing banking services to cannabis-related businesses or relying on this guidance given that it has the potential to be amended or revoked by the current administration. In addition to the foregoing, banks may refuse to process debit card payments and credit card companies generally refuse to process credit card payments for cannabis-related businesses. As a result, we may have limited or no access to banking or other financial services in the United States. In addition, federal money laundering statutes and Bank Secrecy Act regulations discourage financial institutions from working with any organization that sells a controlled substance, regardless of whether the state it operates in permits cannabis sales. Our inability or limitation of our ability to open or maintain bank accounts, obtain other banking services and/or accept credit card and debit card payments may make it difficult for us to operate and conduct our business as planned or to operate efficiently.

Banks and other depository institutions are currently hindered by federal law from providing financial services to cannabis businesses, even in states where those businesses are regulated. On March 7, 2019, Democratic representative Ed Perlmutter of Colorado introduced house bill H.R. 1595, known as the Secure and Fair Enforcement (SAFE) Banking Act of 2019 (H.R. 1595), which we refer to as the SAFE Banking Act, which would protect banks and their employees from punishment for providing services to cannabis businesses that are legal on a state level. The bill was advanced by the House Financial Services Committee on March 28, 2019 and passed with strong bipartisan support in the House of Representatives on September 25, 2019.

We may face difficulties acquiring additional financing.

We may require equity and/or debt financing to support on-going operations, to undertake capital expenditures or to undertake acquisitions and/or other business combination transactions. There can be no assurance that additional financing will be available to us when needed or on terms which are acceptable. Our inability to raise financing through traditional banking to fund on-going operations, capital expenditures or acquisitions could limit our growth and may have a material adverse effect upon our business, prospects, revenue, results of operation and financial condition.

We lack access to U.S. bankruptcy protections.

Many courts have denied cannabis businesses bankruptcy protections because the use of cannabis is illegal under federal law. In the event of a bankruptcy, it would be very difficult for lenders to recoup their investments in the cannabis industry. If we were to experience a bankruptcy, there is no guarantee that U.S. federal bankruptcy protections would be available to us, which would have a material adverse effect on us.

We operate in a highly regulated sector and may not always succeed in complying fully with applicable regulatory requirements in all jurisdictions where we carry on business.

Our business and activities are heavily regulated in all jurisdictions where we carry on business. Our operations are subject to various laws, regulations and guidelines by state and local governmental authorities relating to the manufacture, marketing, management, transportation, storage, sale, pricing and disposal of cannabis and cannabis oil, and also including laws and regulations relating to health and safety, insurance coverage, the conduct of operations and the protection of the environment. Laws and regulations, applied generally, grant government agencies and self-regulatory bodies broad administrative discretion over our activities, including the power to limit or restrict business activities as well as impose additional disclosure requirements on our products and services. Achievement of our business objectives is contingent, in part, upon compliance with regulatory requirements enacted by these governmental authorities and obtaining all necessary regulatory approvals for the manufacture, production, storage, transportation, sale, import and export, as applicable, of our products. The commercial cannabis industry is still a new industry at the state and local level. The effect of relevant governmental authorities’ administration, application and enforcement of their respective regulatory regimes and delays in obtaining, or failure to obtain, applicable regulatory approvals which may be required may significantly delay or impact the development of markets, products and sales initiatives and could have a material adverse effect on our business, prospects, revenue, results of operation and financial condition.

While we endeavor to comply with all relevant laws, regulations and guidelines and, to our knowledge, we are in compliance or are in the process of being assessed for compliance with all such laws, regulations and guidelines, any failure to comply with the regulatory requirements applicable to our operations may lead to possible sanctions including the revocation or imposition of additional conditions on licenses to operate our business; the suspension or expulsion from a particular market or jurisdiction or of our key personnel; the imposition of additional or more stringent inspection, testing and reporting requirements; and the imposition of fines and censures. In addition, changes in regulations, more vigorous enforcement thereof or other unanticipated events could require extensive changes to our operations, increase compliance costs or give rise to material liabilities and/or revocation of our licenses and other permits, which could have a material adverse effect on our business, results of operations and financial condition. Furthermore, governmental authorities may change their administration, application or enforcement procedures at any time, which may adversely impact our ongoing costs relating to regulatory compliance.

We may face difficulties in enforcing our contracts.

Because our contracts involve cannabis and other activities that are not legal under federal law and in some state jurisdictions, we may face difficulties in enforcing our contracts in federal courts and certain state courts. We cannot be assured that we will have a remedy for breach of contract, which could have a material adverse effect on us.

We have limited trademark protection.

We will not be able to register any federal trademarks for our cannabis products. Because producing, manufacturing, processing, possessing, distributing, selling and using cannabis is a crime under the Controlled Substances Act, the Patent and Trademark Office will not permit the registration of any trademark that identifies cannabis products. As a result, we likely will be unable to protect our cannabis product trademarks beyond the geographic areas in which it conducts business. The use of our trademarks outside the states in which we operate by one or more other persons could have a material adverse effect on the value of such trademarks.

We are and may continue to be subject to constraints on marketing our products.

Certain of the states in which we operate have enacted strict regulations regarding marketing and sales activities on cannabis products. There may be restrictions on sales and marketing activities imposed by government regulatory bodies that can hinder the development of our business and operating results. Restrictions may include regulations that specify what, where and to whom product information and descriptions may appear and/or be advertised. Marketing, advertising, packaging and labeling regulations also vary from state to state, potentially limiting the consistency and scale of consumer branding communication and product education efforts. The regulatory environment in the U.S. limits our ability to compete for market share in a manner similar to other industries. If we are unable to effectively market our products and compete for market share, or if the costs of compliance with government legislation and regulation cannot be absorbed through increased selling prices for our products, our sales and operating results could be adversely affected.

We face risks related to the results of future clinical research.

Research regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabis or isolated cannabinoids (such as cannabidiol, commonly referred to as CBD, and tetrahydrocannabinol, commonly referred to as THC) remains in early stages. There have been relatively few clinical trials on the benefits of cannabis or isolated cannabinoids (such as CBD and THC). Although we believe that various articles, reports and studies support our beliefs regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabis, future research and clinical trials may prove such statements to be incorrect, or could raise concerns regarding, and perceptions relating to, cannabis. Further, the federal illegality of cannabis and associated limits on our ability to properly fund and conduct research on cannabis and the lack of formal Food and Drug Administration oversight of cannabis, there is limited information about the long-term safety and efficacy of cannabis in its various forms, when combusted or combined with various cannabis and/or non-cannabis derived ingredients and materials or when ingested, inhaled, or topically applied. Future research or oversight may reveal negative health and safety effects, which may significantly impact our reputation, operations and financial performance.

Given these risks, uncertainties and assumptions, prospective purchasers of Subordinate Voting Shares should not place undue reliance on such articles and reports. Future research studies and clinical trials may draw opposing conclusions to those stated in this prospectus or reach negative conclusions regarding the medical benefits, viability, safety, efficacy, dosing, social acceptance or other facts and perceptions related to cannabis, which could have a material adverse effect on the demand for our products, with the potential to have a material adverse effect on our business, prospects, revenue, results of operation and financial condition.

We are subject to taxation in Canada and the United States.

We are and will continue to be a Canadian corporation as of the date of this prospectus. We are treated as a Canadian resident company (as defined in the Income Tax Act (Canada)) subject to Canadian income taxes. We are also treated as a U.S. corporation subject to U.S. federal income tax pursuant to Section 7874 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code), and are subject to U.S. federal income tax on our worldwide income. As a result, we are subject to taxation both in Canada and the United States, which could have a material adverse effect on our financial condition and results of operations.

It is unlikely that we will pay any dividends on the Subordinate Voting Shares in the foreseeable future. However, dividends received by shareholders who are residents of Canada for purposes of the Income Tax Act (Canada) will be subject to U.S. withholding tax. Any such dividends may not qualify for a reduced rate of withholding tax under the Canada-United States tax treaty. In addition, a foreign tax credit or a deduction in respect of foreign taxes may not be available.

Dividends received by U.S. shareholders will not be subject to U.S. withholding tax but will be subject to Canadian withholding tax. Dividends paid by us will be characterized as U.S. source income for purposes of the foreign tax credit rules under the Code. Accordingly, U.S. shareholders generally will not be able to claim a credit for any Canadian tax withheld absent special circumstances.

Dividends received by shareholders that are neither Canadian nor U.S. shareholders will be subject to U.S. withholding tax and will also be subject to Canadian withholding tax. These dividends may not qualify for a reduced rate of U.S. withholding tax under any income tax treaty otherwise applicable to one of our shareholders, subject to examination of the relevant treaty.

Because the Subordinate Voting Shares are treated as shares of a U.S. domestic corporation, the U.S. gift, estate and generation-skipping transfer tax rules generally apply to a non-U.S. shareholder of Subordinate Voting Shares.

Each shareholder should seek tax advice, based on such shareholder’s particular circumstances, from an independent tax advisor.

Cannabis businesses are subject to unfavorable U.S. tax treatment.

Under Section 280E of the Code, no deduction or credit is allowed for any amount paid or incurred during the taxable year in carrying on business if the business (or the activities which comprise the trade or business) consists of trafficking in controlled substances (within the meaning of Schedules I and II of the Controlled Substances Act). The IRS has applied this provision to cannabis operations, prohibiting them from deducting expenses associated with cannabis businesses and asserting assessments and penalties for additional taxes owed. Section 280E may have a lesser impact on cannabis cultivation and manufacturing operations than on sales operations. Section 280E and related IRS enforcement activity has had a significant impact on the operations of cannabis companies. An otherwise profitable cannabis business may operate at a loss, after taking into account its U.S. income tax expenses.

Cannabis businesses may be subject to civil asset forfeiture.

Any property owned by participants in the cannabis industry used in the course of conducting such business, or that is the proceeds of such business, could be subject to seizure by law enforcement and subsequent civil asset forfeiture because of the illegality of the cannabis industry under federal law. Even if the owner of the property is never charged with a crime, the property in question could still be seized and subject to an administrative proceeding by which, with minimal due process, it could be subject to forfeiture.

We are subject to proceeds of crime statutes.

We will be subject to a variety of laws that concern money laundering, financial recordkeeping and proceeds of crime. These include: the Bank Secrecy Act, as amended by Title III of the USA Patriot Act, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the rules and regulations under the Criminal Code of Canada and any related or similar rules, regulations or guidelines, issued, administered or enforced by governmental authorities in the United States and Canada.

In the event that any of our license agreements, or any proceeds thereof, in the United States were found to be in violation of money laundering legislation or otherwise, such transactions may be viewed as proceeds of crime under one or more of the statutes noted above, or any other applicable legislation. This could have a material adverse effect on us and, among other things, could restrict or otherwise jeopardize our ability to declare or pay dividends, effect other distributions or subsequently repatriate such funds back to Canada.

We face security risks.

The business premises of our operating locations are targets for theft. While we have implemented security measures at each location and continue to monitor and improve such security measures, our cultivation, processing and dispensary facilities could be subject to break-ins, robberies and other breaches in security. If there was a breach in security and we fell victim to a robbery or theft, the loss of cannabis plants, cannabis oils, cannabis flowers, other cannabis goods and cultivation and processing equipment could have a material adverse impact on our business, prospects, revenue, results of operation and financial condition.

As our business involves the movement and transfer of cash which is collected from dispensaries or patients/customers and deposited into our bank, there is a risk of theft or robbery during the transport of cash. Our transport, distribution, and delivery of finished cannabis goods inventory including but not limited to wholesale delivery of finished products to retail customers and delivery of finished goods to end consumers and other intermediaries, also is subject to risks of theft and robbery. We have engaged a security firm to provide security in the transport and movement of large amounts of cash and products. Employees sometimes transport cash and/or products and, if requested, may be escorted by armed guards. While we have taken robust steps to prevent theft or robbery of cash during transport, there can be no assurance that there will not be a security breach during the transport and the movement of cash involving the theft of product or cash.

We face exposure to fraudulent or illegal activity.

We face exposure to the risk that employees, independent contractors or consultants may engage in fraudulent or other illegal activities. Misconduct by these parties could be intentional, reckless and/or negligent conduct. There may be disclosure of unauthorized activities that violate government regulations, manufacturing standards, healthcare laws, abuse laws and other financial reporting laws. Further, it may not always be possible for us to identify and deter misconduct by our employees and other third parties, and the precautions we take to detect and prevent these activities may not always be effective. As a result, we could face potential penalties and litigation.

We are a holding company.

We are a holding company and essentially all of our assets are the capital stock of our subsidiaries in our 12 markets, including California, Colorado, Connecticut, Florida, Illinois, Maryland, Massachusetts, Nevada, New Jersey, New York, Ohio and Pennsylvania. As a result, our investors are subject to the risks attributable to our subsidiaries. As a holding company, we conduct substantially all of our business through our subsidiaries, which generate substantially all of our revenues. Consequently, our cash flows and ability to complete current or desirable future enhancement opportunities are dependent on the earnings of our subsidiaries and the distribution of those earnings to us. The ability of these entities to pay dividends and other distributions depends on their operating results and is subject to applicable laws and regulations, which require that solvency and capital standards be maintained by our subsidiaries and contractual restrictions are contained in the instruments governing their debt. In the event of a bankruptcy, liquidation or reorganization of any of our material subsidiaries, holders of indebtedness and trade creditors may be entitled to payment of their claims from the assets of those subsidiaries before us.

Our internal controls over financial reporting may not be effective, and our independent auditors may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business.

We are subject to various SEC reporting and other regulatory requirements. We have incurred and will continue to incur expenses and, to a lesser extent, diversion of our management’s time in our efforts to comply with Section 404 of the Sarbanes-Oxley Act of 2002 regarding internal controls over financial reporting. Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. In addition, any testing by us conducted in connection with Section 404 of the Sarbanes-Oxley Act of 2002, or the subsequent testing by our independent registered public accounting firm when required, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retrospective changes to our consolidated financial statements or identify other areas for further attention or improvement. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our Subordinate Voting Shares.

Material acquisitions, dispositions and other strategic transactions involve a number of risks for us.

Material acquisitions, dispositions and other strategic transactions involve a number of risks for us, including: (i) potential disruption of our ongoing business; (ii) distraction of management; (iii) increased financial leverage; (iv) the anticipated benefits and cost savings of those transactions may not be realized or may take longer to realize than anticipated; (v) increased scope and complexity of our operations; and (vi) loss or reduction of control over certain of our assets.

Additionally, we may issue additional Subordinate Voting Shares in connection with such transactions, which would dilute a shareholder’s holdings in us.

The presence of one or more material liabilities of an acquired company that are known, but believed to be immaterial, or unknown to us at the time of acquisition could have a material adverse effect on our business, prospects, revenue, results of operation and financial condition. A strategic transaction may result in a significant change in the nature of our business, operations and strategy. In addition, we may encounter unforeseen obstacles or costs in implementing a strategic transaction or integrating any acquired business into our operations.

We may invest in pre-revenue and other revenue-generating cannabis companies which may not be able to meet anticipated revenue targets in the future.

We may make investments in companies with no significant sources of operating cash flow and no revenue from operations. Our investments in such companies will be subject to risks and uncertainties that new companies with no operating history may face. In particular, there is a risk that our investment in these pre-revenue companies will not be able to meet anticipated revenue targets or will generate no revenue at all. The risk is that underperforming pre-revenue companies may lead to these businesses failing, which could have a material adverse effect on our business, prospects, revenue, results of operation and financial condition.

Our use of joint ventures, strategic partnerships and alliances may expose us to risks associated with jointly owned investments.

We currently operate parts of our business through joint ventures and strategic partnerships and alliances with other companies, and we may enter into additional joint ventures and strategic partnerships and/or alliances in the future. Joint venture investments may involve risks not otherwise present in investments made solely by us, including: (i) we may not control the joint ventures; (ii) our joint venture partners may not agree to distributions that we believe are appropriate; (iii) where we do not have substantial decision-making authority, we may experience impasses or disputes with our joint venture partners on certain decisions, which could require us to expend additional resources to resolve such impasses or disputes, including litigation or arbitration; (iv) our joint venture partners may become insolvent or bankrupt, fail to fund their share of required capital contributions or fail to fulfil their obligations as a joint venture partner; (v) the arrangements governing our joint ventures may contain certain conditions or milestone events that may never be satisfied or achieved; (vi) our joint venture partners may have business or economic interests that are inconsistent with ours and may take actions contrary to our interests; (vii) we may suffer losses as a result of actions taken by our joint venture partners with respect to our joint venture investments; and (viii) it may be difficult for us to exit a joint venture if an impasse arises or if we desire to sell our interest for any reason. Any of the foregoing risks could have a material adverse effect on our business, financial condition and results of operations. In addition, we may, in certain circumstances, be liable for the actions of our joint venture partners.

There can be no assurance that our current and future strategic alliances or expansions of scope of existing relationships will have a beneficial impact on our business, financial condition and results of operations.

We currently have, and may in the future enter into, additional strategic alliances and partnerships with third parties that we believe will complement or augment our existing business. Our ability to complete strategic alliances is dependent upon, and may be limited by, the availability of suitable candidates and capital. In addition, strategic alliances could present unforeseen integration obstacles or costs, may not enhance our business and may involve risks that could adversely affect us, including significant amounts of management time that may be diverted from operations in order to pursue and complete such transactions or maintain such strategic alliances. Future strategic alliances could result in the incurrence of additional debt, costs and contingent liabilities, and there can be no assurance that future strategic alliances will achieve, or that our existing strategic alliances will continue to achieve, the expected benefits to our business or that we will be able to consummate future strategic alliances on satisfactory terms, if at all. Any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

Competition for the acquisition and leasing of properties suitable for the cultivation, production and sale of medical and adult use cannabis may impede our ability to make acquisitions or increase the cost of these acquisitions, which could adversely affect our operating results and financial condition.

We compete for the acquisition of properties suitable for the cultivation, production and sale of medical and adult use cannabis with entities engaged in agriculture, real estate investment, consumer products manufacturing and retail activities, including corporate agriculture companies, cultivators, producers and sellers of cannabis. These competitors may prevent us from acquiring and leasing desirable properties, may cause an increase in the price we must pay for properties or may result in us having to lease our properties on less favorable terms than we expect. Our competitors may have greater financial and operational resources than we do and may be willing to pay more for certain assets or may be willing to accept more risk than we believe can be prudently managed. In particular, larger companies may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. Our competitors may also adopt transaction structures similar to ours, which would decrease our competitive advantage in offering flexible transaction terms. In addition, due to a number of factors, including but not limited to potential greater clarity of the laws and regulations governing medical use cannabis by state and federal governments, the number of entities and the amount of funds competing for suitable investment properties may increase, resulting in increased demand and increased prices paid for these properties. If we pay higher prices for properties or enter into leases for such properties on less favorable terms than we expect, our profitability and ability to generate cash flow and make distributions to our stockholders may decrease. Increased competition for properties may also preclude us from acquiring those properties that would generate attractive returns to us.

Our reputation and ability to do business may be negatively impacted by the improper conduct by our business partners, employees or agents.

We depend on third-party suppliers to produce and timely ship our orders. Products purchased from our suppliers are resold to our customers. These suppliers could fail to produce products to our specifications or quality standards and may not deliver units on a timely basis. Any changes in our suppliers to resolve production issues or product availability could impact our ability to fulfill orders and could also disrupt our business due to delays in finding new suppliers.

Furthermore, we cannot provide assurance that our internal controls and compliance systems will protect us from acts committed by our employees, agents or business partners in violation of U.S. federal or state or local laws. Any improper acts or allegations could damage our reputation and subject us to civil or criminal investigations and related shareholder lawsuits, could lead to substantial civic and criminal monetary and non-monetary penalties and could cause us to incur significant legal and investigatory fees.

We face risks due to industry immaturity or limited comparable, competitive or established industry best practices.

As a relatively new industry, there are not many established operators in the medical and adult use cannabis industries whose business models we can follow or build upon. Similarly, there is no or limited information about comparable companies available for potential investors to review in making a decision about whether to invest in us.

Shareholders and investors should consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies, like us, that are in their early stages. For example, unanticipated expenses and problems or technical difficulties may occur, which may result in material delays in the operation of our business. We may fail to successfully address these risks and uncertainties or successfully implement our operating strategies. If we fail to do so, it could materially harm our business to the point of having to cease operations and could impair the value of the Subordinate Voting Shares to the extent that investors may lose their entire investments.

We face risks related to our products.

We have committed and expect to continue committing significant resources and capital to develop and market existing products and new products and services. These products are relatively untested in the marketplace, and we cannot assure shareholders and investors that we will achieve market acceptance for these products, or other new products and services that we may offer in the future. Moreover, these and other new products and services may be subject to significant competition with offerings by new and existing competitors in the industry. In addition, new products and services may pose a variety of challenges and require us to attract additional qualified employees. The failure to successfully develop, manage and market these new products and services could seriously harm our business, prospects, revenue, results of operation and financial condition.

We are dependent on the popularity of consumer acceptance of our brand portfolio.

Our ability to generate revenue and be successful in the implementation of our business plan is dependent on consumer acceptance of and demand for our products produced and sold. Acceptance of our products depends on several factors, including availability, cost, ease of use, familiarity of use, convenience, effectiveness, safety and reliability. If these customers do not accept our products, or if such products fail to adequately meet customers’ needs and expectations, our ability to continue generating revenues could be reduced.

Our business is subject to the risks inherent in agricultural operations.

Our business involves the growing of cannabis, an agricultural product. Our business is subject to the risks inherent in the agricultural business, such as insects, plant diseases and similar agricultural risks that could deplete the viability of harvested cannabis and our revenue generating abilities. Although our cultivation is substantially completed indoors under climate control, some cultivation is completed outdoors, and there can be no assurance that natural elements will not have a material adverse effect on any future production. In addition, events such as system failures or utility outages, which could result from natural or man-made conditions, could limit our ability to control the climates of our indoor grow and/or storage facilities that could result in damage, disease or rot to our products and our revenue generating abilities.

We may be adversely impacted by rising or volatile energy costs.

Our cannabis growing operations consume considerable energy, which makes it vulnerable to rising energy costs. Accordingly, rising or volatile energy costs may adversely affect our business and our ability to operate profitably.

We may encounter unknown environmental risks.

There can be no assurance that we will not encounter hazardous conditions, such as asbestos or lead, at the sites of the real estate used to operate our businesses, which may delay the development of our businesses. Upon encountering a hazardous condition, work at our facilities may be suspended. If we receive notice of a hazardous condition, we may be required to correct the condition prior to continuing construction. If additional hazardous conditions were present, it would likely delay construction and may require significant expenditure of our resources to correct the conditions. Such conditions could have a material impact on our investment returns.

We face risks related to our information technology systems, and potential cyber-attacks and security breaches.

Our operations depend, in part, on how well we and our suppliers protect networks, equipment, information technology, which we refer to as IT, systems and software against damage and threats, including, but not limited to, cable cuts, damage to physical plants, natural disasters, intentional damage and destruction, fire, power loss, hacking, computer viruses, vandalism and theft. Our operations also depend on the timely maintenance and replacement of network equipment, IT systems and software, as well as pre-emptive expenses to mitigate associated risks. Given the nature of our products and the lack of legal availability outside of channels approved by the federal government, as well as the concentration of inventory in our facilities, there remains a risk of shrinkages, as well as theft. If there was a breach in security and we fell victim to theft or robbery, the loss of cannabis plants, cannabis oils, cannabis flowers and cultivations and processing equipment, or if there was a failure in information systems, it could adversely affect the our reputation and business continuity.

Additionally, we may store and collect personal information about customers and are responsible for protecting that information from privacy breaches that may occur through procedural or process failure, IT malfunction or deliberate unauthorized intrusions. Any such theft or privacy breach would have a material adverse effect on our business, prospects, revenue, results of operation and financial condition.

We are subject to laws, rules and regulations in the United States (such as the California Consumer Privacy Act (which became effective on January 1, 2020) and other jurisdictions relating to the collection, processing, storage, transfer and use of personal data. Our ability to execute transactions and to possess and use personal information and data in conducting our business subjects us to legislative and regulatory burdens that may require us to notify regulators and customers, employees and other individuals of a data security breach. Evolving compliance and operational requirements under the California Consumer Privacy Act and the privacy laws, rules and regulations of other jurisdictions in which we operate impose significant costs that are likely to increase over time. In addition, non-compliance could result in proceedings against us by governmental entities and/or significant fines, could negatively impact our reputation and may otherwise adversely impact our business, financial condition and operating results.

We face risks related to our insurance coverage and uninsurable risks.

Our business is subject to a number of risks and hazards generally, including adverse environmental conditions, accidents, labor disputes, destruction from civil unrest and changes in the regulatory environment. Such occurrences could result in damage to assets, personal injury or death, environmental damage, delays in operations, monetary losses and possible legal liability.

Although we intend to continue to maintain insurance to protect against certain risks in such amounts as we consider to be reasonable, our insurance will not cover all the potential risks associated with our operations. We may also be unable to maintain insurance to cover these risks at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Moreover, insurance against risks such as environmental pollution or other hazards encountered in our operations is not generally available on acceptable terms. We might also become subject to liability for pollution or other hazards which it may not be insured against or which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could have a material adverse effect upon our financial performance and results of operations.

We are dependent on key inputs, suppliers and skilled labor.

The marijuana business is dependent on a number of key inputs and their related costs, including raw materials and supplies related to growing operations, as well as electricity, water and other local utilities. Any significant interruption or negative change in the availability or economics of the supply chain for key inputs, such as the raw material cost of cannabis, or natural or other disruptions to power or other utility systems, could materially impact our business, financial condition, results of operations or prospects. Some of these inputs may only be available from a single supplier or a limited group of suppliers. If a sole source supplier was to go out of business, we might be unable to find a replacement for such source in a timely manner, or at all. If a sole source supplier were to be acquired by a competitor, that competitor may elect not to sell to us in the future. Any inability to secure required supplies and services, or to do so on appropriate terms, could have a materially adverse impact on our business, prospects, revenue, results of operation and financial condition. We aim to provide our vendor base with annual projections so that our vendors can better ensure a steady supply of raw materials and packaging. We check in with our vendors at least once quarterly to update them to relevant real time changes in our annual plan. For most important raw materials and packaging, we aim to have both a primary vendor supplier and a secondary vendor supplier to ensure redundancy.

Our ability to compete and grow will be dependent on us having access, at a reasonable cost and in a timely manner, to skilled labor, equipment, parts and components. No assurances can be given that we will be successful in maintaining our required supply of skilled labor, equipment, parts and components. This could have an adverse effect on our financial results.

We must attract and maintain key personnel or our business will fail.

Our success is dependent upon the ability, expertise, judgment, discretion and good faith of our senior management and key personnel. We compete with other companies both within and outside the cannabis industry to recruit and retain competent employees. If we cannot maintain qualified employees to meet the needs of our anticipated growth, our business and financial condition could be materially adversely affected.

Our sales are difficult to forecast.

As a result of recent and ongoing regulatory and policy changes in the medical and adult use cannabis industries and unreliable levels of market supply, the market data available is limited and unreliable. We must rely largely on our own market research to forecast sales, as detailed forecasts are not generally obtainable from other sources in the states in which our business operates. Additionally, any market research and our projections of estimated total retail sales, demographics, demand and similar consumer research, are based on assumptions from limited and unreliable market data. A failure in the demand for our products to materialize as a result of competition, technological change or other factors could have a material adverse effect on our business, results of operations and financial condition.

We may be subject to growth-related risks.

We may be subject to growth-related risks, including capacity constraints and pressure on our internal systems and controls. Our ability to manage growth effectively will require us to continue to implement and improve our operational and financial systems and to expand, train and manage our employee base. Our inability to deal with this growth may have a material adverse effect on our business, prospects, revenue, results of operation and financial condition.

We may be subject to litigation.

We may become party to litigation from time to time in the ordinary course of business, which could adversely affect our business. Should any litigation in which we become involved be determined against us, such a decision could adversely affect our ability to continue operating and the market price for the Subordinate Voting Shares and could potentially use significant resources. Even if we are involved in litigation and win, litigation can redirect significant resources of Green Thumb Industries Inc. and/or its subsidiaries.

We face an inherent risk of product liability and similar claims.

As a distributor of products designed to be ingested by humans, we face an inherent risk of exposure to product liability claims, regulatory action and litigation if our products are alleged to have failed to meet expected standards or to have caused significant loss or injury. In addition, the sale of our products involves the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Previously unknown adverse reactions resulting from human consumption of our products alone or in combination with other medications or substances could occur. We may be subject to various product liability claims, including, among others, that our products caused injury, illness or death, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances. As an agricultural product, the quality of cannabis is inherently variable, and consumers may raise claims that our quality control or labeling processes have not sufficiently ensured that our grown and manufactured processes are sufficient to meet expected standards. A product liability claim or regulatory action against us could result in increased costs, could adversely affect our reputation with our clients and consumers generally and could have a material adverse effect on our business, results of operations and financial condition. There can be no assurances that we will be able to obtain or maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. The inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of our potential products.

We may be exposed to infringement or misappropriation claims by third parties, which, if determined adversely to us, could subject us to significant liabilities and other costs.

Our success may depend on our ability to use and develop new extraction technologies, recipes, know-how and new strains of marijuana without infringing the intellectual property rights of third parties. We cannot assure that third parties will not assert intellectual property claims against us. We are subject to additional risks if entities licensing intellectual property to us do not have adequate rights to the licensed materials. If third parties assert copyright or patent infringement or violation of other intellectual property rights against us, we will be required to defend ourselves in litigation or administrative proceedings, which can be both costly and time consuming and may significantly divert the efforts and resources of management personnel. An adverse determination in any such litigation or proceedings to which we may become a party could subject us to significant liability to third parties, require us to seek licenses from third parties, require us to pay ongoing royalties or subject us to injunctions that may prohibit the development and operation of our applications.

Our products may be subject to product recalls.

Manufacturers, distributors and retailers of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labeling disclosure. If any of our products or products sold at our retail stores are recalled due to an alleged product defect or for any other reason, we could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall. We may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin, if at all. In addition, a product recall may require significant management attention. Although we have detailed procedures in place for testing our products and requiring compliant labeling of third-party products we sell, there can be no assurance that any quality, potency or contamination problems will be detected in time to avoid unforeseen product recalls, regulatory action or lawsuits. Additionally, if any of our brands were subject to recall, our image and the image of that brand could be harmed. A recall for any of the foregoing reasons could lead to decreased demand for our products and could have a material adverse effect on the results of our operations and financial condition. Additionally, product recalls may lead to increased scrutiny of our operations by the Food and Drug Administration, or other regulatory agencies, requiring further management attention and potential legal fees and other expenses.

We may face unfavorable publicity or consumer perception.

Management believes the medical and adult use cannabis industry is highly dependent upon consumer perception regarding the safety, efficacy and quality of the cannabis produced. Consumer perception of our products may be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention and other publicity regarding the consumption of cannabis products. There can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention or other research findings or publicity will be favorable to the cannabis market or any particular product, or consistent with earlier publicity. Future research reports, findings, regulatory proceedings, litigation, media attention or other publicity that is perceived as less favorable than, or questions earlier research reports, findings or publicity could have a material adverse effect on the demand for our products. Our dependence upon consumer perceptions means that such adverse reports, whether or not accurate or with merit, could ultimately have a material adverse effect on our business, results of operations, financial condition and cash flows. Further, adverse publicity reports or other media attention regarding the safety, efficacy and quality of cannabis in general, or our products specifically, or associating the consumption of cannabis with illness or other negative effects or events, could have such a material adverse effect. Although the Company uses quality control processes and procedures to ensure our consumer packaged goods meet our standards, a failure or alleged failure of such processes and procedures could result in negative consumer perception of our products or legal claims against us. Adverse publicity reports or other media attention could arise even if the adverse effects associated with such products resulted from consumers’ failure to consume such products appropriately or as directed.

Certain of our products are e-vapor or “vape” products. The use of vape products and vaping may pose health risks. According to the Centers for Disease Control, vape products may contain ingredients that are known to be toxic to humans and may contain other ingredients that may not be safe. Because clinical studies about the safety and efficacy of vape products have not been submitted to the Food and Drug Administration, consumers currently have no way of knowing whether they are safe for their intended use or what types or concentrations of potentially harmful chemicals or by-products are found in these products. It is also uncertain what implications the use of vape or other inhaled products, such as flower that is smoked, may have on respiratory illnesses such as that caused by the Coronavirus Disease 2019, which we refer to as COVID 19. Adverse findings, regulatory investigations, litigation, media attention and other publicity regarding the consumption of vape or other inhaled products, including adverse publicity regarding underage use of vape or other inhaled products, may adversely affect the Company.

We face intense competition.

We face intense competition from other companies, some of which have longer operating histories and more financial resources and manufacturing, retail and marketing experience than us. Increased competition by larger and better financed competitors could materially and adversely affect our business, financial condition and results of operations.

Because of the early stage of the industry in which we operate, we face additional competition from new entrants. If the number of consumers of cannabis in the states in which we operate our business increases, the demand for products and qualified talent will increase and we expect that competition will become more intense, as current and future competitors begin to offer an increasing number of diversified products. To remain competitive, we will require a continued high level of investment in research and development, marketing, sales, talent retention and client support. We may not have sufficient resources to maintain research and development, marketing, sales and client support efforts on a competitive basis, which could materially and adversely affect our business, financial condition and results of our operations.

A decline in the price of the Subordinate Voting Shares could affect our ability to raise further working capital and adversely impact our ability to continue operations.

A prolonged decline in the price of the Subordinate Voting Shares could result in a reduction in the liquidity of the Subordinate Voting Shares and a reduction in our ability to raise capital. Because a significant portion of our operations have been and will be financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our operations. Such reductions may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. If our stock price declines, there can be no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet our obligations. If we are unable to raise sufficient capital in the future, we may not be able to have the resources to continue our normal operations.

We may have increased labor costs based on union activity.

Labor unions are working to organize workforces in the cannabis industry in general. Currently, there is no labor organization that has been recognized as a representative of our employees. However, it is possible that certain retail and/or manufacturing locations will be organized in the future, which could lead to work stoppages or increased labor costs and adversely affect our business, profitability and our ability to reinvest into the growth of our business. We cannot predict how stable our relationships with U.S. labor organizations would be or whether we would be able to meet any unions’ requirements without impacting our financial condition. Labor unions may also limit our flexibility in dealing with our workforce. Work stoppages and instability in our union relationships could delay the production and sale of our products, which could strain relationships with customers and cause a loss of revenues which would adversely affect our operations.

We are subject to general economic risks.

Our operations could be affected by the economic context should the unemployment level, interest rates or inflation reach levels that influence consumer trends and spending and, consequently, impact our sales and profitability.

We may be negatively impacted by challenging global economic conditions.

Our business, financial condition, results of operations and cash flow may be negatively impacted by challenging global economic conditions. For example and as discussed in more detail below, in early 2020, the U.S and other world economies have experienced turmoil due to outbreaks of COVID-19, which has resulted in global economic uncertainty.

A global economic slowdown would cause disruptions and extreme volatility in global financial markets, increased rates of default and bankruptcy and declining consumer and business confidence, which can lead to decreased levels of consumer spending. These macroeconomic developments could negatively impact our business, which depends on the general economic environment and levels of consumer spending. As a result, we may not be able to maintain our existing customers or attract new customers, or we may be forced to reduce the price of our products. We are unable to predict the likelihood of the occurrence, duration or severity of such disruptions in the credit and financial markets or adverse global economic conditions. Any general or market-specific economic downturn could have a material adverse effect on our business, financial condition, results of operations and cash flow.

Additionally, the U.S. has imposed and may impose additional quotas, duties, tariffs, retaliatory or trade protection measures or other restrictions or regulations and may adversely adjust prevailing quota, duty or tariff levels, which can affect both the materials that we use to package our products and the sale of finished products. For example, the tariffs imposed by the U.S. on materials from China are impacting materials that we import for use in packaging in the U.S. Measures to reduce the impact of tariff increases or trade restrictions, including geographical diversification of our sources of supply, adjustments in packaging design and fabrication or increased prices, could increase our costs, delay our time to market and/or decrease sales. Other governmental action related to tariffs or international trade agreements has the potential to adversely impact demand for our products and our costs, customers, suppliers and global economic conditions and cause higher volatility in financial markets. While we actively review existing and proposed measures to seek to assess the impact of them on our business, changes in tariff rates, import duties and other new or augmented trade restrictions could have a number of negative impacts on our business, including higher consumer prices and reduced demand for our products and higher input costs.

We are subject to risks arising from epidemic diseases, such as the recent outbreak of the COVID-19 illness.

The recent outbreak of the COVID-19, which has been declared by the World Health Organization to be a “pandemic” has spread across the globe and is impacting worldwide economic activity. A public health epidemic, including COVID-19, or the fear of a potential pandemic, poses the risk that we or our employees, contractors, suppliers, and other partners may be prevented from conducting business activities for an indefinite period of time, including due to shutdowns or other preventative measures taken to limit the potential impact from a public health epidemic that may be requested or mandated by governmental authorities.

Our priorities during the COVID-19 pandemic are protecting the health and safety of its employees and our customers, following the recommended actions of government and health authorities. In the future, the pandemic may cause reduced demand for our products and services if, for example, the pandemic results in a recessionary economic environment. Our operations are currently ongoing as the cultivation, processing and sale of cannabis products is currently considered an essential business by all states in which we operate with respect to all customers (except in Massachusetts where only medical use cannabis has been deemed essential). Our ability to continue to operate without any significant negative operational impact from the COVID-19 pandemic will in part depend on our ability to protect our employees, customers and supply chain, as well as our continued designation as “essential” in states where we do business that currently or in the future impose restrictions on business operations.

While it is not possible at this time to estimate the impact that COVID-19 (or any other actual or potential pandemic) could have on our business, the continued spread of COVID-19 (or any other actual or potential pandemic) and the measures taken by the governments of countries affected could disrupt the supply chain and the manufacture or shipment or sale of our products and adversely impact our business, financial condition or results of operations. It could also affect the health and availability of our workforce at our facilities, as well as those of our suppliers, particularly those in China and India. The COVID-19 outbreak and mitigation measures may also have an adverse impact on global economic conditions which could have an adverse effect on our business and financial condition. The extent to which the COVID-19 outbreak impacts our results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus and the actions to contain its impact. Because cannabis remains federally illegal, it is possible that we would not be eligible to participate in any government relief programs (such as federal loans or access to capital) resulting from COVID-19 or any other actual or potential pandemic.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The statements contained in this prospectus that are not purely historical are “forward-looking statements” within the meaning of Section 27A of the Securities Act. Forward-looking statements are identified by the use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “prospects,” “forecasts,” “expect,” “intend,” “may,” “will,” “plan,” “target,” and similar expressions or variations intended to identify forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors discussed in the section entitled “Risk Factors” in this prospectus and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Risk Factors.”

By way of example, and without implied limitation, such risks and uncertainties include:

•	the effect of the volatility of the market price and liquidity risks on our Subordinate Voting Shares;

•	the effect of our consolidated capital structure and concentrated voting control;

•	our ability to attract and maintain key personnel;

•	the illegality of cannabis under federal law;

•	our ability to comply with state and federal regulations;

•	the uncertainty regarding enforcement of cannabis laws;

•	the effect of restricted access to banking and other financial services;

•	the effect of constraints on marketing and risks related to our products;

•	the effect of unfavorable tax treatment for cannabis businesses;

•	the effect of security risks;

•	the effect of infringement or misappropriation claims by third parties;

•	our ability to comply with potential future Food and Drug Administration regulations;

•	our ability to enforce our contracts;

•	the effect of unfavorable publicity or consumer perception;

•	the effect of risks related material acquisitions, dispositions and other strategic transactions;

•	the effect of agricultural and environmental risks;

•	the effect of risks related to information technology systems;

•	the effect of product liability claims and other litigation to which we may be subjected;

•	the effect of risks related to the results of future clinical research;

•	the effect of intense competition in the industry;

•	the effect of outbreaks of pandemic diseases, fear of such outbreaks or economic disturbances due to such outbreaks, particularly the impact of the COVID-19 illness; and

•	the effect of general economic risks, such as the unemployment level, interest rates and inflation, and challenging global economic conditions.

For more information regarding these and other uncertainties and factors that could cause our actual results to differ materially from what we have anticipated in our forward-looking statements or otherwise could materially adversely affect our business, financial condition or operating results, see the section entitled “Risk Factors” in this prospectus. The risks and uncertainties described above and in the section entitled “Risk Factors” in this prospectus are not exclusive and further information concerning us and our business, including factors that potentially could materially affect our financial results or condition, may emerge from time to time. We assume no obligation to update, amend or clarify forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

MARKET AND INDUSTRY DATA

This prospectus contains statistical data and estimates regarding market and industry data. Unless otherwise indicated, information concerning our industry and the markets in which we operate, including our general expectations, market position, market opportunity and market size, are based on our management’s knowledge and experience in the markets in which we operate, together with currently available information obtained from various sources, including publicly available information, industry reports and publications, surveys, our customers, trade and business organizations and other contacts in the markets in which we operate. Certain information is based on management estimates, which have been derived from third-party sources, as well as data from our internal research, and are based on certain assumptions that we believe to be reasonable. Because this information involves a number of assumptions and limitations, you are cautioned not to give undue weight to these estimates. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors.”

USE OF PROCEEDS

The Subordinate Voting Shares are being offered and sold by us directly on a “best efforts” basis which means that no minimum number of Subordinate Voting Shares need be subscribed for and it is possible that not all of the Subordinate Voting Shares we are offering will be sold, in which case our net proceeds will be reduced. The principal purposes for this offering are to increase our capitalization and financial flexibility.

We intend to use the net proceeds we receive from this offering for general corporate purposes, including working capital, operating expenses and capital expenditures. We may also use a portion of the net proceeds to acquire or make investments in businesses, products, offerings and technologies, although we do not have agreements or commitments for any material acquisitions or investments at this time.

The expected use of net proceeds from this offering represents our intentions based upon our present plans and business conditions. We cannot predict with certainty all of the particular uses for the proceeds of this offering or the amounts that we will actually spend on the uses set forth above. Accordingly, our management will have broad discretion in applying the net proceeds of this offering. The timing and amount of our actual expenditures will be based on many factors, including general market conditions, cash flows from operations and the anticipated growth of our business.

DIVIDEND POLICY

We have not declared distributions on Subordinate Voting Shares in the past. We currently intend to reinvest all future earnings to finance the development and growth of our business and team. As a result, we do not intend to pay dividends on Subordinate Voting Shares in the foreseeable future. Any future determination to pay distributions will be at the discretion of the Board and will depend on the financial condition, business environment, operating results, capital requirements, any contractual restrictions on the payment of distributions and any other factors that the Board deems relevant. We are not bound or limited in any way to pay dividends in the event that the Board determines that a dividend is in the best interest of our shareholders.

CAPITALIZATION

There have been no material changes to the Company’s share and loan capitalization on a consolidated basis since September 30, 2020.

The following table sets forth our cash and cash equivalents and our capitalization as of September 30, 2020:

•	on an actual basis; and

•

on a pro forma as adjusted basis to give effect to the adjustments described in the preceding clause and to reflect the issuance and sale of Subordinate Voting Shares in this offering at an assumed offering prices of $29.61 per share, after deducting the estimated offering expenses payable by us.

Our capitalization after this offering will be adjusted based on the actual offering price and other terms of this offering determined at pricing. You should read this table together with the sections titled “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated and combined financial statements and the related notes included elsewhere in this prospectus.

	AS OF SEPTEMBER 30, 2020 (unaudited)
	Actual	Pro Forma	Pro Forma As Adjusted(1)
Cash, cash equivalents and short-term investments	$78,091,073	$295,750,846	$373,841,919

Notes payable (including current portion)	97,059,260	—	97,059,260
SHAREHOLDER’S EQUITY:
Subordinate Voting Shares	—	—	—
Multiple Voting Shares	—	—	—
Super Voting Shares	—	—	—
Share Capital	1,041,770,917	295,750,846	1,337,521,763
Contributed Surplus	1,656,498	—	1,656,498
Deferred Share Issuances	1,835,331	—	1,835,331
Accumulated Deficit	(167,963,430)	—	(167,963,430)

Equity of Green Thumb Industries Inc.	877,299,316	295,750,846	1,173,050,162
Non-controlling interest	2,776,984	—	2,776,984

TOTAL SHAREHOLDERS’ EQUITY	$880,076,300	$295,750,846	$1,175,827,146

TOTAL CAPITALIZATION (ATTRIBUTABLE TO GREEN THUMB INDUSTRIES INC.)	$974,358,576	$295,750,846	$1,270,109,422

(1)

A $1.00 increase or decrease in the assumed price of $29.61 per share, the average high and low sales price of our Subordinated Voting Shares as reported by the OTCQX Best Market on January 13, 2021, after deducting the estimated offering expenses and professional fees, would increase or decrease, as applicable, our as adjusted amount of each of cash, cash equivalents, total stockholders’ equity and total capitalization by approximately $10.0 million, assuming that the number of shares offered, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated offering expenses and professional fees. We may also increase or decrease the number of shares we are offering. Each 100,000 share increase or decrease in the number of shares offered in this offering would increase or decrease, as applicable, the as adjusted amount of each of cash, cash equivalents, total stockholders’ equity and total capitalization by approximately $3.0 million, assuming that the assumed public offering price of $29.61 remains the same, and after deducting the estimated offering expenses and professional fees.

DILUTION

Pursuant to the registration statement of which this prospectus is a part, we may offer or sell Subordinate Voting Shares. If you invest in our Subordinate Voting Shares in this offering, your interest in Green Thumb Industries Inc. will be immediately diluted to the extent of the difference between the public offering price per share of our Subordinate Voting Shares and the as adjusted net tangible book value per share of our Subordinate Voting Shares immediately after this offering.

After giving effect to the sale by us of Subordinate Voting Shares in this offering at an assumed public offering price of $29.61, and after deducting estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2020 would have been $390,312,929, or $2.26 per share, assuming the maximum number of shares being offered are sold. This represents an immediate increase in pro forma as adjusted net tangible book value of $1.68 per share to our existing shareholders and an immediate dilution in pro forma as adjusted net tangible book value of $27.35 per share to new investors in this offering, assuming the maximum number of shares being offered are sold.

The following table summarizes the per share dilution assuming that 100%, 75%, 50% and 25%, respectively, of the shares of this offering are sold:

	100% Offering	75% Offering	50% Offering	25% Offering
Tangible book value as of September 30, 2020	$94,562,083	$94,562,083	$94,562,083	$94,562,083
Net offering proceeds	295,750,846	221,725,846	147,700,846	73,675,846

Pro forma as adjusted tangible book value as of September 30, 2020	$390,312,929	$316,287,929	$242,262,929	$168,237,929

Total shares outstanding as of September 30, 2020	162,999,921	162,999,921	162,999,921	162,999,921
Total shares outstanding after this offering	172,999,921	170,499,921	167,999,921	165,499,921

Assumed Offering Price per share	$29.61	$29.61	$29.61	$29.61
Pro forma net tangible book value per share as of September 30, 2020	0.58	0.58	0.58	0.58
Increase in pro forma net tangible book value per share attributed to this offering	1.68	1.28	0.86	0.44

Pro forma as adjusted net tangible book value per share after this offering	2.26	1.86	1.44	1.02

Dilution to new investors in this offering	$27.35	$27.75	$28.17	$28.59

Each $1.00 increase or decrease in the assumed public offering price of $29.61 per share, the average high and low sales price of our Subordinated Voting Shares as reported by the OTCQX Best Market on January 13, 2021, after deducting the estimated offering expenses and professional fees, would increase or decrease, as applicable, our as adjusted amount of each of cash, cash equivalents, total stockholders’ equity and total capitalization by approximately $10.0 million, assuming that the number of shares offered, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated offering expenses and professional fees. We may also increase or decrease the number of shares we are offering. Each 100,000 share increase or decrease in the number of shares offered in this offering would increase or decrease, as applicable, the as adjusted amount of each of cash, cash equivalents, total stockholders’ equity and total capitalization by approximately $3.0 million, assuming that the assumed public offering price of $29.61 remains the same, and after deducting the estimated offering expenses and professional fees.

The foregoing table and calculations (other than the historical net tangible book value calculation) are based on 162,999,921 shares outstanding as of September 30, 2020, and excludes:

•	5,782,599 shares of the Company’s Subordinate Voting Shares issuable upon the exercise of options outstanding as of September 30, 2020, with a weighted-average exercise price of C$11.69 per share;

•	688,507 shares of the Company’s Subordinate Voting Shares issuable from time to time upon the settlement of RSUs outstanding as of September 30, 2020;

•

13,453,851 additional shares of the Company’s Subordinate Voting Shares reserved for future issuance under our 2019 Stock Incentive Plan, as well as any automatic increases in the number of shares of the Company’s Subordinate Voting Shares reserved for future issuance pursuant to this plan;

•

2,485,794 shares of the Company’s Subordinate Voting Shares issuable upon the exercise of liability classified warrants outstanding as of September 30, 2020, with a weighted average exercise price of C$18.45; and

•	35,000 shares of the Company’s Subordinate Voting Shares issuable upon the exercise of equity classified warrants outstanding as of September 30, 2020, with a weighted average exercise price of $9.10.

To the extent that any outstanding options are exercised or RSUs or other equity awards vest and are settled or exercised, new investors will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

SELECTED FINANCIAL DATA

The following table sets forth our selected consolidated and combined financial data for the periods, and as of the dates, indicated. The (i) consolidated and combined statements of operations data for the nine months ended September 30, 2020 and 2019 and the years ended December 31, 2019, 2018 and 2017 and (ii) consolidated and combined balance sheet data as of September 30, 2020 and 2019 and December 31, 2019, 2018 and 2017 have been derived from the unaudited interim condensed consolidated and the audited consolidated and combined financial statements of Green Thumb Industries Inc. and its subsidiaries, which are included elsewhere in this prospectus.

The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated and combined financial statements, the unaudited interim condensed consolidated financial statements and the accompanying notes presented in this prospectus. Our consolidated and combined financial statements and unaudited interim condensed consolidated financial statements have been prepared in accordance with GAAP and on a going-concern basis that contemplates continuity of operations and realization of assets and liquidation of liabilities in the ordinary course of business.

	Nine Months Ended September 30,		Years Ended December 31,
	2020	2019	2019	2018	2017
	(in thousands)		(in thousands)
Total Revenues, net of discounts	$379,346	$140,631	$216,433	$62,494	$16,529
Cost of Goods Sold	$(175,708)	$(74,197)	$109,402	$34,177	$9,808
Gross Profit	$203,638	$66,434	$107,031	$28,317	$6,721
Total Expenses	$144,824	$88,014	$134,721	$54,657	$11,491
Other Income (Expense)	$(6,625)	$(18,431)	$(22,512)	$56,091	$112
Net Income (Loss) Attributable to Green Thumb	$(7,472)	$(45,046)	$(59,116)	$(5,244)	$(4,250)
Total Assets	$1,254,615	$1,124,399	$1,167,537	$418,349	$86,213
Long-Term Liabilities	$268,639	$181,070	$212,961	$28,310	$7,508

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with, and is qualified in its entirety by, the consolidated and combined financial statements and the unaudited interim condensed consolidated financial statements and the accompanying notes presented in this prospectus. In addition to historical information, the discussion in this section contains forward-looking statements that involve risks and uncertainties. Future results could differ materially from those discussed below for many reasons, including the risks described in “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and elsewhere in this prospectus.

This management discussion and analysis, which we refer to as the MD&A, of the financial condition and results of operations of Green Thumb Industries Inc. is for the years ended December 31, 2019, 2018 and 2017 and for the three and nine months ended September 30, 2020 and 2019. It is supplemental to, and should be read in conjunction with, the unaudited interim condensed consolidated financial statements for the three and nine months ended September 30, 2020 and 2019, the consolidated financial statements for the years ended December 31, 2019 and 2018, and the combined financial statements for the year ended December 31, 2017 and the accompanying notes for each respective period. Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which we refer to as GAAP. Financial information presented in this MD&A is presented in United States dollars (“$” or “US$”), unless otherwise indicated.

This MD&A contains certain “forward-looking statements” and certain “forward-looking information” as defined under applicable United States securities laws. Please refer to the discussion of forward-looking statements and information set out under the heading “Cautionary Note Regarding Forward-Looking Information,” identified in the “Risks and Uncertainties” section of this MD&A. As a result of many factors, our actual results may differ materially from those anticipated in these forward-looking statements and information.

Established in 2014 and headquartered in Chicago, Illinois, Green Thumb Industries Inc. is promoting wellbeing through the power of cannabis, while being committed to community and sustainable profitable growth. As of January 1, 2021, we have operations across 12 U.S. markets, employ over 2,200 people and serve hundreds of thousands of patients and customers annually.

Our core business is manufacturing, distributing and marketing a portfolio of owned cannabis consumer packaged goods brands (which we refer to as our consumer packaged goods business), including Beboe, Dogwalkers, Dr. Solomon’s, incredibles, Rythm and The Feel Collection. We distribute and market these products primarily to third-party licensed retail cannabis stores across the United States as well as to company-owned retail stores (which we refer to as our retail business).

Our consumer packaged goods portfolio is primarily generated from plant material that we grow and process ourselves, which we use to produce our consumer packaged goods in 13 manufacturing facilities. This portfolio consists of stock keeping units, which we refer to as SKUs, across a range of cannabis product categories, including flower, pre-rolls, concentrates, vape, capsules, tinctures, edibles, topicals and other cannabis-related products (none of which product categories are individually material to us).

Green Thumb also owns and operates a national cannabis retail chain called Rise, and in the Las Vegas, Nevada area, a chain of stores called Essence, which are relationship-centric retail experiences aimed to deliver a superior level of customer service through high-engagement consumer interaction, a consultative, transparent and education-forward selling approach and a consistently available assortment of cannabis products. In addition, we own stores under other names, primarily where we co-own the stores or naming is subject to licensing or similar restrictions. The income from our retail stores is primarily from the sale of cannabis-related products, which includes the sale of products that we produce as well as those produced by third parties, with an immaterial (under 10%) portion of this income resulting from the sale of other merchandise (such as t-shirts and accessories for cannabis use). Our Rise stores currently are located in eight of the states in which we operate (including

Nevada). Our Essence stores were acquired in connection with the 2019 acquisition of Integral Associates, LLC and are located in Nevada. The Essence stores differ from the Rise stores mainly in geographic location. As of January 1, 2021, we had 51 open and operating retail locations. Our new store opening plans will remain fluid, depending on market conditions, obtaining local licensing, construction and other permissions and subject to our capital allocation plans and the evolving situation with respect to COVID-19.

Nine Months Ended September 30, 2020 Compared with Nine Months Ended September 30, 2019

Revenue, net of Discounts

Revenue for the nine months ended September 30, 2020 was $379,346,367 up 170% from $140,630,847 for the nine months ended September 30, 2019 driven by contributions from both Retail and Consumer Packaged Goods, largely due to growth in Illinois and Pennsylvania. Key performance drivers are: increased store traffic to Green Thumb’s open and operating retail stores, particularly in Illinois and Pennsylvania. We generated revenue from 48 Retail locations during the quarter compared to 32 in the prior year. During the nine months ended September 30, 2020, we opened 9 new stores as compared to 11 new stores opened and 7 stores acquired during the same period in 2019. Since September 30, 2019, we acquired one retail store in Connecticut and opened 15 new Retail locations in Pennsylvania, Florida, Illinois, Ohio, Nevada, Connecticut, and New Jersey.

The key drivers for the Consumer Packaged Goods revenue increase was the expansion of Green Thumb’s branded product portfolio to third-party retailers through our existing Consumer Packaged Goods cultivation and processing facilities in Illinois, Pennsylvania, Nevada, Massachusetts and Connecticut due to increased scale and efficiency.

Cost of Goods Sold, net

Cost of goods sold are derived from cost related to the internal cultivation and production of cannabis and from retail purchases made from other licensed producers operating within our state markets.

Cost of goods sold for the nine months ended September 30, 2020 was $175,707,874, up 137% from $101,511,125 for the nine months ended September 30, 2019, driven by increased volume in open and operating retail stores; new retail store openings in Illinois, Pennsylvania and Nevada; and expansion of the consumer products sales in Illinois, Pennsylvania, Nevada, Massachusetts and Connecticut.

Gross Profit

Gross profit for the nine months ended September 30, 2020 was $203,638,493, representing a gross margin on the sale of finished cannabis consumer packaged goods of 54%. This is compared to gross profit for the nine months ended September 30, 2019 of $66,434,097 or a 47% gross margin. The increase in our gross margin percentage was mainly attributed to an overall increase in Retail sales as a proportion of total sales. In addition, Consumer Packaged Goods also contributed to the increase in gross profit through expanded capacity. The increase in gross profit was directly attributable to the revenue increase as further described above.

Total Expenses

Total expenses for the nine months ended September 30, 2020 were $144,823,947 or 38% of total revenues, net of discounts. Total expenses for the nine months ended September 30, 2019 were $88,013,769 or 63% of Total Revenues, net of discounts.

The increase in total expenses was attributable to retail salaries and benefits, depreciation expense and other operational and facility expenses mainly as a result of our new and acquired retail facilities. In addition, an increase in intangible amortization expense, back-office personnel costs and non-cash equity incentive compensation expense also contributed to the overall increase in total expenses. The reduction in expenses as a percent of revenue was attributable to measures deployed to control variable expenses as well as inherent operating leverage caused by the significant increase in revenue.

Total Other Income (Expense)

Total other expense for the nine months ended September 30, 2020 was ($6,624,987), compared to expense of ($18,431,422), for the nine months ended September 30, 2019, mainly due to favorable fair value adjustments recorded in 2020.

Income (Loss) Before Provision for Income Taxes and Non-Controlling Interest

Net operating income before provision for income taxes and non-controlling interest for the nine months ended September 30, 2020 was $52,189,559 compared to loss of ($40,011,094) for the nine months ended September 30, 2019.

As presented under “Non-GAAP Measures” below, after adjusting for non-cash equity incentive compensation of $15,209,520 as described above, as well as other non-operating items, adjusted operating EBITDA was $114,139,331 and $13,955,329 for the nine months ended September 30, 2020 and 2019, respectively.

Provision for Income Taxes

Income tax expense is recognized based on the expected tax payable on the taxable income for the year, using tax rates enacted at year-end. For the nine months ended September 30, 2020, federal and state income tax expense totaled $56,964,047 compared to $4,706,000 for the nine months ended September 30, 2019.

The net expense of $56,964,047 for the nine months ended September 30, 2020 includes current tax expense of $52,587,047 and deferred tax expense of $4,377,000 in the current period. The deferred tax benefit is mainly driven by changes in the fair value of investments and amortization of intangibles.

Year Ended December 31, 2019 Compared to Year Ended December 31, 2018

Revenue, net of Discounts

Revenue for the year ended December 31, 2019 was $216,432,605, up 246% from $62,493,680 for the year ended December 31, 2018 driven by contribution from both consumer packaged goods and retail sales across all 12 markets (California, Colorado, Connecticut, Florida, Illinois, Maryland, Massachusetts, Nevada, New Jersey, New York, Ohio and Pennsylvania). Key performance drivers are: distribution expansion of Green Thumb’s branded product portfolio primarily in Illinois, Massachusetts and Pennsylvania; new store openings and increased store traffic to Green Thumb’s open and operating retail stores, particularly in Florida, Illinois, Massachusetts and Pennsylvania; and the addition of revenue from the acquisition of Connecticut- based AGL and Nevada-based Integral Associates.

Cost of Goods Sold, net

Cost of goods sold are derived from cost related to the internal cultivation and production of cannabis and from retail purchases made from other licensed producers operating within our state markets.

Cost of goods sold for the year ended December 31, 2019 was $109,401,914, up 220% from $34,177,259 for the year ended December 31, 2018, driven by growth from both Consumer Packaged Goods and Retail sales across all 12 markets (California, Colorado, Connecticut, Florida, Illinois, Maryland, Massachusetts, Nevada, New Jersey, New York, Ohio and Pennsylvania).

Gross Profit

Gross profit for the year ended December 31, 2019 was $107,030,691, representing a gross margin on the sale of finished cannabis consumer packaged goods of 49%. This is compared to gross profit for the year ended December 31, 2018 of $28,316,421 or a 45% gross margin driven by increased harvested cannabis and consumer packaged goods shipments, along with incremental contribution from increased volume from Retail sales.

Total Expenses

Total expenses for the year ended December 31, 2019 were $134,621,393 or 62% of Total Revenues, net of discounts, an increase of $79,964,814. Total expenses for the year ended December 31, 2018 were $54,656,579 or 87% of Total Revenues, net of discounts.

Increase in total expenses was attributable to an increase in general and administrative expenses, mainly due to non-cash charges related to equity incentive compensation of $18,285,377, an increase of $6,137,126 compared to the year ended December 31, 2018. Salaries and benefits also contributed to the increase as a result of new headcount from the Company’s Retail facilities in Florida, Illinois, Nevada, Maryland, Massachusetts and Pennsylvania, along with corporate staff development.

Additionally, the Company had professional fees of $17,714,193 which represented an increase of $7,025,063 over the 2018 amount of $10,689,130, primarily driven by acquisition related support, and other regulatory and growth-related activities.

Total Other Income (Expense)

Total other expense for the year ended December 31, 2019 was ($22,512,135), compared to income of $56,091,532 for the year ended December 31, 2018, mainly due to a favorable adjustment to the fair values of the Company’s investments recorded in 2018, as further described in the Liquidity, Financing Activities During the Period, and Capital Resources section of this MD&A.

Income (Loss) Before Provision for Income Taxes and Non-Controlling Interest

Net operating loss before provision for income taxes and non-controlling interest for the year ended December 31, 2019 was ($50,202,837) compared to income of $29,751,374 for the year ended December 31, 2018. As presented in the Non-GAAP section, after adjusting for non-cash equity incentive compensation of $18,285,377 as described above, as well as other non-operating items, Adjusted Operating EBITDA was $27,762,114 and ($9,007,926) for the year ended December 31, 2019 and 2018, respectively.

Provision for Income Taxes

Income tax expense is recognized based on the expected tax payable on the taxable income for the year, using tax rates enacted at year-end. For the year ended December 31, 2019, federal and state income tax expense totaled $9,344,033 compared to $7,183,595 for the year ended December 31, 2018. The net expense of $9,344,033 for the year ended December 31, 2019 includes current tax expense of $22,760,946 and deferred tax benefit of $13,416,913 in the current period. The deferred tax benefit is mainly driven by changes in the fair value of investments and amortization of intangibles.

Year Ended December 31, 2018 Compared to Year Ended December 31, 2017

Revenue, net of Discounts

Revenue for the year ended December 31, 2018 was $62,493,680, up 278% from $16,528,779 for the year ended December 31, 2017 due to revenue contribution from Consumer Packaged Goods and Retail sales across Illinois, Maryland, Massachusetts, Nevada and Pennsylvania. Year over year Consumer Packaged Goods growth is driven by expanded distribution to third-party retail customers of our branded product portfolio, including Rythm, The Feel Collection and Dogwalkers, primarily across Illinois, Maryland and Pennsylvania. Retail sales growth is driven by increased foot traffic in Illinois retail stores, incremental revenue from two Illinois stores which were acquired in October 2017, new store openings of Rise (three in Maryland and four in Pennsylvania) and the commencement of adult use sales for both Nevada Rise stores as of January 1, 2018, all incremental compared to the year ending December 31, 2017.

Cost of Goods Sold, net

Cost of goods sold are derived from cost related to the internal cultivation and production of cannabis and from retail purchases made from other licensed producers operating within our state markets.

Year ended December 31, 2018 cost of goods sold of $34,177,259 was up $24,369,484 or 248% compared to year ended December 31, 2017, driven by expanded production of consumer packaged goods in new markets Maryland and Pennsylvania, as well as material increases from retail sales driven by new store openings and increases in daily transactions across Illinois, Maryland, Massachusetts, Nevada and Pennsylvania.

Gross Profit

Gross profit for the year ended December 31, 2018 was $28,316,421, representing a gross margin on the sale of branded cannabis flower and processed and packaged products including concentrates, edibles, topicals and other cannabis products, of 45%. This is compared to gross profit for the year ended December 31, 2017 of

$6,721,004 or a 41% gross margin. The increase in gross margin percentage in 2018 was primarily driven by an increase in Retail sales and additional Retail store openings during 2018 where margins, on average, are higher than margins achieved from our Consumer Packaged Goods business. Thus, increasing the mix of retail revenues to wholesale revenues will have the effect of increasing our gross margin percentage.

Total Expenses

Total expenses for year ended December 31, 2018 were $54,656,579, an increase of $43,165,807, compared to year ended December 31, 2017.

The increase in total expenses was attributable to an increase in general and administrative expenses, mainly due to non-cash charges related to equity incentive compensation of $12,148,251, which is all incremental compared to the prior year. Salaries and benefits also contributed to the increase as a result of new headcount from our Retail facilities in Illinois, Nevada, Maryland and Pennsylvania along with corporate staff development.

Additionally, we had professional fees of $10,689,130, which represented an increase of $7,171,238 over the 2017 amount of $3,517,892 due to the reverse takeover transaction, acquisition related support, and other regulatory and growth related activities.

Total Other Income (Expense)

Total other income (expense) for year ended December 31, 2018 was $56,091,532, an increase of $55,979,581 compared to 2017, due to the iAnthus Warrants and other investments recorded at fair value, as further described in the Liquidity, Financing Activities During the Period, and Capital Resources section of this MD&A.

Income (Loss) Before Provision for Income Taxes and Non-Controlling Interest

Net operating income before provision for income taxes and non-controlling interest for year ended December 31, 2018 was $29,751,374, compared to a loss of ($4,657,817) for the year ended December 31, 2017.

This increase in net operating income was driven by the fair value of the iAnthus Warrants and other investments recorded at fair value, partially offset by equity incentive compensation as described above, in addition to start-up costs for new markets this year.

As presented in the Non-GAAP section, after adjusting for non-cash equity incentive compensation of $12,148,251 as described above, Adjusted Operating EBITDA was ($9,007,926) and ($4,079,780) for the years ended December 31, 2018 and 2017, respectively.

Provision for Income Taxes

Income tax expense is recognized based on the expected tax payable on the taxable income for the year, using tax rates enacted at year-end. For year ended December 31, 2018, Federal and State income tax expense totaled $7,183,595 compared to $214,000 provision for income taxes for the year ended December 31, 2017. Deferred tax expense of $4,061,000 is included in the $7,183,595 for the current period. This expense is driven by the fair value of Warrants and investments, partially offset by deferred tax benefit related to net operating losses and stock-based compensation.

Results of Operation by Segment

The following table summarizes revenues net of sales discounts by segment for the nine months ended September 30, 2020 and 2019:

	Nine Months Ended September 30,
	2020	2019	$ Change	% Change
Consumer Packaged Goods	$177,355,614	$71,651,968	$105,703,646	148%
Retail	275,451,137	85,501,646	189,949,491	222%
Intersegment Eliminations	(73,460,384)	(16,522,767)	(56,937,617)	345%

Total Revenues, Net of Discounts	$379,346,367	$140,630,847	$238,715,520	170%

Nine Months Ended September 30, 2020 Compared with the Nine Months Ended September 30, 2019

Revenues, net of discounts for the Retail Segment were $275,451,137, an increase of $189,949,491 or 222%, compared to the nine months ended September 30, 2019. The increase in Retail revenues, net of discounts, was primarily driven by legalization of adult use in Illinois on January 1, 2020 as well as new store openings particularly in Illinois and Pennsylvania, and the 2020 full period effect of the acquisition of the Essence stores in Nevada in June 2019.

Revenues, net of discounts for the Consumer Packaged Goods Segment were $177,355,614, an increase of $105,703,646 or 148%, compared to the nine months ended September 30, 2019. The increase in Consumer Packaged Goods revenues, net of discounts, was primarily driven by the legalization of adult use of cannabis in Illinois on January 1, 2020, increased sales volume in established markets such as Pennsylvania, Massachusetts and Maryland and the 2020 full period effect of the acquisition of Desert Grown Farms and Cannabiotix in Nevada in June 2019.

Due to the vertically integrated nature of the business, the Company reviews its revenue at the Retail and Consumer Packaged Goods level while reviewing its operating results on a consolidated basis.

The following tables summarize revenues net of sales discounts by segment for the years ended December 31, 2019, 2018 and 2017:

	Year Ended December 31,			2019 vs. 2018		2018 vs. 2017
	2019	2018	2017	$ Change	% Change	$ Change	% Change
Consumer Packaged Goods	$109,930,160	$25,706,134	$8,375,953	84,224,026	328%	17,330,181	207%
Retail	137,809,904	41,994,791	9,924,970	95,815,113	228%	32,069,821	323%
Intersegment Eliminations	(31,307,459)	(5,207,245)	(1,772,144)	(26,100,214)	n.m.	(3,435,101)	n.m.

Total Revenues, Net of Discounts	$216,432,605	$62,493,676	$16,528,779	153,938,929	246%	45,964,897	278%

n.m. – not meaningful

Year Ended December 31, 2019 Compared to Year Ended December 31, 2018

Revenues, net of discounts for the Consumer Packaged Goods Segment were $109,930,160, an increase of $84,224,026 or 328%, compared to the year ended December 31, 2018. The increase in Consumer Packaged Goods revenues, net of discounts, was primarily driven by increased sales volume in established markets such as Illinois, Massachusetts, Maryland and Pennsylvania as well as the acquisition of Advanced Grow Labs, LLC’s cultivation and processing facility and Integral Associates, LLC’s Desert Grown Farms cultivation and processing facility.

Revenues, net of discounts for the Retail Segment were $137,809,904, an increase of $95,815,113 or 228%, compared to the year ended December 31, 2018. The increase in Retail revenues, net of discounts, was primarily driven by new store openings, the acquisition of Integral Associates, LLC’s Essence branded dispensaries and increased sales volume at existing stores.

Due to the vertically integrated nature of the business, we review our revenue at the Retail and CPG level while reviewing our operating results on a consolidated basis.

Year Ended December 31, 2018 Compared to Year Ended December 31, 2017

Revenues, net of discounts for the Consumer Packaged Goods Segment were $25,706,134, an increase of $17,330,181 or 207%, compared to the year ended December 31, 2017. The increase in Consumer Packaged Goods revenues, net of discounts, was primarily driven by new markets in Pennsylvania and Massachusetts along with increased sales volume in the established markets of Illinois and Maryland.

Revenues, net of discounts for the Retail Segment were $41,994,791, an increase of $32,069,821 or 323%, compared to the year ended December 31, 2017. The increase in Retail revenues, net of discounts, was primarily driven by new store openings in Pennsylvania and Maryland, increased sales volume at existing stores in the established markets of Illinois and Nevada as well as the revenue from the acquisition of two Illinois stores in October 2017.

Due to the vertically integrated nature of the business, we review our revenue at the Retail and CPG level while reviewing our operating results on a consolidated basis.

Drivers of Results of Operations

Revenue

We derive our revenue from two revenue streams: a Consumer Packaged Goods business in which it manufactures, sells and distributes its portfolio of consumer packaged goods, including brands Beboe,

Dogwalkers, Dr. Solomon’s, incredibles, Rythm, and The Feel Collection, primarily to third-party retail customers; and a Retail business in which it sells finished goods sourced primarily from third-party cannabis manufacturers in addition to the Company’s own Consumer Packaged Goods products direct to the end consumer in its retail stores, as well as direct-to-consumer delivery where applicable by state law.

For the nine months ended September 30, 2020, revenue was contributed from Consumer Packaged Goods and Retail sales across all twelve markets, which include California, Colorado, Connecticut, Florida, Illinois, Maryland, Massachusetts, Nevada, New Jersey, New York, Ohio and Pennsylvania.

Gross Profit

Gross profit is revenue less cost of goods sold. Cost of goods sold includes the costs directly attributable to product sales and includes amounts paid for finished goods, such as flower, edibles, and concentrates, as well as packaging and other supplies, fees for services and processing, and allocated overhead which includes allocations of rent, utilities and related costs. Cannabis costs are affected by various state regulations that limit the sourcing and procurement of cannabis product, which may create fluctuations in gross profit over comparative periods as the regulatory environment changes. Gross margin measures the Company’s gross profit as a percentage of revenue.

Over the nine months ended September 30, 2020, the Company continued to be focused on executing sustainable, profitable growth of the Company’s business while pursuing expansion. Green Thumb expects to continue its growth strategy for the foreseeable future as the Company expands its Consumer Packaged Goods and Retail footprint within its current markets, subject to the Company’s capital allocation plans and the evolving situation with respect to the impact of COVID-19.

Total Expenses

Total expenses other than the cost of goods sold consist of selling costs to support customer relationships and marketing and branding activities. It also includes a significant investment in the corporate infrastructure required to support the Company’s ongoing business.

Retail selling costs generally correlate to revenue. As new locations begin operations, these locations generally experience higher selling costs as a percentage of revenue compared to more established locations, which experience a more constant rate of selling costs. As a percentage of sales, the Company expects selling costs to remain constant in the more established locations and increase in the newer locations as business continues to grow.

General and administrative expenses also include costs incurred at the Company’s corporate offices, primarily related to back office personnel costs, including salaries, incentive compensation, benefits, stock-based compensation and other professional service costs. The Company expects to continue to invest considerably in this area to support aggressive expansion plans and to support the business by attracting and retaining top-tier talent. Furthermore, the Company anticipates an increase in stock compensation expenses related to recruiting and hiring talent, along with legal and professional fees associated with being publicly traded in Canada and a U.S. Securities Exchange Commission registrant.

Provision for Income Taxes

The Company is subject to income taxes in the jurisdictions in which it operates and, consequently, income tax expense is a function of the allocation of taxable income by jurisdiction and the various activities that impact the timing of taxable events. As the Company operates in the federally illegal cannabis industry, it is subject to the limitations of IRC Section 280E under which taxpayers are only allowed to deduct expenses directly related to sales of product. This results in permanent differences between ordinary and necessary business expenses deemed non-allowable under IRC Section 280E and a higher effective tax rate than most industries. Therefore, the effective tax rate can be highly variable and may not necessarily correlate to pre-tax income or loss.

Non-GAAP Measures

Earnings before interest, tax, depreciation and amortization, commonly referred to as EBITDA, and Adjusted Operating EBITDA, are non-GAAP measures and do not have standardized definitions under GAAP. The following information provides reconciliations of the supplemental non-GAAP financial measures, presented herein to the most directly comparable financial measures calculated and presented in accordance with GAAP. We have provided the non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. These supplemental non-GAAP financial measures are presented because management has evaluated the financial results both including and excluding the adjusted items and believe that the supplemental non-GAAP financial measures presented provide additional perspective and insights when analyzing the core operating performance of the business. These supplemental non-GAAP financial measures should not be considered superior to, as a substitute for or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented.

	Nine Months Ended September 30,		For the Years Ended December 31,
	2020	2019	2019	2018	2017
	(in thousands)
Net Income (Loss) Before Non-Controlling Interest (GAAP)	$(4,774,488)	$(44,717,094)	$(59,447)	$22,568	$(4,872)
Interest Income	(109,922)	(1,300,233)	(1,466)	(1,953)	—
Interest Expense, net	14,236,475	11,762,222	13,659	2,279	432
Provision For Income Taxes	56,964,047	4,706,000	9,344	7,184	214
Total Other Income (Expense)	(7,501,566)	7,969,433	10,319	(56,417)	(544)
Depreciation and Amortization	38,479,960	17,198,731	31,153	5,184	690
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) (non-GAAP measure)	$97,294,506	$(4,380,941)	$3,462	$(21,155)	$(4,080)
Stock-based Compensation, Non-Cash	15,209,520	13,324,083	18,285	12,148	—
Acquisition, Transaction and Other Non-operating Costs	1,635,304	5,012,187	6,015	—	—

Adjusted Operating EBITDA (non-GAAP measure)	$114,139,331	$13,955,329	$27,762	$(9,007)	$(4,080)

Liquidity, Financing Activities During the Period, and Capital Resources

As of September 30, 2020, December 31, 2019, 2018, and 2017, we had total current liabilities of $105,898,809; $111,367,255, $47,851,639, and $14,280,657, respectively, and cash and cash equivalents of $78,091,073, $46,667,334, $145,986, and $29,565,497, respectively to meet its current obligations. As of September 30, 2020, we had working capital of $53,160,428 an increase of $55,465,072 as compared to December 31, 2019. This increase in working capital was primarily driven by the $81,302,083 increase in revenue experienced in the third quarter of 2020 over the fourth quarter of 2019 and the corresponding working capital impact from this increase. Our quarterly results were driven by organic growth across the Company’s Consumer Packaged Goods and Retail businesses, particularly in Illinois following the commencement of adult use sales on January 1, 2020, and in Pennsylvania along with the settlement of certain contingent consideration during the quarter.

In the first nine months of 2020, Green Thumb generated revenue from all 12 of its markets: California, Colorado, Connecticut, Florida, Illinois, Maryland, Massachusetts, Nevada, New Jersey, New York, Ohio and Pennsylvania. Green Thumb’s Consumer Packaged Goods revenue grew approximately 33%, net of discounts, during the three months ended September 30, 2020 as compared to the three months ended June 30, 2020. As of September 30, 2020, Green Thumb’s branded products were sold in over 700 retail stores, including Green Thumb’s Rise and Essence retail stores. Green Thumb’s Retail revenue, net of discounts, increased 28% during the three months ended September 30, 2020 as compared to the three months ended June 30, 2020, primarily driven by increased transaction activity across Green Thumb’s 48 retail store footprint.

Green Thumb is an early-stage growth company, which is generating cash from revenues and is deploying its capital reserves to acquire and develop assets capable of producing additional revenues and earnings over both the immediate and near term. Capital reserves are primarily being utilized for capital expenditures, facility improvements, product development and marketing, as well as customer, supplier and investor and industry relations.

While our revenue, gross profit and operating income were not materially impacted by COVID-19 and we maintained the consistency of our operations during the first nine months of 2020, the uncertain nature of the spread of COVID-19 may impact our business operations for reasons including the potential quarantine of our employees or those of our supply chain partners. Our ability to continue to operate without any significant negative operational impact from the COVID-19 pandemic will in part depend on our ability to protect our employees, customers and supply chain and our continued designation as an “essential” business in states where we do business that currently or in the future impose restrictions on business operations. Green Thumb takes a cautious approach in allocating its capital to maximize its returns while ensuring appropriate liquidity. Given the current uncertainty of the future economic environment, Green Thumb has taken additional measures in monitoring and deploying its capital to minimize the negative impact on its current operations and expansion plans.

Cash Flows

Cash Provided by (Used in) Operating, Investing and Financing Activities

Net cash provided by, (used in) operating, investing, and financing activities for the nine months ended September 30, 2020 and the years ended December 31, 2019, 2018 and 2017, were as follows:

	Nine Months Ended September 30,		Years Ended December 31,
(in thousands)	2020	2019	2019	2018	2017
Net cash provided by (used in) operating activities	$71,056,200	$(712,804)	$(18,014)	$(17,683)	$(4,289)
Net cash used in investing activities	(37,422,417)	(171,943,137)	(174,671)	(111,421)	(26,025)
Net cash (used in) provided by financing activities	(2,210,044)	92,791,523	93,366	245,525	46,924

Contractual Cash Obligations and Other Commitments and Contingencies

The following table quantifies Green Thumb’s future contractual obligations as of September 30, 2020:

	Total	2020	2021	2022	2023	2024	Thereafter
Notes Payable(a)	$105,466,429	$—	$—	$—	$105,466,429	$—	$—
Charitable Contributions	763,284	45,846	185,887	189,953	194,109	147,490	—
Mortgage Payable(b)	1,862,857	28,522	117,794	124,662	131,943	139,299	1,320,638
Interest Due on Notes Payable	33,460,307	3,155,324	12,655,971	12,655,971	4,933,041	—	—
Interest Due on Mortgage Payable	1,022,953	37,565	146,552	139,684	132,403	125,047	441,702
Operating Leases—Third Party	276,776,320	4,767,957	22,243,662	22,285,836	22,092,882	21,387,294	183,998,689
Operating Leases—Related Parties	15,935,415	322,287	1,307,183	1,337,130	1,367,771	1,255,714	10,345,330
Contingent Consideration	36,315,361	27,100,000	9,215,361	—	—	—	—
Construction Commitments(c)	25,640,072	25,640,072	—	—	—	—	—

Total as of September 30, 2020	$497,242,999	$61,097,574	$45,872,410	$36,733,237	$134,378,579	$23,054,844	$196,106,359

(a) -

On May 21, 2020, Green Thumb exercised its option to extend the maturity date of its senior secured notes for an additional year. The new maturity date is May 22, 2023. Additionally, this amount excludes $11,618,400 of unamortized debt discount as of September 30, 2020. See Note 6 - Notes Payable to our unaudited interim condensed consolidated financial statements for the period for details.

(b) -

The amount excludes $177,244 of unamortized debt discount as of September 30, 2020. See Note 6 - Notes Payable to our unaudited interim condensed consolidated financial statements for the period for details.

(c) -

Green Thumb expects to be reimbursed for approximately $22,500,000 of the construction commitment as part of its sale and lease back agreement with IIP. See Note 5 - Leases to our unaudited interim condensed consolidated financial statements for the period for details.

Off-Balance Sheet Arrangements

As of the date of this prospectus, we do not have any off-balance-sheet arrangements, as defined by applicable regulations of the SEC, that have, or are reasonably likely to have, a current or future effect on the results of our operations or financial condition, including, and without limitation, such considerations as liquidity and capital resources.

Changes in or Adoption of Accounting Practices

The following GAAP standards have been recently issued by the Financial Accounting Standards Board, which we refer to as the FASB. We are assessing the impact of these new standards on future consolidated financial statements. Pronouncements that are not applicable or where it has been determined do not have a significant impact on us have been excluded herein.

In June 2016, the FASB issued an Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments—Credit Losses (Topic 326) Measurement of Credit Losses on Financial Instruments, commonly referred to as the ASU 2016-13, which replaces the incurred loss model with a current expected credit loss (or “CECL”) model and requires consideration of a broader range of reasonable and supportable information to explain credit loss estimates. This standard applies to financial assets, measured at amortized cost, including loans, held-to-maturity debt securities, net investments in leases and trade accounts receivable. The guidance must be adopted using a modified retrospective transition method through a cumulative-effect adjustment to retained earnings in the period of adoption. We adopted the new standard in the first quarter of 2020. The adoption of the standard did not have a material impact on our unaudited interim condensed consolidated financial statements.

In January 2017, the FASB issued Accounting Standards Update No. 2017-04 “Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment”, commonly referred to as the ASU 2017-04, which simplifies the accounting for goodwill impairment. ASU 2017-04 requires entities to record an impairment charge based on the excess of a reporting unit’s carrying amount over its fair value (Step 1 under the current impairment test). The standard eliminates Step 2 from the current goodwill impairment test, which included determining the implied fair value of goodwill and comparing it with the carrying amount of that goodwill. ASU 2017-04 must be applied prospectively and is effective in the first quarter of 2020. Early adoption is permitted. We adopted the new standard in the first quarter of 2020. The adoption of the standard did not have a material impact on our unaudited interim condensed consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement (Topic 820). ASU 2018-13 adds, modifies, and removes certain fair value measurement disclosure requirements. ASU 2018-13 is effective for annual and interim periods beginning after December 15, 2019. We adopted the new standard in the first quarter of 2020. The adoption of the standard did not have a material impact on our unaudited interim condensed consolidated financial statements

Recently Issued Accounting Standards

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740)—Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. ASU 2019-12 is effective for Green Thumb Industries beginning January 1, 2021. We are currently evaluating the effect of adopting this ASU on our financial statements.

In January 2020, the FASB issued ASU 2020-01, Investments—Equity Securities (Topic 321), Investments—Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815), commonly referred to as ASU 2020-01, which is intended to clarify the interaction of the accounting for equity securities under Topic 321 and investments accounted for under the equity method of accounting in Topic 323 and the accounting for certain forward contracts and purchased options accounted for under Topic 815. ASU 2020-01 is effective for Green Thumb Industries beginning January 1, 2021. We are currently evaluating the effect of adopting this ASU on our financial statements.

On August 5, 2020, the FASB issued Accounting Standards Update No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, to improve financial reporting associated with accounting for convertible instruments and contracts in an entity’s own equity. The amendments in this Update are effective for public business entities that meet the definition of a Securities and Exchange Commission (SEC) filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Board specified that an entity should adopt the guidance as of the beginning of its annual fiscal year. We are currently evaluating the effect of adopting this ASU on our financial statements.

Critical Accounting Estimates

The preparation of our consolidated financial statements requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, and revenue and expenses. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.

We believe that the accounting policies described below involve a significant degree of judgment and complexity and have the most significant effect on the amounts recognized in the consolidated financial statements. Accordingly, we believe these are the most critical to aid in fully understanding and evaluating our financial condition and results of operations.

Estimated Useful Lives and Amortization of Intangible Assets

Amortization of intangible assets is recorded on a straight-line basis over their estimated useful lives, which do not exceed the contractual period, if any. Intangible assets that have indefinite useful lives are not subject to amortization and are tested annually for impairment, or more frequently if events or changes in circumstances indicate that they may be impaired.

Business Combinations

Classification of an acquisition as a business combination or an asset acquisition depends on whether the assets acquired constitute a business, which can be a complex judgment. Whether an acquisition is classified as a business combination or asset acquisition can have a significant impact on the entries made on and after acquisition.

In determining the fair value of all identifiable assets, liabilities and contingent liabilities acquired, the most significant estimates relate to contingent consideration and intangible assets. Management exercises judgement in estimating the probability and timing of when earn-outs are expected to be achieved, which is used as the basis for estimating fair value. For any intangible asset identified, depending on the type of intangible asset and the complexity of determining its fair value, an independent valuation expert or management may develop the fair value, using appropriate valuation techniques, which are generally based on a forecast of the total expected future net cash flows.

Cannabis licenses are the primary intangible asset acquired in business combinations as they provide us the ability to operate in each market. However, some cannabis licenses are subject to renewal and therefore there is some risk of non-renewal for several reasons, including operational, regulatory, legal or economic. To appropriately consider the risk of non-renewal, we apply probability weighting to the expected future net cash flows in calculating the fair value of these intangible assets. The key assumptions used in these cash flow projections include discount rates and terminal growth rates. Of the key assumptions used, the impact of the estimated fair value of the intangible assets have the greatest sensitivity to the estimated discount rate used in the valuation. Management selected discount rates ranging from 12% to 18% primarily dependent upon the markets in which each of the acquisitions operates. The terminal growth rate represents the rate at which these businesses will continue to grow into perpetuity. Management selected terminal growth rates between 2% and 3%. Other significant assumptions include revenue, gross profit, operating expenses and anticipated capital expenditures which are based upon the Corporation’s historical operations along with management projections.

The evaluations are linked closely to the assumptions made by management regarding the future performance of these assets and any changes in the discount rate applied.

Inventories

The net realizable value of inventories represents the estimated selling price for inventories in the ordinary course of business, less all estimated costs of completion and costs necessary to make the sale. The determination of net realizable value requires significant judgment, including consideration of factors such as shrinkage, the aging of and future demand for inventory, expected future selling price we expect to realize by selling the inventory and the contractual arrangements with customers. Reserves for excess and obsolete inventory are based upon quantities on hand, projected volumes from demand forecasts and net realizable value. The estimates are judgmental in nature and are made at a point in time, using available information, expected business plans and expected market conditions. As a result, the actual amount received on sale could differ from the estimated value of inventory. Periodic reviews are performed on the inventory balance. The impact of changes in inventory reserves is reflected in cost of goods sold.

Investments in Private Holdings

Investments include private company investments which are carried at fair value based on the value of our interests in the private companies determined from financial information provided by management of the companies, which may include operating results, subsequent rounds of financing and other appropriate information. Any change in fair value is recognized on the consolidated statement of operations.

Goodwill Impairment

Goodwill is tested for impairment annually and whenever events or changes in circumstances indicate that the carrying amount of goodwill has been impaired. In order to determine if the value of goodwill has been impaired, the reporting unit to which goodwill has been assigned or allocated must be valued using present value techniques. When applying this valuation technique, we rely on a number of factors, including historical results, business plans, forecasts and market data. Changes in the conditions for these judgments and estimates can significantly affect the assessed value of goodwill.

Determination of Reporting Units

Our assets are aggregated into two reportable segments (retail and consumer packaged goods). For the purposes of testing goodwill, we have identified 12 reporting units. We analyzed our reporting units by first reviewing the operating segments based on the geographic areas in which we conduct business (or each market). The markets were then further divided into reporting units based on the market operations (retail and consumer packaged goods) which were primarily determined based on the licenses each market holds. The following represent the markets in which we operate as of January 1, 2021: California, Colorado, Connecticut, Florida, Illinois, Maryland, Massachusetts, Nevada, New Jersey, New York, Ohio and Pennsylvania.

Consolidation

Judgment is applied in assessing whether we exercise control and have significant influence over entities in which we directly or indirectly own an interest. We have control when we have the power over the subsidiary, have exposure or rights to variable returns and have the ability to use our power to affect the returns. Significant influence is defined as the power to participate in the financial and operating decisions of the subsidiaries. Where we are determined to have control, these entities are consolidated. Additionally, judgment is applied in determining the effective date on which control was obtained. See Note 14—Variable Interest Entities for further details.

Allowance for Uncollectible Accounts

Management determines the allowance for uncollectible accounts by evaluating individual receivable balances and considering accounts and other receivable financial condition and current economic conditions. Accounts receivable and financial assets recorded in other receivables are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded as income when received. All receivables are expected to be collected within one year of the balance sheet date.

Stock-Based Payments

Valuation of stock-based compensation and warrants requires management to make estimates regarding the inputs for option pricing models, such as the expected life of the option, the volatility of our stock price, the vesting period of the option and the risk-free interest rate are used. Actual results could differ from those estimates. The estimates are considered for each new grant of stock options or warrants.

Fair Value of Financial Instruments

The individual fair values attributed to the different components of a financing transaction, derivative financial instruments, are determined using valuation techniques. We use judgment to select the methods used to make certain assumptions and in performing the fair value calculations in order to determine (a) the values attributed to each component of a transaction at the time of their issuance; (b) the fair value measurements for certain instruments that require subsequent measurement at fair value on a recurring basis; and (c) for disclosing the fair value of financial instruments. These valuation estimates could be significantly different because of the use of judgment and the inherent uncertainty in estimating the fair value of these instruments that are not quoted in an active market.

Financial Instruments and Financial Risk Management

Our financial instruments consist of cash and cash equivalents, accounts receivable, member contribution receivable, notes receivable, due from related parties, investments, accounts payable and accrued liabilities, notes payable, derivative liability, liability for acquisition of noncontrolling interest and contingent consideration payable.

Financial instruments recorded at fair value are classified using a fair value hierarchy that reflects the significance of the inputs to fair value measurements. The three levels of hierarchy are:

Level 1—Unadjusted quoted prices in active markets for identical assets or liabilities;

Level 2—Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly; and

Level 3—Inputs for the asset or liability that are not based on observable market data.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Financial Risk Management

We are exposed in varying degrees to a variety of financial instrument related risks. The Board mitigates these risks by assessing, monitoring and approving our risk management processes.

Credit Risk

Credit risk is the risk of a potential loss to us if a customer or third party to a financial instrument fails to meet its contractual obligations. We do not have significant credit risk with respect to our customers.

We provide credit to our customers in the normal course of business. We have established credit evaluation and monitoring processes to mitigate credit risk but have limited risk as the majority of our sales are transacted with cash.

Liquidity Risk

Liquidity risk is the risk that we will not be able to meet our financial obligations associated with financial liabilities. We manage liquidity risk through the effective management of our capital structure. Our approach to managing liquidity is to ensure that we will have sufficient liquidity at all times to settle obligations and liabilities when due.

Market Risk

Market risk is the risk of loss arising from adverse changes in market rates and prices, such as interest rates, foreign exchange rates, raw material and other commodity prices.

Currency Risk. Our operating results and financial position are reported in U.S. dollars. Some of our financial transactions are denominated in currencies other than the U.S. dollar. The results of our operations are subject to currency transaction risks. We have no hedging agreements in place with respect to foreign exchange rates. We have not entered into any agreements or purchased any instruments to hedge possible currency risks at this time.

Interest Rate Risk. Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. Cash and cash equivalents bear interest at market rates. Our financial debts have fixed rates of interest and therefore expose us to a limited interest rate fair value risk.

Commodities Price Risk. Price risk is the risk of variability in fair value due to movements in equity or market prices. The primary raw materials used by us aside from those cultivated internally are labels and packaging. Management believes a hypothetical 10% change in the price of these materials would not have a significant effect on our consolidated annual results of operations or cash flows, as these costs are generally passed through to our customers. However, such an increase could have an impact on our customers’ demand for our products, and we are not able to quantify the impact of such potential change in demand on our combined annual results of operations or cash flows.

COVID-19 Risk. We are monitoring COVID-19 closely, and although operations have not been materially affected by the COVID-19 outbreak to date, the ultimate severity of the outbreak and its impact on the economic environment is uncertain. Our operations are currently ongoing as the cultivation, processing and sale of cannabis products is currently considered an essential business by the States in which we operate with respect to all customers (except in Massachusetts, where cannabis was deemed essential only for medical patients, leading to the state-wide suspension of adult use sales from March 24, 2020 to May 25, 2020). In all locations where regulations have been enabled by governmental authorities, we have expanded consumer delivery options and curbside pickup to help protect the health and safety of our employees and customers. The pandemic has not materially impacted our business operations or liquidity position to date. We continue to generate operating cash flows to meet our short-term liquidity needs. The uncertain nature of the spread of COVID-19 may impact our business operations for reasons including the potential quarantine of our employees or those of our supply chain partners or if the cultivation, processing and/or sale of cannabis products is restricted as a result of the pandemic.

BUSINESS

Background

Green Thumb Industries Inc. is a reporting issuer in Canada listed for trading on the Canadian Securities Exchange under the symbol “GTII.” Our Subordinate Voting Shares are also traded in the United States on the OTCQX Best Market under the symbol “GTBIF.”

Originally founded in 2014, we began operations in 2015 upon the award of a medical marijuana license for cultivation/processing and retail in Illinois. We have since expanded our operational footprint to 11 additional U.S. markets, including California, Colorado, Connecticut, Florida, Maryland, Massachusetts, Nevada, New Jersey, New York, Ohio and Pennsylvania. Currently, we own, manufacture, and distribute a portfolio of cannabis Consumer Packaged Goods brands (which we refer to as our Consumer Packaged Goods business), including Beboe, Dogwalkers, Dr. Solomon’s, incredibles, Rythm, and The Feel Collection, primarily to third-party licensed retail cannabis stores across the United States as well as to company-owned retail stores. We also own and operate a rapidly growing national chain of retail cannabis stores called Rise and, in the Las Vegas, Nevada area, a chain of stores called Essence, as well as retail stores, operating under other names, all of which sell our products and third-party products (which we refer to as our retail business).

Through our subsidiaries, we own interests in several state-licensed medical and/or adult use marijuana businesses in Connecticut, Florida, Illinois, Maryland, Massachusetts, Nevada, New Jersey, New York, Ohio and Pennsylvania. We also license our intellectual property and certain brands to licensees in California and Colorado, and recently entered into a partnership with Cookies to rebrand our Essence store located on the Las Vegas, Nevada Strip as a Cookies store, subject to applicable regulatory approvals. The following organizational chart describes our organizational structure as of January 1, 2021. See Exhibit 21.1 to the registration statement of which this prospectus is a part for a list of our subsidiaries. All lines represent 100% ownership of outstanding securities of the applicable subsidiary unless otherwise noted in Exhibit 21.1. In part, the complexity of our organization structure is due to state licensing requirements that mandate that we maintain the corporate identity of our operating license holders.

Our registered office is located at 250 Howe Street, 20th Floor, Vancouver, British Columbia V6C 3R8. Our head office is located at 325 W. Huron Street, Suite 700, Chicago, Illinois 60654.

Our History

We were incorporated under the Company Act (British Columbia) on June 26, 1979 under the name “Dalmatian Resources Ltd.” On February 18, 2002, we changed our name to “Enwest Ventures Corp.” Further, on February 25, 2003, we changed our name to “Bayswater Ventures Corp.” In August 2006, we changed our name from Bayswater Ventures Corp. to “Bayswater Uranium Corporation” following a Canadian amalgamation transaction with Pathfinder Resources Ltd.

On July 18, 2007, under a plan of arrangement, we amalgamated with Kilgore Minerals Ltd., a company incorporated under the Canada Business Corporations Act on June 21, 2002 and continued into the Province of British Columbia under the Business Corporations Act (British Columbia) on December 7, 2006. Following the plan of arrangement, Kilgore Minerals Ltd. changed its name to “Bayswater Uranium Corporation” on July 24, 2007.

Subsequent to our financial year ended February 28, 2018, we entered into a Business Combination Agreement whereby we, 1165318 B.C. Ltd. (a wholly-owned subsidiary of Bayswater Uranium Corporation), VCP23, LLC, GTI23, Inc. and GTI Finco Inc. combined their respective businesses, which we refer to as the Transaction, filed Articles of Amendment in the Province of British Columbia to effect the name change from “Bayswater Uranium Corporation” to “Green Thumb Industries Inc.” and continued the business of VCP23, LLC. VCP23, LLC was formed in the State of Delaware on November 27, 2017. The entity had no activity or financials in 2017.

General Development of the Business

The Transaction

On January 1, 2018, we completed a restructuring to consolidate our organizational structure. RCP23, LLC, which had operations in Maryland, Massachusetts, Nevada and Pennsylvania, and GTI-Clinic Illinois Holdings, LLC, which had operations in Illinois, restructured and each entity contributed certain assets and real estate to VCP23, LLC or its subsidiaries. Simultaneously, GTI-Clinic Illinois Holdings, LLC transferred its membership interests in the Illinois licensed medical businesses to GTI Core, LLC. Prior to the closing of the Transaction (defined below), VCP23, LLC was acquired by GTI23, Inc. and the members of VCP23, LLC exchanged their membership interests in VCP23, LLC in exchange for shares of GTI23, Inc. The transaction did not include outside parties that were not previously members of RCP23, LLC or GTI-clinic Illinois Holdings, LLC. The transaction did involve certain current directors and officers of Green Thumb Industries Inc. that, at the time, were members of the RCP23, LLC and/or GTI-Clinic Illinois Holdings, LLC.

On June 12, 2018, Green Thumb Industries Inc., 1165318 B.C. Ltd. (a wholly-owned subsidiary of Bayswater Uranium Corporation), VCP23, LLC, GTI23, Inc. and GTI Finco Inc. entered into a Business Combination Agreement whereby the Green Thumb Industries Inc., 1165318 B.C. Ltd. (a wholly-owned subsidiary of Bayswater Uranium Corporation), VCP23, LLC, GTI23, Inc. and GTI Finco Inc. combined their respective businesses, which we refer to as the Transaction. The Transaction was structured as a series of transactions, including a Canadian three-cornered amalgamation transaction and a series of U.S. reorganization steps, for the purpose of raising capital from third-party party investors simultaneously with the closing of the Transaction. Green Thumb Industries Inc. (formerly Bayswater Uranium Corporation) had no active business operations leading up to completion of the Transaction.

In connection with the Transaction, we disposed of our uranium-based assets, changed our name from “Bayswater Uranium Corporation” to “Green Thumb Industries Inc.” and consolidated our existing common shares on the basis of one Subordinate Voting Share for each 368 existing common shares.

At a meeting of the our shareholders on June 11, 2018, our shareholders approved a resolution to restructure our share capital to, among other things, re-designate our existing common shares as subordinate voting shares, which we refer to as the Subordinate Voting Shares, and create a class of multiple voting shares, which we refer to as the Multiple Voting Shares, and super voting shares, which we refer to as the Super Voting Shares.

Green Thumb Industries Inc., 1165318 B.C. Ltd. (a wholly-owned subsidiary of Bayswater Uranium Corporation) and GTI Finco Inc. were parties to a Canadian three-cornered amalgamation, which we refer to as the Amalgamation, whereby: (i) GTI Finco Inc. shareholders received Subordinate Voting Shares of Green Thumb Industries Inc. on a one-for-one basis; (ii) members of VCP23, LLC contributed their membership interests to GTI23, Inc. for shares of GTI23, Inc.; and (iii) members of VCP23, LLC then contributed their shares of GTI23, Inc. to Green Thumb Industries Inc. in exchange for Super Voting Shares and Multiple Voting Shares of Green Thumb Industries Inc.

The SR Offering

Prior to the Transaction, GTI Finco Inc. (a special purpose corporation wholly-owned by VCP23, LLC), completed a brokered and a non-brokered subscription receipt financing at a price of C$7.75 per subscription receipt for aggregate gross proceeds of approximately $64.1 million (C$87 million), which we refer to as the SR Offering. As part of closing the Transaction, the investors in the SR Offering received our Subordinate Voting Shares on an economically equivalent basis. The brokered portion of the SR Offering was co-led by GMP Securities L.P. and Canaccord Genuity Corp., with a syndicate that included Beacon Securities Limited, Echelon Wealth Partners Inc. and Eight Capital Corp. In connection with the Transaction and pursuant to the SR Offering, a total of 11,245,434 Subordinate Voting Shares were issued and outstanding after completion of the Transaction, including Subordinate Voting Shares issued to former holders of GTI Finco Inc. subscription receipts issued in the SR Offering.

The Subordinate Voting Shares began trading on the Canadian Securities Exchange on June 13, 2018 under the symbol “GTII.”

Financing Activities

On June 12, 2020, we closed on a $1.8 million mortgage loan from a third party to acquire the real estate of our Joliet, Illinois retail dispensary facility, which we refer to as the Joliet Mortgage Loan. The real estate was acquired from Mosaic Real Estate Joliet, LLC, which had previously been managed by Ms. Berger, as a principal of South Creek 15, LLC, which is the Manager of Mosaic Real Estate Joliet, LLC, until May 20, 2020 when Ms. Berger resigned from such position. Under the long-term mortgage loan, we will make monthly principal and interest payments. The purchase price for the property was $1.8 million, including transaction costs.

On March 6, 2020, the Company closed on a sale and lease back transaction to sell our Oglesby, Illinois cultivation and processing facility to an unrelated third party, Innovative Industrial Properties (“IIP”). Under a long-term agreement, Green Thumb leased back the facility and continues to operate and manage it. The purchase price for the property was $9.0 million, excluding transaction costs. Green Thumb is making certain improvements to the property that will significantly enhance production capacity, for which IIP has agreed to provide reimbursement of up to $41 million. Assuming full reimbursement for such improvements, IIP’s total investment in the property will be $50 million.

On January 31, 2020, Green Thumb closed on a sale and leaseback transaction to sell our Toledo, Ohio processing facility to IIP. Under a long-term agreement, Green Thumb leased back the facility and continues to operate the space and manage it. The purchase price for the property was $2.9 million, excluding transaction costs. Green Thumb is making certain improvements to the property that will significantly enhance production capacity, for which IIP has agreed to provide reimbursement of up to $4.3 million.

On October 1, 2020, the Company and IIP agreed to amend the lease on the Toledo, Ohio processing facility. Under the amendment, IIP will provide an additional $25 million in funding to be used for the construction of a cannabis cultivation facility at the property, which currently houses a separate cannabis processing facility. Assuming full payment of the additional funding, IIP’s total investment in the property pursuant to the sale and leaseback transaction and related amendment will be $32.2 million.

On November 12, 2019, we closed on a sale and leaseback transaction to sell our Danville, Pennsylvania cultivation and processing facility to IIP. Under a long-term agreement, Green Thumb leased back the facility and continues to operate and manage it. The purchase price for the property was $20.3 million, excluding transaction costs. Green Thumb is making certain improvements to the property that will significantly enhance production capacity, for which IIP has agreed to provide reimbursement of up to $19.3 million. Assuming full reimbursement for such improvements, IIP’s total investment in the property will be $39.6 million.

On May 22, 2019, we closed a $105 million senior secured non-brokered private placement financing through the issuance of three-year senior secured notes, which we refer to as the Notes, pursuant to a note purchase agreement, which we refer to as the Note Purchase Agreement. The financing generated funds for general working capital purposes and various growth initiatives and to retire our existing debt, including the $12.5 million in six-month senior secured promissory notes, which we refer to as the Bridge Notes. Following our May 21, 2020 exercise of our option to extend the term of the Notes by one year, the Notes have a maturity date of May 22, 2023 and will bear interest from the date of issue at 12% per annum, payable quarterly, with an option, at our discretion, to extend an additional 12 months. Upon the execution of the Note Purchase Agreement, the purchasers of the Notes received warrants to purchase 1,822,771 Subordinate Voting Shares at an exercise price of C$19.39 per share, which can be exercised for 60 months from the date of issuance. We entered into the First Amendment to the Note Purchase Agreement on November 9, 2019. The First Amendment to the Note Purchase Agreement reduced the borrowing capacity from $150 million to $130 million, which allows us to borrow an additional $24.5 million over a period of 12 months from the closing date of the Note Purchase Agreement. Upon the execution of the First Amendment to the Note Purchase Agreement, the purchasers of the Notes received warrants to purchase 365,076 Subordinate Voting Shares at an exercise price of C$12.04 per share, which can be exercised for 60 months from the date of issuance. On May 21, 2020, pursuant to the terms of the Note Purchase Agreement, the purchasers of the Notes received additional warrants to purchase 84,924 Subordinate Voting Shares at an exercise price of C$14.03 per share, which can be exercised for 60 months from the date of issuance.

On April 12, 2019, we closed on a private placement of the Bridge Notes. The Bridge Notes accrue interest at an annual rate of 10.5% payable on a monthly basis, commencing June 1, 2019. The Bridge Notes included warrants to purchase 218,964 Subordinate Voting Shares at an exercise price of C$22.90 per share, which can be exercised for 42 months from the closing date of the transaction. On May 22, 2019, we repaid the full principal amount and accrued interest for the Bridge Notes.

On October 17, 2018, we closed a $78.6 million (C$101.7 million) bought deal financing, which included proceeds from the sale of Subordinate Voting Shares following the full exercise by the underwriters, namely GMP Securities L.P. (as lead underwriter and sole bookrunner), Beacon Securities Limited, Cormark Securities Inc., Echelon Wealth Partners Inc. and Eight Capital Corp., of an over-allotment option. The financing generated funds for our continued growth, including wholesale capacity, strategic initiatives and general corporate purposes.

On August 2, 2018, we closed a $61.7 million (C$80.3 million) bought deal financing, co-led by Canaccord Genuity Corp. and GMP Securities L.P., and including Beacon Securities Limited, Echelon Wealth Partners Inc. and Eight Capital Corp., to fund our continued growth, including the acquisition of one of ten licenses in the regulated New York cannabis market and the buildout of five dispensaries in Ohio pursuant to licenses awarded by the Ohio State Board of Pharmacy in June 2018, and for working capital purposes.

On June 12, 2018, GTI Finco Inc. (a special purpose corporation wholly-owned by VCP23, LLC) completed the SR Offering, a brokered and a non-brokered subscription receipt financing at a price of C$7.75 per subscription receipt for aggregate gross proceeds of approximately $64.1 million (C$87 million). The investors received 11,245,434 Subordinate Voting Shares on an economically equivalent basis. The brokered portion of the financing was co-led by GMP Securities L.P. and Canaccord Genuity Corp., with a syndicate that included Beacon Securities Limited, Echelon Wealth Partners Inc. and Eight Capital Corp.

On April 30, 2018, we closed a private placement offering to sell $45 million in a convertible promissory note, which we refer to as the Convertible Promissory Note, to VCP Convert, LLC, a Delaware limited liability company owned by accredited investors. The Convertible Promissory Note was converted into common units of VCP23, LLC immediately prior to the Transaction.

On December 31, 2017, RCP23, LLC, closed a $67 million private placement offering to sell investor member units in RCP23, LLC to fund growth opportunities and our working capital.

Certain Recent Developments

On March 11, 2020, the World Health Organization declared COVID-19 a global pandemic and recommended containment and mitigation measures worldwide. The Company is monitoring this closely, and although operations have not been materially affected by the COVID-19 outbreak to date, the ultimate severity of the outbreak and its impact on the economic environment is uncertain. Operations of the Company are currently ongoing as the cultivation, processing and sale of cannabis products is currently considered an essential business by the states in which we operate with respect to all customers (except in Massachusetts, where cannabis was deemed essential only for medical patients, leading to the state-wide suspension of adult use sales from March 24, 2020 to May 25, 2020). The uncertain nature of the spread of COVID-19 globally may impact our business operations for reasons including the potential quarantine of our employees, customers, and third-party service providers, delay in supply chains and the inability to adequately adjust business operations and staffing per evolving regulations and Center for Disease Control guidelines that inhibit business operations and productivity and thereby potentially impact revenue, revenue growth, profitability. Further, rising unemployment levels nationally may result in less consumer spending on our products. At this time, the Company is unable to estimate the impact of this event on its operations.

On August 23, 2019, we closed on our acquisition of Fiorello Pharmaceuticals, Inc. Fiorello Pharmaceuticals, Inc. is one of only ten companies in New York licensed to grow, process and dispense medical cannabis. Fiorello Pharmaceuticals, Inc. has one cultivation/processing facility and four dispensing locations, with three of such dispensing locations currently operating.

On June 5, 2019, we closed on our acquisition of Integral Associates, LLC, a leading cannabis operator in Nevada, and Integral Associates CA, LLC, which we collectively refer to as Integral Associates, LLC. In addition to the initial consideration paid at closing, the membership interest purchase agreement, which we refer to as the Membership Interest Purchase Agreement, provides for the payment by Green Thumb Industries Inc. of additional consideration upon the achievement of certain performance targets (including a potential EBITDA earn-out payment) and regulatory license awards. Milestone payments for each license won are 50% payable at the initial license award, and the remaining 50% will be paid once the final licenses are issued. The total consideration paid as of December 31, 2019 was approximately $326 million, including $52.8 million in cash and 24.7 million Subordinate Voting Shares. The acquisition includes: (i) Integral Associates LLC’s three Essence retail stores located across the Las Vegas, Nevada area; (ii) eight additional adult use retail licenses in Nevada, five in the Las Vegas area and three in Northern Nevada; (iii) West Hollywood, California retail license, one of only five with a consumption lounge and delivery service; (iv) Pasadena, California and Culver City, California retail licenses; (v) Desert Grown Farms, a 54,000 square foot state-of-the-art cultivation and processing facility with an award-winning genetics library of 100+ strains; and (vi) Cannabiotix NV, a 41,000 square foot cultivation and processing facility which has been a recognized High Times Cannabis Cup award winner.

On February 21, 2019, we closed on our acquisition of For Success Holdings Company, the Los Angeles-based creator of the lifestyle suite of Beboe branded cannabis products. Beboe is best known for, among other things, the thoughtfully designed aesthetic of its iconic rose gold vaporizing pens and edible pastilles, with each product curated using a unique blend of socially dosed THC (as hereinafter defined) and CBD (as hereinafter defined). The acquisition was an all-stock transaction, and consideration was satisfied through the issuance of Subordinate Voting Shares. The purchase agreement also includes additional consideration based on future performance targets.

On February 12, 2019, we closed on our acquisition of Connecticut-based Advanced Grow Labs LLC. Advanced Grow Labs LLC is one of four companies in Connecticut licensed to grow and process cannabis. Advanced Grow Labs LLC operates a 41,000 square foot manufacturing facility in West Haven, Connecticut, with expansion potential. Advanced Grow Labs LLC also has an ownership stake in a dispensary that is located in Westport, Connecticut. Advanced Grow Labs LLC produces and distributes a wide range of cannabis products to the operating stores in the state. The transaction consideration was approximately $110.1 million, including $15.5 million in cash and approximately 7.3 million Subordinate Voting Shares. The purchase agreement also includes additional consideration based on future performance targets.

On November 8, 2018, we acquired KSGNF, LLC, the holder of a license to operate a vertically-integrated medical marijuana treatment center in Florida, in exchange for approximately $48.6 million in cash and Subordinate Voting shares valued at approximately $49.6 million. KSGNF, LLC operates a cultivation/processing facility in Homestead, Florida with six open and operating dispensaries across the state.

Description of the Business

Overview of Green Thumb Industries Inc.

Established in 2014 and headquartered in Chicago, Illinois, Green Thumb Industries Inc. is promoting wellbeing through the power of cannabis through branded consumer packaged goods and people-first retail experiences, while being committed to community and sustainable profitable growth. As of January 1, 2021, we have operations across 12 U.S. markets, employ over 2,200 people and serve hundreds of thousands of patients and customers annually.

Our core business is manufacturing, distributing and marketing a portfolio of owned cannabis consumer packaged goods brands (which we refer to as our Consumer Packaged Goods business), including Beboe, Dogwalkers, Dr. Solomon’s, incredibles, Rythm and The Feel Collection, primarily to third-party licensed retail cannabis stores across the United States as well as to company-owned retail stores (which we refer to as our Retail business).

Our consumer products portfolio is primarily generated from plant material that we grow and process ourselves, which we use to produce our consumer packaged goods in 13 owned and operated manufacturing facilities. This portfolio consists of stock keeping units, which we refer to as SKUs, across a range of cannabis product categories, including flower, pre-rolls, concentrates, vape, capsules, tinctures, edibles, topicals and other cannabis-related products (none of which product categories are individually material to us).

We also own and operate a national cannabis retail chain called Rise, and in the Las Vegas, Nevada area, a chain of stores called Essence, which are relationship-centric retail experiences aimed to deliver a superior level of customer service through high-engagement consumer interaction, a consultative, transparent and education-forward selling approach and a consistently available assortment of cannabis products. In addition, we currently own stores under other names, primarily where we co-own the stores or naming is subject to licensing or similar restrictions. The income from our retail stores is primarily from the sale of cannabis-related products, which includes the sale of products that we produce as well as those produced by third parties, with an immaterial (under 10%) portion of this income resulting from the sale of other merchandise (such as t-shirts and accessories for cannabis use). Our Rise stores currently are located in eight of the states in which we operate (including Nevada). Our Essence stores were acquired in connection with the 2019 acquisition of Integral Associates, LLC and are located in Nevada. The Essence stores differ from the Rise stores mainly in geographic location. As of January 1, 2021, the Company had 51 open and operating retail locations, with state licensed permission to open a total of 97 stores. The Company’s new store opening plans will remain fluid depending on market conditions, obtaining local licensing, construction and other permissions and subject to our capital allocation plans and the evolving situation with respect to COVID-19.

Financial Highlights and Revenue Streams

We have consolidated financial statements across our operating businesses with revenue from the manufacture, sale and distribution of branded cannabis products to third-party licensed retail customers as well as the sale of finished products to consumers in our retail stores.

The percentage of total revenue contributed by Consumer Packaged Goods operations was 29%, 27%, 36%, 33% and 40% for the three and nine months ended September 30, 2020 and the years ended December 31, 2019, 2018 and 2017, respectively. The percentage of total revenue contributed by Retail operations was 71%, 73%, 64%, 67% and 60% for the three and nine months ended September 30, 2020 and the years ended December 31, 2019, 2018 and 2017, respectively. See the section entitled “Financial Information” for details on key financial highlights.

As of September 30, 2020, we had operating revenue in 12 markets (California, Colorado, Connecticut, Florida, Illinois, Maryland, Massachusetts, Nevada, New York, New Jersey, Ohio and Pennsylvania).

Geographic Information

We operate in 12 U.S. states: California, Colorado, Connecticut, Florida, Illinois, Maryland, Massachusetts, Nevada, New Jersey, New York, Ohio and Pennsylvania.

Product Research, Design and Development

Our branded products portfolio includes SKUs across a range of product categories, including flower, pre-rolls, concentrates, vape, capsules, tinctures, edibles, topicals and other cannabis-related products.

We engage in research and development activities focused on developing new extracted or infused cannabis consumer packaged products.

Manufacturing

Our branded products are produced in manufacturing facilities across 12 U.S. states in which the primary activity is the cultivation, processing and manufacture of cannabis consumer packaged goods.

The majority of our finished goods production is manufactured by our owned production facilities. However, we also have entered into manufacturing agreements with third parties, primarily for our cannabidiol, which is commonly referred to as CBD, business lines, none of which account for more than 1% of finished goods production.

We aim to maintain strict brand and quality assurance standards and have implemented standard operating procedures across all production facilities to ensure continuity of product and consistent consumer experience across all operating markets.

Sources and Availability of Materials

Almost all of the raw material input, except packaging materials, we use to produce finished cannabis consumer packaged goods are cultivated or processed internally for further use in the manufacturing process.

Significant Customers

Customers of our consumer packaged goods business include legal state-licensed cannabis dispensaries within each U.S. state in which we operate, as well as national retail channels, including department stores and specialty boutiques. The majority of our branded consumer packaged goods are distributed to unrelated third-party licensed retail cannabis stores. We are not dependent upon a single customer, or a few customers, the loss of any one or more of which would have a material adverse effect on the business. No customer accounted for 10% or more of our consolidated net revenue during fiscal 2019 or 2018.

Merchandise

To meet the array of unique customer needs, we offer a variety of cannabis products at each of our Rise, Essence and other stores, totaling thousands of SKUs in managed inventory, comprehensive of product categories including flower, concentrates, topicals (bath and beauty products) and edibles (confection, beverages, snacks).

We leverage our owned retail channel, Rise, Essence and other stores, to distribute our branded product portfolio, such as Beboe, Dogwalkers, Dr. Solomon’s, incredibles, Rythm and The Feel Collection, among others.

All products sold have passed state-mandated third-party testing as required by applicable law to help assure that they do not contain impermissible levels of toxins, microbials and other harmful substances, are inventoried in comprehensive seed-to-sale tracking software to minimize product slippage and deviated inventory and meet our vendor requirements for quality assurance and reliability.

Omnichannel Distribution

Products sold at Rise and Essence, are delivered directly to our stores primarily by our manufacturing and distribution vendor partners.

Our primary retail presence is traditional brick and mortar. However, as regulations allow, we will continue to expand our e-commerce, in-store guest pick-up and direct-to-consumer delivery capabilities as part of our commitment to providing a consistent retail brand experience no matter where the consumer might be.

Intellectual Property—Patents and Trademarks

We believe that brand protection is critical to our business strategy. We regularly seek to protect our intellectual property rights in connection with our operating names (e.g., Green Thumb and Rise), our consumer packaged goods (e.g., Dogwalkers and Rythm) and certain patentable goods and services. The U.S. trademark statute, The Lanham Act, allows for the protection of trademarks and service marks on products and services used, or intended for use, lawfully. Because cannabis-related products and services remain illegal at the federal level under the Controlled Substances Act, we are not able to fully protect our intellectual property at the federal level; therefore, we currently seek trademark protections at the state level where commercially feasible. Nonetheless, our success depends upon other areas of our business such as product development and design, production and marketing and not exclusively upon trademarks, patents and trade secrets.

From the time we became licensed to cultivate marijuana, we have developed proprietary cultivation techniques. We have also developed certain proprietary intellectual property for operating butane extraction, carbon dioxide extraction and ethanol extraction machinery, including production best practices, procedures and methods. This requires specialized skills in cultivation, extraction and refining.

We rely on non-disclosure/confidentiality agreements to protect our intellectual property rights. To the extent we describe or disclose our proprietary cultivation or extraction techniques in our applications for cultivation or processing licenses, we redact or request redaction of such information prior to public disclosure.

We have sought U.S. patent protection for certain of our Dr. Solomon’s products, namely a utility patent for compositions and methods for treating skin and neuropathic conditions and disorders. Where commercially reasonable, we will seek further U.S. patent protection on other eligible products and services.

We own several website domains, including www.gtigrows.com, numerous social media accounts across all major platforms and various phone and web application platforms.

We have successfully registered over 20 trademarks across nine states for brands offered within those jurisdictions and have additional trademark applications pending or in process. We anticipate feedback on outstanding submitted applications on a rolling basis. As such, we will continue to rely on common law protection for these brands during the trademark registration process. Moreover, we will proactively seek intellectual property protection for brand expansions in current markets as well as any new market expansion. For additional details on the risks associated with the lack of trademark protection, see “Risk Factors” with respect to intellectual property.

For incredibles and Beboe branded cannabis products, we have entered into licensing and distribution contracts with third parties that hold licenses to engage in the sale of cannabis in the states of California and Colorado, where we do not currently have permission to operate cultivation and processing facilities. Such third parties directly engage in or arrange for the sourcing, manufacturing, laboratory testing, quality assurance, storage, marketing, sales, distribution and delivery of products containing cannabis and remit licensing fees to us.

Joint Ventures

We utilize joint ventures when necessary to comply with state regulatory requirements in certain states. Partnering with one or more non-affiliated third parties provides us with the opportunity to mitigate certain operational and financial risks while ensuring continued compliance with the applicable regulatory guidelines. Currently, we have joint ventures the operation of (i) a medical marijuana dispensary in Effingham, Illinois

(ILDISP, LLC) of which we hold a 50% interest, (ii) a medical marijuana dispensary in Westport, Connecticut (Bluepoint Wellness of Westport, LLC) of which we hold a 46% interest, and (iii) a registered marijuana dispensary and a cultivation and processing facility in Chicopee, Massachusetts (Cal Funding, LLC) of which we hold less than a 10% interest. In Ohio, we also own 99% of the business that holds 5 medical marijuana dispensary licenses as well as a medical marijuana processing license. Additionally in Ohio, we purchased the remaining 60% of a third-party’s interest in a provisional medical marijuana cultivation license on August 31, 2020.

Working Capital

Effective inventory management is critical to our ongoing success and we use a variety of demand and supply forecasting, planning and replenishment techniques. We strive to maintain sufficient levels of inventory of core product categories, maintain positive vendor and customer relationships and carefully plan to minimize markdowns and inventory write-offs.

For additional details on liquidity and Capital Resources, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Human Capital and Number of Employees

As of January 1, 2021, we employed over 2,200 team members nationwide including corporate, retail, manufacturing and part-time employees, including but not limited to: finance and accounting, legal and compliance, supply chain and operations, sales and marketing, commercial and cannabis agriculture, chemists, customer service, construction and project management, real estate and human resources. We offer a comprehensive package of company-sponsored benefits to our team. Eligibility depends on the full-time or part-time status, location and other factors, and benefits include 401(k), medical and dental plans, disability insurance, employee assistance programs and life insurance. Additionally, we believe in aligned incentives and utilize employee stock and incentive plans for a competitive total rewards program.

Our employees are split across the Company as follows:

Corporate:	160
Retail:	1,199
Manufacturing:	864
Total:	2,223

Environmental Compliance

Expenditures for compliance with federal, state and local environmental laws and regulations are consistent from year to year and are not material to our financials. We are compliant with all applicable regulations and does not use materials that would pose any known risk under normal conditions.

Competitive Conditions and Our Position in the Industry

Competition

The markets in which our products are distributed and our retail stores are operated are highly competitive markets. Our operations exist in markets with relatively high barriers to entry given the licensed nature of the cannabis industry. We compete directly with cannabis producers and retailers within single-state operating markets, as well as those that operate across several U.S. markets. More broadly, we view manufacturers of other consumer products, such as those in the pharmaceuticals, alcohol, tobacco, health and beauty and functional wellness industries, as potential competitors. Product quality, performance, new product innovation and development, packaging, customer experience and consumer price/value are important differentiating factors.

We face intense competition from other companies that may have a longer operating history, a higher capitalization, additional financial resources, more manufacturing and marketing experience, greater access to public equity and debt markets and more experienced management than us. Increased competition by larger and better financed competitors could materially affect our business, financial condition and results of our operations. The vast majority of both manufacturing and retail competitors in our markets consist of localized businesses (i.e. doing business in only a single state market). There are a few multistate operators with whom we compete directly in several of our operating markets. Aside from this direct competition, out-of-state operators that are capitalized well enough to enter those markets through acquisitions are also part of the competitive landscape. Similarly, as we execute our national U.S. growth strategy, operators in our future state markets will inevitably become direct competitors.

Because of the early stage of the industry in which we operate, we face additional competition from new entrants. If the number of consumers of medical and adult use cannabis in the states in which we operate our business increases, the demand for products will increase and we expect that competition will become more intense, as current and future competitors begin to offer an increasing number of diversified products. To remain competitive, we will require a continued high level of investment in research and development, marketing, sales and client support. We may not have sufficient resources to maintain research and development, marketing, sales and client support efforts on a competitive basis, which could materially and adversely affect the business, financial condition and results of our operations.

See “Risk Factors” with respect to competition.

Medical-Only Markets

All of the medical-only markets that we do business in (Connecticut, Florida, Maryland, New Jersey, New York, Ohio and Pennsylvania) have written regulations that impose limitations on the number of cannabis business licenses that can be awarded. In each of these markets, we have a proven track record of: (i) entering the market through state-granted awards based on the merit of our application and business plans; and/or (ii) expanding market reach through accretive mergers, acquisitions and partnership ventures. Each medical use market (including Illinois, California, Colorado, Massachusetts and Nevada, but excluding New Jersey, as described below) that also allow adult use has regulations specifying which medical conditions qualify a patient for a license to purchase cannabis, and generally require the approval or prescription from a physician. These applicable conditions can vary significantly from state to state, and in certain states, the qualifying conditions are amended from time-to-time.

In December 2019, the New Jersey state legislature passed a bill to add an initiative to the November 2020 ballot allowing voters to decide whether to legalize the sale of adult use cannabis in the state. New Jersey voters subsequently approved Question 1 with approximately 67% of the votes, legalizing the cultivation, processing and sale of adult use cannabis in the state. On December 17, 2020, the New Jersey Senate and Assembly approved bills that would create the regulatory structure for adult use sales, if signed into law, which has not happened to date. Under the new structure the Cannabis Regulatory Commission will be responsible for regulating the cultivation, processing and sale of adult use cannabis. Governing rules and regulations are expected to follow.

Adult Use Markets

The adult use markets in which we operate in (Illinois, California, Colorado, Massachusetts and Nevada) have fewer barriers to entry and more closely reflect free market dynamics typically seen in mature retail and manufacturing industries. The growth of these markets poses a risk of increased competition. However, given our additional growth opportunities as an original operator in these states, which have historically been limited supply markets, management views our market share as less at risk than operators without a current operating footprint as a result of our established brand recognition and supply and distribution chains, which were developed in those markets for medical use. Additionally, regulations in some adult use markets, such as Illinois, have offered preferential licensing opportunities to existing medical cannabis operators. These factors have allowed us to quickly develop adult use market share in those states. Purchasers of adult use cannabis generally are subject to higher sales taxes than apply to purchasers who are authorized for medical purposes. However, anecdotal evidence suggests that some consumers who meet the criteria to apply for medical licenses make adult use purchases and avoid pursing a state’s medical registration/qualification processes.

Overview of Government Regulation

Below is a discussion of the federal and state-level regulatory regimes in those jurisdictions where we are currently directly involved through our subsidiaries. Our subsidiaries are directly engaged in the manufacture, possession, sale or distribution of cannabis in the adult use and/or medicinal cannabis marketplace in the states of California, Colorado, Connecticut, Florida, Illinois, Maryland, Massachusetts, Nevada, New Jersey, New York, Ohio and Pennsylvania.

Federal Regulation of Cannabis

In 2005, the U.S. Supreme Court ruled that Congress has the power to regulate cannabis.

The U.S. federal government regulates drugs through the Controlled Substances Act, which places controlled substances, including cannabis, in a schedule. Cannabis is classified as a Schedule I controlled substance. A Schedule I controlled substance is defined as a substance that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The Department of Justice defines Schedule I drugs, substances or chemicals as “drugs with no currently accepted medical use and a high potential for abuse.” However, the Food and Drug Administration has approved Epidiolex, which contains a purified form of the drug CBD, a non-psychoactive ingredient in the cannabis plant, for the treatment of seizures associated with two epilepsy conditions. The Food and Drug Administration has not approved cannabis or cannabis compounds as a safe and effective drug for any other condition. Moreover, under the 2018 Farm Bill or Agriculture Improvement Act of 2018, CBD remains a Schedule I controlled substance under the Controlled Substances Act, with a narrow exception for CBD derived from hemp with a tetrahydrocannabinol, which is commonly referred to as THC, concentration of less than 0.3%.

Cannabis is largely regulated at the state level.

State laws that permit and regulate the production, distribution and use of cannabis for adult use or medical purposes are in direct conflict with the Controlled Substances Act, which makes cannabis use and possession federally illegal. Although certain states and territories of the U.S. authorize medical and/or adult use cannabis production and distribution by licensed or registered entities, under U.S. federal law, the possession, use, cultivation and transfer of cannabis and any related drug paraphernalia is illegal and any such acts are criminal acts under federal law under any and all circumstances under the Controlled Substances Act. Although our activities are believed to be compliant with applicable state and local laws, strict compliance with state and local laws with respect to cannabis may neither absolve us of liability under U.S. federal law, nor may it provide a defense to any federal proceeding which may be brought against us.

As of November 30, 2020 and despite the clear conflict with U.S. federal law, 35 states and the District of Columbia have legalized cannabis for medical use, while 15 of those states and the District of Columbia have legalized the adult use of cannabis for recreational purposes. In November 2020, voters in Arizona, Montana, New Jersey and South Dakota voted by referendum to legalize cannabis for adult use, and voters in Mississippi and South Dakota voted to legalized cannabis for medical use.

The risk of federal enforcement and other risks associated with our business are described in the section entitled “Risk Factors.”

Regulation of the Cannabis Market at State and Local Level

Following the thesis that distributing brands at scale will win, we enter markets where we believe that we can profitably and sustainably operate and command significant market share, and thus maximize consumer and brand awareness. The regulatory frameworks enacted by the states, which are similar to the limited and controlled issuance of gaming or alcohol distributorship licenses, provide macro-level indication of whether certain state markets will be sustainable and profitable.

Below is a summary overview of the regulatory and competitive frameworks in each of our operating markets. See Appendix A to this prospectus for a state-by-state list of the licenses and permits we hold.

California

In 1996, California was the first state to legalize medical marijuana through Proposition 215, the Compassionate Use Act of 1996. This legalized the use, possession and cultivation of medical marijuana by patients with a physician recommendation for treatment of cancer, anorexia, AIDS, chronic pain, spasticity, glaucoma, arthritis, migraine or any other illness for which marijuana provides relief. In 2003, Senate Bill 420 was signed into law establishing an optional identification card system for medical marijuana patients.

In September 2015, the California legislature passed three bills collectively known as the Medical Cannabis Regulation and Safety Act. The Medical Cannabis Regulation and Safety Act established a licensing and regulatory framework for medical marijuana businesses in California. In November 2016, voters in California overwhelmingly passed Proposition 64, the Adult Use of Marijuana Act creating an adult use marijuana program for adults 21 years of age or older. Some provisions of the Adult Use of Marijuana Act conflicted with the Medical Cannabis Regulation and Safety Act, so the California State Legislature passed Senate Bill No. 94, known as Medicinal and Adult Use Cannabis Regulation and Safety Act in June 2017, amalgamating the Medical Cannabis Regulation and Safety Act and the Adult Use of Marijuana Act to provide a single set of regulations to govern a medical and adult use licensing regime for cannabis businesses in the State of California. The Medicinal and Adult Use Cannabis Regulation and Safety Act went into effect on January 1, 2018.

The three agencies that regulate cannabis at the state level are: (a) the California Department of Food and Agriculture, via CalCannabis, which issues licenses to cannabis cultivators; (b) the California Department of Public Health, via the Manufactured Cannabis Safety Branch, which issues licenses to cannabis manufacturers; and (c) the California Department of Consumer Affairs, via the Bureau of Cannabis Control, which issues licenses to cannabis distributors, testing laboratories, retailers and micro-businesses.

On June 6, 2018, a proposal by the California Department of Consumer Affairs, the California Department of Public Health and the California Department of Food and Agriculture to re-adopt their emergency cannabis regulations went into effect. Among the changes, applicants may now complete one license application, allowing for both medical and adult use cannabis activity. On January 16, 2019, California’s three state cannabis licensing authorities announced that the Office of Administrative Law officially approved state regulations for cannabis businesses. The final cannabis regulations took effect immediately and superseded the previous emergency regulations.

In order to legally operate a medical or adult use cannabis business in California, the operator must have both a local and state license. This requires license holders to operate in cities with cannabis licensing programs. Municipalities in California are allowed to determine the number of licenses they will issue to cannabis operators or can choose to ban cannabis businesses outright.

California License and Regulations

There are three principal license categories in California: (1) cultivation, (2) processing and (3) retailer. License holders are held to strict license renewal application requirements.

Cultivation licenses permit commercial cannabis cultivation activity involving the planting, growing, harvesting, drying, curing, grading or trimming of cannabis. Such licenses further permit the production, labeling and packaging of a limited number of non-manufactured cannabis products and permit the licensee to sell cannabis to certain licensed entities (both medical and adult use licensees) within the State of California for resale or manufacturing purposes.

Processing licenses authorize manufacturers to process marijuana biomass into certain value-added products with the use of volatile or non-volatile solvents, depending on the license type.

Retailer licenses permit the sale of cannabis and cannabis products to both medical patients and adult use customers. Only certified physicians may provide medicinal marijuana recommendations. An adult use retailer license permits the sale of cannabis and cannabis products to any adult 21 years of age or older. It does not require the individual to possess a physician’s recommendation. Under the terms of such licenses, the holder is permitted to sell adult use cannabis and cannabis products to any person, provided the local jurisdiction permits the sale of adult use cannabis and the person presents a valid government-issued photo identification demonstrating that they are 21 years of age or older.

Currently, we do not have any operational licenses in the State of California. We have been granted conditional licenses, permitting us to retail medical and adult use cannabis and cannabis related products. We have been awarded approval to proceed with the next steps in the application process for the entities listed on Appendix A to this prospectus.

See Appendix A to this prospectus for a list of the licenses issued to us with respect to our operations in California.

Colorado

On November 7, 2000, Colorado voters approved Amendment 20, which amended the state constitution to allow the use of marijuana in the state by approved patients with written medical consent. Conditions recognized for medical marijuana in Colorado include: cancer, chronic pain, epilepsy, HIV/AIDS, multiple sclerosis and nausea.

Amendment 64 passed on November 6, 2012, which amended the state constitution to establish a cannabis program in Colorado and permit the commercial cultivation, manufacture and sale of marijuana to adults 21 years of age or older. The commercial sale of marijuana for adult use to the general public began on January 1, 2014 at cannabis businesses licensed under the regulatory framework.

In Colorado, cannabis businesses must comply with local licensing requirements in addition to state licensing requirements in order to operate. Colorado localities are allowed to limit or prohibit the operation of marijuana cultivation facilities, product manufacturing facilities or retail dispensary facilities.

Colorado License and Regulations

There are three principal license categories in Colorado: (1) cultivation, (2) product manufacturer and (3) medical center/retail store. Each facility is authorized to engage only in the type of activity for which it is licensed. A licensee must apply for renewal before the expiration date of a license.

We do not have any licenses in the State of Colorado. We have entered into licensing and distribution contracts with third parties that hold licenses to engage in the sale of cannabis in Colorado for incredibles and Beboe branded cannabis products. Such third parties directly engage in or arrange for the sourcing, manufacturing, laboratory testing, quality assurance, storage, marketing, sales, distribution and delivery of products containing cannabis and remit licensing fees to us. See “Intellectual Property—Patents and Trademarks” for details on licenses with respect to operations in Colorado.

Regulations for the production and sale of marijuana in Colorado are published through the Marijuana Enforcement Division of the Department of Revenue.

Connecticut

The State of Connecticut has authorized cultivation, possession and distribution of marijuana for medical purposes by certain licensed Connecticut marijuana businesses. Over thirty medical conditions currently are recognized by the state to qualify a patient for a medical marijuana certificate, including cancer, glaucoma, epilepsy and certain terminal and chronic pain conditions. The Medical Marijuana Program in Connecticut registers qualifying patients, primary caregivers, Dispensary Facilities and Dispensary Facility Employees. The Medical Marijuana Program in Connecticut was established by Connecticut General Statutes §§ 21a-408–21a-429. Dispensary Facilities and production facilities are separately licensed.

Connecticut’s medical cannabis program was introduced in May 2012 when the General Assembly passed legislation PA 12-55 “An Act Concerning the Palliative Use of Marijuana.”

The program launched with six dispensary licensees and four producer licensees. The first dispensaries sold to patients in September 2014. Subsequently, additional licensed dispensaries have become operational.

In January 2016, the Connecticut Department of Consumer Protection, the agency that oversees and administers the program, approved three additional dispensary licenses. In December 2018, the Connecticut Department of Consumer Protection issued nine additional dispensary licenses, bringing the total to 18 licensed dispensaries in the state. As of June 15, 2020, 17 of these dispensaries were operational.

Connecticut Licenses and Regulations

There are two principal license categories in Connecticut: (1) cultivation/processing and (2) dispensary. We are licensed to operate one medical marijuana cultivation/processing facility and two medical marijuana dispensaries. All licenses are, as of the date hereof, active with the State of Connecticut. The licenses are independently issued for each approved activity for use at our facilities in Connecticut.

The Connecticut Department of Consumer Protection has issued regulations regarding the Medical Marijuana Program in Connecticut. Patients with certain debilitating medical conditions qualify to participate in the Medical Marijuana Program in Connecticut. A physician or advanced practice registered nurse must issue a written certification for a Medical Marijuana Program in Connecticut patient, and the qualifying patient or caregiver must choose one designated Dispensary Facilities where the patient’s marijuana will be obtained. Under the Medical Marijuana Program in Connecticut, dispensary licenses are renewed annually. Renewal applications must be submitted 45 days prior to license expiration and any renewal submitted more than 30 days after expiration will not be renewed.

Medical marijuana cultivation/processing licenses permit us to operate a secure, indoor facility to cultivate and process medical marijuana and wholesale to dispensaries.

Medical marijuana dispensary facility licenses qualify a dispensary to purchase medical cannabis from licensed medical cannabis producers and to dispense cannabis to qualifying patients or primary caregivers that are registered under the Medical Marijuana Program in Connecticut. Dispensaries must have a pharmacist on staff.

See Appendix A to this prospectus for a list of the licenses issued to us with respect to our operations in Connecticut.

Florida

In 2014, the Florida Legislature passed the Compassionate Use Act, which was the first legal medical cannabis program in the state’s history. The original Compassionate Use Act only allowed for low-THC cannabis to be dispensed and purchased by patients suffering from cancer and epilepsy. In 2016, the Legislature passed the Right To Try Act which allowed for full potency cannabis to be dispensed to patients suffering from a diagnosed terminal condition. Also in 2016, the Florida Medical Marijuana Legalization Initiative was introduced by citizen referendum and passed on November 8. This language, known as “Amendment 2,” amended the state constitution and mandated an expansion of the state’s medical cannabis program.

Amendment 2, and the resulting expansion of qualifying medical conditions, became effective on January 3, 2017. Over thirty medical conditions currently are recognized by the state to qualify a patient for a medical marijuana certificate, including anxiety, cancer, glaucoma, epilepsy and certain terminal and chronic pain conditions. The Florida Department of Health, physicians, dispensing organizations and patients are bound by Article X Section 29 of the Florida Constitution and Florida Statutes Section 381.986. On June 9, 2017, the Florida House of Representatives and Florida Senate passed respective legislation to implement the expanded program by replacing large portions of the existing Compassionate Use Act, which officially became law on June 23, 2017.

The State of Florida Statutes Section 381.986(8)(a) provides a regulatory framework that requires licensed producers, which are statutorily defined as “Medical Marijuana Treatment Centers” (which we refer to as MMTCs), to cultivate, process and dispense medical cannabis in a vertically-integrated marketplace.

Florida Licenses and Regulations

There is one principal license category in Florida: the vertically-integrated Medical Marijuana Treatment Centers license. We are licensed to operate one medical cannabis cultivation/processing facility and up to 35 medical dispensaries. All licenses are, as of the date hereof, active with the State of Florida. The licenses are independently issued for each approved activity for use at our facilities in Florida.

There is a pending lawsuit that challenges important aspects of the 2017 legislation and Florida Department of Health, Office of Medical Marijuana Use, or OMMU, regulations that could have an impact on our business in Florida. In December 2017, Florigrown, LLC and other plaintiffs challenged as unconstitutional aspects of the 2017 legislation and OMMU regulations that: (1) require MMTCs to be vertically integrated (i.e., cultivate and process the cannabis to be sold at the MMTC’s own licensed dispensaries); (2) that cap the total number of MMTC licenses in the state; and (3) that authorized the OMMU to issue MMTC licenses to certain applicants that met criteria defined by the 2017 legislation. On October 18, 2019, a trial judge in the Circuit Court for Leon County ruled that Florigrown, LLC had a substantial likelihood of succeeding on its claims, holding that the vertical integration and licensing cap conflicted with the language in Article X, Section 29 and that the provisions in the 2017 defining the criteria for eligibility for MMTC licensure constituted an impermissible “special law” under Article III, Section 11(a)(12) of the Florida Constitution. On July 10, 2019, an intermediate appellate court affirmed aspects of the Circuit Court for Leon County’s ruling. The matter is now pending before Florida Supreme Court. The Florida Supreme Court heard additional oral argument in the case on October 7, 2020.

Licenses are issued by the OMMU and must be renewed biennially. License holders can only own one license. Currently, the dispensaries can be in any geographic location within the state, provided that the local municipality’s zoning regulations authorize such a use, the proposed site is zoned for a pharmacy and the site is not within 500 feet of a church or school.

The Medical Marijuana Treatment Centers license permits us to sell medical cannabis to qualified patients to treat certain medical conditions in Florida, which are delineated in Florida Statutes Section 386.981. As our operations in Florida are vertically-integrated, we are able to cultivate, harvest, process and sell/dispense/deliver our own medical cannabis products. Under the terms of our Florida license, we are permitted to sell medical cannabis only to qualified medical patients that are registered with the State. See Appendix A to this prospectus for a list of the licenses issued to us with respect to our operations in Florida.

Illinois

In June 2019, the governor of Illinois signed legislation legalizing cannabis for adult use. The Cannabis Regulation and Tax Act, legalizing and regulating cannabis for recreational use, went into effect on June 25, 2019, and adult use sales of cannabis began in the state on January 1, 2020. The adult use program allowed existing medical cannabis license holders to apply for Early Approval Adult Use Dispensing Organization (“EAAUDO”) licenses to be able to sell adult use product at existing medical cannabis dispensaries (known as “co-located” or “same site” dispensaries) on January 1, 2020, and to have the privilege of opening a secondary adult use only retail site for every medical cannabis dispensary location the Dispensing Organization already had in its portfolio. All EAAUDO license holders were also required to commit to the state’s groundbreaking Social Equity program either through a financial contribution, grant agreement, donation, incubation program, or sponsorship program. The Cannabis Regulation and Tax Act also authorized issuance of an additional 75 Adult Use Dispensing Organization (“AUDO”) licenses in 2020 but to date those licenses have yet to be issued and it is uncertain when they will be issued. The Cannabis Regulation and Tax Act also authorizes issuance up to 110 additional AUDO licenses by December 21, 2021.

We are licensed to grow and process cannabis for medical and adult use sales at our two cultivation facilities. We currently have nine operating dispensaries in Illinois and may open one more adult use only dispensary, which would bring us to the Illinois statutory cap of ten dispensaries. All of our original five medical dispensaries received licenses for co-located adult use sales, four of which are now fully operational. We have applied for and received four of the five “secondary” adult use dispensary state licenses we are eligible to receive, all four of which are fully operational. We expect to operationalize our fifth “secondary” license in the first quarter of 2021. All licenses are, as of the date hereof, active with the State of Illinois. The licenses are independently issued for each approved activity for use at our facilities in Illinois.

Illinois Licenses and Regulations

Illinois licenses four types of cannabis businesses within the state: (1) cultivation; (2) processing; (3) transportation; and (4) dispensary. We are licensed to grow and process cannabis for medical and adult use sales at our two cultivation facilities. Dispensaries require separate licenses for adult use sales and medical sales. We currently have eight operating dispensaries in Illinois (operating under 13 licenses) and may open up to two more adult use only dispensaries, which would bring us to the Illinois statutory cap of ten dispensaries operating under 15 licenses. We have five existing medical dispensary retail locations in Illinois. As part of each of our original five medical Illinois dispensary licenses, each medical dispensary was permitted to apply for (a) a license to sell to adult use customers in the same location, and (b) a license for a secondary location for sales to adult use customers only. All of our original five medical dispensaries received licenses for co-located adult use sales, four of which are now fully operational, and one of which remains subject to local zoning approval. We have applied for and received three of the five “secondary” adult use dispensary state licenses we are eligible to receive, all three of which are fully operational. We expect to apply for the additional two “secondary” licenses in the future. The dispensaries with “secondary” licenses by law serve only adult use customers, not medical patients. All licenses are, as of the date hereof, active with the State of Illinois. The licenses are independently issued for each approved activity for use at our facilities in Illinois.

All cultivation/processing establishments must register with Illinois Department of Agriculture. All dispensaries must register with the Illinois Department of Financial and Professional Regulation. If applications contain all required information, establishments are issued a marijuana establishment registration certificate. Registration certificates are valid for a period of one year and are subject to strict annual renewal requirements.

The cultivation/processing licenses permit us to acquire, possess, cultivate, manufacture/process into edible marijuana products and/or marijuana-infused products, deliver, transfer, have tested, transport, supply or sell marijuana and related supplies to marijuana dispensaries.

The retail dispensary licenses permit us to purchase marijuana and marijuana products from cultivation/processing facilities, as well as allow the sale of marijuana and marijuana products.

See Appendix A to this prospectus for a list of the licenses issued to us with respect to our operations in Illinois.

Maryland

In 2012, a state law was enacted in Maryland to establish a state-regulated medical marijuana program. Legislation was signed in May 2013 and the program became operational on December 1, 2017. The Maryland Medical Cannabis Commission regulates the state program and awarded operational licenses in a highly competitive application process. 102 dispensary licenses were awarded out of a pool of over 800 applicants, while an original 15 cultivation licenses were awarded out of a pool of over 150 applicants. In April 2018, Maryland lawmakers agreed to expand the state’s medical marijuana industry by authorizing an additional 20 licenses, seven for cultivation and 13 for processing. The state program was written to allow access to medical marijuana for patients with any condition that is considered “severe” for which other medical treatments have proven ineffective, including: chronic pain, nausea, seizures, glaucoma and post-traumatic stress disorder.

Maryland Licenses and Regulations

There are three principal license categories in Maryland: (1) cultivation, (2) processing and (3) dispensary. We have control and/or ownership over one cultivation license, one processing license and three retail dispensaries. All licenses are, as of the date hereof, active with the State of Maryland. The licenses are independently issued for each approved activity for use at our facilities in Maryland.

All cultivation, processing and dispensary establishments must register with the Maryland Medical Cannabis Commission under the provisions of the Maryland Medical Cannabis Law, Section 13-3301 et seq. If applications contain all required information, establishments are issued a medical marijuana establishment registration certificate. Registration certificates are valid for an initial period of six years, and thereafter subject to renewal every two years, and are subject to strict annual renewal requirements.

The medical cultivation licenses permit us to acquire, possess, cultivate, deliver, transfer, have tested, transport, supply or sell marijuana and related supplies to medical marijuana dispensaries, facilities for the production of medical marijuana products and/or medical marijuana-infused products or other medical marijuana cultivation facilities.

The medical processing license permit us to acquire, possess, manufacture, deliver, transfer, transport, supply, or sell marijuana products or marijuana-infused products to other medical marijuana production facilities or medical marijuana dispensaries.

The retail dispensary licenses permit us to purchase marijuana from cultivation facilities, marijuana and marijuana products from product manufacturing facilities and marijuana from other medical marijuana dispensaries, as well as allow the sale of marijuana and marijuana products.

See Appendix A to this prospectus for a list of the licenses issued to us with respect to our operations in Maryland.

Massachusetts

Massachusetts legalized medical marijuana when voters passed a ballot initiative in 2012. The Massachusetts Medical Use of Marijuana Program was formed pursuant to the Act for the Humanitarian Medical Use of Marijuana. Adult use marijuana became legal in Massachusetts as of December 15, 2016, following a ballot initiative in November 2016. Dispensaries for the adult use of cannabis in Massachusetts began operating in July 2018.

In Massachusetts, Registered Marijuana Dispensaries are “vertically-integrated,” which means Registered Marijuana Dispensaries grow, process and dispense their own marijuana. A Registered Marijuana Dispensary must have a retail facility, as well as cultivation and processing operations. Some Registered Marijuana Dispensaries elect to conduct cultivation, processing and retail operations all in one location, which is commonly referred to as a “co-located” operation. A Registered Marijuana Dispensary may also choose to have a retail dispensary in one location and grow marijuana at a remote cultivation location. A Registered Marijuana Dispensary may process marijuana at either a retail dispensary location or a remote cultivation location. The remote cultivation location need not be in the same municipality, or the same county, as the retail dispensary.

Massachusetts Licenses and Regulations

There is one principal license category in Massachusetts: vertically-integrated Registered Marijuana Dispensary license. We are licensed to operate one medical and adult use cultivation/processing facility and up to three medical and adult use retail dispensaries. All licenses are, as of the date hereof, active with the State of Massachusetts. The licenses are independently issued for each approved activity for use at our facilities in Massachusetts.

The Massachusetts Department of Public Health was the regulatory body that oversaw the original Massachusetts medical program, including all cultivation, processing and dispensary facilities. The Cannabis Control Commission, a regulatory body created in 2018, now oversees the medical and adult use programs, including licensing of cultivation, processing and dispensary facilities. Licensed medical dispensaries are given priority status in adult use licensing.

Each Massachusetts dispensary, cultivator and processor license is valid for one year and is subject to strict license renewal application requirements.

The Registered Marijuana Dispensary license permits us to cultivate, process and dispense medical and adult use cannabis.

See Appendix A to this prospectus for a list of the licenses issued to us with respect to our operations in Massachusetts.

Nevada

Nevada became a medical marijuana state in 2001. In 2013, the Nevada legislature passed SB374, providing for state licensing of medical marijuana establishments. On November 8, 2016, Nevada voters passed NRS 435D by ballot initiative allowing for the sale of marijuana for adult use starting on July 1, 2017. In 2018, the Nevada Department of Taxation opened up applications for additional adult use marijuana dispensary licenses. Only those companies that held medical marijuana licenses in the state could apply. In December 2018, 61 additional marijuana dispensary licenses were issued by the Nevada Department of Taxation.

Nevada Licenses and Regulations

There are three principal license categories in Nevada: (1) cultivation, (2) processing and (3) dispensary. We are licensed to operate two medical and adult use cultivation facilities, three medical and adult use processing facilities, five medical dispensary licenses and up to 13 adult use retail locations. All licenses are, as of the date hereof, active with the State of Nevada. The licenses are independently issued for each approved activity for use at our facilities in Nevada.

Under applicable laws, the licenses permit us to cultivate, manufacture, process, package, sell and purchase marijuana pursuant to the terms of the licenses, which were issued by the Nevada Department of Taxation under the provisions of Nevada Revised Statutes section 453A. If applications contain all required information, establishments are issued a marijuana establishment registration certificate. In a local governmental jurisdiction that issues business licenses, the issuance by the Nevada Department of Taxation, or its successor as of July 1, 2020, the Nevada Cannabis Compliance Board, of a marijuana establishment registration certificate is considered provisional until the local government has issued a business license for operation and an establishment is in compliance with all applicable local governmental ordinances. Final registration certificates are valid for a period of one year and are subject to strict renewal application requirements.

The cultivation licenses permit us to acquire, possess, cultivate, deliver, transfer, have tested, transport, supply or sell marijuana and related supplies to marijuana dispensaries, facilities for the production of edible marijuana products and/or marijuana-infused products or other marijuana cultivation facilities.

The processing license permits us to acquire, possess, manufacture, deliver, transfer, transport, supply or sell edible marijuana products or marijuana-infused products to other marijuana production facilities or marijuana dispensaries.

The retail dispensary licenses permit us to purchase marijuana from cultivation facilities, marijuana and marijuana products from product manufacturing facilities and marijuana from other retail stores, as well as allow the sale of marijuana and marijuana products.

See Appendix A to this prospectus for a list of the licenses issued to us with respect to our operations in Nevada.

New Jersey

On January 18, 2010, the governor of New Jersey signed into law S.119, the Compassionate Use Medical Marijuana Act, permitting the use of medical cannabis for persons with certain debilitating conditions, including anxiety, cancer, chronic pain, post-traumatic stress disorder and seizure disorders. The law permits the New Jersey Department of Health to create rules to add other illnesses to the permitted conditions. The Compassionate Use Medical Marijuana Act mandates that cannabis must be acquired through Alternative Treatment Centers licensed by the State.

A single Alternative Treatment Center license allows for the cultivation, processing and dispensing of medical marijuana products. Originally, each Alternative Treatment Center was permitted to open one dispensary. With the Executive Order 6 Report, each Alternative Treatment Center can now open two additional satellite dispensaries within their New Jersey Department of Health—designated region for a total of three dispensaries each, as well as satellite production facilities, subject to regulatory approval.

On March 27, 2018 through executive order No. 6 (2018), Governor Phil Murphy expanded the medical marijuana program, announcing the 20-plus recommendations presented by the New Jersey Department of Health on March 23, 2018. The New Jersey Department of Health’s recommendations and next steps included certain measures that took effect immediately (e.g. the addition of debilitating conditions and the reduction of registration fees) and other recommendations (e.g. the home delivery model) that require further regulatory or statutory enactment.

On July 2, 2019, Governor Phil Murphy signed the Jake Honig Compassionate Use Medical Cannabis Act into law, which amended the Compassionate Use Medical Marijuana Act. Previously, New Jersey law only permitted applicants to apply for vertically-integrated licenses. Under the Jake Honig Compassionate Use Medical Cannabis Act, the permit process includes three different permit types. The new permit types are medical cannabis cultivator, dispensary and manufacturer permits, which are to be applied for individually. The vertically-integrated Alternative Treatment Center will continue to be able to cultivate, manufacture and dispense medical cannabis.

In December 2019, the New Jersey state legislature passed a bill to add an initiative to the November 2020 ballot allowing voters to decide whether to legalize the sale of adult use cannabis in the state. New Jersey voters subsequently approved Question 1 with approximately 67% of the votes, legalizing the cultivation, processing and sale of adult use marijuana in the state. On December 17, 2020, the New Jersey Senate and Assembly approved bills that would create the regulatory structure for adult use sales, if signed into law, which has not happened to date. Under the new structure the Cannabis Regulatory Commission will be responsible for regulating the cultivation, processing and sale of adult use marijuana. Governing rules and regulations are expected to follow.

In November 2020, a New Jersey appellate court ruled that the state Department of Health must reconsider the applications of companies rejected during the 2018 licensing round, which is the licensing round in which our subsidiary was awarded a license. The companies alleged that the scoring was arbitrary. The appellate court remanded the issue back to the Department of Health but did not dictate what the Department of Health is to do.

There is also a lawsuit pending against the state Department of Health related to a 2019 licensing round that was to expand the state’s medical marijuana program. State regulators requested applications in 2019 for 24 new licenses for vertically integrated and stand-alone businesses, including cultivators and retailers, but a court halted review of those applications after a lawsuit alleged that the system had technical glitches. To date the lawsuit has not been resolved.

New Jersey Licenses and Regulations

There is currently one principal license category in New Jersey: vertically-integrated Alternative Treatment Center license. We are licensed to operate one medical cultivation and processing facility and up to three retail medical cannabis dispensaries in the state of New Jersey. All licenses are, as of the date hereof, active with the State of New Jersey. The licenses are independently issued for each approved activity for use at our facilities in New Jersey.

The New Jersey Department of Health is responsible for issuing permits and administering the Compassionate Use Medical Marijuana Act to ensure qualifying patients’ access to safe cannabis for medical use in New Jersey.

Alternative Treatment Center permits expire annually on December 31. Strict permit renewal application requirements apply. See Appendix A to this prospectus for a list of the licenses issued to us with respect to our operations in New Jersey.

New York

In July 2014, the New York Legislature and Governor enacted the Compassionate Care Act to provide a comprehensive, safe and effective medical marijuana program. The Compassionate Care Act provides access to the program for those who suffer from qualifying serious conditions including: cancer, HIV/AIDS, ALS and post-traumatic stress disorder. The program allows ten Registered Organizations to hold vertically-integrated licenses and service qualified patients and caregivers. Each Registered Organization has one cultivation/processing license and four dispensary licenses.

Under the terms of licenses in the state of New York, licensees are permitted to sell medical marijuana manufactured products that are approved by the New York State Department of Health to any qualified patient who possesses a physician’s recommendation, provided that the patient presents a valid government-issued photo identification and New York State Department of Health -issued Registry Identification Card proving that the patient or designated caregiver meets the statutory conditions to be a qualified patient or designated caregiver. The card contains the recommendation from the physician and the limitation on form or dosage of medical marijuana. In order for a patient or registered caregiver to receive dispensed marijuana, they must be logged into the Prescription Monitoring Program registry. The Prescription Monitoring Program registry is monitored by the New York State Department of Health and contains controlled substance prescription dispensing history and medical marijuana dispensing history to ensure that patients only receive up to the maximum allowable dispensed product from one Registered Organization. Only registered pharmacists can dispense medical marijuana to approved patients and caregivers.

New York Licenses and Regulations

There is one principal license category in New York: vertically-integrated license. We are licensed to operate one medical marijuana cultivation/manufacturing facility and up to four medical marijuana dispensaries. All licenses are, as of the date hereof, active with the State of New York. The licenses are independently issued for each approved activity for use at our facilities in New York.

The New York State Department of Health is the regulatory agency that oversees the medical marijuana program in New York. New York is a vertically-integrated system; however, the state does allow Registered Organizations to wholesale manufactured products to one another. As such, we have the ability to be vertically-integrated and cultivate, harvest, process, transport, sell and dispense cannabis products. Delivery is allowed from dispensaries to patients, however the delivery plan must be pre-approved by the New York State Department of Health.

See Appendix A to this prospectus for a list of the licenses issued to us with respect to our operations in New York.

Ohio

House Bill 523, effective on September 8, 2016, legalized medical marijuana in Ohio. The Ohio Medical Marijuana Control Program allows people with certain medical conditions, upon the recommendation of an Ohio-licensed physician certified by the State Medical Board, to purchase and use medical marijuana. Over twenty medical conditions currently are recognized by the state to qualify a patient for a medical marijuana certificate, including cancer, glaucoma, epilepsy and certain terminal and chronic pain conditions. In November 2018, the state issued 12 ‘Level I’ cultivation licenses, which permit up to 25,000 square feet of canopy, and 12 ‘Level II’ cultivation licenses, which permit up to 3,000 square feet of canopy. In June 2018, the state issued 56 dispensary licenses. Subsequently, additional licenses have been granted.

By rule, the State of Ohio Board of Pharmacy is currently limited to issuing up to 60 dispensary licenses across the state. Under the program rules, the State of Ohio Board of Pharmacy will consider, on at least a biennial basis, whether enough medical marijuana dispensaries exist, considering the state population, the number of patients seeking to use medical marijuana and the geographic distribution of dispensary sites.

Ohio License and Regulations

There are three principal license categories in Ohio: (1) cultivation, (2) processing and (3) dispensary. We are licensed to operate one medical marijuana cultivation facility, one medical marijuana processing facility and up to five retail medical marijuana dispensaries in the state of Ohio. All licenses are, as of the date hereof, active with the State of Ohio. The licenses are independently issued for each approved activity for use at our facilities in Ohio.

The three following state government agencies are responsible for the operation of Ohio’s Medical Marijuana Control Program: (1) the Ohio Department of Commerce oversees medical marijuana cultivators, processors and testing laboratories; (2) the State of Ohio Board of Pharmacy oversees medical marijuana retail dispensaries, the registration of medical marijuana patients and caregivers, the approval of new forms of medical marijuana and coordinating the Medical Marijuana Advisory Committee; and (3) the State Medical Board of Ohio certifies physicians to recommend medical marijuana and may add to the list of qualifying conditions for which medical marijuana can be recommended.

Certificates of operation for dispensaries carry two-year terms, while certificates of operation for cultivators and processors must be renewed annually and are subject to strict license renewal application requirements.

The medical cultivation licenses permit us to acquire, possess, cultivate, manufacture/process into medical marijuana products, deliver, transfer, have tested, transport, supply or sell marijuana and related supplies to medical marijuana dispensaries.

The medical processor license permits us to manufacture and produce medical marijuana products.

The dispensary licenses will permit us to purchase marijuana and marijuana products from cultivation and/or processing facilities, as well as allow the sale of marijuana and marijuana products to registered patients.

See Appendix A to this prospectus for a list of the licenses issued to us with respect to our operations in Ohio.

Pennsylvania

The Pennsylvania medical marijuana program was signed into law on April 17, 2016 under Act 16 and provided access to state residents with one or more qualifying conditions, including: epilepsy, chronic pain and post-traumatic stress disorder. The state originally awarded only 12 licenses to cultivate/process and 27 licenses to operate retail dispensaries (which entitled holders to up to three medical dispensary locations per retail license). Subsequently, additional licenses have been granted. For example, on March 22, 2018, it was announced that the final phase of the Pennsylvania medical marijuana program would initiate its rollout, which included 13 additional cultivation/processing licenses and 23 additional dispensary licenses. Additionally, the list of qualifying conditions was expanded which had the effect of increasing the number of individuals that could qualify for medical marijuana cards.

Pennsylvania Licenses and Regulations

There are two principal license categories in Pennsylvania: (1) cultivation/processing and (2) dispensary. Our subsidiary GTI Pennsylvania, LLC is licensed to operate a medical cultivation/processing facility and is also licensed to operate medical retail locations. Our subsidiary KW Ventures Holdings, LLC is also licensed to operate medical retail locations. All licenses are, as of the date hereof, active with the Commonwealth of Pennsylvania. The licenses are independently issued for each approved activity for use at our facilities in Pennsylvania.

All cultivation/processing establishments and dispensaries must register with Pennsylvania Department of Health. Registration certificates are valid for a period of one year and are subject to strict annual renewal requirements. Under applicable laws, the licenses permit the license holder to cultivate, manufacture, process, package, sell and purchase medical marijuana pursuant to the terms of the licenses, which are issued by the Pennsylvania Department of Health under the provisions of Medical Marijuana Act and Pennsylvania regulations.

The medical cultivation/processing licenses permit us to acquire, possess, cultivate, manufacture/process into medical marijuana products and/or medical marijuana-infused products, deliver, transfer, have tested, transport, supply or sell marijuana and related supplies to medical marijuana dispensaries.

The retail dispensary licenses permit us to purchase marijuana and marijuana products from cultivation/processing facilities, as well as allow the sale of marijuana and marijuana products.

See Appendix A to this prospectus for a list of the licenses issued to us with respect to our operations in Pennsylvania.

State License Renewal Requirements

For each of our provisional and operational licenses, the states impose strict license renewal requirements that vary state by state. We generally must complete the renewal application process within a prescribed period of time prior to the expiration date and pay an application fee.    The state licensing body can deny or revoke licenses and renewals for a variety of reasons, including (a) submission of materially inaccurate, incomplete or fraudulent information, (b) failure of the company or any of its directors or officers to comply, or have a history of non-compliance, with any applicable law or regulation, including laws relating to minimum age of customers, safety and non-diversion of cannabis or cannabis products, taxes, child support, workers compensation and insurance coverage, or otherwise remain in good standing (c) failure to submit or implement a plan of correction for any identified violation, (d) attempting to assign registration to another entity without state approval, (e) insufficient financial resources, (f) committing, permitting, aiding or abetting of any illegal practices in the operation of a facility, (g) failure to cooperate or give information to relevant law enforcement related to any matter arising out of conduct at a licensed facility and (h) lack of responsible operations, as evidenced by negligence, disorderly or unsanitary facilities or permitting a person to use a registration card belonging to another person. Certain jurisdictions also require licensees to attend a public hearing or forum in connection with their license renewal application.

State Reporting Requirements

Each of the states in which we operate require us to maintain a computer program that serves as a track-and-trace (“T&T”) system for seed-to-sale reporting, including notification of when marijuana seeds are planted, when marijuana plants are harvested and destroyed and when cannabis is transported, sold, stolen, diverted or lost. Some states dictate the use a particular system while others leave the selection up to us. Individual licensees are required to use the T&T system to push data to the state, often daily and in some cases to afford real-time 24/7 access by state regulators, to meet all reporting requirements. For certain states, we use our in-house computerized seed-to-sale software which integrates with the states’ T&T system and captures the required data points for cultivation, manufacturing and retail as required under the applicable state medical and/or adult use marijuana laws and regulations.

Compliance with Applicable Federal Law

We are in compliance with applicable cannabis licensing requirements and the regulatory framework enacted by each state in which we operate. We are not subject to any material citations or notices of violation of applicable licensing requirements or the regulatory framework enacted by each applicable state which may have an adverse impact on its licenses, business activities or operations.

We have in place a detailed compliance program and an internal legal and compliance department and are building out our operational compliance team across all states in which we operate. We also have external state and local regulatory/compliance counsel engaged in every jurisdiction in which we operate.

We provide training for all employees, including on the following topics:

•	Compliance with state and local laws

•	Safe cannabis use

•	Dispensing procedures

•	Security and safety policies and procedures

•	Inventory control

•	T&T training session

•	Quality control

•	Transportation procedures

We emphasize security and inventory control to ensure strict monitoring of cannabis and inventory, from delivery by a licensed distributor to sale or disposal. Only authorized, properly trained employees are allowed to access our computerized seed-to-sale system.

We monitor all compliance notifications from the regulators and inspectors in each market and timely resolves any issues identified. We keep records of all compliance notifications received from the state regulators or inspectors, as well as how and when an issue was resolved. Moreover, we monitor news sources for information regarding developments at the state and federal level relating to the regulation and criminalization of cannabis.

Further, we have created comprehensive standard operating procedures that include detailed descriptions and instructions for receiving shipments of inventory, inventory tracking, recordkeeping and record retention practices related to inventory. We also have comprehensive standard operating procedures in place for performing inventory reconciliation, and ensuring the accuracy of inventory tracking and recordkeeping. We maintain accurate records of our inventory at all licensed facilities. Adherence to our standard operating procedures is mandatory and ensures that our operations are compliant with the rules set forth by the applicable state and local laws, regulations, ordinances, licenses and other requirements. We ensure adherence to standard operating procedures by regularly conducting internal inspections and ensures that any issues identified are resolved quickly and thoroughly.

Federal Law

The inconsistencies between federal and state regulation of cannabis were addressed in a memorandum which then-Deputy Attorney General James Cole sent to all U.S. District Attorneys in August 2013 outlining certain priorities for the Department of Justice relating to the prosecution of cannabis offenses. The Cole Memorandum acknowledged that, notwithstanding the designation of cannabis as a Schedule I controlled substance at the federal level, several states had enacted laws authorizing the use of cannabis for medical purposes. The Cole Memorandum noted that jurisdictions that have enacted laws legalizing cannabis in some form have also implemented strong and effective regulatory and enforcement systems to control the cultivation, processing, distribution, sale and possession of cannabis. As such, conduct in compliance with those laws and regulations is less likely to implicate the Cole Memorandum’s enforcement priorities. The Department of Justice did not provide (and has not provided since) specific guidelines for what regulatory and enforcement systems would be deemed sufficient under the Cole Memorandum. In light of limited investigative and prosecutorial resources, the Cole Memorandum concluded that the Department of Justice should be focused on addressing only the most significant threats related to cannabis, such as distribution of cannabis from states where cannabis is legal to those where cannabis is illegal, the diversion of cannabis revenues to illicit drug cartels and sales of cannabis to minors.

On January 4, 2018, former U.S. Attorney General Jeff Sessions issued a new memorandum, which rescinded the Cole Memorandum. The Sessions Memorandum stated, in part, that current law reflects “Congress’ determination that cannabis is a dangerous drug and cannabis activity is a serious crime,” and Mr. Sessions directed all U.S. Attorneys to enforce the laws enacted by Congress by following well-established principles when pursuing prosecutions related to cannabis activities. We are is not aware of any prosecutions of investment companies doing routine business with licensed marijuana related businesses in light of the new Department of

Justice position. However, there can be no assurance that the federal government will not enforce federal laws relating to cannabis in the future. As a result of the Sessions Memorandum, federal prosecutors are now free to utilize their prosecutorial discretion to decide whether to prosecute cannabis activities, despite the existence of state-level laws that may be inconsistent with federal prohibitions. No direction was given to federal prosecutors in the Sessions Memorandum as to the priority they should ascribe to such cannabis activities, and thus it is uncertain how active U.S. federal prosecutors will be in relation to such activities.

While federal prosecutors appear to continue to use the Cole Memorandum’s priorities as an enforcement guide, we believe it is too soon to determine what prosecutorial effects will be created by the rescission of the Cole Memorandum and the implementation of the Sessions Memorandum. The sheer size of the cannabis industry, in addition to participation by state and local governments and investors, suggests that a large-scale federal enforcement operation would more than likely create unwanted political backlash for the Department of Justice and the current administration. It is also possible that the revocation of the Cole Memorandum could motivate Congress to reconcile federal and state laws. Indeed, the U.S. House Judiciary Committee approved a bill on November 20, 2019 that removes cannabis from Schedule I of the Controlled Substances Act. This legislation will next be voted upon by the U.S. House of Representatives. If the bill passes the House of Representatives, it will then advance to the U.S. Senate. While Congress is considering legislation that may address these issues, there can be no assurance that such legislation passes. Regardless, at this time, cannabis remains a Schedule I controlled substance at the federal level. The U.S. federal government has always reserved the right to enforce federal law in regard to the sale and disbursement of medical or adult use cannabis, even if state law authorizes such sale and disbursement. It is unclear whether the risk of enforcement has been altered.

On June 7, 2018, the STATES Act was introduced in the Senate by Republican Senator Cory Gardner of Colorado and Democratic Senator Elizabeth Warren of Massachusetts. A companion bill was introduced in the House by Democratic representative Jared Polis of Colorado. The bill provides in relevant part that the provisions of the Controlled Substances Act, as applied to marijuana, “shall not apply to any person acting in compliance with state law relating to the manufacture, production, possession, distribution, dispensation, administration, or delivery of marijuana.” Even though marijuana will remain within Schedule I of the Controlled Substances Act under the STATES Act, the bill makes the Controlled Substances Act unenforceable to the extent it conflicts with state law. In essence, the bill extends the limitations afforded by the protection within the federal budget—which prevents the Department of Justice and the Drug Enforcement Agency from using funds to enforce federal law against state-legal medical cannabis commercial activity—to both medical and adult use cannabis activity in all states where it has been legalized. By allowing continued prohibition to be a choice by the individual states, the STATES Act does not fully legalize cannabis on a national level. In that respect, the bill emphasizes states’ rights under the Tenth Amendment, which provides that “the powers not delegated to the United States by the Constitution, nor prohibited by it to the States, are reserved to the States respectively, or to the people.” Under the STATES Act companies operating legal cannabis businesses would no longer be considered “trafficking” under the Controlled Substances Act, and this would likely assist financial institutions in transacting with individuals and businesses in the cannabis industry without the threat of money laundering prosecution, civil forfeiture and other criminal violations that could lead to a charter revocation. The STATES Act was reintroduced on April 4, 2019 in both the House and the Senate. Since the STATES Act is currently draft legislation, there is no guarantee that the STATES Act will become law in its current form.

One legislative safeguard for the medical cannabis industry, appended to the federal budget bill, remains in place following the rescission of the Cole Memorandum. For fiscal years 2015, 2016, 2017 and 2018, Congress adopted a so-called “rider” provision to the Consolidated Appropriations Acts (formerly referred to as the Rohrabacher-Farr Amendment and currently referred to as the Rohrabacher-Blumenauer Amendment) to prevent the federal government from using congressionally appropriated funds to enforce federal cannabis laws against regulated medical cannabis actors operating in compliance with state and local law. The Rohrabacher-Blumenauer Amendment was included in the fiscal year 2018 budget passed on March 23, 2018. The Rohrabacher-Blumenauer Amendment was included in the consolidated appropriations bill signed into legislation by President Trump in February 2019. In signing the Rohrabacher-Blumenauer Amendment, President Trump issued a signing statement noting that the Rohrabacher-Blumenauer Amendment “provides that the Department of Justice may not use any funds to prevent implementation of medical marijuana laws by various States and territories,” and further stating “I will treat this provision consistent with the President’s constitutional responsibility to faithfully execute the laws of the United States.” On June 20, 2019, the House approved a broader amendment that, in addition to protecting state medical cannabis programs, would also protect state adult use programs. On September 26, 2019, the Senate Appropriations Committee declined to take up the broader amendment but did approve the Rohrabacher-Blumenauer Amendment for the fiscal year 2020 spending bill. On September 27, 2019, the Rohrabacher-Blumenauer Amendment was reviewed as part of a stopgap spending bill, in effect through November 21, 2019. The Rohrabacher-Blumenauer Amendment may or may not be renewed as part of a subsequent stopgap spending bill or omnibus appropriations package.

Despite the rescission of the Cole Memorandum, the Department of Justice appears to continue to adhere to the enforcement priorities set forth in the Core Memorandum. Accordingly, as an industry best practice, we continue to employ the following policies to ensure compliance with the guidance provided by the Cole Memorandum:

•

our operations and our subsidiaries’ operations are compliant with all licensing requirements as established by the applicable state, county, municipality, town, township, borough and other political/administrative divisions; to this end, we retain appropriately experienced legal counsel to conduct the necessary due diligence to ensure compliance of such operations with all applicable state and local laws;

•

the cannabis-related activities adhere to the scope of the licensing obtained—for example, in states where only medical cannabis is permitted, the products are only sold to patients who hold the necessary documentation to permit the possession of the cannabis; in states where cannabis is permitted for adult use, the products are only sold to individuals who meet the requisite age requirements;

•

we only work through licensed operators, which must pass a range of requirements, adhere to strict business practice standards and be subject to strict regulatory oversight to ensure that no revenue is distributed to criminal enterprises, gangs or cartels;

•

we have implemented an inventory tracking system and necessary procedures to ensure that such compliance system is effective in tracking inventory and preventing diversion of cannabis or cannabis products into those states where cannabis is not permitted by state law or cross any state lines in general;

•

our state-authorized cannabis business activity is not used as a cover or pretense for trafficking of other illegal drugs, and we are not engaged in any other illegal activity or any activities that are contrary to any applicable anti-money laundering statutes; and

•

we conduct reviews of products and product packaging to ensure that the products comply with applicable regulations and contain necessary disclaimers about the contents of the products to prevent adverse public health consequences from cannabis use and prevent impaired driving.

The Cole Memorandum and the Rohrabacher-Blumenauer Amendment gave licensed cannabis operators (particularly medical cannabis operators) and investors in states with legal regimes greater certainty regarding the Department of Justice’s enforcement priorities and the risk of operating cannabis businesses. While the Sessions Memorandum has introduced some uncertainty regarding federal enforcement, the cannabis industry continues to experience growth in legal medical and adult use markets across the United States. U.S. Attorney General Jeff Sessions resigned on November 7, 2018. On February 14, 2019, William Barr was confirmed as U.S. Attorney General. It is unclear what impact, if any, this development will have on U.S. federal government enforcement policy. However, in a written response to questions from U.S. Senator Cory Booker made as a nominee, U.S. Attorney General Barr stated: “I do not intend to go after parties who have complied with state law in reliance on the Cole Memo.” With respect to the STATES Act, Mr. Barr stated: “Personally, I would still favor one uniform federal rule against marijuana but, if there is not sufficient consensus to obtain that, then I think the way to go is to permit a more federal approach so states can make their own decisions within the framework of the federal law and so we’re not just ignoring the enforcement of federal law.” Mr. Barr has also stated the need for more legal growers of marijuana for research and acknowledged that the Farm Bill or Agriculture Improvement Act of 2018 has broad implications for the sale of cannabis products. Nonetheless, there is no guarantee that state laws legalizing and regulating the sale and use of cannabis will remain in place or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions. Unless and until the United States Congress amends the Controlled Substances Act with respect to cannabis (and as to the timing or scope of any such potential amendments there can be no assurance), there is a risk that federal authorities may enforce current U.S. federal law criminalizing cannabis.

We will continue to monitor compliance on an ongoing basis in accordance with our compliance program and standard operating procedures. While our operations are in full compliance with all applicable state laws, regulations and licensing requirements, such activities remain illegal under federal law. For the reasons described above and the risks further described in the section entitled “Risk Factors,” there are significant risks associated with our business. Readers of this prospectus are strongly encouraged to carefully read all of the risk factors contained in “Risk Factors.”

Ability to Access Public and Private Capital

Due to the present state of the laws and regulations governing financial institutions in the U.S., banks often refuse to provide banking services to businesses involved in the marijuana industry. Consequently, it may be difficult for us to obtain financing from large U.S. financial institutions.

We have historically, and continue to have, access to equity and debt financing from non-public (i.e., private placement) markets. Our executive team and Board have extensive relationships with sources of capital (such as funds and high net worth individuals).

In addition to our working capital, we continue to generate adequate cash to fund our operations from capital raising transactions, including:

•	the Convertible Promissory Note;

•	the SR Offering;

•	the C$80.3 million bought deal financing in August 2018;

•	the C$101.7 million bought deal financing in October 2018;

•	the Bridge Notes;

•	the Notes;

•	the $39.6 million sale and leaseback transaction with Innovative Industrial Properties for the Danville, Pennsylvania facility in November 2019;

•	the $7.2 million sale and leaseback transaction with Innovative Industrial Properties for the Toledo, Ohio facility in January 2020; and

•	the $50.0 million sale and leaseback transaction with Innovate Industrial Properties for the Oglesby, Illinois facility in March 2020.

Our business plan continues to include aggressive growth, both in the form of additional acquisitions and through facility expansion and improvements. Accordingly, we expect to raise additional capital, both in the form of debt and new equity offerings during the next few years.

However, there can be no assurance that additional financing will be available to us when needed or on terms which are acceptable.

Restricted Access to Banking and Other Financial Services

FinCEN issued the FinCEN Memorandum on February 14, 2014 with respect to financial institutions providing banking services to cannabis businesses. These include burdensome due diligence expectations and reporting requirements. The FinCEN Memorandum outlines the pathways for financial institutions to bank state-sanctioned cannabis businesses in compliance with federal enforcement priorities. The FinCEN Memorandum echoed the enforcement priorities of the Cole Memorandum and states that, in some circumstances, it is permissible for banks to provide services to cannabis-related businesses without risking prosecution for violation of federal money laundering laws. Under these guidelines, financial institutions must submit a Suspicious Activity Report in connection with all cannabis-related banking activities by any client of such financial institution, in accordance with federal money laundering laws. These cannabis-related Suspicious Activity Reports are divided into three categories—cannabis limited, cannabis priority, and cannabis terminated—based on the financial institution’s belief that the business in question follows state law, is operating outside of compliance with state law, or where the banking relationship has been terminated, respectively.

Former U.S. Attorney General Sessions’ revocation of the Cole Memorandum has not affected the status of the FinCEN Memorandum, nor has the Department of the Treasury given any indication that it intends to rescind the FinCEN Memorandum itself. Shortly after the Sessions Memorandum was issued, FinCEN did state that it would review the FinCEN Memorandum, but FinCEN has not yet issued further guidance. The FinCEN Memorandum is a standalone document which explicitly lists the eight enforcement priorities originally cited in the Cole Memorandum. As such, the FinCEN Memorandum remains intact, indicating that the Department of the Treasury and FinCEN intend to continue abiding by its guidance.

However, the FinCEN Memorandum does not provide any safe harbors or legal defenses from examination or regulatory or criminal enforcement actions by the Department of Justice, FinCEN or other federal regulators. Thus, most banks and other financial institutions in the United States do not appear comfortable providing banking services to cannabis-related businesses or relying on this guidance, given that it has the potential to be amended or revoked by the current administration. In addition to the foregoing, banks may refuse to process debit card payments and credit card companies generally refuse to process credit card payments for cannabis-related businesses. As a result, we may have limited or no access to banking or other financial services in the United States. In addition, federal money laundering statutes and regulations under the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act, discourage financial institutions from working with any organization that sells a controlled substance, regardless of whether the state it operates in permits cannabis sales. The inability or limitation on our ability to open or maintain bank accounts, obtain other banking services and/or accept credit card and debit card payments may make it difficult for us to operate and conduct our business as planned or to operate efficiently.

Banks and other depository institutions are currently hindered by federal law from providing financial services to marijuana businesses, even in states where those businesses are regulated. On March 7, 2019, Democratic representative Ed Perlmutter of Colorado introduced the SAFE Banking Act, which would protect banks and their employees from punishment for providing services to cannabis businesses that are legal on a state level. The bill was advanced by the House Financial Services Committee on March 28, 2019 and passed with strong bipartisan support in the House of Representatives on September 25, 2019. Some industry observers anticipate that the bill will be signed into law within the next year, which would, as noted above, allow financial institutions to provide services to marijuana related businesses without risk of violating federal money laundering statutes.

Newly Established Legal Regime

Our business activities rely on newly established and/or developing laws and regulations in the states in which it operates. These laws and regulations are rapidly evolving and subject to change with minimal notice.

Regulatory changes may adversely affect our profitability or cause us to cease operations entirely. The cannabis industry may come under further scrutiny by the Food and Drug Administration, the SEC, the Department of Justice, the Financial Industry Regulatory Advisory and other regulatory authorities that supervise or regulate the production, distribution, sale and use of cannabis for medical and nonmedical purposes in the United States. It is impossible to determine the extent of the impact of new laws, regulations or initiatives that may be proposed. The regulatory uncertainty surrounding the industry may adversely affect our business and operations, including without limitation, the costs to remain compliant with applicable laws and the impairment of our business or the ability to raise additional capital.

PROPERTIES

The following tables set forth our principal physical properties.

Corporate Offices
Type	Location	Leased / Owned
Headquarters	Chicago, IL	Leased
Satellite Corporate Office	Los Angeles, CA	Leased

Production Properties
Type	Location	Leased / Owned
West Haven Facility	West Haven, CT	Leased
Homestead Facility	Homestead, FL	Owned
Oglesby Facility	Oglesby, IL	Leased
Rock Island Facility	Rock Island, IL	Owned
Centreville Facility	Centreville, MD	Leased
Holyoke Facility	Holyoke, MA	Leased
Carson City Facility	Carson City, NV	Leased
Las Vegas Facility 1	Las Vegas, NV	Leased
Las Vegas Facility 2	Las Vegas, NV	Leased
Paterson Facility	Paterson, NJ	Leased
Schenectady Facility	Glenville, NY	Leased
Toledo Facility	Toledo, OH	Leased
Danville Facility	Danville, PA	Leased

Retail Properties
Type	Location	Leased / Owned
Bluepoint Wellness Branford	Branford, CT	Leased
Bluepoint Wellness Westport	Westport, CT	Leased
Southern Wellness	Milford, CT	Leased
Rise Bonita Springs	Bonita Springs, FL	Leased
Rise Deerfield Beach	Deerfield Beach, FL	Leased
Rise Hallandale Beach	Hallandale Beach, FL	Leased
Rise Kendall	Miami, FL	Leased
Rise Oviedo	Oviedo, FL	Leased
Rise Pinellas Park	Pinellas Park, FL	Leased
Rise West Palm Beach	West Palm Beach, FL	Leased
Rise Canton	Canton, IL	Leased
The Clinic Effingham	Effingham, IL	Leased
3C Joliet	Joliet, IL	Leased
Rise Joliet	Joliet, IL	Owned
Rise Mundelein	Mundelein, IL	Owned
Rise Naperville	Naperville, IL	Leased
Rise Niles	Niles, IL	Leased
Rise Quincy	Quincy, IL	Leased
Rise Bethesda	Bethesda, MD	Leased
Rise Joppa	Joppa, MD	Owned
Rise Silver Spring	Silver Spring, MD	Leased
Rise Amherst	Amherst, MA	Leased
Rise Paterson	Paterson, NJ	Leased
Rise Carson City	Carson City, NV	Leased
Essence Henderson	Henderson, NV	Leased
Essence The Strip	Las Vegas, NV	Leased

Retail Properties
Type	Location	Leased / Owned
Essence Tropicana West	Las Vegas, NV	Leased
Essence South Rainbow	Las Vegas, NV	Leased
Essence South Durango	Las Vegas, NV	Leased
Rise Spanish Springs	Spanish Springs, NV	Leased
Fp WELLNESS Halfmoon	Clifton Park, NY	Leased
Fp WELLNESS Manhattan	New York, NY	Leased
Fp WELLNESS Rochester	Rochester, NY	Leased
Rise Cleveland	Cleveland, OH	Leased
Rise Lakewood #1	Lakewood, OH	Owned
Rise Lakewood #2	Lakewood, OH	Leased
Rise Lorain	Lorain, OH	Owned
Rise Toledo	Toledo, OH	Owned
Rise Carlisle	Carlisle, PA	Leased
Rise Chambersburg	Chambersburg, PA	Leased
Rise Cranberry	Cranberry, PA	Leased
Rise Duncansville	Duncansville, PA	Leased
Rise Erie	Erie, PA	Owned
Rise Hermitage	Hermitage, PA	Leased
Rise King of Prussia	King of Prussia, PA	Leased
Rise Latrobe	Latrobe, PA	Leased
Rise Mechanicsburg	Mechanicsburg, PA	Leased
Rise Monroeville	Monroeville, PA	Leased
Rise New Castle	New Castle, PA	Leased
Rise Steelton	Steelton, PA	Leased
Rise York	York, PA	Leased

Properties Subject to an Encumbrance. There are mortgages on three of our owned retail and processing properties. Pursuant to the Note Purchase Agreement, we collateralized the processing facilities in (i) Rock Island, Illinois, and (ii) Homestead, Florida. Pursuant to the mortgage loans entered into to purchase the real estate of our Joliet, Illinois and Lakewood, Ohio retail dispensary facilities, we collateralized the retail facilities in Joliet, Illinois and Lakewood, Ohio.

DIRECTORS AND EXECUTIVE OFFICERS

Our Articles provide that the number of directors should not be fewer than three directors. Each director shall hold office until the close of our next annual general meeting, or until his or her successor is duly elected or appointed, unless his or her office is earlier vacated. Our Board currently consists of six directors, of whom three are considered to be independent persons. See “Director Independence” for details on the independence of our directors.

The following table sets forth our directors and executive officers and their respective positions.

Name	Age	Position
Wendy Berger	54	Director
William Gruver	76	Director
Westley Moore	42	Director
Glen Senk	64	Director
Beth Burk	57	General Counsel and Secretary
Jennifer Dooley	34	Chief Strategy Officer
Anthony Georgiadis	42	Director and Chief Financial Officer
Benjamin Kovler	42	Founder, Chairman of the Board and Chief Executive Officer

Our Articles provide that the directors may, from time to time, appoint such officers as the directors determine. The directors may, at any time, terminate any such appointment. All members of management devote full time to our business and have entered into a non-competition or non-disclosure agreements with us.

Director and Executive Officer Biographies

Wendy Berger, Director. Wendy Berger has served as a Director since February 2015. Since 2004, Wendy has served as a principal of WBS Equities, LLC, a real estate development company that specializes in ground-up construction, renovation, development, sale and leaseback transactions and acquisitions. From 2000 to 2004, Wendy held leadership positions in enterprise planning and program management at Orbitz, the Travel website founded in 2000. From 1995 to 1999, Wendy co-founded and was Chief Operating Officer of Neoglyphics Media Corporation, one of the country’s first website development companies. For over 25 years, Wendy has been involved in the real estate business as a lender, property manager, broker and consultant, as well as an investor. She began her career at American National Bank and Trust Company of Chicago (a subsidiary of First Chicago, now JP Morgan Chase) in Commercial Lending and spent several years as a principal with Berger Realty Group, an 80-year-old family-owned real estate business, where she focused on residential and industrial property management and development. Wendy brings decades of experience in strategic planning, execution and exits for rapid growth start-ups, in addition to a tenured career in real estate, development and transactions. Wendy earned her Master of Business Administration in Finance and Real Estate from Northwestern University’s Kellogg School of Management. She received a Bachelor of Science, cum laude, in Finance and Marketing from Syracuse University.

William Gruver, Director. William Gruver has served as a Director since April 2019. William currently is a Senior Fellow at the Open Discourse Coalition and a Professor Emeritus at Bucknell University, having previously held the Howard I. Scott Chair in Global Commerce, Strategy and Leadership at Bucknell where he served as a professor since 1993. In addition, for the last 25 years, William has been a consultant retained by clients to provide strategic consulting and advisory services. From 1972 to 1992, William worked at Goldman, Sachs & Co., the international investment banking firm. In the wake of the 1987 stock market crash, in 1988, he was named a General Partner and Chief Administrative Officer of that firm’s largest division—the equities division—which, under his leadership, reorganized and redeployed its people and capital to become one of the firm’s most profitable areas. Prior to his tenure with Goldman, Sachs & Co., he served as a qualified officer of the deck in the nuclear submarine force of the United States Navy. William currently serves on the audit committee of Private Client Bank, a multi-billion-dollar Swiss institution. From October 2003 to June 2013, he was a director of TheStreet, Inc. (NASDAQ: TST), a leading financial news and information company, where he was also a member of the audit committee and served as chair of the compensation committee. He previously served as audit committee chair for Geisinger Health, a $7 billion integrated health care system, from 2005 to 2020, and as audit committee chair of Berea College, the first interracial and coeducational college in the South, from 1996 to 2008. He is also a national arbitrator of the Financial Industry Regulatory Authority. He has received the Lindback Award for distinguished teaching and the Eastern College Athletic Conference Award for his contributions to inter-collegiate athletics at Bucknell University. His thinking and writing have been widely published in outlets such as the Financial Times, the Los Angeles Times, the New York Times, the New Republic, Finanz und Wirtschaft and Public Radio International, as well as several academic journals. William received his Bachelor of Arts with distinction from Dartmouth College and his Master of Business Administration from Columbia University.

Westley Moore, Director. Wes Moore has served as a Director since July 2018. Since March 2017, Wes has been the Chief Executive Officer at Robin Hood, New York City’s largest poverty-fighting organization, where he previously served on its Veterans Advisory Board. He became a director of IAC/Interactive Corp (NASDAQ: IAC) in July 2020 and Under Armour, Inc. (NYSE UA, UAA) in October 2020. In 2014, Wes founded BridgeEdU, an innovative platform addressing the college completion and job placement crisis, where he was Chief Executive until June 2017 and Chairman from June 2017 to June 2019 when it was acquired by Edquity, a Brooklyn-based student financial success and emergency aid firm. Wes also hosts Oprah Winfrey Network’s “Beyond Belief” (January 2012) and the Public Broadcasting Service’s “American Graduate Day” (since September 2014) and has served as the Executive Producer and host of the Public Broadcasting Service’s “Coming Back with Wes Moore” (since May 2014), focusing on the reintegration of Iraq and Afghanistan veterans. Wes is the New York Times and Wall Street Journal bestselling author of “The Other Wes Moore” and “The Work,” which capture the fine line between success and failure in our communities. Wes graduated Phi Theta Kappa from Valley Forge Military College in 1998 and Phi Beta Kappa from Johns Hopkins University in 2001. While at Johns Hopkins, Wes founded STAND!, working with Baltimore youth involved in the criminal justice system. Wes brings a lifetime’s commitment to social impact and entrepreneurship. He earned a Magister Litterarum in International Relations from Oxford University as a Rhodes Scholar in 2004. He then served as a Captain and paratrooper with the U.S. Army’s 82nd Airborne, including a combat deployment to Afghanistan. Later, Wes served as a White House Fellow to Secretary of State Condoleezza Rice. Wes has also served on the boards of Iraq Afghanistan Veterans of America and Johns Hopkins University.

Glen Senk, Director. Glen Senk has served as a Director since June 2018. Glen founded Front Row Partners in April 2014, where he currently serves as Chairman and Chief Executive Officer. From 2012 to 2014, he served as Chief Executive Officer for America’s leading fine jewelry brand, David Yurman. Glen joined Urban Outfitters in 1994 as President of Anthropologie, which was then a single-store prototype. During the course of growing Anthropologie into a billion-dollar brand, Glen was named Executive Vice President of URBN in 2002, elected to the company’s board of directors in 2004 and named Chief Executive Officer of URBN in 2007, a position he held until 2012. In 1992, Glen joined Williams-Sonoma as Senior Vice President and General Merchandise Manager, where he supervised Williams-Sonoma, Pottery Barn, Hold Everything, Chambers and Gardener’s Eden and, most notably, set the strategy and groundwork for Pottery Barn’s rapid expansion and sales growth. In 1989, Glen became Chief Executive of the London-based Habitat International Merchandise and Marketing Group. Glen is a creative leader who has worked with several of the world’s most iconic brands, beginning with Bloomingdale’s in 1981, where he rose to Senior Vice President and Managing Director of Bloomingdale’s by Mail. Glen currently serves on the board of directors of Aritzia (TSE: ATZ) and Boden. Glen has previously served on the boards of Urban Outfitters (NASDAQ: URBN), Bare Escentuals (NASDAQ: BARE), Melissa & Doug, Tory Burch, David Yurman, Opening Ceremony and Cooking.com. Glen holds a Bachelor of Arts, magna cum laude, in psychology, computer science and mathematics from New York University and a Master of Business Administration in marketing and finance from the University of Chicago Booth School of Business. He is a member of Phi Beta Kappa and Psi Chi.

Beth Burk, General Counsel and Secretary. Beth Burk joined as Interim Chief Legal and Compliance Officer in November 2019 and became General Counsel in January 2020. She was appointed as Secretary of the Corporation on March 20, 2020. She was previously at Aon plc, a leading global professional services firm providing a broad range of risk, retirement and health solutions, where she served as Global Chief Compliance Officer from July 2015 to June 2019 and Chief Counsel, Global Employment from October 2010 to July 2015. During her 14-year tenure with Aon plc, she served the company in its Chicago and London offices in a variety of key leadership roles. Prior to joining Aon plc, Beth was a partner in the Chicago office of the global law firm Winston & Strawn LLP, where she advised businesses in a variety of industries from early stage to maturity. Beth brings over 30 years of broad legal experience and earned her Juris Doctor from Chicago-Kent College of Law and a Bachelor of General Studies degree, with a concentration in Economics, from the University of Michigan.

Jennifer Dooley, Chief Strategy Officer. Jennifer Dooley has been our Chief Strategy Officer since April 2018. In addition to her responsibilities in strategy, on an interim basis, she has led marketing since October 2019 and led information technology from October to December 2019. Jennifer joined us in March 2016 and was Vice President of Marketing and Brand Development until April 2017 and Chief Marketing Officer from April 2017 to April 2018. Prior to joining Green Thumb Industries Inc., from June 2008 to March 2016, Jennifer held various marketing leadership roles at Storck USA, a top 10 global confectioner, known for brands Werther’s Original, Toffifay, Mamba, merci and RIESEN. Jennifer has a Master of Business Administration from Northwestern University Kellogg School of Management with emphases in Marketing, Entrepreneurship and Innovation. Jennifer graduated summa cum laude from the College of Charleston with a Bachelor of Science in Business Administration and English. Jennifer brings a decade of experience building consumer brands. In 2019, Jennifer was named to Marijuana Venture’s “40 Under 40” list.

Anthony Georgiadis, Chief Financial Officer and Director. Anthony Georgiadis joined us in May 2015 as a managing partner and in January 2017 became Chief Financial Officer and Director. In 2005, Anthony co-founded and, until he joined our company, acted as Chief Operating Officer of Wendover Art Group, one of the largest domestic wall décor manufacturers in North America. Previously, he worked as an investment associate for CIVC Partners, a $1.5 billion private equity firm, and as a mergers and acquisitions analyst for Bowles Hollowell Conner & Co. Anthony became involved in the cannabis industry in 2014 after exploring CBD for treatment on his Swiss mountain dog, who suffered from epilepsy. Anthony is an avid supporter of Students for Sensible Drug Policy, the Drug Policy Alliance, the Marijuana Policy Project and the Special Operations Warriors Foundation. Anthony graduated magna cum laude from Bucknell University with a degree in finance and a minor in mathematics.

Benjamin Kovler, Founder, Chief Executive Officer and Chairman. Benjamin Kovler founded Green Thumb Industries Inc. in 2014. He has been Chairman since 2014 and Chief Executive Officer from 2014 through year-end 2017 and since August 2018. Benjamin is frequently featured as a cannabis industry thought leader in media outlets such as Bloomberg, Barron’s, Business Insider, CNBC and Forbes. He is also co-founder and Chief Executive Officer since 2009 of Invest For Kids, an annual forum bringing together portfolio managers, family offices and analysts to share investment ideas to benefit children in Illinois. In its first 11 years, Invest For Kids generated more than $15 million to benefit 60 youth organizations that have helped 80,000 children. Benjamin is also on the board of the Providence St. Mel School and the Academy for Global Citizenship. Benjamin brings his extensive experience managing complex operating companies and deep commitment to philanthropy. He earned a Bachelor of Arts in philosophy, politics and economics from Pomona College and a Master of Business Administration in accounting and finance from The University of Chicago.

Familial Relationships

As of January 1, 2021, there are no familial relationships among any of our officers or directors.

Director Independence

For purposes of this prospectus, the independence of our directors is determined under the corporate governance rules of the New York Stock Exchange. The independence rules of the New York Stock Exchange include a series of objective tests, including that an “independent” person will not be employed by us and will not be engaged in various types of business dealings with us. In addition, the Board is required to make a subjective determination as to each person that no material relationship exists with us either directly or as a partner, shareholder or officer of an organization that has a relationship with us. It has been determined that three of our directors that we expect to be on the Board as of the Effective Date are independent persons under the independence rules of the New York Stock Exchange: Glen Senk, Westley Moore and William Gruver.

Board Committees

Our Board currently has an executive committee, audit committee and compensation committee. A brief description of each committee is set out below. Both the audit and compensation committees held 4 meetings during the year ended December 31, 2019. The executive committee was formed on August 6, 2020.

Executive Committee

The Board formed the Executive Committee on August 6, 2020 to assist the Board with overseeing and/or administering any matters as the Board may delegate to it from time to time. Wendy Berger, William Gruver and Glen Senk serve on the Executive Committee.

Audit Committee

Composition of the Audit Committee.

The Audit Committee of the Board assists our Board in fulfilling its responsibilities for oversight of financial, audit and accounting matters. The Audit Committee reviews the financial reports and other financial information that we provide to regulatory authorities and our shareholders, as well as reviews our system of internal controls regarding finance and accounting, including auditing, accounting and financial reporting processes.

As of the date of this Registration Statement, the following are the members of the Audit Committee:

Name of Member	Independent(1)	Financially Literate(2)
Glen Senk	Yes	Yes
Westley Moore	Yes	Yes
William Gruver (Chair)	Yes	Yes

Notes:

(1)

A member of the Audit Committee is independent if he or she has no direct or indirect ‘material relationship’ with us. A material relationship is a relationship which could, in the view of our Board, reasonably interfere with the exercise of a member’s independent judgment. Any of our executive officers, such as the President or Secretary, are deemed to have a material relationship with us.

(2)

A member of the Audit Committee is financially literate if he or she has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by our financial statements.

Relevant Education and Experience

Each member of the Audit Committee has experience relevant to his or her responsibilities as an Audit Committee member. See “Director and Executive Officer Biographies” for a description of the education and experience of each Audit Committee member.

Audit Committee Oversight

At no time since the commencement of our most recently completed fiscal year was a recommendation of the Audit Committee to nominate or compensate an external auditor not adopted by the Board.

Audit Committee’s Charter

The Board has adopted a written charter for the Audit Committee, which sets out the Audit Committee’s responsibilities. The Audit Committee’s principal duties and responsibilities include assisting the Board in discharging the oversight of: (i) our internal audit function; (ii) the integrity of our consolidated financial statements and accounting and financial processes and the audits of our consolidated financial statements; (iii) compliance with legal and regulatory requirements; (iv) external auditors’ qualifications and independence; (v) the work and performance of financial management and external auditors; and (vi) system of disclosure controls and procedures and system of internal controls regarding finance, accounting, legal compliance and risk management established by management and the Board. The Audit Committee has access to all books, records, facilities and personnel and may request any information about us as it may deem appropriate. It will also have the authority to retain and compensate special legal, accounting, financial and other consultants or advisors to advise the Audit Committee.

Compensation Committee

The Compensation Committee of the Board assists our Board in fulfilling its responsibilities for compensation philosophy and guidelines. The current members of the Compensation Committee include the following three directors: (1) Glen Senk (Chair), (2) Westley Moore and (3) Wendy Berger. For additional details on the Compensation Committee, see “Compensation Governance.”

Nomination of Directors

The Corporation does not have a nominating committee. Instead, the Board is responsible for identifying new candidates for nomination of directors to the Board. In particular, the Board considers, in addition to any other factors it deems relevant: (i) the competencies and skills that the Board considers to be necessary for the Board, as a whole, to possess; (ii) the competencies and skills that the Board considers each existing director to possess; (iii) the competencies, skills and background each nominee will bring to the Board; (iv) the time that each nominee will have available to devote to the Corporation’s business; and (v) whether the nominee will be an independent director. Shareholders may recommend director candidates for consideration by the Board by writing to our Corporate Secretary as outlined under the heading “Governance – How may I recommend candidates to serve as directors?” above. An invitation to stand as a nominee for election to the Board will normally be made to a candidate by the Board through the Chairman of the Corporation or his delegate.

The Corporation is committed to diversity in all aspects of its business and activities, including with respect to its Board of Directors. The Corporation and the Board believe that diversity and inclusion foster a wide array of perspectives and help build cultures of trust, candor and respect. The Corporation and the Board will continue to support and encourage the recruitment and appointment of diverse candidates to Board positions. In addition to recruiting and considering director candidates, the Board annually reviews the competencies, skills and personal qualities applicable to candidates to be considered for nomination to the Board. The objective of this review is to maintain the composition of the Board in a way that provides, in the judgment of the Board, the best mix of competencies, skills and experience to provide for the overall stewardship of the Corporation.

Our Board has concluded that it is appropriate for the responsibility of vetting and nominating directors to be exercised by the full Board, without the need for a nominating committee. However, our Board will continue to periodically review our leadership structure and may make changes in the future as it deems appropriate.

Board Qualifications

We believe that each of the members of our Board has the experience, qualifications, attributes and skills that make him or her suitable to serve as our director, in light of our highly regulated cannabis business, our complex operations and large number of employees. See “Director and Executive Officer Biographies” for a description of the education and experience of each director.

Benjamin Kovler serves as our Chief Executive Officer of and has served as a Director of the Board since he founded Green Thumb Industries Inc. in 2014. Mr. Kovler also serves as the Chief Executive Officer of Invest For Kids, and is on the board of the Providence St. Mel School and Academy for Global Citizenship.

Mr. Kovler’s specific qualifications, experience, skills and expertise include:

•	Core business skills, including financial and strategic planning;

•	A deep understanding of our company and the industry; and

•	Operating and management experience.

Anthony Georgiadis serves as our Chief Financial Officer and has served as a Director of the Board since 2016. Mr. Georgiadis was formerly a principal investing associate for CIVC Partners and a mergers and acquisitions analyst for Bowles Hollowell Connor & Co.

Mr. Georgiadis’ specific qualifications, experience, skills and expertise include:

•	Core business skills, including financial and strategic planning;

•	A deep understanding of the cannabis industry; and

•	Finance, financial reporting and analysis expertise.

Wendy Berger has served as a Director of the Board since February 2015. Ms. Berger is also a principal of WBS Equities, LLC and served as Chief Operating Officer of Neoglyphics Media Corporation.

Ms. Berger’s specific qualifications, experience, skills and expertise include:

•	Core business skills, including financial and strategic planning;

•	A deep understanding of real estate planning, development and transactions; and

•	Operating and management experience.

Glen Senk has served as a Director of the Board since June 2018. Mr. Senk previously served as Senior Vice President and Managing Director of Bloomingdale’s and, in 1989, became chief executive of Habitat International Merchandise and Marketing Group. Mr. Senk served as Chief Executive Officer for David Yurman from February 2012 to February 2014 and currently serves as Chairman and Chief Executive Officer of Front Row Partners and board member of Aritzia (TSE: ATZ). Mr. Senk was a Senior Vice President and General Merchandise Manager at Williams-Sonoma, President of Anthropologie and a board member of URBN (NASDAQ: URBN).

Mr. Senk’s specific qualifications, experience, skills and expertise include:

•	Core business skills, including financial and strategic planning;

•	A deep understanding of our company and the retail industry; and

•	Operating and management experience.

Westley Moore has served as a Director of the Board since July 2018. Mr. Moore was the founder and Chief Executive Officer at BridgeEdU, and serves as Chief Executive Officer at Robin Hood.

Mr. Moore’s specific qualifications, experience, skills and expertise include:

•	Core business skills, including financial and strategic planning;

•	A deep understanding of social impact and entrepreneurship; and

•	Operating and management experience.

William Gruver has served as a Director of the Board since April 2019. Mr. Gruver currently serves on two additional audit committees for Geisinger Health and Private Client Bank. Mr. Gruver was named the Chief Administrative Officer of Goldman, Sachs & Co.’s equities division during his tenure with Goldman, Sachs & Co.

Mr. Gruver’s specific qualifications, experience, skills and expertise include:

•	Core business skills, including financial and strategic planning;

•	Finance and financial reporting expertise; and

•	Operating and management experience.

We believe these qualifications bring a broad set of complementary experience to the Board’s discharge of its responsibilities.

Conflicts of Interest – Board Leadership Structure and Risk Oversight

Conflicts of interest may arise as a result of our directors, officers and promoters also holding positions as directors or officers of other companies. Some of the individuals that are our directors and officers have been and will continue to be engaged in the identification and evaluation of assets, businesses and companies on their own behalf and on behalf of other companies, and situations may arise where our directors and officers will be in direct competition with us. Conflicts, if any, will be subject to the procedures and remedies provided under the Business Corporations Act (British Columbia).

Compensation Committee Interlocks and Insider Participation

During fiscal 2019, Glen Senk, Wendy Berger and Westley Moore served as members of the Compensation Committee. Wendy Berger has relationships requiring disclosure with respect to related party transactions. See “Transactions with Related Persons” for further details.

None of our executive officers served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as our director or on the Compensation Committee, during fiscal 2019. None of our executive officers served as a director of another entity, one of whose executive officers served on the Compensation Committee, during fiscal 2019.

Code of Business Conduct

Our Board has adopted a written code of business conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on our website, www.gtigrows.com. The information on our website is not deemed to be incorporated in this prospectus or to be part of this prospectus.

EXECUTIVE COMPENSATION

Overview of Executive Compensation

The Board is authorized to review and approve annually all compensation decisions relating to our executive officers. In accordance with reduced disclosure rules applicable to emerging growth companies as set forth in Item 402 of Regulation S-K, this section explains how our compensation program is structured for our Chief Executive Officer and the other executive officers named in the Summary Compensation Table, which we refer to as the named executive officers.

Compensation Governance

The Board has not adopted any formal policies or procedures to determine the compensation of our directors or executive officers. The compensation of the directors is determined by the Board, based on the recommendations of the Compensation Committee. Recommendations of the Compensation Committee are made giving consideration to the objectives discussed below and, if applicable, considering applicable industry data. The Compensation Committee is delegated the authority to determine and approve the compensation of the Company’s named executive officers.

The Compensation Committee currently consists of three directors; Glen Senk (Chair), Westley Moore and Wendy Berger. Glen Senk and Westley Moore are independent director members of the Compensation Committee. For details regarding the experience of the members of the Compensation Committee, see “Director and Executive Officer Biographies” and “Board Qualifications.”

The role and responsibility of the Compensation Committee is to assist the Board in fulfilling its responsibilities for establishing compensation philosophy and guidelines. Additionally, the Compensation Committee has responsibility for recommending to the Board compensation levels for directors, fixing compensation levels, perquisites and supplemental benefits for the executive officers and for entering into employment, severance protection, change in control and related agreements and plans for the Chief Executive Officer and other executive officers, provided that any agreements with the Chief Executive Officer is subject to Board approval. In addition, the Compensation Committee is charged with reviewing the Green Thumb Industries Inc. 2018 Stock and Incentive Plan, which we refer to as the Stock and Incentive Plan and proposing changes thereto and recommending any other employee benefit plans, incentive awards and perquisites with respect to the directors and executive officers. The independent directors on the Compensation Committee are responsible for approving any equity or incentive awards under the Stock and Incentive Plan. The Compensation Committee is also responsible for reviewing, approving and reporting to the Board annually (or more frequently as required) on our succession plans for our executive officers, and for overseeing our Board annual self-evaluation process.

The Compensation Committee endeavors to ensure that the philosophy and operation of our compensation program reinforces our culture and values, creates a balance between risk and reward, attracts, motivates and retains executive officers over the long-term and aligns their interests with those of our shareholders. In addition, the Compensation Committee is to review our annual disclosure regarding executive compensation for inclusion where appropriate in our disclosure documents.

Elements of Compensation

1. Base Salary. Base salary is the fixed portion of each executive officer’s total compensation. It is designed to provide income certainty. In determining the base level of compensation for the executive officers, weight is placed on the following factors: the particular responsibilities related to the position, salaries or fees paid by companies of similar size in the industry, level of experience of the executive and overall performance and the time which the executive officer is required to devote to fulfill his or her responsibilities.

2. Short-Term Incentive Awards. A cash incentive payment or bonus is a short-term incentive that is intended to reward each executive officer for his or her individual contribution and performance of personal objectives as well as overall corporate performance. Cash bonuses are designed to motivate executive officers to achieve personal business objectives and to be accountable for our performance, as well as to attract and retain executives. The Compensation Committee may also agree with executive officers to pay all or a portion of such officers’ cash bonus in equity.

3. Long-Term Equity Incentive Awards. Long-term incentives granted under the Stock and Incentive Plan are intended to align the interests of our directors and executive officers with those of the shareholders and to provide a long-term incentive that rewards these parties for their contribution to the creation of shareholder value. In establishing the number of nonqualified stock options, incentive stock options (which we refer to collectively as Options) and restricted stock units (which we refer to as RSUs) to be granted, reference is made to the recommendations made by the Compensation Committee as well as, from time to time, the number of similar awards granted to officers and directors of other publicly-traded companies of similar size in the same business as us. The Compensation Committee also considers previous grants of Options or RSUs to such executive officer and the overall number of Options or RSUs that are outstanding relative to the number of outstanding securities in determining whether to make any new grants of Options or RSUs and the size and terms of any such grants. With respect to executive officers, the Compensation Committee and the Board also consider the level of effort, time, responsibility, ability, experience and level of commitment of the executive officer in determining the level of long-term equity incentive awards. With respect to directors, the Compensation Committee and the Board also consider committee assignments and committee chair responsibilities, as well as the overall time requirements of the Board members in determining the level of long-term equity incentive awards. For a more detailed description of the Stock and Incentive Plan, see Equity Compensation Plans.

Summary Compensation Table

The following table sets forth all compensation paid to or earned by our named executive officers in the last two (2) fiscal years.

Name and Principal Position	Year(1)	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)		Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Benjamin Kovler,	2019	$295,000	$400,000	$1,404,000		$1,764,000		$—	$—	$52,943	(6)	$3,585,943
Chief Executive Officer and Chairman	2018	$312,185	$241,400	$563,945	(4)	$506,332	(5)	$—	$—	$25,000	(7)	$1,648,862
Anthony Georgiadis,	2019	$297,500	$400,000	$1,053,000		$1,764,000		$—	$—	$52,878	(6)	$3,237,378
Chief Financial Officer and Director	2018	$250,000	$158,600	$563,945	(4)	$506,332	(5)	$—	$—	$25,000	(7)	$1,503,877
Jennifer Dooley,	2019	$219,563	$75,128	$702,000		$882,000		$—	$—	$880	(6)	$1,714,571
Chief Strategy Officer	2018	$156,250	$109,300	$563,945	(4)	$506,332	(5)	$—	$—	$77,780	(8)	$1,413,607

Notes:

(1)

2018 compensation amounts reflect aggregate compensation earned from the Corporation and certain subsidiaries thereof for the 12 months ended December 31, 2018, which includes compensation earned during this period prior to the Transaction.

(2)	Bonus amounts reflect short-term incentive awards based upon performance in the applicable year and paid in the subsequent year.
(3)

The amounts reported in the Stock Awards and the Option Awards columns reflect aggregate grant date fair value computed in accordance with ASC Topic 718, Compensation—Stock Compensation. These amounts reflect our calculation of the value of these awards at the grant date and do not necessarily correspond to the actual value that may ultimately be realized by the named executive officer. Assumptions used in the calculation of these amounts are included in Note 13 to our audited consolidated financial statements for the fiscal year ended December 31, 2018, which are included in elsewhere in this registration statement on Form 10. On April 12, 2019, the named executive officers were awarded RSUs, one-third of each such award vests on each of the first three anniversaries of the grant date, and on July 26, 2019, the named executive officers were awarded Options, one-third of each such award vests on each of the first three anniversaries of the grant date, as follows:

	RSUs	Options
Benjamin Kovler	100,000	300,000
Anthony Georgiadis	75,000	300,000
Jennifer Dooley	50,000	150,000

(4)

Benjamin Kovler, Anthony Georgiadis and Jennifer Dooley each received 50,000 RSUs on August 30, 2018 which had a two-year vesting schedule, with 50% vesting on the first anniversary date of the grant and 50% vesting on the second anniversary date of the grant. Also reflects profits interests in VCP23, LLC (“VCP”) received on January 1, 2018, which had a $0 value at grant and were amended on January 20, 2018. Such profits interests in VCP vested and converted into 17,526 and 26,288 Super Voting Shares of the Company, respectively, upon the closing of the Amalgamation. The “Amalgamation” refers to the Canadian three-cornered amalgamation completed in June 2018 whereby, among other things, VCP and other parties contributed assets to the Corporation in exchange for equity interests in the Corporation, as further described in “Item 1, Business – General Description of the Business” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

(5)

Benjamin Kovler, Anthony Georgiadis and Jennifer Dooley each received 50,000 Options on August 30, 2018, which had a strike price of C$14.64 and a three-year vesting schedule, with 33 1/3% vesting on the first anniversary date of the grant, 33 1/3% vesting on the second anniversary date of the grant and the remaining 33 1/3% vesting on the third anniversary date of the grant.

(6)

The amounts included for 2019 include $50,000 in director fees for each of Benjamin Kovler and Anthony Georgiadis, and for each named executive officer, the applicable costs of the Company’s executive lunch program.

(7)	Benjamin Kovler and Anthony Georgiadis each received $25,000 in 2018 for attendance at Board and Board committee meetings.
(8)

Jennifer Dooley received profits interests in VCP on May 14, 2018 with taxable gain of $77,780. Such profits interests in VCP vested and converted into 453 of our Multiple Voting Shares, or 45,300 Subordinate Voting Shares on an as-converted basis, upon the closing of the Amalgamation.

Outstanding Equity Awards Table

The following table sets forth outstanding equity awards for our named executive officers at fiscal 2019-year end.

			Option Awards						Stock Awards
	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price (C$)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Benjamin Kovler Chief Executive Officer and Chairman	8/30/2018	(2)	16,666	33,334	—	C$	14.64	8/30/2028	—	—	—	—
	8/30/2018	(3)	—	—	—		—	—	—	—	25,000	$246,000
	4/12/2019	(4)	—	—	—		—	—	—	—	100,000	$984,000
	7/26/2019	(5)	—	300,000	—	C$	12.07	7/26/2024	—	—	—	—
Anthony Georgiadis Chief Financial Officer and Director	8/30/2018	(2)	16,666	33,334	—	C$	14.64	8/30/2028	—	—	—	—
	8/30/2018	(3)	—	—	—		—	—	—	—	25,000	$246,000
	4/12/2019	(4)	—	—	—		—	—	—	—	75,000	$738,000
	7/26/2019	(5)	—	300,000	—	C$	12.07	7/26/2024	—	—	—	—
Jennifer Dooley Chief Strategy Officer	8/30/2018	(2)	16,666	33,334	—	C$	14.64	8/30/2028	—	—	—	—
	8/30/2018	(3)	—	—	—		—	—	—	—	25,000	$246,000
	4/12/2019	(4)	—	—	—		—	—	—	—	50,000	$492,000
	7/26/2019	(5)	—	150,000	—	C$	12.07	7/26/2024	—	—	—	—

Notes:

(1)

Based on the closing price of C$12.79 of a subordinate voting share on the Canadian Stock Exchange on December 31, 2019, or US$9.84 (based on the exchange rate for such date as reported in the Wall Street Journal).

(2)	Option award that vests in one-third increments on each of the first three anniversaries of the grant date.
(3)	RSUs that vests in 50% increments on each of the first two anniversaries of the grant date.
(4)	RSUs that vests in one-third increments on each of the first three anniversaries of the grant date.
(5)	Option award that vests in one-third increments on each of the first three anniversaries of the date of grant.

Retirement Benefit Plans

Effective August 1, 2019, each named executive officer is eligible to participate in the Vision Management Services, LLC 401(k) Plan, a tax-qualified, defined contribution retirement plan. The Vision Management Services, LLC 401(k) Plan is generally available to eligible employees of our operating subsidiary, Vision Management Services, LLC, and other subsidiaries that have elected to participate in the Vision Management Services, LLC 401(k) Plan. Participants in the Vision Management Services, LLC 401(k) Plan are eligible to make before-tax contributions and Roth contributions and, if Vision Management Services, LLC elects, to receive discretionary matching and/or profit-sharing contributions.

Termination and Change of Control Benefits

Except as described below, we do not have any contract, agreement, plan or arrangement that provides for payments to a named executive officer at, following or in connection with a termination (whether voluntary, involuntary or constructive), resignation, retirement, a change of control or a change in a named executive officer’s responsibilities. The services of each of Benjamin Kovler, Anthony Georgiadis and Jennifer Dooley are provided on an at-will basis.

The restricted stock unit and stock option awards granted pursuant to the Stock and Incentive Plan, as amended, provide for full vesting in the event the awardee is terminated without cause (as defined in the applicable award agreements) within 12 months following a change of control (as defined in the applicable award agreements). Options that are vested due to such a termination are exercisable for the duration of the option’s original term. Further, we, acting through our Board or our Compensation Committee, have broad discretion in how to treat awards under the Stock and Incentive Plan in the event of a change of control. Such discretion includes the ability to fully vest and cash-out awards, arrange for awards to be assumed by a buyer, provide for economically equivalent replacement awards or eliminate future vesting or exercisability as of, or following, a change of control.

Director Compensation

The following table sets forth all compensation paid to or earned by each of our non-employee directors during fiscal year 2019 other than the two named executive officers who also serve as directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Wendy Berger	$50,000	$—	$—	$—	$—	$—	$50,000
William Gruver(1)	$25,000	$243,286	$—	$—	$—	$—	$268,286
Glen Senk	$50,000	$—	$—	$—	$—	$—	$50,000
Westley Moore	$50,000	$—	$—	$—	$—	$—	$50,000
Alejandro Yemenidjian(2)	$25,000	$202,737	$—	$—	$—	$—	$227,737

(1)

William Gruver was appointed to the Board in April 2019. As a new member of the Board, he was granted 21,839 RSUs for his duties on the Board on June 29, 2019, which vest on the first anniversary date of the grant, 3,640 of which were granted for his service as Chair of the Audit Committee.

(2)

Alejandro Yemenidjian joined the Board on in June 2019. As a new member of the Board, he was granted 18,199 RSUs for his duties on the Board on June 29, 2019, which vested on the first anniversary date of the grant. Mr. Yemenidjian also served as the Managing Director, Integral Associates from June 29, 2019 to April 6, 2020, for which he received salary of $138,456 during fiscal 2019. Mr. Yemenidjian resigned from the Board effective December 31, 2020.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the expected beneficial ownership of the Corporation’s securities December 31, 2020 for (i) each member of the Board of Directors, (ii) each named executive officer (as defined below), (iii) each person known to the Corporation and expected to be the beneficial owner of more than 5% of the Corporation’s securities and (iv) the members of the Board and the named executive officers of the Corporation as a group. Beneficial ownership is determined according to the rules of the SEC. Generally, a person has beneficial ownership of a security if the person possesses sole or shared voting or investment power of that security, including any securities that a person has the right to acquire beneficial ownership within 60 days. Except as indicated, all shares of the Corporation’s securities will be owned directly, and the person or entity listed as the beneficial owner has sole voting and investment power. The address for each director and executive officer is c/o Green Thumb Industries Inc., 325 West Huron Street, Suite 700, Chicago, Illinois 60654.

	Subordinate Voting Shares(1)		Multiple Voting Shares		Super Voting Shares		Total(2)		Voting(2)
Name, Position and Address of Beneficial Owner	Number Beneficially Owned	% of Total Subordinate Voting Shares	Number Beneficially Owned	% of Total Multiple Voting Shares	Number Beneficially Owned	% of Total Super Voting Shares	Total Number of Capital Stock Beneficially Owned	% of Total Capital Stock	% of Voting Capital Stock
Benjamin Kovler(4), Chairman and Chief Executive Officer	2,707,605	1.52%	—	—	183,254	58.73%	21,033,005	9.86%	37.63%
Anthony Georgiadis(5), Director and Chief Financial Officer	209,125	0.12%	—	—	45,604	14.62%	4,769,525	2.24%	9.27%
Wendy Berger, Director	2,276,766	1.28%	—	—	—	—	2,276,766	1.07%	0.46%
Glen Senk, Director	299,497	0.17%	—	—	—	—	299,497	0.14%	0.06%
Westley Moore, Director	158,138	0.09%	—	—	—	—	158,138	0.07%	0.03%
William Gruver, Director	64,100	0.04%	—	—	1,589	0.51%	223,000	0.10%	0.33%
Alejandro Yemenidjian, Director(6)	4,056,528	2.28%	—	—	—	—	4,056,528	1.90%	0.82%
Jennifer Dooley, Chief Strategy Officer	489,946	0.28%	453	1.12%	—	—	535,246	0.25%	0.11%
All Board directors and named executive officers as a group	10,261,705	5.76%	453	1.12%	230,447	73.85%	33,351,705	15.63%	48.72%
Peter Kadens(7)	588,986	0.33%	—	—	55,341	17.74%	6,123,086	2.87%	11.42%
Andrew Grossman(8)	237,573	0.13%	—	—	27,832	8.92%	3,020,773	1.42%	5.68%
BF CA Holdings 2016 LLC(9).	—	—	2,246	5.58%	—	—	224,600	0.11%	0.05%
BF REMS Holdings 2016 LLC(9)	—	—	9,704	24.09%	—	—	970,400	0.45%	0.20%
Donald Russell Capital LLC(10)	—	—	11,911	29.96%	—	—	1,191,100	0.56%	0.24%
Medical Herbal Solutions LLC(11)	—	—	5,700	14.15%	—	—	570,000	0.27%	0.12%
ZLD Capital LLC(12)	—	—	2,264	5.62%	—	—	570,000	0.11%	0.05%

Notes:

(1)

Includes Subordinate Voting Shares subject to stock options that are or become exercisable within 60 days of December 31, 2020, and shares underlying restricted stock units that are scheduled to vest within 60 days of December 31, 2020, and shares underlying warrants exercisable within 60 days of December 31, 2020 as follows:

	Stock Options	RSUs	Warrants
Benjamin Kovler	133,333	—	6,256
Anthony Georgiadis	133,333	—	7,590
Wendy Berger	—	—	—
Glen Senk	—	—	—
Westley Moore	—	—	—
William Gruver	—	—	5,925
Alejandro Yemenidjian	—	—	—
Jennifer Dooley	83,333	—	—
Andrew Grossman	137,680	—	6,245

The warrants to purchase Subordinate Voting Shares reported for Mr. Kovler are held by KP Capital, LLC. 5,925 of the warrants to purchase Subordinate Voting Shares reported for Mr. Georgiadis and Mr. Gruver are held by ABG LLC, and 1,665 of the warrants to purchase Subordinate Voting Shares reported for Mr. Georgiadis are held by Three One Four Holdings LLC.

(2)	Total share values are on an as-converted basis.
(3)	The voting percentages differ from the beneficial ownership percentages in the total capital stock because GTI’s classes of securities have different voting rights.
(4)	Includes the following:

•	2,509,881 Subordinate Voting Shares held by RCP23 LLC; and

•	188 Subordinate Voting Shares and 80,642 Super Voting Shares held by Outsiders Capital LLC.

(5)	Includes 16,715 Subordinate Voting Shares and 1,589 Super Voting Shares held by ABG LLC that are beneficially owned both by Mr. Georgiadis and Mr. Gruver.
(6)	Mr. Yemenidjian resigned from the Board effective December 31, 2020.
(7)	Based on reporting from the Corporation’s transfer agent. Address: 1001 Green Bay Road, Unit 248, Winnetka, Illinois 60093.
(8)	Mr. Grossman is the Corporation’s Head of Capital Markets. Address: c/o Green Thumb Industries Inc., 325 West Huron Street, Suite 700, Chicago, Illinois 60654.
(9)	Based on reporting from the Corporation’s transfer agent. Address: 2010 – 300 E. Lombard Street,
(10)	Based on reporting from the Corporation’s transfer agent. Address: 3313 NE 40th Street, Fort Lauderdale, Florida 33308.
(11)	Based on reporting from the Corporation’s transfer agent. Address: PH 60 – 60 Hendricks Isle, Fort Lauderdale, Florida 33301.
(12)	Based on reporting from the Corporation’s transfer agent. Address: 2311 North Andrews Avenue, Fort Lauderdale, Florida 33311.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, DIRECTOR INDEPENDENCE

Related Party Transaction Policy

Our Board has adopted a Related Party Transactions Policy, which requires that employees, officers and directors report to the General Counsel (or chief legal officer) any activity that would cause or appear to cause a conflict of interest on his or her part.

Under the Related Party Transactions Policy, a related party transaction includes any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which:

•	we or any of our subsidiaries are or will be a participant;

•	the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year; and

•	any related party has or will have a direct or indirect material interest.

Related parties include any person who is or was (since the beginning of the last fiscal year, even if such person does not presently serve in that role) an executive officer, director or nominee for director of the Green Thumb Industries Inc., any shareholder owning more than 5% of any class of our voting securities or an immediate family member, as defined in the Related Party Transactions Policy, of any such person.

Pursuant to the Related Party Transactions Policy, any potential related party transaction that requires approval will be reviewed by the Audit Committee, and the Audit Committee will consider such factors as it deems appropriate to determine whether to approve, ratify or disapprove the related party transaction. The Audit Committee may approve the related party transaction only if it determines in good faith that, under all of the circumstances, the transaction is in the best interests of us and our shareholders.

Transactions with Related Parties

Lease Agreements. Since 2017, we have entered into several related party transactions with respect to lease agreements as follows:

•

Mosaic Real Estate, LLC owns a building located at 7900 Fenton Street, Silver Spring, Maryland and leased to GTI Maryland, LLC, which operates a Rise dispensary in the building. The lease commenced on June 14, 2017 for a 7-year term, and rent payments were approximately $177,760, $53,500, $216,500 and $220,850 for the nine months ended September 30, 2020 and the years ended December 31, 2017, 2018 and 2019, respectively. Our director, Wendy Berger, is a principal of WBS Equities, LLC, which is the Manager of Mosaic Real Estate, LLC. Additionally, Mosaic Real Estate, LLC is owned in part by Ms. Berger (through a revocable trust), Benjamin Kovler, our Chief Executive Officer and director (through a wholly-owned entity), and Anthony Georgiadis, our Chief Financial Officer and director (through a wholly-owned entity).

•

Mosaic Real Estate Sparks, LLC owns a building located at 9650 Pyramid Highway, Sparks, Nevada and leased to JG Retail Services NV, LLC, an entity that has entered into a services agreement for GTI Nevada, LLC to operate a Rise dispensary in the building. The lease commenced on July 21, 2017 for a 15-year term, and rent payments were approximately $193,460, $25,500, $231,000 and $235,600 for the nine months ended September 30, 2020 and the years ended December 31, 2017, 2018 and 2019, respectively. Ms. Berger is a principal of WBS Equities, LLC, which is the Manager of Mosaic Real Estate Sparks, LLC. Additionally, Mosaic Real Estate Sparks, LLC is owned in part by Ms. Berger (through a revocable trust) and Mr. Georgiadis (through a wholly-owned entity). We have an option to purchase the building at a pre-determined price.

•

On June 12, 2020, Mosaic Real Estate Joliet, LLC sold a building located at 2903 Colorado Avenue, Joliet, Illinois to a wholly-owned subsidiary of the Corporation, which, until that date it had leased to

3C Compassionate Care Center, LLC, which operates a dispensary in the building. The purchase price was $1,814,000, including transaction costs, and was completed following the Corporation’s exercise of a purchase option for the property. Prior to this purchase, we were party to a lease for this property with Mosaic Real Estate Joliet, LLC that commenced on January 23, 2019 for a 15-year term, and rent payments were approximately $128,700 for the nine months ended September 30, 2020 and $200,170 for the year ended December 31, 2019. Ms. Berger was a principal of South Creek 15, LLC, which is the Manager of Mosaic Real Estate Joliet, LLC, until she resigned from that position on May 20, 2020. Additionally, Mosaic Real Estate Joliet, LLC is owned in part by Ms. Berger (through a revocable trust).

•

Mosaic Real Estate Ocala, LLC owns a building located at 5401 Northwest 44th Avenue, Ocala, Florida and leased to GTI Florida, LLC, to operate a cultivation and processing facility in the building. The lease commenced on March 19, 2019 for a 15-year term, and rent payments were approximately $428,200 for the nine months ended September 30, 2020 and $393,530 for the year ended December 31, 2019. Ms. Berger is a Co-Manager of Mosaic Real Estate Ocala, LLC. Additionally, Mosaic Real Estate Ocala, LLC is owned in part by Ms. Berger (through a revocable trust). We have an option to purchase the building at a pre-determined price.

•

Durango Teco Partners, LLC owns a building located at 6410 South Durango Drive, Las Vegas, Nevada and leased to Essence Henderson, LLC, a subsidiary of Integral Associates, LLC, to operate an Essence dispensary in the building. The lease commenced on June 27, 2020 for a 10-year term, and rent payments were approximately $59,700 for the nine months ended September 30, 2020. Our former director, Alejandro Yemenidjian, who resigned from the Board effective December 31, 2020, owns 50% of Armenco Capital LLC, which owns 50% of Durango Teco Partners, LLC.

For the three and nine months ended September 30, 2020 the Company recorded lease expense of $353,535 and $1,146,246, respectively, associated with these lease arrangements. For the three and nine months ended September 30, 2019, we recorded lease expense of $321,793 and $789,783, respectively, associated with these lease arrangements.

Notes. On May 21, 2019, as amended on November 19, 2019, we closed a $105 million senior secured non-brokered private placement financing which bears interest of 12% per annum and matures on May 22, 2023, which we refer to as the Note Purchase Agreement. Separately, pursuant to the terms of the Note Purchase Agreement, we issued warrants to the Note holders, some of whom were related parties. As of September 30, 2020 and December 31, 2019:

•	KP Capital, LLC, which is owned by Mr. Kovler, held $290,334 of the original private placement debt amount, and related warrants valued at $48,017 and $39,894, respectively;

•

AG Funding Group, LLC, which is owned by Andrew Grossman, our Executive Vice President of Capital Markets, held $289,876 of the original private placement debt amount, and related warrants valued at $47,931 and $39,829, respectively;

•

ABG, LLC, which is owned jointly by Mr. Georgiadis and our director William Gruver, held $275,000 of the original private placement debt amount, and related warrants valued at $45,475 and $37,788, respectively; and

•	Three One Four Holdings, LLC, which is owned by Mr. Georgiadis, held $77,300 of the original private placement debt amount, and related warrants valued at $12,779 and $10,620, respectively.

Springbig, Inc. In June 2019, GTI Core, LLC entered into an agreement with Springbig, Inc. for Springbig Inc.’s loyalty and digital communications platform for retail organization. Payments to Springbig Inc. totaled approximately $378,524, $2,800, $35,400 and $155,300 for the nine months ended September 30, 2020 and the years ended December 31, 2017, 2018 and 2019, respectively. The parties agreed to expand the services under this arrangement in March 2020. Springbig Inc. is owned in part by Mr. Kovler, Mr. Georgiadis and Mr. Gruver. Mr. Kovler is also a director of Springbig Inc.

Employment. Alejandro Yemenidjian, a director of the corporation from June 2019 to December 2020, is the father of Armen Yemenidjian, who served as our President from June 2019 to April 2020. Alejandro Yemenidjian was also employed as our Managing Director of Integral Associates from June 29, 2019 until his resignation from that role on April 6, 2020. In addition to his compensation for his role on our Board, with respect to his employment he received salary of $138,456 in fiscal 2019.

Promoters

No person or company has been at any time during the past five fiscal years a promoter of Green Thumb Industries Inc.

LEGAL PROCEEDINGS

The Company is a party to a variety of legal proceedings that arise out of operations in the normal course of business. While the results of these legal proceedings cannot be predicted with certainty, we believe that the final outcome of these proceedings will not have a material adverse effect, individually or in the aggregate, on our results of operations or financial condition.

MARKET PRICE AND RELATED STOCKHOLDER MATTERS

Trading Price and Volume

Our Subordinate Voting Shares are traded on the Canadian Securities Exchange under the symbol “GTII.” During fiscal 2018, the common shares of Bayswater Uranium Corporation traded on the TSX Venture Exchange under the symbol “BYU.H.”

The following table sets forth trading information for our Subordinate Voting Shares for the periods indicated (from June 13, 2018, the date of their initial trading on the Canadian Securities Exchange), as quoted on the Canadian Securities Exchange.(1)

	Low Trading Price	High Trading Price
Period	(C$)	(C$)	Volume
Year Ended December 31, 2021
January 1, 2021 to January 13, 2021	$31.18	$38.00	6,627,008
Year Ended December 31, 2020
First Quarter (March 31, 2020)	$5.69	$13.51	25,072,866
Second Quarter (June 30, 2020)	$7.70	$14.17	23,749,362
Third Quarter (September 30, 2020)	$13.50	$21.25	16,553,128
Fourth Quarter (December 31, 2020)	$17.19	$31.18	39,421,324
Year Ended December 31, 2019
First Quarter (March 31, 2019)	$11.60	$20.90	22,190,482
Second Quarter (June 30, 2019)	$13.10	$21.71	20,904,219
Third Quarter (September 30, 2019)	$10.55	$14.67	25,325,632
Fourth Quarter (December 31, 2019)	$10.26	$13.26	18,498,123
Year Ended December 31, 2018
June 13, 2018—June 30, 2018	$8.95	$16.04	2,882,771
Third Quarter (September 30, 2018)	$8.58	$30.01	13,462,742
Fourth Quarter (December 31, 2018)	$10.22	$24.68	12,829,887

Notes:

(1)	Source: Bloomberg.

The following table sets forth trading information for the pre-Transaction common shares of Bayswater Uranium Corporation for the periods indicated (until June 12, 2018, the date of their delisting on the TSX Venture Exchange), as quoted on the TSX Venture Exchange.(1)

Period	Low Trading Price (C$)	High Trading Price (C$)	Volume (#)
Year Ended December 31, 2018
April 1, 2018—June 12, 2018(2)	$9.20	$12.88	881
First Quarter (March 31, 2018)	$9.20	$14.72	4,402

Notes:

(1)	Source: Bloomberg.
(2)	Bayswater Uranium Corporation common shares were halted from trading in connection with the Transaction and subsequently delisted from the TSX Venture Exchange on June 12, 2018.

Our Subordinate Voting Shares are also traded on the OTCQX Best Market under the symbol “GTBIF.”

The following table sets forth trading information for the Subordinate Voting Shares for the periods indicated (from July 9, 2018, the date of their initial trading on the OTCQX Best Market), as quoted on the OTCQX Best Market.(1)

Period	Low Trading Price ($)	High Trading Price ($)	Volume
Year Ended December 31, 2021
January 1, 2021 to January 13, 2021	$24.90	$29.93	6,309,080
Year Ended December 31, 2020
First Quarter (March 31, 2020)	$4.07	$10.33	23,749,100
Second Quarter (June 30, 2020)	$5.41	$10.17	19,681,767
Third Quarter (September 30, 2020)	$10.00	$16.01	25,478,800
Fourth Quarter (December 31, 2020)	$12.93	$25.29	34,059,415
Year Ended December 31, 2019
First Quarter (March 31, 2019)	$8.54	$15.60	15,697,374
Second Quarter (June 30, 2019)	$9.78	$16.20	15,817,344
Third Quarter (September 30, 2019)	$7.99	$11.47	17,225,728
Fourth Quarter (December 31, 2019)	$7.86	$9.98	15,167,168
Year Ended December 31, 2018
July 9, 2018—September 30, 2018	$6.57	$23.16	16,519,410
Fourth Quarter (December 31, 2018)	$7.55	$18.96	13,570,767

Notes:

(1)	Source: Bloomberg.

Shareholders

As of January 1, 2021, there are 563 holders of record of our Subordinate Voting Shares.

Dividends

We have not declared distributions on Subordinate Voting Shares in the past. We currently intend to reinvest all future earnings to finance the development and growth of our business. As a result, we do not intend to pay dividends on Subordinate Voting Shares in the foreseeable future. Any future determination to pay distributions will be at the discretion of the Board and will depend on the financial condition, business environment, operating results, capital requirements, any contractual restrictions on the payment of distributions and any other factors that the Board deems relevant. We are not bound or limited in any way to pay dividends in the event that the Board determines that a dividend is in the best interest of our shareholders.

Equity Compensation Plans

The shareholders and the Board approved the Stock and Incentive Plan on June 11, 2018, and the Board further amended the Stock and Incentive Plan effective August 30, 2019. The granting of awards under the Stock and Incentive Plan is intended to promote our interests and the interests of our shareholders by aiding us in attracting and retaining persons capable of assuring our future success, to offer such persons incentives to put forth maximum efforts for the success of our business and to compensate such persons through various stock and cash-based arrangements and provide them with opportunities for stock ownership, thereby aligning the interests of such persons with our shareholders. Eligible participants under the Stock and Incentive Plan include non-employee directors, officers (including the named executive officers), employees, and our consultants and advisors. The Stock and Incentive Plan will be administered by the Board or a committee thereof appointed by the Board (which we refer to as the Stock and Incentive Plan Committee).

Pursuant to the Stock and Incentive Plan, we may issue equity-based compensation (denominated in Subordinate Voting Shares) in the form of Options, stock appreciation rights, restricted stock awards, RSUs, performance shares, performance units and dividend equivalent awards to eligible participants. The Stock and Incentive Plan Committee or its permitted delegates has the power and discretionary authority to determine the amount, terms and conditions of the Stock and Incentive Plan awards, including, without limitation, (i) the exercise price of any Options or stock appreciation rights, (ii) the method of payment for shares purchased pursuant to any award, (iii) the method for satisfying any tax withholding obligation arising in connection with any award, including by net exercise or the withholding or delivery of shares, (iv) the timing, terms and conditions of the exercisability, vesting or payout of any award or any shares acquired pursuant thereto, (v) the performance criteria, if any, applicable to any award and the extent to which such performance criteria have been attained, (vi) the time of the expiration of any award, (vii) the effect of the participant’s termination of service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any award or shares acquired pursuant thereto as the Board shall consider to be appropriate and not inconsistent with the terms of the Stock and Incentive Plan. A employee director may not be granted Stock and Incentive Plan awards that exceed in the aggregate $1,500,000 in any calendar year. The foregoing limit does not apply to any award made pursuant to any election by the director to receive an award in lieu of all or a portion of annual and committee retainers and meeting fees.

The following table sets forth securities authorized for issuance under the Stock and Incentive Plan as of December 31, 2020.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrant and rights	Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	5,658,773	C$	11.88	12,728,505

Equity compensation plans not approved by security holders	—	C$	—	—

Total	5,658,773	C$	11.88	12,728,505

Note:

(1)

The maximum number of Subordinate Voting Shares issuable under the Stock and Incentive Plan of the Corporation as of December 31, 2020 was 21,334,522, representing 10% of the number of the issued and outstanding Subordinate Voting Shares (including, for these purposes, the number of Subordinate Voting Shares underlying the Multiple Voting Shares and the Super Voting Shares on an “as if converted” basis), which we refer to as the Outstanding Share Number.

As of December 31, 2020, the following Awards were outstanding under the Stock and Incentive Plan: (i) a total of 5,658,773 Options, representing approximately 3% of the then Outstanding Share Number; and (ii) a total of 688,340 RSUs, representing less than 1% of the then Outstanding Share Number. As of December 31, 2020, an aggregate of 12,728,505 Subordinate Voting Shares remained available for issuance under the Stock and Incentive Plan, representing approximately 6% of the then Outstanding Share Number.

MARKET RISK

Market risk is the risk of loss arising from adverse changes in market rates and prices, such as interest rates, foreign exchange rates, raw material and other commodity prices.

Currency Risk. Our operating results and financial position are reported in U.S. dollars. Some of our financial transactions are denominated in currencies other than the U.S. dollar. The results of our operations are subject to currency transaction risks. We have no hedging agreements in place with respect to foreign exchange rates. We have not entered into any agreements or purchased any instruments to hedge possible currency risks at this time.

Interest Rate Risk. Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. Cash and cash equivalents bear interest at market rates. Our financial debts have fixed rates of interest and therefore expose us to a limited interest rate fair value risk.

Commodities Price Risk. Price risk is the risk of variability in fair value due to movements in equity or market prices. The primary raw materials we use, aside from those cultivated internally, are labels and packaging. Management believes a hypothetical 10% change in the price of these materials would not have a significant effect on our consolidated annual results of operations or cash flows, as these costs are generally passed through to our customers. However, such an increase could have an impact on our customers’ demand for our products, and we are not able to quantify the impact of such potential change in demand on our combined annual results of operations or cash flows.

COVID-19 Risk. We are monitoring COVID-19 closely, and although operations have not been materially affected by the COVID-19 outbreak to date, the ultimate severity of the outbreak and its impact on the economic environment is uncertain. Our operations are currently ongoing as the cultivation, processing and sale of cannabis products is currently considered an essential business by the States in which we operate with respect to all customers (except for Massachusetts, where cannabis was deemed essential only for medical patients leading to the state-wide suspension of adult use sales from March 24, 2020 to May 25, 2020). In all locations where regulations have been enabled by governmental authorities, we have expanded consumer delivery options and curbside pickup to help protect the health and safety of our employees and customers. The pandemic has not materially impacted our business operations or liquidity position to date. We continue to generate operating cash flows to meet our short-term liquidity needs. The uncertain nature of the spread of COVID-19 may impact our business operations for reasons including the potential quarantine of our employees or those of our supply chain partners and or change in our designation as “essential” in states where we do business that currently or in the future impose restrictions on business operations.

DESCRIPTION OF SECURITIES

We are authorized to issue an unlimited number of Subordinate Voting Shares (which are being registered by the registration statement of which this prospectus is a part), an unlimited number of Multiple Voting Shares and an unlimited number of Super Voting Shares.

As of December 31, 2020, our issued and outstanding capital consisted of: (i) 178,113,221 Subordinate Voting Shares; (ii) 4,028,900 Multiple Voting Shares (on an as converted basis); and (iii) 31,203,100 Super Voting Shares (on an as converted basis).

The total number of equity shares assuming all are converted into Subordinate Voting Shares would be 213,345,221.

Our Articles, which are attached to the registration statement of which this prospectus is a part, provide further information regarding our securities and qualify the summary under “Description of Securities” in its entirety.

Subordinate Voting Shares (formerly post-consolidation common shares of Bayswater Uranium Corporation)

Reclassification. Each post-consolidation common share held by one of our shareholders has been reclassified into one Subordinate Voting Share.

Notice and Voting Rights. Holders of Subordinate Voting Shares are entitled to notice of and to attend at any meeting of our shareholders, except a meeting of which only holders of another particular class or series of our shares have the right to vote. At each such meeting, holders of Subordinate Voting Shares are entitled to one vote in respect of each Subordinate Voting Share held.

Class Rights. As long as any Subordinate Voting Shares remain outstanding, we will not, without the consent of the holders of the Subordinate Voting Shares by separate special resolution, prejudice or interfere with any right attached to the Subordinate Voting Shares. Holders of Subordinate Voting Shares will not be entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, or bonds, debentures or other securities of the Green Thumb Industries Inc.

Liquidation Rights. In the event of the liquidation, dissolution or winding-up of the Resulting Issuer, whether voluntary or involuntary, or in the event of any other distribution of our assets among our shareholders for the purpose of winding up our affairs, the holders of Subordinate Voting Shares will, subject to the prior rights of the holders of any of our shares ranking in priority to the Subordinate Voting Shares, be entitled to participate ratably along with all other holders of Subordinate Voting Shares, Multiple Voting Shares (on an as-converted to Subordinate Voting Shares basis) and Super Voting Shares (on an as-converted to Subordinate Voting Shares basis).

Conversion Rights. In the event that an offer is made to purchase Multiple Voting Shares and the offer is one which is required, pursuant to applicable securities legislation or the rules of a stock exchange on which the Multiple Voting Shares are then listed, to be made to all or substantially all the holders of Multiple Voting Shares in a given province or territory of Canada to which these requirements apply, each Subordinate Voting Share shall become convertible at the option of the holder into Multiple Voting Shares at the inverse of the Conversion Ratio, currently 1 Multiple Voting Share into 100 Subordinate Voting Shares or 1 Super Voting Share into 1 Multiple Voting Share, as applicable, at any time while the offer is in effect until one day after the time prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to the offer. The conversion right may only be exercised in respect of Subordinate Voting Shares for the purpose of depositing the resulting Multiple Voting Shares pursuant to the offer, and for no other reason. In such event, our transfer agent shall deposit the resulting Multiple Voting Shares on behalf of the holder. Should the Multiple Voting Shares issued upon conversion and tendered in response to the offer be withdrawn by shareholders or not taken up by the offeror, or should the offer be abandoned or withdrawn, the Multiple Voting Shares resulting from the conversion shall be automatically reconverted, without further intervention on the part of Green Thumb Industries Inc. or on the part of the holder, into Subordinate Voting Shares at the Conversion Ratio then in effect.

Dividend Rights. Holders of Subordinate Voting Shares are entitled to receive, as and when declared by our directors, dividends in cash or our property. No dividend will be declared or paid on the Subordinate Voting Shares unless we simultaneously declare or pay, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Shares basis) on the Multiple Voting Shares and Super Voting Shares.

Change in Control. No subdivision or consolidation of the Subordinate Voting Shares, Multiple Voting Shares or Super Voting Shares shall occur unless, simultaneously, the Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares are subdivided or consolidated in the same manner, so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes.

Multiple Voting Shares

Notice and Voting Rights. Holders of Multiple Voting Shares are entitled to notice of and to attend any meeting of our shareholders, except a meeting of which only holders of another particular class or series of our shares have the right to vote. At each such meeting, holders of Multiple Voting Shares are entitled to one vote in respect of each Subordinate Voting Share into which such Multiple Voting Share could then be converted (currently 100 votes per Multiple Voting Share held).

Class Rights. As long as any Multiple Voting Shares remain outstanding, the Resulting Issuer will not, without the consent of the holders of the Multiple Voting Shares by separate special resolution, prejudice or interfere with any right attached to the Multiple Voting Shares. Holders of Multiple Voting Shares will not be entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of our Subordinate Voting Shares, or bonds, debentures or other securities.

Liquidation Rights. In the event of the liquidation, dissolution or winding-up of the Resulting Issuer, whether voluntary or involuntary, or in the event of any other distribution of our assets among our shareholders for the purpose of winding up our affairs, the holders of Multiple Voting Shares will, subject to the prior rights of the holders of any of our shares ranking in priority to the Multiple Voting Shares, be entitled to participate ratably along with all other holders of Multiple Voting Shares (on an as-converted to Subordinate Voting Share basis), Subordinate Voting Shares and Super Voting Shares (on an as-converted to Subordinate Voting Share basis).

Conversion Rights. The Multiple Voting Shares each have a restricted right to convert into 100 Subordinate Voting Shares, subject to adjustments for certain customary corporate changes. The ability to convert the Multiple Voting Shares is subject to a restriction that the aggregate number of Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares held of record, directly or indirectly, by residents of the United States (as determined in accordance with Rules 3b-4 and 12g3-2(a) under the Securities Exchange Act of 1934, as amended, may not exceed 40% of the aggregate number of Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares issued and outstanding after giving effect to such conversions and to a restriction on beneficial ownership of Subordinate Voting Shares exceeding certain levels. In addition, the Multiple Voting Shares will be automatically converted into Subordinate Voting Shares in certain circumstances, including upon the registration of the Subordinate Voting Shares under the United States Securities Act of 1933, as amended.

In the event that an offer is made to purchase Subordinate Voting Shares and the offer is one which is required, pursuant to applicable securities legislation or the rules of a stock exchange on which the Subordinate Voting Shares are then listed, to be made to all or substantially all the holders of Subordinate Voting Shares in a given province or territory of Canada to which these requirements apply, each Multiple Voting Share shall become convertible at the option of the holder into Subordinate Voting Shares at the Conversion Ratio at any time while the offer is in effect until one day after the time prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to the offer. The conversion right may be exercised in respect of Multiple Voting Shares for the purpose of depositing the resulting Multiple Voting Shares pursuant to the offer. Should the Subordinate Voting Shares issued upon conversion and tendered in response to the offer be withdrawn by shareholders or not taken up by the offeror, or should the offer be abandoned or withdrawn, the Subordinate Voting Shares resulting from the conversion shall be automatically reconverted, without further intervention on our part or on the part of the holder, into Multiple Voting Shares at the inverse of the Conversion Ratio then in effect.

Dividend Rights. The holders of the Multiple Voting Shares are entitled to receive such dividends as may be declared and paid to holders of the Subordinate Voting Shares in any financial year as our Board may by resolution determine, on an as-converted to Subordinate Voting Share basis. No dividend will be declared or paid on the Multiple Voting Shares unless we simultaneously declare or pay, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Share basis) on the Subordinate Voting Shares and Super Voting Shares.

Change in Control. No subdivision or consolidation of the Subordinate Voting Shares, Multiple Voting Shares or Super Voting Shares shall occur unless, simultaneously, the Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares are subdivided or consolidated in the same manner, so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes.

Super Voting Shares

Notice and Voting Rights. Holders of Super Voting Shares are entitled to notice of and to attend at any meeting of our shareholders, except a meeting of which only holders of another particular class or series of our shares have the right to vote. At each such meeting, holders of Super Voting Shares are entitled to 1,000 votes in respect of each Subordinate Voting Share into which such Super Voting Share could ultimately then be converted (currently 1,000 votes per Super Voting Share held).

Class Rights. As long as any Super Voting Shares remain outstanding, the Resulting Issue will not, without the consent of the holders of the Super Voting Shares by separate special resolution, prejudice or interfere with any right or special right attached to the Super Voting Shares. Additionally, consent of the holders of a majority of the outstanding Super Voting Shares will be required for any action that authorizes or creates shares of any class having preferences superior to or on a parity with the Super Voting Shares. In connection with the exercise of the voting rights in respect of any such approvals, each holder of Super Voting Shares will have one vote in respect of each Super Voting Share held. The holders of Super Voting Shares will not be entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of our Subordinate Voting Shares, bonds, debentures or other securities not convertible into Super Voting Shares.

Liquidation Rights. In the event of the liquidation, dissolution or winding-up of the Resulting Issuer, whether voluntary or involuntary, or in the event of any other distribution of our assets among our shareholders for the purpose of winding up our affairs, the holders of Super Voting Shares will, subject to the prior rights of the holders of any of our shares ranking in priority to the Super Voting Shares, be entitled to participate ratably along with all other holders of Super Voting Shares (on an as-converted to Subordinate Voting Share basis), Subordinate Voting Shares and Multiple Voting Shares (on an as-converted to Subordinate Voting Share basis).

Conversion Rights. Each Super Voting Share has a right to convert into 1 Multiple Voting Share subject to customary adjustments for certain corporate changes.

Conversion at the Option of Green Thumb Industries Inc. We have the right to convert all or some of the Super Voting Shares from a holder of Super Voting Shares into an equal number of Multiple Voting Shares subject to customary adjustments for certain corporate changes:

(a)

upon the transfer by the holder thereof to anyone other than (i) an immediate family member of Benjamin Kovler, Peter Kadens, Anthony Georgiadis or Andrew Grossman (who we refer to as the Initial Holders) or a transfer for purposes of estate or tax planning to a company or person that is wholly beneficially owned by an Initial Holder or immediate family members of an Initial Holder or which an Initial Holder or immediate family members of an Initial Holder are the sole beneficiaries thereof; or (ii) a party approved by the us (who, together with the Initial Holders, we refer to as the Permitted Holders); or

(b)

if at any time the aggregate number of issued and outstanding Super Voting Shares beneficially owned, directly or indirectly, by an Initial Holder of the Super Voting Shares and the Initial Holder’s predecessor or transferor, permitted transferees and permitted successors, divided by the number of Super Voting Shares beneficially owned, directly or indirectly, by the holder (and the Initial Holder’s predecessor or transferor, permitted transferees and permitted successors) as at the date of completion of the Business Combination is less than 50%. The Initial Holders of Super Voting Shares will, from time to time upon our request, provide us with evidence as to such Initial Holders’ direct and indirect beneficial ownership (and that of our permitted transferees and permitted successors) of Super Voting Shares to enable us to determine if our right to convert has occurred. For purposes of these calculations, a holder of Super Voting Shares will be deemed to beneficially own Super Voting Shares held by an intermediate company or fund in proportion to their equity ownership of such company or fund, unless such company or fund holds such shares for the benefit of such holder, in which case they will be deemed to own 100% of such shares held for their benefit.

We are not required to convert Super Voting Shares on a prorated basis among the holders of Super Voting Shares.

Transfer Restrictions. There are no transfer restrictions for the Super Voting Shares, subject to conversion rights at our option (see “Conversion at the Option of Green Thumb Industries Inc.” above).

Dividend Rights. The holders of the Super Voting Shares are entitled to receive such dividends as may be declared and paid to holders of the Subordinate Voting Shares in any financial year as the Board may by resolution determine, on an as-converted to Subordinate Voting Share basis. No dividend will be declared or paid on the Super Voting Shares unless we simultaneously declare or pay, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Share basis) on the Multiple Voting Shares and Subordinate Voting Shares.

Change in Control. No subdivision or consolidation of the Subordinate Voting Shares, Multiple Voting Shares or Super Voting Shares shall occur unless, simultaneously, the Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares are subdivided or consolidated in the same manner, so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes.

Transfer Agent

The transfer agent for our Subordinate Voting Shares is Odyssey Trust Company.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of our common shares, including shares issued upon the exercise of outstanding options, RSUs, or warrants, in the public market after this offering, or the perception that those sales may occur, could cause the prevailing market price for our common shares to fall or impair our ability to raise equity capital in the future. As described below, only a portion of our Subordinate Voting Shares will be available for sale in the public market for a period of time after completion of this offering due to contractual and legal restrictions on resale described below. Future sales of our Subordinate Voting Shares in the public market either before (to the extent permitted) or after restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing market price of our common shares at such time and our ability to raise equity capital at a time and price we deem appropriate.

As of December 31, 2020, we have 178,113,221 Subordinate Voting Shares issued and outstanding. Upon completion of this offering, we will have 188,113,221 shares of common stock issued and outstanding assuming the maximum number of shares being offered under this prospectus are sold. All of the Subordinate Voting Shares expected to be sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless held by our “affiliates,” as that term is defined in Rule 144 under the Securities Act. Of our remaining Subordinate Voting Shares, 56,006,759 will be deemed “restricted securities” as that term is defined under Rule 144. Restricted securities may be sold in the public market only if their offer and sale is registered under the Securities Act or if the offer and sale of those securities qualify for an exemption from registration, including exemptions provided by Rules 144 and 701 under the Securities Act, which are summarized below. As a result of the lock-up agreements described below and the provisions of Rules 144 or 701, the Subordinate Voting Shares that will be deemed “restricted securities” will be available for sale in the public market following the completion of this offering as follows:

●	shares will be eligible for sale on the date of this prospectus; and

●	shares will be eligible for sale upon expiration of the lock-up agreements and market stand-off provisions described below, beginning more than 180 days after the date of this prospectus.

We may issue common stock from time to time for a variety of corporate purposes, including in capital-raising activities through future public offerings or private placements, in connection with exercise of stock options, vesting of restricted stock units and other issuances relating to our employee benefit plans and as consideration for future acquisitions, investments or other purposes. The number of Subordinate Voting Shares that we may issue may be significant, depending on the events surrounding such issuances. In some cases, the shares we issue may be freely tradable without restriction or further registration under the Securities Act; in other cases, we may grant registration rights covering the shares issued in connection with these issuances, in which case the holders of the Subordinate Voting Shares will have the right, under certain circumstances, to cause us to register any resale of such shares to the public

Sales of Restricted Shares

Rule 144

In general, under Rule 144, as currently in effect, once we have been subject to the public company reporting requirements of the Exchange Act, for at least 90 days, a person (or persons whose common shares are required to be aggregated) who is not deemed to have been one of our “affiliates” for purposes of Rule 144 at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months, including the holding period of any prior owner other than one of our “affiliates,” is entitled to sell those shares in the public market (subject to the lock-up agreement referred to below, if applicable) without complying with the manner of sale, volume limitations or notice provisions of Rule 144, but subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than “affiliates,” then such person is entitled to sell such shares in the public market without complying with any of the requirements of Rule 144 (subject to the lock-up agreement referred to below, if applicable). In general, under Rule 144, as currently in effect, once we have been subject to the public company reporting requirements of the Exchange Act for at least 90 days, our “affiliates,” as defined in Rule 144, who have beneficially owned the common shares proposed to be sold for at least six months are entitled to sell in the public market, upon expiration of any applicable lock-up agreements and within any three-month period, a number of those Subordinate Voting Shares that does not exceed the greater of:

●

1% of the number of Subordinate Voting Shares then outstanding, which will equal up to approximately 1,881,132 Subordinate Voting Shares immediately after this offering (calculated on the basis of the assumptions described above and assuming no exercise of outstanding options or warrants) and assuming the maximum number of shares being offered under this prospectus are sold; or

●	the average weekly trading volume of our common shares on the NYSE during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Such sales under Rule 144 by our “affiliates” or persons selling shares on behalf of our “affiliates” are also subject to certain manner of sale provisions, notice requirements and to the availability of current public information about us. Notwithstanding the availability of Rule 144, the holders of our restricted securities who have entered into lock-up agreements as referenced below and their restricted securities will become eligible for sale (subject to the above limitations under Rule 144) upon the expiration of the restrictions set forth in those agreements.

Rule 701

In general, under Rule 701 as currently in effect, any of our employees, directors, officers, consultants or advisors who acquired Subordinate Voting Shares from us in connection with a written compensatory stock or option plan or other written agreement in compliance with Rule 701 under the Securities Act before the effective date of the registration statement of which this prospectus is a part (to the extent such Subordinate Voting Shares are not subject to a lock-up agreement) is entitled to rely on Rule 701 to resell such Subordinate Voting Shares beginning 90 days after we become subject to the public company reporting requirements of the Exchange Act in reliance on Rule 144, but without compliance with the holding period requirements contained in Rule 144. Accordingly, subject to any applicable lock-up agreements, beginning 90 days after we become subject to the public company reporting requirements of the Exchange Act, under Rule 701 persons who are not our “affiliates,” as defined in Rule 144, may resell those Subordinate Voting Shares without complying with the minimum holding period or public information requirements of Rule 144, and persons who are our “affiliates” may resell those Subordinate Voting Shares without compliance with Rule 144’s minimum holding period requirements (subject to the terms of the lock-up agreement referred to below, if applicable).

Equity Incentive Plans

On February 19, 2020, we filed with the SEC a registration statement under the Securities Act covering the Subordinate Voting Shares that we may issue upon exercise of outstanding options under our Stock and Incentive Plan and the Subordinate Voting Shares that we may issue pursuant to future awards under our Stock and Incentive Plan. Subordinate Voting Shares registered under such registration statement will be available for sale in the open market, subject to Rule 144 volume limitations.

MATERIAL DIFFERENCES BETWEEN THE BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA) AND THE DELAWARE GENERAL CORPORATION LAW

Our corporate affairs are governed by our articles and the provisions of applicable laws of British Columbia, including the Business Corporations Act (British Columbia), or the BCBCA. The BCBCA differs from the various state laws applicable to U.S. corporations and their shareholders. The following table provides a summary of the material differences between the provisions of the BCBCA and the Delaware General Corporation Law, or the DGCL.

	BCBCA	DGCL
Authorized Share Capital	As permitted by the BCBCA and our notice of articles and articles, our authorized share capital consists of (i) an unlimited number of subordinate voting shares, with special rights and restrictions attached, (ii) an unlimited number of multiple voting shares, with special rights and restrictions attached, and (iii) an unlimited number of super voting shares, with special rights and restrictions attached.	Under the DGCL, a corporations certificate of incorporation must specify the number of shares of each class of stock and their par value, or include a statement that such shares are without par value. The certificate of incorporation must also set forth the designations, powers, preferences, rights, qualifications, limitations and restrictions of each class of shares, if any. Under the DGCL, a corporations certificate of incorporation give the board of directors the authority to issue preferred stock in one or more series, with such designations and special rights and restrictions as determined by the board of directors.

Dividends	Under the BCBCA and our articles, dividends may be declared at the discretion of the board of directors. Any dividends declared shall be subject to the rights, if any, of shareholders holding shares with special rights as to dividends.	The DGCL generally provides that, subject to certain restrictions, the directors of a corporation may declare and pay dividends upon the shares of its capital stock either out of the corporations surplus or, if there is no such surplus out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Further, the holders of preferred or special stock of any class or series may be entitled to receive dividends at such rates, on such conditions and at such times as stated in the certificate of incorporation

Shareholder Action by Written Consent	Under the BCBCA and our articles, shareholder action without a meeting may be taken by written resolution signed by all of the shareholders who would be entitled to vote on the relevant issue at a general meeting (except with respect to ordinary resolutions, which may be approved by shareholders representing 66 2⁄3% of the votes entitled to be cast at the meeting).	Under the DGCL, any action required or permitted to be taken at a stockholder meeting may be taken without a meeting if consents in writing are signed by the holders of outstanding stock having at least the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, unless otherwise provided in the

	BCBCA	DGCL
certificate of incorporation. Typically, public company certificates of incorporation prohibit actions by written consent of the stockholders.

Election of Directors	The BCBCA provide for cumulative voting, where the articles so provide. Our articles do not currently provide for cumulative voting rights.	Under the DGCL, stockholders are not entitled to cumulative voting in the election of directors unless provided for in the corporation’s certificate of incorporation.

Removal of Directors	As permitted under the BCBCA, our articles provide that a director may be removed before the expiration of their term by a special resolution of shareholders. Our articles also provide that the directors may remove any director before the expiration of their term if the director is convicted of an indictable offence or if the director ceases to be qualified to act as a director.	Under the DGCL any director may be removed, with or without cause, by the affirmative vote of a majority of the shares then entitled to vote at an election of directors, unless the board is classified, cumulative voting is permitted by the certificate of incorporation or the certificate of incorporation provides otherwise.

Required Vote for Certain Transactions	Under the BCBCA, certain extraordinary corporate actions, such as continuances, certain amalgamations, sales, leases or other dispositions of all, or substantially all of, the property of a company (other than in the ordinary course of business), liquidations, dissolutions and certain arrangements, are required to be approved by special resolution of shareholders.	Under the DGCL, certain mergers, consolidation, sale, lease, exchange or other disposition of all, or substantially all, the property and assets of a corporation or dissolution of the corporation requires the approval of a majority of the outstanding voting stock of the corporation entitled to vote thereon.

Amendment of Organizing Documents	As permitted by the BCBCA, under our articles, any alteration to the notice of articles or articles generally requires approval by an ordinary or special resolution of the shareholders (except for certain amendments to our authorized capital, which only requires director approval in certain prescribed scenarios). In the event that an alteration to the articles would prejudice or interfere with a right or special right attached to issued shares of a class or series of shares, such amendment must be approved separately by the holders of the class or series of shares being affected.	The DGCL provides that a corporation may amend its certificate of incorporation if its board of directors has adopted such amendment, followed by the affirmative vote of a majority of the outstanding voting stock and a majority of the outstanding shares of each class entitled to vote on the amendment as a class. In the event the amendment would alter the aggregate number of authorized shares of a class of stock, their par value, or the powers, preferences or special rights of the shares of a class so as to affect them adversely, the holders of the outstanding shares of the class are entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation.

	BCBCA	DGCL

Quorum of Shareholders	As permitted under the BCBCA, our articles provide that a quorum for general meetings of shareholders is one person who is, or who represents by proxy one or more shareholders holding in the aggregate not less than 5% of the issued shares entitled to be voted at the meeting.	Under the DGCL, unless otherwise provided in the certificate of incorporation, with respect to any matter, a quorum for a meeting of stockholders requires the holders of a majority of the shares entitled to vote are represented at the meeting in person or by proxy.

Shareholder Access to Corporate Records	Under the BCBCA, specified books and records of a company must be available for inspection by any of our shareholders at the registered and records office.	Under the DGCL, a stockholder of record has the right to inspect the books and records of the corporation, provided that such inspection is for a proper purpose which is reasonably related to such stockholders interest as a stockholder.

Annual Meetings of Shareholders	Under the BCBCA, the holders of not less than 5% of the issued shares of a company that carry the right to vote at a general meeting may requisition the directors to call a meeting of shareholders.

Under the DGCL, special meetings of stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or the bylaws.

Typically public company certificates of incorporation do not authorize shareholders to call special meetings.

Anti-takeover Provisions and Interested Shareholder Transactions	Neither the BCBCA nor our articles restrict us from adopting a shareholder rights plan. The BCBCA does not restrict related party transactions.	Under the DGCL, a certificate of incorporation may provide the board of directors with the ability to designate the terms of and issue a new class or series of preferred stock, and to issue a stockholder rights plan. Delaware corporations are subject to Delaware’s business combination statute. In general, such statute prohibits a corporation from engaging in any business combination transactions with an interested stockholder for a period of three years after the time that the stockholder became an interested stockholder, unless approved by the board of directors beforehand or upon satisfaction of other criteria.

Interested Director Transactions	Under the BCBCA and our articles, subject to certain specified exceptions a director who has a material conflict of interest in a material transaction must promptly disclose the nature and extent of the conflict and may not vote on any board resolutions to approve such transaction unless all directors of the	Under the DGCL, a transaction in which a director of the corporation has a conflict of interest is not void or voidable solely because of the directors conflict, solely because the director is present at or participates in the meeting of the board of directors or committee which authorizes the transaction or

	BCBCA	DGCL
	company are interested, in which case any or all of them may vote. Excluded directors will, however, count for purposes of quorum. A director is liable to account to the company for any profit that accrues to the director under or as a result of the interested transaction.	solely because any such directors vote is counted for such purpose, if (a) the material facts of the conflict of interest are known to or disclosed to the board of directors or the committee and the board of directors or committee in good faith authorizes the transaction by a majority of the votes of the disinterested directors, (b) the material facts of the conflict of interest are known or disclosed to the stockholders of the corporation and the transaction is approved in good faith by the stockholders, or (c) the board of directors can demonstrate that the transaction is fair as to the corporation as of the time it is approved by the board of directors, committee or stockholders.

Directors and Officers Liability and Indemnification	Our articles provide that we must indemnify a director, former director or alternative director and his or her heirs and legal personal representatives, as set out in the BCBCA, against all eligible penalties to which such person is or may be liable, and we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with us on the terms of the indemnity contained in our articles. In addition, we may indemnify any other person in accordance with the BCBCA.	Under the DGCL, a corporation has the power to indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, or any person who was, is or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, in each case by reason of the fact that the person is or was a director, office, employee or agent of the corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, and subject to certain other limitations.

Oppression Remedy	The BCBCA provides an oppression remedy that enables a court to make any order, whether interim or final, to rectify matters that are oppressive or unfairly prejudicial to any shareholder, which includes a beneficial shareholder or any other person who, in the court’s	The DGCL does not expressly provide for a similar remedy.

BCBCA	DGCL
discretion, is a proper person to make such an application. The oppression remedy provides the court with very broad and flexible powers to intervene in corporate affairs to protect shareholders and other applicants.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary, as of the date hereof, of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Tax Act”) generally applicable to an investor who acquires Subordinate Voting Shares pursuant to this offering. This summary only applies to an investor who is a beneficial owner of Subordinate Voting Shares acquired pursuant to this offering and who, for purposes of the Tax Act, and at all relevant times, (i) holds the Subordinate Voting Shares as capital property and (ii) deals at arm’s length and is not affiliated with us. We refer to such an investor as a Holder throughout this summary. Generally, the Subordinate Voting Shares will be considered to be capital property to a Holder unless they are held or acquired in the course of carrying on a business of trading in or dealing in securities or as part of an adventure or concern in the nature of trade.

This summary is based upon (i) the facts set out in this prospectus, (ii) the provisions of the Tax Act and the regulations thereunder, which we refer to as Regulations throughout this summary, in force as of the date hereof; (iii) all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, which we refer to as Tax Proposals throughout this section; (iv) an understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency and (v) the Canada—United States Tax Convention (1980), as amended. No assurance can be made that the Tax Proposals will be enacted in the form proposed or at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except as mentioned above, does not take into account or anticipate any changes in law or administrative policy or assessing practice, whether by legislative, regulatory, administrative or judicial decision or action, nor does it take into account provincial, or foreign income tax legislation or considerations, which may differ significantly from the Canadian federal income tax considerations discussed herein.

THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER, AND NO REPRESENTATION CONCERNING THE TAX CONSEQUENCES TO ANY PARTICULAR HOLDER OR PROSPECTIVE HOLDER ARE MADE. THIS SUMMARY DOES NOT ADDRESS THE DEDUCTIBILITY OF INTEREST ON ANY FUNDS BORROWED BY A HOLDER TO PURCHASE SUBORDINATE VOTING SHARES. ACCORDINGLY, PROSPECTIVE HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO AN INVESTMENT IN SUBORDINATE VOTING SHARES PURUSANT TO THIS OFFERING HAVING REGARD TO THEIR PARTICULAR CIRCUMSTANCES.

Holders Resident in Canada

This portion of the summary applies to a Holder who, for purposes of the Tax Act and at all relevant times, is or is deemed to be a resident of Canada. We refer to such a Holder as a Resident Holder throughout this section. This summary is not applicable to a Resident Holder: (a) that is a “financial institution,” as defined in the Tax Act for purposes of the mark-to-market rules, (b) that is a “specified financial institution” as defined in the Tax Act, (c) an interest in which would be a “tax shelter investment” as defined in the Tax Act, (d) which has made an election under the Tax Act to determine its Canadian tax results in a foreign currency, (e) that has entered into a “derivative forward agreement”, as defined in the Tax Act, in respect of the Subordinate Voting Shares, or (f) that would receive dividends on the Subordinate Voting Shares as part of a “dividend rental arrangement”, as defined in the Tax Act. This summary does not address the possible application of the “foreign affiliate dumping” rules that may be applicable to a Resident Holder that is a corporation resident in Canada (for the purposes of the Tax Act) and is, or becomes, or does not deal at arm’s length with a corporation resident in Canada that is, or that becomes, as part of a transaction or event or series of transactions or events that includes the acquisition of the Subordinate Voting Shares, controlled by a non-resident corporation, individual, trust or a group of any combination of non-resident individuals, trusts, and/or corporations who do not deal with each other at arm’s length for purposes of the rules in section 212.3 of the Tax Act. Any such Resident Holder to which this summary does not apply or to which the foreign affiliate dumping rules may apply should consult its own tax advisor with respect to the tax consequences of this offering.

A Resident Holder whose Subordinate Voting Shares do not otherwise qualify as capital property may in certain circumstances make an irrevocable election in accordance with subsection 39(4) of the Tax Act to have such Resident Holder’s Subordinate Voting Shares and every other “Canadian security” (as defined in the Tax Act) owned by such Resident Holder in the taxation year of the election and in all subsequent taxation years deemed to be capital property. Resident Holders should consult their own tax advisors with respect to whether the election is available and advisable in their particular circumstances.

For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of Subordinate Voting Shares (including dividends, adjusted cost base and proceeds of disposition) must generally be expressed in Canadian dollars based on exchange rates as determined in accordance with the Tax Act.

Dividends on Subordinate Voting Shares

Dividends received or deemed to be received by a Resident Holder on the Subordinate Voting Shares will be included in computing the Resident Holder’s income pursuant to the Tax Act. If the Resident Holder is an individual (other than certain trusts), such dividends will be subject to the “gross-up” and “dividend tax credit” rules normally applicable to taxable dividends received from taxable Canadian corporations. Such dividends will also be subject to the enhanced gross-up and dividend tax credit provisions where we provide notice to the recipient designating the dividend as an “eligible dividend” pursuant to the Tax Act. There may be limitations on our ability to designate dividends as “eligible dividends”. In the case of a Resident Holder that is a corporation, the amount of any such taxable dividend that is included in its income for a taxation year will generally be deductible in computing its taxable income for that taxation year. In certain circumstances, subsection 55(2) of the Tax Act will treat a dividend as proceeds of disposition or a capital gain. Resident Holders that are corporations are advised to obtain their own tax advice having regard to their particular circumstances.

A Resident Holder that is a “private corporation” or a “subject corporation”, as defined in the Tax Act, generally will be liable to pay a refundable tax under Part IV of the Tax Act on dividends received or deemed to be received on the Subordinate Voting Shares to the extent that such dividends are deductible in computing the Resident Holder’s taxable income. Resident Holders to whom these rules may be relevant should consult their own tax advisors.

Dividends received by a Resident Holder who is an individual (including certain trusts) may result in such Resident Holder being liable for minimum tax under the Tax Act. Resident Holders who are individuals should consult their own tax advisors in this regard.

A Resident Holder may be subject to United States withholding tax on dividends received on the Subordinate Voting Shares (see “Material U.S. Federal Income Tax Consequences—Tax Classification of the Company as a U.S. Domestic Corporation”). Any United States withholding tax paid by or on behalf of a Resident Holder in respect of dividends received on the Subordinate Voting Shares by a Resident Holder may be eligible for foreign tax credit or deduction treatment where applicable under the Tax Act. Generally, a foreign tax credit in respect of a tax paid to a particular foreign country is limited to the Canadian tax otherwise payable in respect of income sourced in that country. Dividends received on the Subordinate Voting Shares by a Resident Holder may not be treated as income sourced in the United States for these purposes. Resident Holders should consult their own tax advisors with respect to the availability of any foreign tax credits or deductions under the Tax Act in respect of any United States withholding tax applicable to dividends on the Subordinate Voting Shares.

Dispositions of Subordinate Voting Shares

Upon a disposition or deemed disposition of a Subordinate Voting Share, a capital gain (or capital loss) will generally be realized by a Resident Holder to the extent that the proceeds of disposition are greater (or less) than the aggregate of the adjusted cost base of such Subordinate Voting Share to the Resident Holder immediately before the disposition and any reasonable costs of disposition. The adjusted cost base to a Resident Holder of a Subordinate Voting Share acquired pursuant to this offering will be determined in accordance with the Tax Act by averaging the cost to the Resident Holder of such Subordinate Voting Share with the adjusted cost base of all other Subordinate Voting Shares held by the Resident Holder as capital property. Such capital gain (or capital loss) will be subject to the treatment described below under “Holders Resident in Canada — Taxation of Capital Gains and Capital Losses”. The disposition or deemed disposition of a Subordinate Voting Share may, in certain circumstances, also be subject to U.S. federal income tax withholding (see “Material U.S. Federal Income Tax Consequences – Tax Considerations for Non-U.S. Holders – Sale or Redemption”).

Taxation of Capital Gains and Capital Losses

A Resident Holder will generally be required to include in computing its income for the taxation year of disposition one-half of the amount of any capital gain, referred to as a “taxable capital gain”, realized in such year. Subject to and in accordance with the provisions of the Tax Act, a Resident Holder will be required to deduct one-half of the amount of any capital loss, referred to as an “allowable capital loss”, against taxable capital gains realized in the taxation year of disposition. Allowable capital losses in excess of taxable capital gains for the taxation year of disposition may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under the circumstances specified in the Tax Act.

The amount of any capital loss realized on the disposition or deemed disposition of a Subordinate Voting Share by a Resident Holder that is a corporation may, in certain circumstances, be reduced by the amount of dividends received or deemed to have been received by it on such Subordinate Voting Shares to the extent and under the circumstances specified in the Tax Act. Similar rules may apply where a Resident Holder that is a corporation is a member of a partnership or a beneficiary of a trust that owns Subordinate Voting Shares or where a partnership or trust, of which a corporation is a member or a beneficiary, is a member of a partnership or a beneficiary of a trust that owns Subordinate Voting Shares. Resident Holders to whom these rules may be relevant should consult their own tax advisors.

A Resident Holder that is throughout the relevant taxation year a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay a refundable tax on its “aggregate investment income” (as defined in the Tax Act) for the year, which will include taxable capital gains.

Taxable capital gains realized by a Resident Holder who is an individual (including certain trusts) may result in such Resident Holder being liable for minimum tax under the Tax Act. Resident Holders who are individuals should consult their own tax advisors in this regard.

Non-Resident Holders

This portion of the summary applies to a Holder who, at all relevant times, for purposes of the Tax Act and any relevant income tax treaty or convention: (i) is neither resident nor deemed to be resident in Canada; (ii) does not, and is not deemed to, use or hold the Subordinate Voting Shares in carrying on a business in Canada. We refer to such a Holder as a Non-Resident Holder throughout this section. In addition, this discussion does not apply to a Non-Resident Holder that is an “authorized foreign bank” (as defined in the Tax Act) or a “foreign affiliate” (as defined in the Tax Act) of a person resident in Canada. Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer that carries on an insurance business in Canada and elsewhere. Such Non-Resident Holders should consult their own tax advisors.

Dividends on Subordinate Voting Shares

Dividends paid or credited or deemed to be paid or credited to a Non-Resident Holder on the Subordinate Voting Shares will be subject to Canadian withholding tax. The Tax Act imposes withholding tax at a rate of

25% on the gross amount of the dividend, although such rate may be reduced by virtue of an applicable tax treaty. For example, under the Canada—United States Tax Convention (1980), as amended, where dividends on the Subordinate Voting Shares are considered to be paid to a Non-Resident Holder that is the beneficial owner of the dividends and is a resident of the United States for the purposes of, and is entitled to all of the benefits of, the Canada—United States Tax Convention (1980), as amended, the applicable rate of Canadian withholding tax is generally reduced to 15%.

Dispositions of Subordinate Voting Shares

A Non-Resident Holder who disposes of, or is deemed to have disposed of, a Subordinate Voting Share will not be subject to income tax under the Tax Act unless the Subordinate Voting Share is, or is deemed to be, “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention between Canada and the country of residence of the Non-Resident Holder.

Generally, provided that the Subordinate Voting Shares are, at the time of disposition, listed on a “designated stock exchange” (which currently includes the Canadian Securities Exchange), the Subordinate Voting Shares will not constitute taxable Canadian property of a Non-Resident Holder unless, at any time during the 60-month period immediately preceding the disposition the following two conditions were met concurrently:

(i) 25% or more of the issued shares of any class or series of our capital stock were owned by one or any combination of (a) the Non-Resident Holder, (b) persons with whom the Non-Resident Holder did not deal at arm’s length (for the purposes of the Tax Act) and (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; and

(ii) more than 50% of the fair market value of such shares was derived, directly or indirectly, from one or any combination of: (a) real or immovable property situated in Canada, (b) Canadian resource property (as defined in the Tax Act), (c) timber resource property (as defined in the Tax Act) or (d) options in respect of, or interests in any of, the foregoing property, whether or not such property exists.

Notwithstanding the foregoing, the Subordinate Voting Shares may otherwise be deemed to be taxable Canadian property to a Non-Resident Holder for purposes of the Tax Act in certain circumstances. Non-Resident Holders for whom the Subordinate Voting Shares are, or may be, taxable Canadian property should consult their own tax advisors.

In the event that a Subordinate Voting Share constitutes taxable Canadian property of a Non-Resident Holder and any capital gain that would be realized on the disposition thereof is not exempt from tax under the Tax Act pursuant to an applicable income tax treaty or convention, the income tax consequences discussed above for Resident Holders under “Holders Resident in Canada — Taxation of Capital Gains and Capital Losses” will generally apply to the Non-Resident Holder. Non-Resident Holders should consult their own tax advisors in this regard.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences to holders of the acquisition, ownership and disposition of Subordinate Voting Shares issued pursuant to this offering. This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating thereto, does not address the potential application of the Medicare contribution tax, and does not address any estate or gift tax consequences or any tax consequences arising under any state, local or foreign tax laws, or any other U.S. federal tax laws. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the IRS, all as in effect as of the date of this prospectus. These authorities are subject to change and to differing interpretations, possibly retroactively, resulting in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This discussion is limited to holders who purchase Subordinate Voting Shares pursuant to this offering and who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a particular holder in light of such holder’s particular circumstances. This discussion also does not consider any specific facts or circumstances that may be relevant to holders subject to special rules under the U.S. federal income tax laws, including:

•	certain former citizens or long-term residents of the United States;

•	partnerships or other pass-through entities (and investors therein);

•	“controlled foreign corporations”;

•	“passive foreign investment companies”;

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	banks, financial institutions, investment funds, insurance companies, brokers, dealers, or traders in securities;

•	tax-exempt organizations and governmental organizations;

•	tax-qualified retirement plans;

•	persons subject to the alternative minimum tax;

•	persons that own, or have owned, actually or constructively, more than 5% of our Subordinate Voting Shares;

•	persons who have elected to mark securities to market;

•	U.S. expatriates; and

•	persons holding our Subordinate Voting Shares as part of a hedging or conversion transaction or straddle, or a constructive sale, or other risk reduction strategy or integrated investment.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF OUR COMMON STOCK, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS AND ANY OTHER U.S. FEDERAL TAX LAWS.

Definition of U.S. Holder and Non-U.S. Holder

A U.S. holder is any U.S. person that is a beneficial owner of our Subordinate Voting Shares. A U.S. person, for U.S. federal income tax purposes, is any of the following:

•	an individual citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (1) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, a non-U.S. holder is any beneficial owner of our Subordinate Voting Shares that is not a “U.S. person” nor a partnership (including any entity or arrangement treated as a partnership) for U.S. federal income tax purposes.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds our Subordinate Voting Shares, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding our Subordinate Voting Shares and the partners in such partnerships are urged to consult their tax advisors about the particular U.S. federal income tax consequences to them of holding and disposing of our Subordinate Voting Shares.

Tax Classification of the Company as a U.S. Domestic Corporation

We are and expected to continue to be a Canadian corporation as of the date of this Registration Statement Form S-1. We are treated as a Canadian resident company under the Tax Act (Canada) and are subject to Canadian income taxes.

We are also treated as a U.S. corporation subject to U.S. federal income tax pursuant to Section 7874 of the Code and are also subject to U.S. federal income tax on our worldwide income. As a result, we are subject to taxation both in Canada and the United States. A number of material U.S. federal income tax consequences may result from our classification under Section 7874 of the Code, and this summary is not intended to describe all such U.S. federal income tax consequences. Section 7874 of the Code and the Treasury Regulations promulgated thereunder do not address all the possible tax consequences that arise from our treatment as a U.S. domestic corporation for U.S. federal income tax purposes. Accordingly, there may be additional or unforeseen U.S. federal income tax consequences that are not discussed in this summary. Each shareholder should seek tax advice, based on such shareholder’s particular circumstances, from an independent tax advisor.

Tax Considerations for U.S. Holders

Distributions

It is unlikely that we will pay any dividends on the Subordinate Voting Shares in the foreseeable future. If we make cash or other property distributions on our Subordinate Voting Shares, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a holder’s tax basis in our Subordinate Voting Shares, but not below zero. Any excess will be treated as gain realized on the sale or other disposition of our common stock and will be treated as described under “—Sale or Redemption” below. Distributions constituting dividend income to U.S. holders that are individuals may qualify for reduced rates applicable to qualified dividend income. Distributions constituting dividend income to U.S. holders that are U.S. corporations may qualify for the dividends received deduction.

Sale or Redemption

A U.S. Holder will generally recognize capital gain or loss on a sale, exchange, redemption (other than a redemption that is treated as a distribution) or other disposition of our Subordinate Voting Shares equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in the shares so disposed. Such capital gain or loss will be a long-term capital gain or loss if the U.S. Holder’s holding period for the shares disposed of exceeds one year at the time of disposition. Long-term capital gains of non-corporate taxpayers are generally taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deductibility of net capital losses by individuals and corporations is subject to limitations.

Foreign Tax Credits and Limitations

As a result of Green Thumb Industries Inc. being subject to tax both as a U.S. domestic corporation and as a Canadian corporation, a U.S. Holder may pay, through withholding, Canadian tax, as well as U.S. federal income tax, with respect to any dividends paid on Subordinate Voting Shares. For U.S. federal income tax purposes, a U.S. Holder may elect for any taxable year to receive either a credit or a deduction for all foreign income taxes paid by the holder during the year. Complex limitations apply to foreign tax credits, including a general limitation that the credit cannot exceed the proportionate share of a taxpayer’s U.S. federal income tax that the taxpayer’s foreign source taxable income bears to the taxpayer’s worldwide taxable income. In applying this limitation, items of income and deduction are classified as either foreign source or U.S. source. The status of the Company as a U.S. domestic corporation for U.S. federal income tax purposes is expected to cause any dividends paid by the Company to be treated as U.S. source rather than foreign source income for this purpose. As a result, a foreign tax credit may be unavailable for any Canadian tax paid on dividends received from the Company. Similarly, to the extent a sale or disposition of Subordinate Voting Shares by a U.S. Holder results in Canadian tax payable by the U.S. Holder (for example, because the Unit Shares or Warrants constitute taxable Canadian property within the meaning of the Tax Act), a U.S. foreign tax credit may be unavailable to the U.S. Holder for such Canadian tax. In the case of Canadian withholding on a dividend or in connection with a sale or redemption, a U.S. Holder should be able to instead take a deduction for the U.S. Holder’s Canadian tax paid, provided that the U.S. Holder has not made an election to credit other foreign taxes during the same taxable year. The foreign tax credit rules are complex, and each U.S. Holder should consult its own tax advisor regarding these rules

Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or the amount of proceeds paid in foreign currency on the sale, exchange or other taxable disposition of Subordinate Voting Shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own tax advisors concerning issues related to foreign currency.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of Subordinate Voting Shares payable to a U.S. Holder. Certain U.S. Holders may be subject to backup withholding with respect to the payment of dividends and certain payments of proceeds on the sale or redemption of Subordinate Voting Shares unless such U.S. Holders provide proof of an applicable exemption or a correct taxpayer identification number (usually with an IRS Form W-9), and otherwise comply with applicable requirements of the backup withholding rules.

Any amount withheld under the backup withholding rules from a payment to a U.S. Holder is allowable as a credit against such U.S. Holder’s U.S. federal income tax, which may entitle the U.S. Holder to a refund, provided that the U.S. Holder timely provides the required information to the IRS. Moreover, certain penalties may be imposed by the IRS on a U.S. Holder who is required to furnish information but does not do so in the proper manner.

Non-U.S. Holders

Distributions

It is unlikely that we will pay any dividends on the Subordinate Voting Shares in the foreseeable future. If we make cash or other property distributions on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a holder’s tax basis in our common stock, but not below zero. Any excess will be treated as gain realized on the sale or other disposition of our common stock and will be treated as described under “—Gain On Sale or Redemption” below.

Subject to the discussion below regarding effectively connected income, backup withholding and Sections 1471 through 1474 of the Code, which we refer to as FATCA, any dividend income paid to a non-U.S. holder of our Subordinate Voting Shares generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends, or such lower rate specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish us or our paying agent a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) including a U.S. taxpayer identification number and certifying such holder’s qualification for the reduced rate. This certification must be provided to us or our paying agent before the payment of dividends and must be updated periodically. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Non-U.S. holders that do not provide the required certification on a timely basis, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If a non-U.S. holder holds our common stock in connection with the conduct of a trade or business in the United States, and dividends paid on our common stock are effectively connected with such holder’s U.S. trade or business (and are attributable to such holder’s permanent establishment in the United States if required by an applicable tax treaty), the non-U.S. holder will be exempt from U.S. federal withholding tax. To claim the exemption, the non-U.S. holder must generally furnish a valid IRS Form W-8ECI (or applicable successor form) to the applicable withholding agent.

However, any such effectively connected dividends paid on our Subordinate Voting Shares generally will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding these rules and any applicable income tax treaties that may provide for different rules.

Sale or Redemption

Subject to the discussion below regarding backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the sale or other disposition of our Subordinate Voting Shares, unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States;

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met; or

•

our common stock constitutes a “United States real property interest” by reason of our status as a United States real property holding corporation, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period for our Subordinate Voting Shares, and our Subordinate Voting Shares are not regularly traded on an established securities market during the calendar year in which the sale or other disposition occurs.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Gain described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), but may be offset by certain U.S.-source capital losses (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Determining whether we are a United States real property holding corporation in the third bullet point above depends on the fair market value of our U.S. real property interests relative to the fair market value of our other trade or business assets and our foreign real property interests. We believe that we are not currently and do not anticipate becoming a United States real property holding corporation for U.S. federal income tax purposes but cannot give assurance that we are not or will not become a United States real property holding corporation. Even if we are or were to become a United States real property holding corporation, gain arising from the sale or other taxable disposition by a Non-U.S. holder of Subordinate Voting Shares will not be subject to U.S. federal income tax on transfers of United States real property holding corporation shares if the Subordinate Voting Shares are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. holder owned, actually and constructively, 5% or less of the Subordinate Voting Shares throughout the shorter of, the five-year period ending on the date of the sale or other taxable disposition or, the Non-U.S. holder’s holding period.

Information Reporting and Backup Withholding

Annual reports are required to be filed with the IRS and provided to each non-U.S. holder indicating the amount of dividends on our Subordinate Voting Shares paid to such holder and the amount of any tax withheld with respect to those dividends. These information reporting requirements apply even if no withholding was required because the dividends were effectively connected with the holder’s conduct of a U.S. trade or business, or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding, currently at a 24% rate, generally will not apply to payments to a non-U.S. holder of dividends on or the gross proceeds of a disposition of our Subordinate Voting Shares provided the non-U.S. holder furnishes the required certification for its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, or certain other requirements are met. Backup withholding may apply if the payor has actual knowledge, or reason to know, that the holder is a U.S. person who is not an exempt recipient.

Backup withholding is not an additional tax. If any amount is withheld under the backup withholding rules, the non-U.S. holder should consult with a U.S. tax advisor regarding the possibility of and procedure for obtaining a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability, if any.

Withholding on Foreign Entities or Accounts

FATCA imposes a U.S. federal withholding tax of 30% on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally will impose a U.S. federal withholding tax of 30% on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Subject to the recently proposed Treasury Regulations described below, FATCA applies to dividends paid on our Subordinate Voting Shares and to gross proceeds from sales or other dispositions of our common stock. The Treasury Department recently proposed regulations which state that taxpayers may rely on the proposed regulations until final regulations are issued, and which eliminate FATCA federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our Subordinate Voting Shares. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in our Subordinate Voting Shares.

PLAN OF DISTRIBUTION

We will solicit offers to purchase the Subordinate Voting Shares in this offering. No placement agent nor any broker-dealer or FINRA member has been retained for this offering.

In connection with our selling efforts in the offering, we will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Each of our officers and directors is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Each of our officers and directors will not be compensated in connection with his or her participation in the offering by payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Each of our officers and directors is not now, nor have they been within the past 12 months, a broker or dealer, and they have not been, within the past 12 months, an associated person of a broker or dealer. At the end of the offering, each of our officers and directors will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities. Each of our officers and directors will not and has not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale, exempted from such registration or if a qualification requirement is available and with which we have complied. In addition, and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when the registration statement of which this prospectus forms a part is effective.

We are subject to Regulation M of the Exchange Act. Regulation M governs activities of underwriters, issuers, selling security holders and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for, purchasing or attempting to induce any person to bid for or purchase the securities being distributed.

We propose to arrange for the sale of the Subordinate Voting Shares that we are offering pursuant to this prospectus to one or more investors directly between us and the investors. Subordinate Voting Shares may be sold at the same or different prices and in single or multiple closings. We will establish the price following negotiations with prospective investors and with reference to the prevailing market price of our Subordinate Voting Shares, recent trends in such price and other factors. It is possible that not all of the Subordinate Voting Shares we are offering pursuant to this prospectus will be sold, in which case our net proceeds would be reduced. We expect that the sale of the Subordinate Voting Shares will be completed within fifteen days of the effectiveness of the registration statement of which this prospectus forms a part.

You may purchase Subordinate Voting Shares by completing and manually executing a simple subscription agreement and delivering it to us. A copy of the form of that subscription agreement is attached as an exhibit to our registration statement of which this prospectus is a part. Your subscription shall not become effective until accepted by us and approved by our counsel. Our subscription process is as follows:

•	This prospectus, with a subscription agreement, is delivered by us to each offeree;

•	the subscription agreement is completed by the offeree and submitted to us for review by us and our counsel;

•	each subscription is reviewed by our counsel to confirm the subscribing party properly completed the form and to confirm the state of acceptance; and

•	once approved by counsel, the subscription will be accepted by us, and shares will be delivered to you on a delivery versus payment settlement basis.

LEGAL MATTERS

The validity of the securities being offered by this prospectus and certain legal matters in connection with this offering relating to Canadian law will be passed upon for us by Dentons Canada LLP. Certain legal matters in connection with this offering relating to U.S. law will be passed upon for us by Jenner & Block LLP.

EXPERTS

Our consolidated and combined financial statements as of December 31, 2018 and for the year ended December 31, 2018 have been included in this prospectus in reliance upon the report of MNP LLP, independent registered public accounting firm, included elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

Our consolidated and combined financial statements as of December 31, 2019 and 2017 and for each of the years ended December 31, 2019 and 2017 have been included in this prospectus in reliance upon the reports of Macias Gini & O’Connell LLP, independent registered public accounting firm, included elsewhere herein, and given on the authority of said firm as experts in accounting and auditing.

DISCLOSURE OF SEC POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act, and we will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Our website address is www.gtigrows.com. Through this website, our filings with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, will be accessible (free of charge) as soon as reasonably practicable after materials are electronically filed with or furnished to the SEC. The information provided on our website is not part of the registration statement of which this prospectus is a part.

You also may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-1 that we have filed under the Securities Act with the SEC. This prospectus, which constitutes a part of that registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules filed as part of the registration statement. For further information with respect to us and our securities, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus as to the contents of any document are not necessarily complete. If a document has been filed as an exhibit to the registration statement, we refer you to the copies of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

Appendix A

List of Licenses of Green Thumb Industries Inc.

Licenses in the State of California

Holding Entity	Permit License	City	Renewal Date (MM/DD/YY)	Description
ESSENCE CC, LLC	Customer Number 508318	Culver City, CA	N/A	Medicinal Dispensary, Adult Use Retail Store and Home Delivery Conditional Licenses

ESSENCE WEHO, LLC	Conditional License	West Hollywood, CA	N/A	Adult Use Retail Store, Home Delivery and Consumption Conditional License

INTEGRAL ASSOCIATES CALIFORNIA, LLC	Conditional License	Culver City, CA	N/A	Distribution and Delivery Conditional License

INTEGRAL ASSOCIATES DENA, LLC	Conditional License	Pasadena, CA	N/A	Medicinal Dispensary, Adult Use Retail Store and Home Delivery Conditional License

Licenses in the State of Connecticut

Holding Entity	Permit License	City	Renewal Date (MM/DD/YY)	Description
ADVANCED GROW LABS, LLC	MMPR.0000001	West Haven, CT	02/06/2022	Medicinal Processor License

ADVANCED GROW LABS, LLC	BAK.0015356	West Haven, CT	06/30/2021	Bakery License (for Edibles)

BLUEPOINT WELLNESS OF CONNECTICUT	MMDF.0000002	Branford, CT	04/10/2021	Medicinal Dispensary License

BLUEPOINT WELLNESS OF WESTPORT, LLC	MMDF.0000029	Westport, CT	12/17/2021	Medicinal Dispensary License

SOUTHERN CT WELLNESS & HEALING, LLC	MMDF.0000015	Milford, CT	02/04/2021*	Medicinal Dispensary License

Licenses in the State of Florida

Holding Entity	Permit License	City	Renewal Date (MM/DD/ YY)	Description
KSGNF, LLC	MMTC	Homestead, FL	02/28/2023	License to Operate a Medical Marijuana Treatment Center

1

Licenses in the State of Illinois

Holding Entity	Permit/License	City	Renewal Date (MM/DD/YY)	Description
NH MEDICINAL DISPENSARIES, LLC	DISP.000042	Effingham, IL	08/22/2021	Medicinal Dispensary License

NH MEDICINAL DISPENSARIES, LLC	AUDO.000004	Effingham, IL	03/31/2021*	Adult Use Dispensary License

NH MEDICINAL DISPENSARIES, LLC	AUDO.000074	Charleston, IL	03/31/2021*	Adult Use Dispensary License

GTI OGLESBY, LLC	1503060648	Oglesby, IL	03/09/2021*	Medicinal Cultivation/Processing Operation Permit

GTI OGLESBY, LLC	1503060648-EA	Oglesby, IL	03/21/2021*	Adult Use Cultivation Center License

GTI ROCK ISLAND, LLC	1503060649	Rock Island, IL	03/09/2021*	Medicinal Cultivation/Processing Operation Permit

GTI ROCK ISLAND, LLC	1503060649-EA	Rock Island, IL	03/21/2021*	Adult Use Cultivation Center License

GTI ROCK ISLAND, LLC	1204-324	Rock Island, IL	12/31/2020*	Industrial Hemp Processor License

GTI MUNDELEIN, LLC	DISP.000002	Mundelein, IL	09/17/2021	Medicinal Dispensary License

GTI MUNDELEIN, LLC	AUDO.000001	Mundelein, IL	03/31/2021*	Adult Use Dispensary License

GTI MUNDELEIN, LLC	AUDO.000044	Joliet, IL	03/31/2021*	Adult Use Provisional License

3C COMPASSIONATE CARE CENTER, LLC	DISP.000027	Naperville, IL	01/29/2021*	Medicinal Dispensary License

3C COMPASSIONATE CARE CENTER, LLC	AUDO.000003	Naperville, IL	03/31/2021*	Adult Use Dispensary License

3C COMPASSIONATE CARE CENTER, LLC	DISP.000011	Joliet, IL	11/19/2021	Medicinal Dispensary License

3C COMPASSIONATE CARE CENTER, LLC	AUDO.000002	Joliet, IL	03/31/2021*	Adult Use Dispensary License

3C COMPASSIONATE CARE CENTER, LLC	AUDO.000055	Niles, IL	03/31/2021*	Adult Use Dispensary License

EVERGREEN DISPENSARY, LLC	DISP.000003	Canton, IL	09/18/2021	Medicinal Dispensary License

EVERGREEN DISPENSARY, LLC	AUDO.000005	Canton, IL	03/31/2021*	Adult Use Dispensary License

EVERGREEN DISPENSARY, LLC	AUDO.000047	Quincy, IL	03/31/2021*	Adult Use Dispensary License

2

Licenses in the State of Maryland

Holding Entity	Permit/License	City	Renewal Date (MM/DD/YY)	Description
CHESAPEAKE ALTERNATIVES, LLC	P-17-00005	Centreville, MD	08/28/2023	Medicinal Processing License

CHESAPEAKE ALTERNATIVES, LLC	D-17-00010	Bethesda, MD	11/20/2023	Medicinal Dispensary License

GTI MARYLAND, LLC	G-19-00001	Centreville, MD	06/27/2025	Medicinal Cultivation License

GTI MARYLAND, LLC	D-17-00007	Silver Spring, MD	11/20/2023	Medicinal Dispensary License

MESHOW, LLC	D-18-00021	Joppa, MD	04/10/2024	Medicinal Dispensary License

Licenses of the State of Massachusetts

Holding Entity	Permit/License	City	Renewal Date (MM/DD/YY)	Description
RISE HOLDINGS, INC.	MC281674	Holyoke, MA	01/20/2022	Adult Use Cultivator License

RISE HOLDINGS, INC.	MP28453	Holyoke, MA	01/20/2022	Adult Use Processor License

RISE HOLDINGS, INC.	MR281254	Amherst, MA	03/07/2021*	Adult Use Dispensary License

RISE HOLDINGS, INC.	RMD645	Holyoke, MA Amherst, MA	07/12/2021*	Medical Cultivator, Processor and Dispensary License

Licenses in the State of Nevada

Holding Entity	Permit/License	City	(MM/DD/YY)	Description
GTI NEVADA, LLC	97028286992913304766	Carson City, NV	12/31/2021	Adult Use Dispensary License

JG RETAIL SERVICES NV, LLC	52125541619394980552	Spanish Springs, NV	11/30/2021	Adult Use Dispensary License

GTI NEVADA, LLC	18900369179730863251	Carson City, NV	06/30/2021	Medicinal Dispensary License

JG RETAIL SERVICES NV, LLC	45491515276399795916	Spanish Springs, NV	06/30/2021	Medicinal Dispensary License

GTI NEVADA, LLC	83887504703736981918	Carson City, NV	06/30/2021	Medicinal Cultivator License

3

Holding Entity	Permit/License	City	(MM/DD/YY)	Description
GTI NEVADA, LLC	17355802525954961447	Carson City, NV	01/31/2022	Adult Use Cultivator License

GTI NEVADA, LLC	88939271215332828859	Carson City, NV	06/30/2021	Medicinal Processor License

GTI NEVADA, LLC	69272354565432352821	Carson City, NV	01/31/2022	Adult Use Processor License

CCLV MANUFACTURING CENTER, LLC	14501073281263752947	Las Vegas, NV	06/30/2021	Adult Use Cultivator License

CCLV MANUFACTURING CENTER, LLC	46723736766369616954	Las Vegas, NV	06/30/2021	Medicinal Cultivator License

CCLV PRODUCTION, LLC	41146840808916745728	Las Vegas, NV	06/30/2021	Adult Use Processor License

CCLV PRODUCTION, LLC	88867726382068964531	Las Vegas, NV	06/30/2021	Medicinal Processor License

INTEGRAL CULTIVATION, LLC	36793887579714409224	Las Vegas, NV	06/30/2021	Medicinal Cultivator License

INTEGRAL CULTIVATION, LLC	70155083229545863037	Las Vegas, NV	06/30/2021	Adult Use Cultivator License

INTEGRAL CULTIVATION, LLC	62340865056138997248	Las Vegas, NV	06/30/2021	Distributor License

INTEGRAL PRODUCTION, LLC	54896246263684448089	Las Vegas, NV	06/30/2021	Medicinal Processor License

INTEGRAL PRODUCTION, LLC	59239887350322215968	Las Vegas, NV	06/30/2021	Adult Use Processor License

INTEGRAL ASSOCIATES, LLC	10197329605365016654	Las Vegas, NV	06/30/2021	Medicinal Dispensary License

INTEGRAL ASSOCIATES, LLC	06347213896566425206	Las Vegas, NV	06/30/2021	Adult Use Marijuana Retail Store License

ESSENCE HENDERSON, LLC	31687553825305698491	Henderson, NV	06/30/2021	Medicinal Dispensary License

ESSENCE HENDERSON, LLC	19873661470522818141	Henderson, NV	06/30/2021	Adult Use Marijuana Retail Store License

ESSENCE HENDERSON, LLC	09271842370730937488	Las Vegas, NV	11/30/2021	Adult Use Dispensary License

ESSENCE HENDERSON, LLC	18482416987753786163	Las Vegas, NV	02/05/2022	Adult Use Dispensary Conditional License

4

Holding Entity	Permit/License	City	Renewal Date (MM/DD/ YY)	Description
ESSENCE HENDERSON, LLC	48470950795921214873	Sparks, NV	02/05/2022	Adult Use Dispensary Conditional License

ESSENCE HENDERSON, LLC	34299986630191194451	Carson City, NV	02/05/2022	Adult Use Dispensary Conditional License

ESSENCE TROPICANA, LLC	54732391061781763853	Las Vegas, NV	06/30/2021	Medicinal Dispensary License

ESSENCE TROPICANA, LLC	54135769938859220718	Las Vegas, NV	06/30/2021	Adult Use Marijuana Retail Store License

ESSENCE TROPICANA, LLC	15464995890053145809	Las Vegas, NV	11/30/2021	Adult Use Dispensary License

ESSENCE TROPICANA, LLC	48202177935498005793	Las Vegas, NV	02/05/2022	Adult Use Dispensary Conditional License

ESSENCE TROPICANA, LLC	16849340152215972256	Reno, NV	02/05/2022	Adult Use Dispensary Conditional License

ESSENCE TROPICANA, LLC	43490264137335866974	Henderson, NV	02/05/2022	Adult Use Dispensary Conditional License

Licenses in the State of New Jersey

Holding Entity	Permit/License	City	Renewal Date (MM/DD/YY)	Description
GTI NEW JERSEY, LLC (N-003)	12112019	Patterson, NJ	12/31/2021	Cultivation, Processing, Dispensary (Medical) License

Licenses in the State of New York

Holding Entity	Permit/License	City	Renewal Date (MM/DD/YY)	Description
FIORELLO PHARMACEUTICALS, INC.	MM0701M	Glenville, NY	07/31/2021	Medicinal Manufacturing License

FIORELLO PHARMACEUTICALS, INC.	MM0702D	New York, NY	07/31/2021	Medicinal Dispensary License

FIORELLO PHARMACEUTICALS, INC.	MM0703D	Nassau County, NY	07/31/2021	Provisional Medicinal Dispensary License

5

Holding Entity	Permit/License	City	Renewal Date (MM/DD/YY)	Description
FIORELLO PHARMACEUTICALS, INC.	MM0704D	Rochester, NY	07/31/2021	Medicinal Dispensary License

FIORELLO PHARMACEUTICALS, INC.	MM0705D	Clifton Park, NY	07/31/2021	Medicinal Dispensary License

Licenses in the State of Ohio

Holding Entity	Permit/License	City	Renewal Date (MM/DD/YY)	Description
GTI OHIO, LLC	MMD.0700015	Toledo, OH	07/01/2021	Medicinal Dispensary License

GTI OHIO, LLC	MMD.0700016	Lorain, OH	07/01/2021	Medicinal Dispensary License

GTI OHIO, LLC	MMD.0700026	Cleveland, OH	07/01/2021	Medicinal Dispensary License

GTI OHIO, LLC	MMD.0700047	Lakewood, OH	07/01/2021	Medicinal Dispensary License

GTI OHIO, LLC	MMD.0700052	Lakewood, OH	07/01/2021	Medicinal Dispensary License

GTI OHIO, LLC	MMCPP00070	Toledo, OH	5/18/2021	Medicinal Processor License

GTI OHIO, LLC	MMCPC00181	Toledo, OH	Provisional	Provisional Medicinal Cultivator License

Licenses in the Commonwealth of Pennsylvania

Holding Entity	Permit/License	City	Renewal Date (MM/DD/YY)	Description
GTI PENNSYLVANIA, LLC	GP-4006-17	GP-4006-17	06/20/2021	Medicinal Grower/Processor Permit

GTI PENNSYLVANIA, LLC	D-6002-17	Erie, PA	06/29/2021	Medicinal Dispensary Permit

GTI PENNSYLVANIA, LLC	D-18-3019	Mechanicsburg, PA	12/18/2020*	Medicinal Dispensary Permit

GTI PENNSYLVANIA, LLC	D-18-3019	Chambersburg, PA	12/18/2020*	Medicinal Dispensary Permit

GTI PENNSYLVANIA, LLC	D18-3019	Duncansville, PA	12/18/2020*	Medicinal Dispensary Permit

GTI PENNSYLVANIA, LLC	D18-1044	Chadds Ford, PA	12/18/2020*	Medicinal Dispensary Permit

GTI PENNSYLVANIA, LLC	D18-1044	King of Prussia, PA	12/18/2021	Medicinal Dispensary Permit

6

Holding Entity	Permit/License	City	Renewal Date (MM/DD/ YY)	Description
GTI PENNSYLVANIA LLC	D18-5035	Latrobe, PA	12/18/2021	Medicinal Dispensary Permit

GTI PENNSYLVANIA LLC	D18-5035	Cranberry, PA	12/18/2021	Medicinal Dispensary Permit

GTI PENNSYLVANIA LLC	D18-6019	New Castle, PA	12/18/2021	Medicinal Dispensary Permit

KW VENTURES HOLDINGS, LLC	D-3025-17	Steelton, PA	06/29/2021	Medicinal Dispensary Permit

KW VENTURES HOLDINGS, LLC	D-3025-17	York, PA	6/29/2021	Medicinal Dispensary Permit

KW VENTURES HOLDINGS, LLC	D-3025-17	Carlisle, PA	6/29/2021	Medicinal Dispensary Permit

GTI PENNSYLVANIA LLC	D-6002-17	Hermitage, PA	6/29/2021	Medicinal Dispensary Permit

GTI PENNSYLVANIA LLC	D-6002-17	New Castle, PA	6/29/2021	Medicinal Dispensary Permit

*	Annual renewal pending to extend one year from date indicated.

7

INDEX TO FINANCIAL STATEMENTS

(a)	Green Thumb Industries Inc. Unaudited Interim Condensed Consolidated Financial Statements for the Three and Nine Months Ended September 30, 2020 and 2019

	Green Thumb Industries Inc. Unaudited Interim Condensed Consolidated Balance Sheet as of September 30, 2020 and December 31, 2019	F-2
	Green Thumb Industries Inc. Unaudited Interim Condensed Consolidated Statement of Operations for the three and nine months ended September 30, 2020 and 2019	F-3
	Green Thumb Industries Inc. Unaudited Interim Condensed Consolidated Statement of Changes in Shareholders’ Equity for the three and nine months ended September 30, 2020 and 2019	F-4
	Green Thumb Industries Inc. Unaudited Interim Condensed Consolidated Statement of Cash Flows for the nine months ended September 30, 2020 and 2019	F-5
	Notes to Unaudited Interim Condensed Consolidated Financial Statements	F-7

(b)	Green Thumb Industries Inc. Consolidated and Combined Financial Statements as of December 31, 2019, 2018 and 2017 and for the Three Years Ended December 31, 2019

	Report of Independent Registered Public Accounting Firm	F-33
	Consolidated and Combined Balance Sheets as of December 31, 2019 and 2018	F-37
	Consolidated and Combined Statements of Operations for each of the years ended December 31, 2019, 2018, and 2017	F-39
	Consolidated Statements of Changes in Shareholders’ Equity for each of the years ended December 31, 2019, 2018 and 2017	F-40
	Consolidated and Combined Statements of Cash Flows for the years ended December 31, 2019, 2018 and 2017	F-42
	Notes to Consolidated and Combined Financial Statements	F-44

Green Thumb Industries Inc.

Unaudited Interim Condensed Consolidated Balance Sheets

As of September 30, 2020 and December 31, 2019

(Amounts Expressed in United States Dollars, Except for Share Amounts)

	September 30, 2020	December 31, 2019
		(Audited)
ASSETS
Current Assets:
Cash and Cash Equivalents	$78,091,073	$46,667,334
Accounts Receivable	13,121,285	7,530,253
Inventories	55,164,258	46,034,481
Prepaid Expenses	6,990,373	6,780,657
Other Current Assets	5,692,248	2,049,886

Total Current Assets	159,059,237	109,062,611
Property and Equipment, Net	177,725,092	155,596,675
Right of Use Assets, Net	99,447,497	63,647,812
Investments	22,210,999	14,068,821
Investment in Associate	11,750,000	10,350,000
Notes Receivable	—	815,937
Intangible Assets, Net	409,655,517	435,246,898
Goodwill	373,081,716	375,084,991
Deposits and Other Assets	1,684,389	3,662,879

TOTAL ASSETS	$1,254,614,447	$1,167,536,624

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current Liabilities:
Accounts Payable	$10,988,374	$8,745,821
Accrued Liabilities	46,311,550	37,184,406
Current Portion of Notes Payable	301,027	206,675
Current Portion of Lease Liabilities	4,654,032	3,833,268
Liability for Acquisition of Noncontrolling Interest	—	5,500,000
Contingent Consideration Payable	27,100,000	50,391,181
Income Tax Payable	16,543,826	5,505,904

Total Current Liabilities	105,898,809	111,367,255
Long-Term Liabilities:
Lease Liabilities, Net of Current Portion	102,408,462	61,115,737
Notes Payable, Net of Current Portion and Debt Discount	96,758,233	91,140,194
Contingent Consideration Payable	9,215,360	8,545,558
Warrant Liability	18,513,000	15,879,843
Deferred Income Taxes	41,744,283	36,279,361

TOTAL LIABILITIES	374,538,147	324,327,948
COMMITMENTS AND CONTINGENCIES SHARE HOLDERS’ EQUITY
Subordinate Voting Shares (Shares Authorized, Issued and Outstanding at September 30, 2020: Unlimited, 162,999,921 and 162,999,921, respectively, at December 31, 2019: Unlimited, 128,999,964 and 128,999,964, respectively)	—	—
Multiple Voting Shares (Shares Authorized, Issued and Outstanding at September 30, 2020: Unlimited, 120,910 and 120,910, respectively, at December 31, 2019: Unlimited, 373,350 and 373,350, respectively)	—	—
Super Voting Shares (Shares Authorized, Issued and Outstanding at September 30, 2020: Unlimited, 379,336 and 379,336, respectively, at December 31, 2019: Unlimited, 402,289 and 402,289, respectively)	—	—
Share Capital	1,041,770,917	980,638,701
Contributed Surplus	1,656,498	3,960,854
Deferred Share Issuances	1,835,331	16,587,798
Accumulated Deficit	(167,963,430)	(160,491,590)

Equity of Green Thumb Industries Inc.	877,299,316	840,695,763
Noncontrolling interests	2,776,984	2,512,913

TOTAL SHAREHOLDERS’ EQUITY	880,076,300	843,208,676

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,254,614,447	$1,167,536,624

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

Green Thumb Industries Inc.

Unaudited Interim Condensed Consolidated Statements of Operations

Three and Nine Months Ended September 30, 2020 and 2019

(Amounts Expressed in United States Dollars, Except Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues, net of discounts	$157,103,841	$67,990,907	$379,346,367	$140,630,847
Cost of Goods Sold, net	(70,146,676)	(35,849,783)	(175,707,874)	(74,196,750)

Gross Profit	86,957,165	32,141,124	203,638,493	66,434,097

Expenses:
Selling, General, and Administrative	49,745,979	30,764,406	144,823,947	88,013,769

Total Expenses	49,745,979	30,764,406	144,823,947	88,013,769

Income (Loss) From Operations	37,211,186	1,376,718	58,814,546	(21,579,672)

Other Income (Expense):
Other Income (Expense), net	6,432,883	(6,585,540)	7,501,566	(7,969,433)
Interest Income, net	5,397	407,509	109,922	1,300,233
Interest Expense, net	(4,460,125)	(5,912,290)	(14,236,475)	(11,762,222)

Total Other Income (Expense)	1,978,155	(12,090,321)	(6,624,987)	(18,431,422)

Income (Loss) Before Provision for Income Taxes And Non-Controlling Interest	39,189,341	(10,713,603)	52,189,559	(40,011,094)

Provision For Income Taxes	28,436,332	3,624,333	56,964,047	4,706,000

Net Income (Loss) Before Non-Controlling Interest	10,753,009	(14,337,936)	(4,774,488)	(44,717,094)

Net Income Attributable to Non-Controlling Interest	1,109,080	252,857	2,697,352	328,804

Net Income (Loss) Attributable To Green Thumb Industries Inc.	$9,643,929	$(14,590,793)	$(7,471,840)	$(45,045,898)

Net Income (Loss) per share - basic	$0.04	$(0.07)	$(0.04)	$(0.24)

Net Income (Loss) per share - diluted	$0.04	$(0.07)	$(0.04)	$(0.24)

Weighted average number of shares outstanding - basic	211,990,405	204,709,085	210,127,323	184,851,805

Weighted average number of shares - outstanding diluted	214,212,292	204,709,085	210,127,323	184,851,805

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

Green Thumb Industries Inc.

Unaudited Interim Condensed Consolidated Statements of Changes in Shareholders’ Equity

Nine Months Ended September 30, 2020 and 2019

(Amounts Expressed in United States Dollars)

	Share Capital	Shares to Be Issued	Contributed Surplus	Deferred Share Issuance	Accumulated Earnings (Deficit)	Non-Controlling Interest	Total
Balance, July 1, 2019	$950,736,500	$—	$(4,997,380)	$16,587,798	$(131,830,288)	$(392,655)	$830,103,975
Issuance of shares under business combinations and investments	14,085,238	—	88	—	—	—	14,085,326
Stock based compensation	—	—	3,564,095	—	—	—	3,564,095
Shares withheld in lieu of cash	—	—	(125,060)	—	—	—	(125,060)
Distributions to limited liability company unit holders	—	—	—	—	—	(1,900,000)	(1,900,000)
Net (loss) income	—	—	—	—	(14,590,793)	252,857	(14,337,936)

Balance, September 30, 2019	$964,821,738	$—	$(1,558,257)	$16,587,798	$(146,421,081)	$(2,039,798)	$831,390,400

Balance, January 1, 2019	$397,590,465	$27,773,234	$14,202,659	$—	$(100,876,937)	$3,497,459	$342,186,880
Adoption of ASC 842, Leases	—	—	—	—	(498,246)	—	(498,246)
Noncontrolling interests adjustment for change in ownership	27,773,234	(27,773,234)	4,200,382	—	—	—	4,200,382
Contributions from limited liability company unit holders	—	—	—	—	—	1,650,000	1,650,000
Issuance of shares under business combinations and investments	509,568,665	—	(23,813,393)	—	—	—	485,755,272
Reciprocal derivative instrument	—	—	(4,526,401)	—	—	—	(4,526,401)
Issuance of shares for redemption of noncontrolling interests	29,889,374	—	(4,820,527)	—	—	—	25,068,847
Deferred share issuances	—	—	—	16,587,798	—	—	16,587,798
Stock based compensation	—	—	13,324,083	—	—	—	13,324,083
Shares withheld in lieu of cash	—	—	(125,060)	—	—	—	(125,060)
Distributions to limited liability company unit holders	—	—	—	—	—	(7,516,061)	(7,516,061)
Net (loss) income	—	—	—	—	(45,045,898)	328,804	(44,717,094)

Balance, September 30, 2019	$964,821,738	$—	$(1,558,257)	$16,587,798	$(146,421,081)	$(2,039,798)	$831,390,400

Balance, July 1, 2020	$1,004,812,062	$—	$6,545,712	$15,280,000	$(177,607,359)	$2,367,904	$851,398,319
Noncontrolling interests adjustment for change in ownership	—	—	5,700,000	—	—	—	5,700,000
Issuance of shares for redemption of noncontrolling interests	20,078,940	—	(14,728,940)	—	—	—	5,350,000
Distribution of contingent consideration	2,690,914	—	—	—	—	—	2,690,914
Distribution of deferred shares	13,444,669	—	—	(13,444,669)	—	—	—
Exercise of options and warrants	744,332	—	(295,908)	—	—	—	448,424
Stock based compensation	—	—	4,435,634	—	—	—	4,435,634
Distributions to third party and limited liability company unit holders	—	—	—	—	—	(700,000)	(700,000)
Net income	—	—	—	—	9,643,929	1,109,080	10,753,009

Balance, September 30, 2020	$1,041,770,917	$—	$1,656,498	$1,835,331	$(167,963,430)	$2,776,984	$880,076,300

Balance, January 1, 2020	$980,638,701	$—	$3,960,854	$16,587,798	$(160,491,590)	$2,512,913	$843,208,676
Contributions from limited liability company unit holders	—	—	—	—	—	50,000	50,000
Issuance of shares under business combinations and investments	2,524,560	—	(2,678,489)	—	—	—	(153,929)
Issuance of shares for redemption of noncontrolling interests	20,078,940	—	(14,728,940)	—	—	—	5,350,000
Distribution of contingent consideration	22,885,813	—	—	—	—	—	22,885,813
Distribution of deferred shares	14,752,467	—	—	(14,752,467)	—	—	—
Issueance of warrants	—	—	181,272	—	—	—	181,272
Exercise of options and warrants	890,436	—	(234,340)	—	—	—	656,096
Stock based compensation	—	—	15,209,518	—	—	—	15,209,518
Distributions to third party and limited liability company unit holders	—	—	(53,377)	—	—	(2,483,281)	(2,536,658)
Net (loss) income	—	—	—	—	(7,471,840)	2,697,352	(4,774,488)

Balance, September 30, 2020	$1,041,770,917	$—	$1,656,498	$1,835,331	$(167,963,430)	$2,776,984	$880,076,300

Green Thumb Industries Inc.

Unaudited Interim Condensed Consolidated Statements of Cash Flows

Nine Months Ended September 30, 2020 and 2019

(Amounts Expressed in United States Dollars)

	Nine Months Ended September 30,
	2020	2019
CASH FLOW FROM OPERATING ACTIVITIES
Net loss attributable to Green Thumb Industries Inc.	$(7,471,840)	$(45,045,898)
Net income attributable to non-controlling interest	2,697,352	328,804
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	38,479,960	17,528,891
Amortization of operating lease assets	18,987,980	4,229,889
Loss on disposal of property and equipment	29,858	—
(Gain) loss from investment in associate	—	56,423
Bad debt expense	315,798	—
Deferred income taxes	4,377,000	(5,712,000)
Stock based compensation	15,209,520	13,324,083
Decrease (increase) in fair value of investments	(9,542,178)	886,002
Changes in value of liabilities related to put option and purchase of noncontrolling interests	—	(823,550)
Interest on contingent consideration payable and acquisition liabilities	998,842	3,258,804
Decrease in fair value of contingent consideration	(425,424)	—
Increase in fair value of warrant liability	2,060,771	—
Decrease in fair value of note receivable	815,937	7,424,727
Amortization of debt discount	4,048,531	2,100,738
Changes in operating assets and liabilities:
Accounts receivable	(5,616,054)	1,165,271
Inventories	(9,129,777)	(9,478,848)
Prepaid expenses and other current assets	(4,142,854)	(3,237,772)
Deposits and other assets	1,567,458	1,045,821
Accounts payable	2,242,553	1,707,947
Accrued liabilities	13,609,399	14,451,557
Operating lease liabilities	(12,674,176)	(4,184,228)
Income tax payable	14,617,544	260,535

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	71,056,200	(712,804)

CASH FLOW FROM INVESTING ACTIVITIES
Purchases of property and equipment	(49,221,442)	(66,875,245)
Proceeds from disposal of assets	11,799,025	—
Repayment of debenture investments	—	3,000,000
Purchase of businesses, net of cash acquired	—	(108,067,892)

NET CASH USED IN INVESTING ACTIVITIES	(37,422,417)	(171,943,137)

CASH FLOW FROM FINANCING ACTIVITIES
Contributions from limited liability company unit holders	50,000	1,650,000
Distributions to third parties and limited liability company unit holders	(2,536,658)	(7,516,061)
Proceeds from exercise of options and warrants	656,096	—
Proceeds from issuance of notes payable	—	117,435,724
Payment for purchase of noncontrolling interest	(150,000)	—
Principal repayment of notes payable	(229,482)	(18,778,140)

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(2,210,044)	92,791,523

CASH, CASH EQUIVALENTS AND RESTRICED CASH:
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	31,423,739	(79,864,418)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	46,667,334	145,986,072

CASH AND CASH EQUIVALENTS, END OF PERIOD	$78,091,073	$66,121,654

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

Green Thumb Industries Inc.

Unaudited Interim Condensed Consolidated Statements of Cash Flows

Nine Months Ended September 30, 2020 and 2019

(Amounts Expressed in United States Dollars)

	Nine Months Ended September 30,
	2020	2019
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$9,418,727	$5,964,621

NONCASH INVESTING AND FINANCING ACTIVITIES

Accrued capital expenditures	$(6,798,187)	$4,232,914

Noncash increase in right of use asset	$(36,854,352)	$(22,233,609)

Noncash increase in lease liability	$36,854,352	$22,731,855

Net liability upon adoption of ASC 842, Leases	$—	$(498,246)

Exercise of put option	$—	$4,200,382

Warrants attributable to debt issuance	$753,658	$—

Mortgages associated with dispensaries	$2,647,000	$—

Liability for purchase of noncontrolling interest	$(5,350,000)	$—

Liability associated with acquisition agreement	$2,000,000	$—

Issuance of shares under acquisition agreement	$22,485,670	$(485,476,925)

Deferred share issuances	$(14,752,467)	$16,587,798

Acquisitions

Inventory	$—	$13,602,245
Accounts receivable	—	2,117,412
Property and equipment	80,615	17,341,103
Right of use assets	—	4,154,672
Identifiable intangible assets	(145,000)	305,625,592
Goodwill	(2,003,275)	393,278,807
Deposits and other assets	603,988	1,694,533
Liabilities assumed	(1,302,604)	(9,489,616)
Lease liabilities	—	(4,154,672)
Contingent liabilities	—	(52,864,000)
Equity interests issued	503,389	(485,476,925)
Deferred share issuances	—	(16,587,798)
Conversion of note receivable previously issued	—	(27,025,800)
Acquisition liability	(228,813)	(1,630,893)
Deferred income taxes	2,491,700	(32,448,100)

	$—	$—

RECONCILIATION OF CASH, AND CASH EQUIVALENTS AND RESTRICTED CASH

Cash and cash equivalents	$75,116,621	$66,121,654
Restricted cash	2,974,452	—

TOTAL CASH, AND CASH EQUIVALENTS AND RESTRICED CASH	$78,091,073	$66,121,654

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

Green Thumb Industries Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

(Amounts Expressed in United States Dollars, Except Where Stated Otherwise)

1.	Overview and Basis of Presentation

(a)	Description of Business

Green Thumb Industries Inc. (“Green Thumb” or the “Company”) is promoting well-being through the power of cannabis through branded consumer packaged goods and people-first retail experiences, while being committed to community and sustainable profitable growth. Green Thumb owns, manufactures, and distributes a portfolio of cannabis consumer packaged goods brands including Beboe, Dogwalkers, Dr. Solomon’s, incredibles, Rythm and The Feel Collection, primarily to third-party retail stores across the United States as well as to Green Thumb owned retail stores. The Company also owns and operates retail cannabis stores that include a rapidly growing national chain of retail cannabis stores named Rise™ and a Las Vegas, Nevada area chain of retail cannabis stores named Essence. As of September 30, 2020, Green Thumb has revenue in twelve markets (California, Colorado, Connecticut, Florida, Illinois, Maryland, Massachusetts, Nevada, New Jersey, New York, Ohio, and Pennsylvania).

On June 12, 2018, the Company completed a reverse takeover transaction (“RTO”) as further described in Note 3 of Green Thumb’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on April 15, 2020 (“2019 Form 10-K”). Following the RTO, the Company was listed on the Canadian Securities Exchange (the “CSE”) under ticker symbol “GTII” and on the OTCQX, part of the OTC Markets Group, under the ticker “GTBIF”.

The Company’s registered office is located at 885 West Georgia Street, Suite 2200, Vancouver, British Columbia, V6C 3E8, Canada. The Company’s U.S. headquarters are at 325 W. Huron St., Suite 700, Chicago, IL 60654.

(b)	Basis of Presentation

The accompanying unaudited interim condensed consolidated financial statements include the accounts of Green Thumb Industries Inc. and have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and in accordance with the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements and, accordingly, certain information, footnotes and disclosures normally included in the annual financial statements, prepared in accordance with GAAP, have been condensed or omitted in accordance with SEC rules and regulations. The financial data presented herein should be read in conjunction with the audited consolidated and combined financial statements and accompanying notes included in the 2019 Form 10-K. In the opinion of management, the financial data presented includes all adjustments necessary to present fairly the financial position, results of operations and cash flows for the interim periods presented. Results of interim periods should not be considered indicative of the results for the full year. These unaudited interim condensed consolidated financial statements include estimates and assumptions of management that affect the amounts reported in the unaudited condensed consolidated financial statements. Actual results could differ from these estimates.

Certain previously reported amounts have been reclassified between line items to conform to the current presentation. The reclassifications did not affect the Company’s previously reported consolidated balance sheets, consolidated statements of operations, statements of cash flows or statements of changes in shareholders’ equity.

The results of operations for the three and nine months ended September 30, 2020 are not necessarily indicative of the results to be expected for the entire year ending December 31, 2020.

Green Thumb Industries Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

(Amounts Expressed in United States Dollars, Except Where Stated Otherwise)

1.	Overview and Basis of Presentation (Continued)

(c)	Significant Accounting Policies

There have been no changes to the Company’s significant accounting policies as described in Note 2 of the Company’s 2019 Form 10-K.

(d)	Earnings (Loss) per Share

Basic earnings (loss) per share is calculated by dividing the net income (loss) attributable to shareholders by the weighted average number of common shares (Subordinate Voting Shares, Multiple Voting Shares on an as converted basis, and Super Voting Shares on an as converted basis) outstanding during each of the periods presented. Contingently issuable shares (including shares held in escrow) are not considered outstanding common shares and consequently are not included in the basic earnings (loss) per share calculations. Diluted earnings (loss) per share is calculated using the treasury stock method by adjusting the weighted average number of common shares outstanding to assume conversion of all dilutive potential common shares. The Company has three categories of potentially dilutive common share equivalents: restricted stock units, stock options and warrants. At September 30, 2020, the Company had 5,782,599 options, 688,507 restricted stock units and 2,520,794 warrants outstanding. At September 30, 2019, the Company had 6,031,833 options, 1,479,038 restricted stock units and 2,041,735 warrants outstanding.

In order to determine diluted earnings (loss) per share, it is assumed that any proceeds from the exercise of dilutive unvested restricted stock units, stock options, and warrants would be used to repurchase common shares at the average market price during the period. Under the treasury stock method, the diluted loss per share calculation excludes any potential exercise of restricted stock units, stock options or warrants that would decrease loss per share. For the three months ended September 30, 2020, the computation of diluted loss per share included 1,928,946 options, 151,458 restricted stock units and 141,482 warrants. No potentially dilutive common share equivalents were included in the computation of diluted loss per share for the three months ended September 30, 2019 and nine months ended September 30, 2020 and 2019 because their impact was anti-dilutive.

(e)	Recently Adopted Accounting Standards

(i)

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments - Credit Losses (Topic 326) Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), which replaces the incurred loss model with a current expected credit loss (“CECL”) model and requires consideration of a broader range of reasonable and supportable information to explain credit loss estimates. This standard applies to financial assets, measured at amortized cost, including loans, held-to-maturity debt securities, net investments in leases and trade accounts receivable. The guidance must be adopted using a modified retrospective transition method through a cumulative-effect adjustment to retained earnings in the period of adoption. The Company adopted the new standard in the first quarter of 2020. The adoption of the standard did not have a material impact on the Company’s unaudited interim condensed consolidated financial statements.

(ii)

In January 2017, the FASB issued Accounting Standards Update No. 2017-04 “Intangibles— Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment” (“ASU 2017-04”), which simplifies the accounting for goodwill impairment. ASU 2017-04 requires entities to record an impairment charge based on the excess of a reporting unit’s carrying amount over its fair value (Step 1 under the current impairment test). The standard eliminates Step 2 from the

Green Thumb Industries Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

(Amounts Expressed in United States Dollars, Except Where Stated Otherwise)

1.	Overview and Basis of Presentation (Continued)

(e)	Recently Adopted Accounting Standards (Continued)

current goodwill impairment test, which included determining the implied fair value of goodwill and comparing it with the carrying amount of that goodwill. ASU 2017-04 must be applied prospectively and is effective in the first quarter of 2020. Early adoption is permitted. The Company adopted the new standard in the first quarter of 2020. The adoption of the standard did not have a material impact on the Company’s unaudited interim condensed consolidated financial statements.

(iii)

In August 2018, the FASB issued ASU 2018-13, Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement (Topic 820)(“ASU 2018-13”). ASU 2018-13 adds, modifies, and removes certain fair value measurement disclosure requirements. ASU 2018-13 is effective for annual and interim periods beginning after December 15, 2019. The Company adopted the new standard in the first quarter of 2020. The adoption of the standard did not have a material impact on the Company’s unaudited interim condensed consolidated financial statements.

(f)	Recently Issued Accounting Standards

(i)

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740)—Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes (“ASU 2019-12”). ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. ASU 2019-12 is effective for the Company beginning January 1, 2021. The Company is currently evaluating the effect of adopting this ASU on the Company’s financial statements.

(ii)

In January 2020, the FASB issued ASU 2020-01, Investments—Equity Securities (Topic 321), Investments - Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815) (“ASU 2020-01”), which is intended to clarify the interaction of the accounting for equity securities under Topic 321 and investments accounted for under the equity method of accounting in Topic 323 and the accounting for certain forward contracts and purchased options accounted for under Topic 815. ASU 2020-01 is effective for the Company beginning January 1, 2021. The Company is currently evaluating the effect of adopting this ASU on the Company’s financial statements.

(iii)

On August 5, 2020, the FASB issued Accounting Standards Update No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, to improve financial reporting associated with accounting for convertible instruments and contracts in an entity’s own equity. The amendments in this Update are effective for public business entities that meet the definition of a Securities and Exchange Commission (“SEC”) filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The FASB specified that an entity should adopt the guidance as of the beginning of its annual fiscal year. The Company is currently evaluating the effect of adopting this ASU on the Company’s financial statements.

Green Thumb Industries Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

(Amounts Expressed in United States Dollars, Except Where Stated Otherwise)

1.	Overview and Basis of Presentation (Continued)

(g)	Coronavirus Pandemic

In March 2020, the World Health Organization categorized coronavirus disease 2019 (“COVID-19”) as a pandemic. COVID-19 continues to spread throughout the U.S. and other countries across the world, and the duration and severity of its effects are currently unknown. The Company is implementing and evaluating actions to strengthen its financial position and support the continuity of its business and operations.

The Company’s unaudited interim condensed consolidated financial statements presented herein reflect estimates and assumptions made by management that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited interim condensed consolidated financial statements and reported amounts of revenue and expenses during the periods presented. Such estimates and assumptions affect, among other things, the Company’s goodwill, long-lived assets and intangible assets; operating lease right of use assets and operating lease liabilities; assessment of the annual effective tax rate; valuation of deferred income taxes; the allowance for doubtful accounts; assessment of the Company’s lease and non-lease contract expenses; and measurement of compensation cost for bonus and other compensation plans. While the Company’s revenue, gross profit and operating income were not impacted during the first nine months of 2020, the uncertain nature of the spread of COVID-19 may impact the Company’s business operations for reasons including the potential quarantine of the Company’s employees or those of its supply chain partners, and the Company’s continued designation as an “essential” business in states where the Company does business that currently or in the future impose restrictions on its business operations. The estimates and assumptions used in the unaudited interim condensed consolidated financial statements for the three and nine months ended September 30, 2020 include, but are not limited to certain judgmental reserves requiring management to makes estimates based on current information. The carrying value of the Company’s goodwill and other long-lived assets, may change in future periods as the expected impacts from COVID-19 are revised, resulting in further potential impacts to the Company’s financial statements.

2.	INVENTORIES

The Company’s inventories include the following at September 30, 2020 and December 31, 2019:

	September 30,	December 31,
	2020	2019
Raw Material	$3,603,977	$6,375,032
Packaging and Miscellaneous	6,173,017	4,887,970
Work in Process	24,945,006	20,162,723
Finished Goods	22,430,016	16,640,629
Reserve for Obsolete Inventory	(1,987,758)	(2,031,873)

Total Inventories	$55,164,258	$46,034,481

Green Thumb Industries Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

(Amounts Expressed in United States Dollars, Except Where Stated Otherwise)

3.	PROPERTY AND EQUIPMENT

At September 30, 2020, property and equipment consisted of the following:

Cost	Land	Buildings and Improvements	Equipment, Computers and Furniture	Leasehold Improvements	Capitalized Interest	Assets Under Construction	Total
As at January 1, 2020	$3,272,439	$33,377,471	$35,509,871	$68,681,497	$2,500,000	$21,372,116	$164,713,394
Additions	586.867	21,128,482	4,794,342	12,413,970	342,966	6,118,878	45,385,505
Disposals	(979,930)	(4,507,086)	—	—	—	(6,978,389)	(12,465,405)

As at September 30, 2020	$2,879,376	$49,998,867	$40,304,213	$81,095,467	$2,842,966	$20,512,605	$197,633,494

Accumulated Depreciation
As at January 1, 2020	$—	$2,236,254	$3,882,178	$2,998,287	$—	$—	$9,116,719
As at September 30, 2020	$—	$2,939,951	$8,375,318	$8,426,333	$166,800	$—	$19,908,402

Net book value
As at January 1, 2020	$3,272,439	$31,141,217	$31,627,693	$65,683,210	$2,500,000	$21,372,116	$155,596,675
As at September 30, 2020	$2,879,376	$47,058,916	$31,928,895	$72,669,134	$2,676,166	$20,512,605	$177,725,092

At December 31, 2019, property and equipment consisted of the following:

Cost	Land	Buildings and Improvements	Equipment, Computers and Furniture	Leasehold Improvements	Capitalized Interest	Assets Under Construction	Total
As at January 1, 2019	$2,243,085	$20,861,988	$11,001,498	$18,435,893	$—	$16,664,958	$69,207,422
Additions	4,393,030	28,217,500	23,109,209	38,002,678	2,500,000	4,678,084	100,900,501
Additions from acquisitions	—	—	4,253,362	12,242,926	—	29,074	16,525,362
Disposals	(3,363,676)	(15,702,017)	$(2,854,198)	—	—	—	(21,919,891)

As at December 31, 2019	$3,272,439	$33,377,471	$35,509,871	$68,681,497	$2,500,000	$21,372,116	$164,713,394

Accumulated Depreciation
As at January 1, 2019	$—	$1,351,230	$1,524,114	$1,007,998	$—	$—	$3,883,342
As at December 31, 2019	$—	$2,236,254	$3,882,178	$2,998,287	$—	$—	$9,116,719

Net book value
As at January 1, 2019	$2,243,085	$19,510,758	$9,477,384	$17,427,895	$—	$16,664,958	$65,324,080
As at December 31, 2019	$3,272,439	$31,141,217	$31,627,693	$65,683,210	$2,500,000	$21,372,116	$155,596,675

Assets under construction represent construction in progress related to both cultivation and dispensary facilities not yet completed or otherwise not ready for use.

Depreciation expense for the three and nine months ended September 30, 2020 totaled $2,003,585 and $11,193,570, respectively of which $311,315 and $5,571,477, respectively, is included in cost of goods sold. Depreciation expense for the three and nine months ended September 30, 2019 totaled $2,494,601 and $5,113,195, respectively of which $1,732,146 and $3,541,236, respectively, is included in cost of goods sold.

Green Thumb Industries Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

(Amounts Expressed in United States Dollars, Except Where Stated Otherwise)

3.	PROPERTY AND EQUIPMENT (Continued)

On January 31, 2020, the Company closed a sale and lease back transaction to sell its Toledo, Ohio processing facility to Innovative Industrial Properties (“IIP”). Under the long-term agreement, the Company will lease back the facility and continue to operate and manage it. As a result of the sale, the Company disposed of $205,000 of land and $2,695,000 of construction in progress. There was no gain or loss on the sale.

On March 6, 2020, the Company closed a sale and lease back transaction to sell its Oglesby, Illinois cultivation and processing facility to IIP. Under the long-term agreement, the Company will lease back the facility and continue to operate and manage it. As a result of the sale, the Company disposed of $774,930 of land, $4,507,086 of buildings and improvements and $3,813,636 of construction in progress. The Company recognized a gain on the sale of Oglesby facility of $239,096 which was recorded within other income (expense) on the unaudited interim condensed consolidated statement of operations.

For further information regarding these transactions, see Note 5 - Leases.

4.	INTANGIBLE ASSETS AND GOODWILL

Intangible assets are recorded at cost less accumulated amortization and impairment losses, if any. Intangible assets acquired in a business combination are measured at fair value at the acquisition date. Amortization of definite life intangibles is provided on a straight-line basis over their estimated useful lives. The estimated useful lives, residual values, and amortization methods are reviewed at each year end, and any changes in estimates are accounted for prospectively.

At September 30, 2020 intangible assets consisted of the following:

	Licenses and Permits	Tradenames	Customer Relationships	Non-Competition Agreements	Total
Cost
As at January 1, 2020	$336,954,213	$97,455,590	$25,258,000	$2,585,480	$462,253,283
Adjustments to Purchase Price Allocation	(145,000)	1,840,009	—	—	1,695,009

As at September 30, 2020	$336,809,213	$99,295,599	$25,258,000	$2,585,480	$463,948,292

Accumulated Amortization
As at January 1, 2020	$18,477,500	$4,121,800	$3,932,416	$474,669	$27,006,385
Amortization	17,701,556	6,412,282	2,777,802	394,750	27,286,390

As at September 30, 2020	$36,179,056	$10,534,082	$6,710,218	$869,419	$54,292,775

Net book value
As at January 1, 2020	$318,476,713	$93,333,790	$21,325,584	$2,110,811	$435,246,898
As at September 30, 2020	$300,630,157	$88,761,517	$18,547,782	$1,716,061	$409,655,517

Green Thumb Industries Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

(Amounts Expressed in United States Dollars, Except Where Stated Otherwise)

4.	INTANGIBLE ASSETS AND GOODWILL (Continued)

At December 31, 2019 intangible assets consisted of the following:

	Licenses and Permits	Tradenames	Customer Relationships	Non-Competition Agreements	Total
Cost
As at January 1, 2019	$89,705,213	$360,000	$820,000	$20,480	$90,905,693
Additions from acquisitions	247,249,000	97,095,590	24,438,000	2,565,000	371,347,590

As at December 31, 2019	$336,954,213	$97,455,590	$25,258,000	$2,585,480	$462,253,283

Accumulated Amortization
As at January 1, 2019	$2,322,715	$—	$204,500	$12,800	$2,540,015
Amortization	16,154,785	4,121,800	3,727,916	461,869	24,466,370

As at December 31, 2019	$18,477,500	$4,121,800	$3,932,416	$474,669	$27,006,385

Net book value
As at January 1, 2019	$87,382,498	$360,000	$615,500	$7,680	$88,365,678
As at December 31, 2019	$318,476,713	$93,333,790	$21,325,584	$2,110,811	$435,246,898

The Company recorded amortization expense for the three and nine months ended September 30, 2020 of $9,531,290 and $27,286,390, respectively, and for the three and nine months ended September 30, 2019 of $5,419,212, and $12,415,696, respectively. During the second quarter of 2020, the Company recorded a measurement period adjustment in connection with its June 27, 2019 acquisition of MC Brands, LLC of $1,840,009 which increased intangible assets and share capital. The remainder of the adjustments to purchase price allocations relate to the finalization of several 2019 acquisitions.

In addition, the Company reviewed the estimated useful lives of its intangible assets as part of the Company’s plans to rebrand one of its retail stores. Based on that review, the Company determined that certain intangible assets associated with the Company’s retail tradenames have a useful life shorter than initially estimated.

Beginning July 1, 2020, the Company adjusted the useful life of its retail tradename associated with the acquisition of Essence from 15 years to 7 years. The change in useful life was made as a prospective adjustment and resulted in an increase in amortization expense of $1,266,880 for the remainder of 2020, $5,067,520 annually for years 2021 through 2024, and a net reduction in amortization expense of $21,536,960 thereafter.

Green Thumb Industries Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

(Amounts Expressed in United States Dollars, Except Where Stated Otherwise)

4.	INTANGIBLE ASSETS AND GOODWILL (Continued)

The following table outlines the estimated annual amortization expense related to intangible assets as of September 30, 2020 and illustrates the effect of the change in useful life of the Essence tradename discussed above:

Year Ending December 31,	Estimated Amortization (Prior to Change in Useful Life)	Increase (Decrease) from Change in Useful Life	Estimated Amortization (After Change in Useful Life)
Remainder of 2020	$8,426,261	$1,266,880	$9,693,141
2021	33,705,044	5,067,520	38,772,564
2022	33,274,305	5,067,520	38,341,825
2023	33,191,489	5,067,520	38,259,009
2024	32,610,156	5,067,520	37,677,676
Thereafter	268,448,262	(21,536,960)	246,911,302

	$409,655,517	$—	$409,655,517

Goodwill

At September 30, 2020, Goodwill consisted of the following:

	Retail	Consumer Packaged Goods	Total
As at January 1, 2020	$119,873,759	$255,211,232	$375,084,991
Adjustments to Purchase Price Allocations	1,191,425	(3,194,700)	(2,003,275)

As at September 30, 2020	$121,065,184	$252,016,532	$373,081,716

At December 31, 2019, Goodwill consisted of the following:

	Retail	Consumer Packaged Goods	Total
As at January 1, 2019	$15,286,360	$23,918,000	$39,204,360
Acquisition of Advanced Grow Labs, LLC	16,756,250	44,572,349	61,328,599
Acquisition of Integral Associates, LLC	46,655,753	69,323,570	115,979,323
Other Acquisitions	32,936,590	120,963,598	153,900,188
Adjustments to Purchase Price Allocations	8,238,808	(3,566,285)	4,672,523

As at December 31, 2019	$119,873,759	$255,211,232	$375,084,991

During the nine months ended September 30, 2020, the Company recorded measurement period adjustments resulting in a net decrease in goodwill of $2,003,275 associated with various acquisitions. In regard to the Consumer Packaged Goods segment, the Company recorded measurement period adjustments associated with its acquisition of For Success Holdings Company and Advanced Grow Labs, LLC of $1,687,700 and $1,507,000, respectively, which represented a reduction in the value of goodwill and deferred tax liabilities. Regarding the Retail segment, the Company recorded measurement period adjustments associated with its acquisition of Fiorello Pharmaceuticals, Inc. of $1,000,000 which represented an increase in the value of goodwill and corresponding adjustment to current liabilities. The remainder of the adjustments to the Retail segment represent the finalization of purchase price allocations related to other 2019 acquisitions.

Green Thumb Industries Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

(Amounts Expressed in United States Dollars, Except Where Stated Otherwise)

5.	LEASES

(a)	Operating Leases Under Accounting Standards Update No. 2016-02

In February 2016, the FASB issued ASU No. 2016-02—Leases (Topic 842) (“ASU 2016-02”), which requires lessees to put most leases on the balance sheet but recognize expense on the income statement in a manner similar to current accounting. On January 1, 2019, the Company adopted the ASU 2016-02 and all related amendments, using the optional transition method (modified retrospective approach) applied to leases at the adoption date. Under the modified retrospective approach, comparative periods have not been restated and continue to be reported under the accounting standards in effect for those periods. Additionally, an adjustment was recorded to accumulated deficit to account for the initial adoption of the standard.

For additional information regarding the adoption of ASU 2016-02, see Note 9—Leases in the 2019 Form 10-K.

Other information related to operating leases as of and for the three and nine months ending September 30, 2020 were as follows:

As of September 30, 2020
Weighted average remaining lease term	10.81
Weighted average discount rate	13.2%

Maturities of lease liabilities for operating leases as of September 30, 2020 were as follows:

	Maturities of Lease Liability
	Third Party	Related Party	Total
Remainder of 2020	$4,767,957	$322,287	$5,090,244
2021	22,243,662	1,307,183	23,550,845
2022	22,285,836	1,337,130	23,622,966
2023	22,092,882	1,367,771	23,460,653
2024	21,387,294	1,255,714	22,643,008
2025 and Thereafter	183,998,689	10,345,330	194,344,019

Total Lease Payments	276,776,320	15,935,415	292,711,735

Less: Interest	(177,811,636)	(7,837,605)	(185,649,241)

Present Value of Lease Liability	$98,964,684	$8,907,810	$107,062,494

For the three and nine months ended September 30, 2020 the Company recorded operating lease expense of $6,590,553 and $19,021,190, respectively. For the three and nine months ended September 30, 2019, the Company recorded operating lease expenses of $1,962,561 and $4,229,889, respectively.

(b)	Related Party Operating Leases

The Company entered into related party transactions with respect to its leasing arrangements for certain facilities in Florida, Illinois, Maryland, Massachusetts and Nevada.

Wendy Berger, a director of the Company, is a principal of WBS Equities, LLC, which is the Manager of Mosaic Real Estate, LLC, and owns certain facilities leased by the Company. Additionally, Mosaic Real Estate, LLC is owned in part by Ms. Berger (through the Wendy Berger 1998 Revocable Trust), Benjamin Kovler, the Chief Executive Officer and a director of the Company (through KP Capital, LLC), and Anthony Georgiadis, the Chief Financial Officer and a director of the Company (through Three One Four

Green Thumb Industries Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

(Amounts Expressed in United States Dollars, Except Where Stated Otherwise)

5.	LEASES (Continued)

(b)	Related Party Operating Leases (Continued)

Holdings, LLC). The terms of these leases range from 7 years to 15 years. For the three and nine months ended September 30, 2020, the Company recorded lease expense of $157,076 and $601,753, respectively, associated with these leasing arrangements. For the three and nine month ended September 30, 2019, the Company recorded operating lease expenses of $148,226 and $339,961, respectively, associated with these leasing arrangements.

On June 5, 2020, a wholly owned subsidiary of the Company purchased the building and building improvements of the Company’s dispensary located in Joliet, Illinois for $1,814,000 from Mosaic Real Estate Joliet, LLC. The transaction resulted in the termination of the Illinois related party leasing arrangement. For additional information see Note 6—Notes Payable.

In connection with the Company’s acquisition of Integral Associates, LLC, the Company, through a subsidiary, leases property from Durango Teco Partners, LLC, which commenced on June 27, 2020 for an Essence retail store in Nevada. Durango Teco Partners, LLC is owned in part by Armenco Capital LLC, which is in turn owned in part by Alejandro Yemenidjian, a former owner of Integral Associates, LLC and a current director of the Company. The lease has a ten year term. For the three and nine months ended September 30, 2020, the Company recorded lease expense of $58,332 and $77,776, respectively, associated with this lease.

(c)	Sales Lease Back Transactions

On January 31, 2020, the Company closed on a sale and lease back transaction to sell its Toledo, Ohio processing facility to IIP. Under a long-term agreement, the Company has leased back the facility and continues to operate and manage it. The purchase price for the property was $2,900,000, excluding transaction costs. The Company is making certain improvements to the property that will significantly enhance production capacity, for which IIP has agreed to provide reimbursement of up to $4,300,000.

Following the end of the third quarter of 2020, on October 1, 2020, the Company and IIP agreed to amend the lease on the Toledo, Ohio processing facility. Under the amendment, IIP will provide an additional $25,000,000 in funding to be used for the construction of a cannabis cultivation facility at the property, which currently houses a separate cannabis processing facility. Assuming full payment of the additional funding, IIP’s total investment in the property pursuant to the sale and leaseback transaction and related amendment will be $32,200,000. The Company is in process of evaluating the lease amendment and will conclude on the classification, and value of the right of use asset and related lease liability in the following quarter.

On March 6, 2020, the Company closed on a sale and lease back transaction to sell its Oglesby, Illinois cultivation and processing facility to IIP. Under a long-term agreement, the Company has leased back the facility and continues to operate and manage it. The purchase price for the property was $9,000,000, excluding transaction costs. The Company is making certain improvements to the property that will significantly enhance production capacity, for which IIP has agreed to provide reimbursement of up to $41,000,000. Assuming full reimbursement for such improvements, IIP’s total investment in the property will be $50,000,000. The lease has a term of 16 years and was recorded as an operating lease and resulted in a right of use asset and related lease liability of $26,828,221 and was recorded net of the improvements allowance of $41,000,000.

Green Thumb Industries Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

(Amounts Expressed in United States Dollars, Except Where Stated Otherwise)

6.	NOTES PAYABLE

At September 30, 2020 and December 31, 2019, notes payable consisted of the following:

	September 30, 2020	December 31, 2019

In connection with an acquisition completed in 2017, the Company is required to make quarterly charitable contributions of $50,000 through October 2024. The net present value of these required payments has been recorded as a liability with an interest rate of 2.17%.	$763,284	$970,957

Private placement debt dated May 22, 2019, in the original amount of $105,466,429 with an interest rate of 12.00%, matures on May 22, 2023. The debt was issued at a discount, the carrying value of which is $11,618,400 as of September 30, 2020	93,848,029	90,375,912

Rise Joliet mortgage dated June 5, 2020, in the original amount of $1,814,000 with an interest rate of 5.00%, matures on June 5, 2035. The debt was issued at a discount, the carrying value of which is $177,244 as of September 30, 2020.	1,616,606	—

Rise Lakewood mortgage dated August 20, 2020, in the original amount of $833,000 with an interest rate of 7.25%, matures on August 20, 2025.	831,341	—

Total notes payable	97,059,260	91,346,869
Less: current portion of notes payable	(301,027)	(206,675)

Notes payable, net of current portion	$96,758,233	$91,140,194

(a)	Extension of Private Placement Financing

On May 21, 2020, the Company exercised its option to extend the maturity date of its senior secured notes (the “Notes”) pursuant to the Note Purchase Agreement, dated May 22, 2019, as amended (the “Note Purchase Agreement”) for an additional year. Following this exercise, which was in the Company’s sole discretion under the Note Purchase Agreement, the new maturity date for the Notes is May 22, 2023.

(b)	Mortgage on Joliet, Illinois Dispensary

On June 5, 2020, the Company closed on a secured promissory note (the “Mortgage”) of $1,814,000. The Mortgage bears interest of 5% per annum and matures on June 5, 2035. The Mortgage provided by the lender was used to purchase the building and building improvements of one of the Company’s dispensaries located in Joliet, Illinois that the Company previously leased from Mosaic Real Estate Joliet, LLC, a related party. As part of the transaction, the Company issued 35,000 warrants valued at $181,272 using a Black Scholes Option Pricing model which were accounted for as equity and recorded as a discount on the Mortgage.

(c)	Mortgage on Lakewood, Ohio Dispensary

On August 20, 2020, the Company closed on a secured promissory note (the “Lakewood Mortgage”) of $833,000. The Lakewood Mortgage bears interest of 7.25% per annum and matures on August 20, 2025. The Lakewood Mortgage provided by the lender was used to purchase the land,

Green Thumb Industries Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

(Amounts Expressed in United States Dollars, Except Where Stated Otherwise)

6.	NOTES PAYABLE (Continued)

(c)	Mortgage on Lakewood, Ohio Dispensary (Continued)

building and building improvements of one of the Company’s dispensaries located in Lakewood, Ohio that the company previously leased.

(d)	Related Parties

The private placement debt is held by related parties as well as unrelated third-party lenders at a percentage of approximately 1% and 99%, respectively. The related parties consist of Benjamin Kovler, the Chief Executive Officer and a director of the Company (through KP Capital, LLC); Andrew Grossman, the Executive Vice President of Capital Markets of the Company (through AG Funding Group, LLC); and Anthony Georgiadis, the Chief Financial Officer and a director of the Corporation (through Three One Four Holdings, LLC and ABG, LLC).

7.	WARRANTS

As part of the Company’s private placement financing and Mortgage on the Joliet, Illinois dispensary, the Company issued warrants to related parties, as well as un-related third parties, which allow the holders to purchase Subordinate Voting Shares at an exercise price determined at the time of issuance.

The following table summarizes the number warrants outstanding as of September 30, 2020 and December 31, 2019:

	Number of Shares	Weighted Average Exercise Price (C$)		Weighted Average Contractual Life	Number of Shares	Weighted Average Exercise Price (USD)	Weighted Average Contractual Life
	Liability Classified				Equity Classified
Balance as at December 31, 2019	2,406,811	C$	18.59	4.86	—	$—	—
Additional Modification Warrants	84,924		14.03	5.00	—	—	—
Dispensary Mortgage Warrants	—		—	—	35,000	9.10	5.00
Warrants Exercised	(5,941)		12.42	5.00	—	—	—

Balance as at September 30, 2020	2,485,794	C$	18.45	4.87	35,000	$9.10	5.00

Green Thumb Industries Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

(Amounts Expressed in United States Dollars, Except Where Stated Otherwise)

7.	WARRANTS (Continued)

(a)	Additional Modification Warrants

As part of the November 9, 2019 modification of the Notes, the Company agreed to issue 84,924 additional warrants by May 22, 2020 to participating lenders in the event the Company decided to raise additional capital or to the original lenders involved in the May 22, 2019 private placement financing in the event the Company did not. On May 21, 2020, the Company issued the warrants to the original lenders involved in the private placement financing which allows the holder to purchase 84,924 Subordinate Voting Shares. The warrants are denominated in CAD. Upon issuance, the Company recorded an additional amount to debt discount with a corresponding amount to the warrant liability of $572,387, which was measured at fair value using the following assumptions:

Significant Assumptions	May 21, 2020 (Date of Issuance)
Volatility	100%
Remaining Term	5 years
Risk Free Rate	0.42%

(b)	Dispensary Mortgage Warrants

On June 5, 2020, as part of the $1,814,000 promissory note, the Company issued warrants that allow the promissory noteholder to purchase 35,000 Subordinate Voting Shares. These warrants are denominated in USD, which is the Company’s functional currency. As such, upon issuance, the Company recorded an additional amount to debt discount with a corresponding amount to contributed surplus of $181,272 which was measured at fair value using a Black Scholes Options Pricing model. The Company did not incur any other material fees related to the promissory note.

(c)	Liability Classified Warrants Outstanding

The following table summarizes the fair value of the liability classified warrants at September 30, 2020 and December 31, 2019:

Warrant Liability	Strike Price		Warrants Outstanding	September 30, 2020	December 31, 2019
Bridge Financing Warrants	C$	22.90	218,964	$1,065,000	$1,385,400
Private Placement Financing Warrants	C$	19.39	1,822,771	13,457,000	12,189,169
Modification Warrants	C$	12.04	360,256	3,251,500	2,305,274
Additional Modification Warrants	C$	14.03	83,803	739,500	—

Totals			2,485,794	$18,513,000	$15,879,843

During the three and nine months ended September 30, 2020, the Company recorded a loss of $3,181,114 and a loss of $2,060,771, respectively, on the change in the fair value of the warrant liability within other income (expense) on the unaudited interim condensed consolidated statements of operations.

Green Thumb Industries Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

(Amounts Expressed in United States Dollars, Except Where Stated Otherwise)

7.	WARRANTS (Continued)

(c)	Liability Classified Warrants Outstanding (Continued)

The following table summarizes the significant assumptions used in determining the fair value of the warrant liability as of each reporting date (see Note 13 - Fair Value Measurements for additional details):

Significant Assumptions	September 30, 2020	December 31, 2019
Volatility	85.36% - 89.50%	117.43% - 123.64%
Remaining Term	2.03 - 4.64 years	2.78 - 4.86 years
Risk Free Rate	0.25% - 0.34%	1.68% - 1.69%

(e)	Equity Classified Warrants Outstanding

The following table summarizes the fair value of the equity classified warrants at September 30, 2020 and December 31, 2019:

Warrants Included in Contributed Surplus	Strike Price	Warrants Outstanding	September 30, 2020	December 31, 2019
Dispensary Mortgage Warrants	$9.10	35,000	$181,272	$—

The following table summarizes the significant assumptions used in determining the fair value of the equity classified warrants as of each reporting date:

Significant Assumptions	September 30, 2020	December 31, 2019
Volatility	80%	—
Remaining Term	5 years	—
Risk Free Rate	0.37%	—

8.	INCOME TAXES

The following table summarizes the Company’s income tax expense and effective tax rates for the three and nine months ended September 30, 2020 and September 30, 2019:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Income/(Loss) before Income Taxes	$39,189,341	$(10,713,603)	$52,189,559	(40,011,094)
Income Tax Expense	$28,436,332	$3,624,333	$56,964,047	4,706,000
Effective Tax Rate	72.6%	-33.8%	109.1%	-11.8%

Historically, the Company has calculated its provision for income taxes during its interim reporting periods by applying an estimate of the annual effective tax rate for the full year “ordinary” income or loss for the respective reporting period. For the nine months ended September 30, 2020, the Company has computed its provision for income taxes under the discrete method which treats the year-to-date period as if it were the annual period and determines the income tax expense or benefit on that basis. The discrete method is applied when application of the estimated annual effective tax rate is impractical because it is not possible to reliably estimate the annual effective tax rate. We believe that, at this time, the use of this discrete method is more appropriate than the annual effective tax rate method as the estimated annual effective tax rate method is not reliable due to the high degree of uncertainty in estimating annual pre-tax income due to the early growth stage of the business.

Green Thumb Industries Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

(Amounts Expressed in United States Dollars, Except Where Stated Otherwise)

8.	INCOME TAXES (Continued)

Due to its cannabis operations, the Company is subject to the limitations of Internal Revenue Code (“IRC”) Section 280E under which the Company is only allowed to deduct expenses directly related to sales of product. This results in permanent differences between ordinary and necessary business expenses deemed non-allowable under IRC Section 280E.

The effective tax rate for the three and nine months ended September 30, 2020 varies widely from the three and nine months ended September 30, 2019, respectively, primarily due to the Company reporting pre-tax loss in 2019 as opposed to pre-tax income in 2020. The Company incurred a large amount of expenses that were not deductible due to IRC Section 280E limitations which resulted in income tax expense being incurred while there were pre-tax losses for the three and nine months ended September 2019.

The Company is subject to income taxes in the United States and Canada. Significant judgment is required in evaluating the Company’s uncertain tax positions and determining the provision for income taxes. The Company’s gross unrecognized tax benefits were approximately $16,264,727 and $2,113,263 as of September 30, 2020 and December 31, 2019, respectively, recorded within Deferred Income Taxes.

The federal statute of limitation remains open for the 2017 tax year to the present. The state income tax returns generally remain open for the 2016 tax year through the present. Net operating losses arising prior to these years are also open to examination if and when utilized.

Taxes paid during the nine months ended September 30, 2020 and 2019 were $37,820,228 and $10,534,408, respectively.

9.	INVESTMENTS

The Company holds direct equity investments in cannabis companies, some of which converted from notes which matured August 1, 2020. The following table summarizes the change in the Company’s investments as of September 30, 2020:

	Convertible Notes Receivable	Equity	Total
Balance at January 1, 2020	$7,533,000	$6,535,821	$14,068,821
Additions	—	25,000	25,000
Conversion of notes receivable	(7,533,000)	7,533,000	—
Fair value adjustment	—	8,117,178	8,117,178

Balance at September 30, 2020	$—	$22,210,999	$22,210,999

As of September 30, 2020, the Company updated its valuation for the notes that converted to equity as well as certain equity investments. The equity investments were valued using a market approach using the following significant assumptions:

September 30, 2020
Discount for lack of control	13%
Discount for lack of marketability	10%-30%

Green Thumb Industries Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

(Amounts Expressed in United States Dollars, Except Where Stated Otherwise)

9.	INVESTMENTS (Continued)

The following table summarizes the change in the Company’s investments as of December 31, 2019:

	Convertible Notes Receivable	Equity	Total
Balance at January 1, 2019	$30,336,000	$10,597,283	$40,933,283
Fair value adjustment	(1,398,000)	(4,061,462)	(5,459,462)
Applied to consideration in business combination	(21,405,000)	—	(21,405,000)

Balance at December 31, 2019	$7,533,000	$6,535,821	$14,068,821

The calculated fair values are recorded as a Level 3 fair value investment as of September 30, 2020 and December 31, 2019. See Note 13 - Fair Value Measurements for additional details. As of December 31, 2019, the convertible notes receivable were valued using the Binomial Lattice Model, which is based on a generalized binomial option pricing formula, using the following assumptions:

December 31, 2019
Risk free rate	1.58% - 2.46%
Equity Volatility	58% - 106%
Market Yield	15% - 18%
Probability of Qualified Financing	0%
Probability of Sale	30%
Probability of No Event	70%

10.	SHARE CAPITAL

Common shares, which include the Company’s Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares, are classified as equity. Incremental costs directly attributable to the issuance of shares are recognized as a deduction from equity. The proceeds from the exercise of stock options or warrants together with amounts previously recorded in reserves over the vesting periods are recorded as share capital. Income tax relating to transaction costs of an equity transaction is accounted for in accordance with Accounting Standards Codification (ASC) 740, Income Taxes.

(a)	Authorized

The Company has the following classes of share capital, with each class having no par value:

(i)	Subordinate Voting Shares

The holders of the Subordinate Voting Shares are entitled to receive dividends which may be declared from time to time and are entitled to one vote per share at meetings of the Company’s shareholders. All Subordinate Voting Shares are ranked equally with regard to the Company’s residual assets. The Company is authorized to issue an unlimited number of no par value Subordinate Voting Shares. During the nine months ending September 30, 2020, the shareholders of the Company converted 252,440 Multiple Voting Shares into 25,244,000 Subordinate Voting Shares and 22,953 Super Voting Shares into 2,295,300 Subordinate Voting Shares.

Green Thumb Industries Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

(Amounts Expressed in United States Dollars, Except Where Stated Otherwise)

10.	SHARE CAPITAL (Continued)

(a)	Authorized (Continued)

(ii)	Multiple Voting Shares

Each Multiple Voting Share is entitled to 100 votes per share at shareholder meetings of the Company and is exchangeable for 100 Subordinate Voting Shares. At September 30, 2020, the Company had 120,910 issued and outstanding Multiple Voting Shares, which convert into 12,091,000 Subordinate Voting Shares. The Company is authorized to issue an unlimited number of Multiple Voting Shares. During the nine months ending September 30, 2020, the shareholders of the Company converted 252,440 Multiple Voting Shares into 25,244,000 Subordinate Voting Shares.

(iii)	Super Voting Shares

Each Super Voting Share is entitled to 1,000 votes per share at shareholder meetings of the Company and is exchangeable for 100 Subordinate Voting Shares or one Multiple Voting Share. At September 30, 2020, the Company had 379,336 issued and outstanding Super Voting Shares which convert into 37,933,600 Subordinate Voting Shares. The Company is authorized to issue an unlimited number of Super Voting Shares. During the nine months ending September 30, 2020, the shareholders of the Company converted 22,953 Super Voting Shares into 2,295,300 Subordinate Voting Shares.

(b)	Issued and Outstanding

A reconciliation of the beginning and ending amounts of the issued and outstanding shares by class is as follows:

	Issued and Outstanding
	Subordinate Voting Shares	Multiple Voting Shares	Super Voting Shares
As at December 31, 2019	128,999,964	373,350	402,289
Issuance of shares under business combinations and investments	238,450	—	—
Distribution of contingent consideration	2,713,463	—	—
Distribution of deferred shares	1,220,548	—	—
Issuance of shares for redemption of noncontrolling interests	1,315,789	—	—
Issuance of shares upon exercise of options and warrants	71,384	—	—
Issuances of shares upon vesting of RSUs	901,023	—	—
Exchange of shares	27,539,300	(252,440)	(22,953)

As at September 30, 2020	162,999,921	120,910	379,336

1.	Issuance of Shares Under Business Combinations and Investments

MC Brands, LLC

On June 29, 2020, the Company issued 190,000 Subordinate Voting Shares with a value of $1,840,009 in connection with the Company’s June 27, 2019 acquisition of MC Brands, LLC. The shares issued resulted in an increase in share capital and a corresponding increase to intangible assets on the Company’s unaudited interim condensed consolidated balance sheets.

Green Thumb Industries Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

(Amounts Expressed in United States Dollars, Except Where Stated Otherwise)

10.	SHARE CAPITAL (Continued)

(b)	Issued and Outstanding (Continued)

KW Ventures, LLC

On February 10, 2020, the Company issued 48,450 Subordinate Voting Shares which were issued at a value of $400,413 in connection with its January 1, 2019 acquisition of KW Ventures, LLC. Such shares were held back as part of the transaction and resulted in an increase in share capital and a reduction in accrued liabilities.

GTI New Jersey, LLC

In connection with the Company’s April 23, 2019 acquisition of the non-controlling interest in GTI New Jersey, LLC, the Company agreed to award the previous minority shareholders of the entity up to $3,000,000 in Subordinate Voting Shares. On May 7, 2020, the Company received approval from the New Jersey Department of Health to begin buildout of an additional retail dispensary. As a result, the Company recorded a current obligation and corresponding reduction to contributed surplus of $2,000,000 representing the maximum value of the shares to be issuable to the former minority shareholders of GTI New Jersey, LLC.

2.	Distribution of Contingent Consideration

As of September 30, 2020, the Company issued 2,713,463 Subordinate Voting Shares to the previous owners of several entities in connection with acquisitions completed during 2019. Upon issuance, the Company recorded a reduction to contingent consideration payable and an increase in share capital. The following table represents the contingent shares issued as of September 30, 2020 in relation to each acquisition:

Contingent Shares Issued

		September 30, 2020
Transaction	Date of Transaction	Units	Value
Advanced Grow Labs, LLC	February 12, 2019	1,396,533	$11,544,855
For Success Holdings Company	February 21, 2019	779,690	6,686,432
Integral Associates, LLC	June 5, 2019	537,240	4,654,526

		2,713,463	$22,885,813

3.	Distribution of Deferred Shares

As a result of several acquisitions that occurred during 2019, the Company held 1,367,643 deferred shares with a value of $16,587,798 as of December 31, 2019. The deferred shares were to be issued upon the passage of twelve to twenty-four months from the close of each transaction as defined within each respective acquisition agreement. On May 15, 2020, Green Thumb issued 101,695 Subordinate Voting Shares with a value of $1,307,798 in connection with the Company’s May 15, 2019 acquisition of Salveo. On August 12, 2020, the Company issued 472,500 Subordinate Voting Shares with a value of $5,380,00 in connection with the Company’s February 12, 2019 acquisition of Advanced Grow Labs, LLC. Additionally, on August 26, 2020,

Green Thumb Industries Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

(Amounts Expressed in United States Dollars, Except Where Stated Otherwise)

10.	SHARE CAPITAL (Continued)

(b)	Issued and Outstanding (Continued)

the Company issued 646,353 Subordinate Voting Shares with a value of $8,064,668 in connection with the Company’s February 21, 2019 acquisition of For Success Holdings Company. The three distributions discussed above resulted in a reduction to deferred share issuances and a corresponding increase to share capital on the Company’s unaudited interim condensed consolidated statement of changes in shareholders’ equity.

(c)	Stock-Based Compensation

The Company operates equity settled stock-based remuneration plans for its eligible directors, officers, employees and consultants. All goods and services received in exchange for the grant of any stock-based payments are measured at their fair value unless the fair value cannot be estimated reliably. If the Company cannot estimate reliably the fair value of the goods and services received, the Company measures their value indirectly by reference to the fair value of the equity instruments granted. For transactions with employees and others providing similar services, the Company measures the fair value of the services by reference to the fair value of the equity instruments granted. Equity settled stock-based payments under stock-based payment plans are ultimately recognized as an expense in profit or loss with a corresponding credit to equity.

In June 2018, the Company established the Green Thumb Industries Inc. 2018 Stock and Incentive Plan, which was amended by Amendment No. 1 thereto (as amended, the “Plan”). The maximum number of Restricted Stock Units (“RSUs”) and options issued under the Plan shall not exceed 10% of the issued and outstanding shares on an as-converted basis.

The Company recognizes compensation expense for RSUs and options on a straight-line basis over the requisite service period of the award. Non-market vesting conditions are included in the assumptions about the number of options that are expected to become exercisable. Estimates are subsequently revised if there is any indication that the number of share options expected to vest differs from the previous estimate. Any cumulative adjustment prior to vesting is recognized in the current period with no adjustment to prior periods for expense previously recognized.

Option and RSU grants generally vest over three years, and options typically have a life of five or ten years. Option grants are determined by the Compensation Committee of the Company’s Board of Directors with the option price set at no less than 100% of the fair market value of a share on the date of grant.

Stock	option activity is summarized as follows:

	Number of Shares	Weighted Average Exercise Price (CAD)	Weighted Average Contractual Life (Years)	Aggregate Intrinsic Value
Balance as at December 31, 2019	3,839,017	13.21	5.81	$218,234
Granted	2,496,511	9.76	5.00
Exercised	(65,443)	11.02	3.98
Forfeited	(487,486)	13.82	5.22

Balance as at September 30, 2020	5,782,599	11.69	5.53
Vested	1,635,030	13.36	6.65
Exercisable at September 30, 2020	1,516,872	13.22	6.73	$4,601,129

Green Thumb Industries Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

(Amounts Expressed in United States Dollars, Except Where Stated Otherwise)

10.	SHARE CAPITAL (Continued)

(c)	Stock-Based Compensation (Continued)

The aggregate intrinsic value in the table above represents the total pre-tax intrinsic value (the difference between the Company’s closing stock price on September 30, 2020 and December 31, 2019, respectively, and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders had all option holders exercised their in-the-money options on September 30, 2020 and December 31, 2019. This amount will change in future periods based on the fair market value of the Company’s Subordinate Voting Shares and the number of options outstanding.

The Company used the Black-Scholes option pricing model to estimate the fair value of the options granted during the nine months ended September 30, 2020, using the following ranges of assumptions:

Risk-free interest rate	0.36% - 2.33%
Expected dividend yield	0%
Expected volatility	80% - 100%
Expected option life	3 - 10 years

As the Company became publicly traded in June 2018, sufficient historical trading information was not available to determine an expected volatility rate. The volatility rate was based on comparable companies within the same industry. As permitted under ASC 718, the Company has made an accounting policy choice to account for forfeitures when they occur.

The following table summarizes the number of non-vested RSU awards as of September 30, 2020 and December 31, 2019 and the changes during the nine months ended September 30, 2020:

	Number of Shares	Weighted Average Grant Date Fair Value (CAD)
Nonvested Shares at December 31, 2019	1,399,762	9.30
Granted	254,268	12,65
Forfeited	(64,500)	15.60
Vested	(901,023)	14.85

Nonvested Shares at September 30, 2020	688,507	16.77

The stock-based compensation expense for the three and nine months ended September 30, 2020 and 2019 was as followed:

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Stock options expense	$2,614,273	$1,666,465	$8,209,557	$4,248,461
RSUs	1,821,054	1,897,630	6,999,963	9,075,622

Total Stock Based Compensation Expense	$4,435,634	$3,564,095	$15,209,520	$13,324,083

As of September 30, 2020, $25,815,117 of total unrecognized expense related to Stock Based Compensation awards is expected to be recognized over a weighted-average period of 1.93 years.

Green Thumb Industries Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

(Amounts Expressed in United States Dollars, Except Where Stated Otherwise)

10.	SHARE CAPITAL (Continued)

(d)	Issuance of Shares for Redemption of Noncontrolling Interest

On August 8, 2020, the Company and its joint venture partner in Ohio Investors 2017, LLC reached an agreement allowing Green Thumb to purchase the remaining noncontrolling interest in Ohio Investors 2017, LLC from the partner. As a result, on August 31, 2020, the Company issued 1,315,789 Subordinate Voting Shares with a value of $20,078,940 in consideration for the noncontrolling partner’s interest in Ohio Investors 2017, LLC. Upon the closing of the transaction, the Company recorded a reduction to the current liability established for the purchase of the noncontrolling interest of $11,200,000, an increase in share capital for the fair value of the noncontrolling partners interest of $20,078,940 and a reduction to contributed capital of $8,878,940.

11.	OTHER INCOME (EXPENSE)

For the three and nine months ended September 30, 2020 and 2019 other income (expense) was comprised of the following:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019

Fair value adjustments on equity investments	$8,134,213	$(1,196,676)	$8,117,178	$(932,983)
Fair value adjustments on variable note receivable	—	(5,428,542)	(815,937)	(7,424,727)
Fair value adjustments on warrants issued	(3,181,114)	—	(2,060,771)	—
Fair value adjustments on contingent consideration	442,991	—	425,426	—
Other	1,036,793	39,678	1,835,670	388,277

Total Other Income (Expense)	$6,432,883	$(6,585,540)	$7,501,566	$(7,969,433)

12.	COMMITMENTS AND CONTINGENCIES

The Company is subject to lawsuits, investigations and other claims related to employment, commercial and other matters that arise out of operations in the normal course of business. Periodically, the Company reviews the status of each significant matter and assesses the potential financial exposure. If the potential loss from any claim or legal proceeding is considered probable, and the amount can be reliably estimated, such amount is recognized in other liabilities.

Contingent liabilities are measured at management’s best estimate of the expenditure required to settle the obligation at the end of the reporting period and are discounted to present value where the effect is material. The Company performs evaluations to identify contingent liabilities for contracts. Contingent consideration is measured upon acquisition and is estimated using probability weighting of potential payouts. Subsequent changes in the estimated contingent consideration from the final purchase price allocation are recognized in the Company’s unaudited interim condensed consolidated statement of operations.

(a)	Contingencies

The Company’s operations are subject to a variety of local and state regulations. Failure to comply with one or more of those regulations could result in fines, sanctions, restrictions on its operations, or losses

Green Thumb Industries Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

(Amounts Expressed in United States Dollars, Except Where Stated Otherwise)

12.	COMMITMENTS AND CONTINGENCIES (Continued)

(a)	Contingencies (Continued)

of permits that could result in the Company ceasing operations in that specific state or local jurisdiction. While management believes that the Company is in compliance with applicable local and state regulations at September 30, 2020 and December 31, 2019, cannabis and other regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties, or restrictions in the future.

(b)	Claims and Litigation

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. At September 30, 2020 and December 31, 2019, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s consolidated operations. There are also no proceedings in which any of the Company’s directors, officers or affiliates is an adverse party or has a material interest adverse to the Company’s interest.

(c)	Construction Commitments

As of September 30, 2020, the Company held approximately $25,600,000 of open commitments to contractors primarily associated with improvements being made to one of the Company’s cultivation and processing facilities. The Company expects to be reimbursed for approximately $22,500,000 of the open commitment as part of its sale and lease back agreement with IIP.

13.	FAIR VALUE MEASUREMENTS

The Company applies fair value accounting for all financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities that are required to be recorded at fair value, the Company considers all related factors of the asset by market participants in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions, and credit risk.

The Company applies the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels, and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1—Unadjusted quoted prices in active markets for identical assets or liabilities;

Level 2—Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly; and

Level 3—Inputs for the asset or liability that are not based on observable market data.

Green Thumb Industries Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

(Amounts Expressed in United States Dollars, Except Where Stated Otherwise)

13.	FAIR VALUE MEASUREMENTS (Continued)

Financial	Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, notes receivable, due from related parties, investments, accounts payable and accrued liabilities, notes payable, derivative liability, liability for acquisition of noncontrolling interest and contingent consideration payable.

Financial instruments recorded at fair value are classified using a fair value hierarchy that reflects the significance of the inputs to fair value measurements. The fair values of the Company’s financial instruments associated with each of the three levels of the hierarchy are:

	As of September 30, 2020
	Level 1	Level 2	Level 3	Total

Cash and Cash Equivalents	$78,091,073	$—	$—	$78,091,073
Investments	675,594	—	21,535,406	22,210,999
Liability of Redemption of Noncontrolling Interest	—	—	—	—
Contingent Consideration Payable	—	—	(36,315,360)	(36,315,360)
Warrant Liability	—	—	(18,513,000)	(18,513,000)

	$78,766,667	$—	$(33,292,954)	$45,473,712

	As of December 31, 2019
	Level 1	Level 2	Level 3	Total

Cash and Cash Equivalents	$46,667,334	$—	$—	$46,667,334
Notes Receivable	—	—	815,937	815,937
Investments	—	—	14,068,821	14,068,821
Liability of Redemption of Noncontrolling Interest	—	—	(5,500,000)	(5,500,000)
Contingent Consideration Payable	—	—	(58,936,739)	(58,936,739)
Warrant Liability	—	—	(15,879,843)	(15,879,843)

	$46,667,334	$—	$(65,431,824)	$(18,764,490)

As of December 31, 2019, the Company held an equity investment in a privately held entity that was subsequently acquired by a publicly traded entity during the third quarter of 2020. As a result of the acquisition, the Company received shares of the acquiring entity in exchange for the shares in the privately held entity. Further, the transaction resulted in a transfer of the investment from Level 3 to Level 1. As of September 30, 2020, the value of the Level 1 investment was $675,594.

Green Thumb Industries Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

(Amounts Expressed in United States Dollars, Except Where Stated Otherwise)

14.	VARIABLE INTEREST ENTITIES

The following table presents the summarized financial information about the Company’s consolidated variable interest entities (“VIEs”) which are included in the unaudited interim condensed consolidated balance sheets as of September 30, 2020 and December 31, 2019:

	September 30, 2020			December 31, 2019
	Chesapeake Alternatives, LLC	Illinois Disp, LLC	Other Non-material VIEs	Chesapeake Alternatives, LLC	Illinois Disp, LLC	Other Non-material VIEs
Current assets	$29,728,652	$2,489,118	$2,261,685	$19,455,533	$1,381,716	$1,352,935
Non-current assets	3,041,401	3,752,645	2,353,991	22,384,663	3,083,659	2,534,297
Current liabilities	21,228,691	898,661	1,108,292	14,219,204	149,498	783,682
Non-current liabilities	785,724	473,136	802,823	1,169,989	137,736	855,440
Equity attributable to noncontrolling interests	298,252	2,309,983	85,561	350,206	2,089,071	(22,488)
Equity attributable to Green Thumb Industries Inc.	10,457,386	2,309,983	2,619,001	6,645,263	2,089,070	2,270,598

The Following tables presents the summarized financial information about the Company’s VIEs which are included in the unaudited interim condensed consolidated statements of operations for the three and nine months ended September 30, 2020 and 2019:

	Three Months Ended
	September 30, 2020			September 30, 2019
	Chesapeake Alternatives, LLC	Illinois Disp, LLC	Other Non-material VIEs	Chesapeake Alternatives, LLC	Illinois Disp, LLC	Other Non-material VIEs
Revenues	$5,684,349	$5,224,583	$2,695,781	$4,369,436	$1,620,065	$689,097
Net income (loss) attributable to noncontrolling interests	26,134	897,494	185,452	1,807,394	185,930	(1,624,850)
Net income (loss) attributable to Green Thumb Industries Inc.	1,033,650	897,494	294,969	(971,880)	185,931	1,059,653

Net income (loss)	$1,059,784	$1,794,988	$480,421	$835,514	$371,860	$(565,197)

	Nine Months Ended
	September 30, 2020			September 30, 2019
	Chesapeake Alternatives, LLC	Illinois Disp, LLC	Other Non-material VIEs	Chesapeake Alternatives, LLC	Illinois Disp, LLC	Other Non-material VIEs
Revenues	$14,792,710	$13,170,514	$6,778,501	$12,458,427	$4,174,045	$2,373,042
Net income (loss) attributable to noncontrolling interests	206,929	2,170,912	319,511	2,244,546	506,972	(2,307,097)
Net income (loss) attributable to Green Thumb Industries Inc.	3,812,121	2,170,913	661,341	—	506,972	—

Net income (loss)	$4,019,050	$4,341,825	$980,852	$2,244,546	$1,013,943	$(2,307,097)

As of September 30, 2020, and December 31, 2019, VIEs included in the Other Non-material VIEs are Bluepoint Wellness of Westport LLC and Meshow, LLC. As of September 30, 2019, VIEs included in the Other Non-

Green Thumb Industries Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

(Amounts Expressed in United States Dollars, Except Where Stated Otherwise)

14.	VARIABLE INTEREST ENTITIES (Continued)

material VIEs are Meshow, LLC, KW Ventures Holdings, LLC and Ohio Investors 2017, LLC. All of these entities were determined to be VIEs as the Company possesses the power to direct activities through management services agreements.

15.	SEGMENT REPORTING

The Company operates in two segments: the cultivation, production and sale of cannabis products to retail stores (“Consumer Packaged Goods”) and retailing of cannabis to patients and consumers (“Retail”). The Company does not allocate operating expenses to these business units, nor does it allocate specific assets. Additionally, the Chief Operating Decision Maker does not review total assets or net income (loss) by segments; therefore, such information is not presented below.

The below table presents revenues by type for the three and nine months ended September 30, 2020 and 2019:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues, Net of Discounts
Consumer Packaged Goods	$74,702,069	$35,093,858	$177,355,614	$71,651,968
Retail	111,948,115	43,532,286	275,451,137	85,501,646
Intersegment Eliminations	(29,546,343)	(10,635,237)	(73,460,384)	(16,522,767)

Total Revenues, net of discounts	$157,103,841	$67,990,907	$379,346,367	$140,630,847

Depreciation and Amortization
Consumer Packaged Goods	$10,029,857	$7,226,614	$33,089,808	$16,100,635
Retail	1,505,019	687,199	5,309,152	1,428,256
Intersegment Eliminations	—	—	—	—

Total Depreciation and Amortization	$11,534,876	$7,913,813	$38,479,960	$17,528,891

Income Taxes
Consumer Packaged Goods	$12,928,449	$1,072,333	$23,553,449	$1,761,333
Retail	15,507.883	5,128,000	33,410,598	9,028,000
Intersegment Eliminations and Corporate	—	(2,576,000)	—	(6,083,333)

Total Income Taxes	$28,436,332	$3,624,333	$56,964,047	$4,706,000

Goodwill assigned to the Consumer Packaged Goods segment as of September 30, 2020 and December 31, 2019 was $252,016,532 and $255,211,232, respectively. Intangible assets, net assigned to the Consumer Packaged Goods segment as of September 30, 2020 and December 31, 2019 was $215,986,854 and $228,244,254, respectively.

Goodwill assigned to the Retail segment as of September 30, 2020 and December 31, 2019 was $121,065,184 and $119,873,759, respectively. Intangible assets, net assigned to the Retail segment as of September 30, 2020 and December 31, 2019 was $193,668,663 and $207,002,644, respectively.

Green Thumb Industries Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

(Amounts Expressed in United States Dollars, Except Where Stated Otherwise)

15.	SEGMENT REPORTING (Continued)

The Company’s assets are aggregated into two reportable segments (Retail and Consumer Packaged Goods). For the purposes of testing goodwill, Green Thumb has identified 22 reporting units. The Company determined its reporting units by first reviewing the operating segments based on the geographic areas in which Green Thumb conducts business (or each market). The markets were then further divided into reporting units based on the market operations (Retail and Consumer Packaged Goods) which were primarily determined based on the licenses each market holds. All revenues are derived from customers domiciled in the United States and all assets are located in the United States.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Green Thumb Industries Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Green Thumb Industries Inc. (the “Company”) as of December 31, 2019, and the related consolidated statement of operations, changes in shareholders’ equity, and cash flows for the year then ended December 31 2019, and the related notes (collectively referred to as the “consolidated financial statements”).

In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2019, and the consolidated results of its operations and its cash flows for the year then ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Other Matter

The consolidated financial statements of the Company for the year ended December 31, 2018 were audited by another auditor.

Changes in Accounting Principles

As discussed in Note 1 to the consolidated financial statements, the Company has changed its accounting method of accounting for leases on January 1, 2019, due to the adoption of Financial Accounting Standard Board’s Accounting Standards Codification 842, Leases, and related amendments.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2019.

/s/ Macias Gini & O’Connell LLP

Los Angeles, California

April 15, 2020

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Green Thumb Industries Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Green Thumb Industries Inc. (the “Company”) as of December 31, 2018, and the related consolidated statement of operations, changes in shareholders’ equity, and cash flows for the year then ended, and the related notes (collectively referred to as the consolidated financial statements).

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Other Matter

The combined financial statements of the Company for the year ended December 31, 2017 were audited by another auditor.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

December 16, 2019	Chartered Professional Accountants
Toronto, Ontario	Licensed Public Accountants

We have served as the Company’s auditor since 2018.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members and Board of Directors of

Green Thumb Industries (GTI) Group of Companies

Opinion on the Combined Financial Statements

We have audited the accompanying combined statements of operations, changes in members’ equity, and cash flows of Green Thumb Industries (GTI) Group of Companies (the “Company”) for the year ended December 31, 2017, and the related notes (collectively referred to as the “combined financial statements”).

In our opinion, the combined financial statements present fairly, in all material respects, the combined results of its operations of the Company and its cash flows for the year ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s combined financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the combined financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2019.

/s/ Macias Gini & O’Connell LLP
Los Angeles, California
December 20, 2019

Green Thumb Industries Inc.

Consolidated Balance Sheets

December 31, 2019 and 2018

(Amounts Expressed in United States Dollars)

	December 31, 2019	December 31, 2018
ASSETS
Current Assets:
Cash and Cash Equivalents	$46,667,334	$145,986,072
Accounts Receivable	7,530,253	4,574,404
Inventories	46,034,481	12,359,064
Notes Receivable	—	3,500,000
Prepaid Expenses	6,780,657	1,501,555
Other Current Assets	2,049,886	1,140,926

Total Current Assets	109,062,611	169,062,021
Property and Equipment, Net	155,596,675	65,324,080
Right of Use Assets, Net	63,647,812	—
Investments	14,068,821	40,933,283
Investment in Associate	10,350,000	5,850,000
Notes Receivable	815,937	7,424,727
Intangible Assets, Net	435,246,898	88,365,678
Goodwill	375,084,991	39,204,360
Deposits and Other Assets	3,662,879	2,184,417

TOTAL ASSETS	$1,167,536,624	$418,348,566

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current Liabilities:
Accounts Payable	$9,990,377	$8,928,528
Accrued Liabilities	35,939,850	7,326,156
Current Portion of Notes Payable	206,675	1,480,660
Current Portion of Lease Liabilities	3,833,268	—
Liability for Acquisition of Noncontrolling Interest	5,500,000	25,420,009
Contingent Consideration Payable	50,391,181	—
Derivative Liability	—	4,238,701
Income Tax Payable	5,505,904	457,585

Total Current Liabilities	111,367,255	47,851,639

Long-Term Liabilities:
Lease Liabilities	61,115,737	—
Notes Payable, Net of Current Portion	91,140,194	5,733,797
Contingent Consideration Payable	8,545,558	9,035,250
Warrant Liability	15,879,843	—
Deferred Income Taxes	36,279,361	13,541,000

TOTAL LIABILITIES	324,327,948	76,161,686

	December 31, 2019	December 31, 2018

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Subordinate Voting Shares (Shares Authorized, Issued and Outstanding at December 31, 2019: Unlimited, 128,999,964 and 128,999,964, respectively at December 31, 2018: Unlimited, 43,920,131, and 43,920,131, respectively)	—	—
Multiple Voting Shares (Shares Authorized, Issued and Outstanding at December 31, 2019: Unlimited, 373,350 and 373,350, respectively at December 31, 2018: Unlimited, 677,230 and 677,230, respectively)	—	—
Super Voting Shares (Shares Authorized, Issued and Outstanding at December 31, 2019: Unlimited, 402,289 and 402,289, respectively at December 31, 2018: Unlimited, 424,513 and 424,513, respectively)	—	—
Share Capital	980,638,701	397,590,465
Shares to be Issued	—	27,773,234
Contributed Surplus	3,960,854	14,202,659
Deferred Share Issuances	16,587,798	—
Accumulated Deficit	(160,491,590)	(100,876,937)

Equity of Green Thumb Industries Inc.	840,695,763	338,689,421
Noncontrolling interests	2,512,913	3,497,459

TOTAL SHAREHOLDERS’ EQUITY	843,208,676	342,186,880

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,167,536,624	$418,348,566

The accompanying notes are an integral part of these consolidated financial statements.

Green Thumb Industries Inc.

Consolidated Statements of Operations

Years Ended December 31, 2019, 2018 and 2017

(Amounts Expressed in United States Dollars)

	December 31,
	2019	2018	2017
Revenues, Net of Discounts	$216,432,605	$62,493,680	$16,528,779
Cost of Goods Sold, Net	(109,401,914)	(34,177,259)	(9,807,775)

Gross Profit	107,030,691	28,316,421	6,721,004

Expenses:
Selling, General, and Administrative	134,721,393	54,656,579	11,490,772

Total Expenses	134,721,393	54,656,579	11,490,772

Loss From Operations	(27,690,702)	(26,340,158)	(4,769,768)

Other Income (Expense):
Other Income (Expense), Net	(10,318,936)	56,417,421	544,399
Interest Income	1,465,705	1,952,945	—
Interest Expense	(13,658,904)	(2,278,834)	(432,448)

Total Other Income (Expense)	(22,512,135)	56,091,532	111,951

Income (Loss) Before Provision for Income Taxes And Non-Controlling Interest	(50,202,837)	29,751,374	(4,657,817)

Provision For Income Taxes	9,344,033	7,183,595	214,000

Net Income (Loss) Before Non-Controlling Interest	(59,546,870)	22,567,779	(4,871,817)
Net (Loss) Income Attributable to Non-Controlling Interest	(430,463)	27,811,696	(622,042)

Net Loss Attributable to Green Thumb Industries Inc.	$(59,116,407)	$(5,243,917)	$(4,249,775)

Net Loss Per Share Attributable to Green Thumb Industries Inc. - Basic and Diluted	$(0.31)	$(0.04)	$(0.07)

Weighted Average Number of Shares Outstanding - Basic and Diluted	190,602,400	130,102,523	63,123,183

The accompanying notes are an integral part of these consolidated financial statements.

Green Thumb Industries Inc. Consolidated Statements of Changes in Shareholders’ Equity Years Ended December 31, 2019, 2018 and 2017 (Amounts Expressed in United States Dollars)
	Share Capital	Shares to Be Issued	Contributed Surplus	Deferred Share Issuances	Accumulated Earnings (Deficit)	Non-Controlling Interest	Total
Balance, January 1, 2017	$31,423,983	$—	$—	$—	$—	$—	$31,423,983
Contributions from shareholders	65,385,608	—	—	—	—	774,468	66,160,076
Member contributions receivable	2,785,998	—	—	—	—	—	2,785,998
Initial consolidation of variable interest entities	—	—	—	—	—	934,472	934,472
Conversion of note payable into membership interests	—	—	—	—	—	2,279,452	2,279,452
Distribution payable to shareholders	(279,750)	—	—	—	—	—	(279,750)
Distribution to shareholders	(34,007,599)	—	—	—	—	—	(34,007,599)
Net loss	—	—			(4,249,775)	(622,042)	(4,871,817)

Balance, December 31, 2017	$65,308,240	$—	$—	$—	$(4,249,775)	$3,366,350	$64,424,815

Balance, January 1, 2018	$65,308,240	$—	$—	$—	$(4,249,775)	$3,366,350	$64,424,815
Conversion of notes payable into share capital	—	—	—	—	3,927,483	4,686,257	8,613,740
Reverse takeover	3,002,634	—	—	—	—	—	3,002,634
Shares issued pursuant to private placement, net of issuance costs and issuance of options as settlement of services provided	58,881,710	—	906,366	—	—	—	59,788,076
Purchase accounting adjustments for 2017 acquisitions	—	—	—	—	(2,800,000)	—	(2,800,000)
Conversion of exchange note	44,140,526	—	—	—	—	—	44,140,526
Issuance of shares upon fundraise transaction, August 2018, net of costs	58,592,775	—	—	—	—	—	58,592,775
Issuance of shares upon fundraise transaction, October 2018, net of costs	75,083,480	—	—	—	—	—	75,083,480
Contribution from limited liability company unit holders	—	—	1,637,479	—	—	17,297,494	18,934,973
Issuance of shares under business combinations and investments	51,151,649	—	—	—	—	—	51,151,649
Noncontrolling interests adjustment for change in ownership	35,940,000	27,773,234	—	—	(90,244,101)	(10,439,741)	(36,970,608)
Issuance of shares for redemption of noncontrolling interests	4,093,718	—	—	—	—	—	4,093,718
Stock based compensation	—	—	12,148,251	—	—	—	12,148,251
Exercise of stock options	1,395,733	—	(489,437)	—	—	—	906,296
Control acquired through management service agreement	—	—	—	—	—	(164,635)	(164,635)
Noncontrolling interest under business combination	—	—	—	—	—	1,896,546	1,896,546
Distributions to limited liability company unit holders	—	—	—	—	(2,266,627)	(14,821,657)	(17,088,284)
Distributions of investments	—	—	—	—	—	(26,134,851)	(26,134,851)
Net income (loss)	—	—	—	—	(5,243,917)	27,811,696	22,567,779

Balance, December 31, 2018	$397,590,465	$27,773,234	$14,202,659	$—	$(100,876,937)	$3,497,459	$342,186,880

Green Thumb Industries Inc. Consolidated Statements of Changes in Shareholders’ Equity Years Ended December 31, 2019, 2018 and 2017 (Amounts Expressed in United States Dollars)
	Share Capital	Shares to Be Issued	Contributed Surplus	Deferred Share Issuances	Accumulated Earnings (Deficit)	Non-Controlling Interest	Total
Balance, January 1, 2019	$397,590,465	$27,773,234	$14,202,659	$—	$(100,876,937)	$3,497,459	$342,186,880
Adoption of ASC 842, Leases	—	—	—	—	(498,246)	—	(498,246)
Noncontrolling interests adjustment for change in ownership	22,461,256	(27,773,234)	(1,128,776)	—	—	5,311,978	(1,128,776)
Contributions from limited liability company unit holders	—	—	—	—	—	1,650,000	1,650,000
Issuance of shares under business combinations and investments	530,697,606	—	(23,697,894)	—	—	—	506,999,712
Deferred share issuances	—	—	—	16,587,798	—	—	16,587,798
Issuance of shares for redemption of noncontrolling interests	29,889,374	—	(4,469,365)	—	—	—	25,420,009
Stock based compensation	—	—	18,285,377	—	—	—	18,285,377
Shares issued in consideration of professional fees	—	—	228,761	—	—	—	228,761
Issuance of shares upon Exercise of broker options	—	—	665,152	—	—	—	665,152
Shares withheld in lieu of cash	—	—	(125,060)	—	—	—	(125,060)
Distributions to limited liability company unit holders	—	—	—	—	—	(7,516,061)	(7,516,061)
Net loss	—	—	—	—	(59,116,407)	(430,463)	(59,546,870)

Balance, December 31, 2019	$980,638,701	$—	$3,960,854	$16,587,798	$(160,491,590)	$2,512,913	$843,208,676

The accompanying notes are an integral part of these consolidated financial statements.

Green Thumb Industries Inc.

Consolidated Statements of Cash Flows

Years Ended December 31, 2019, 2018 and 2017

(Amounts Expressed in United States Dollars)

	2019	2018	2017
CASH FLOW FROM OPERATING ACTIVITIES
Net loss attributable to Green Thumb Industries Inc.	$(59,116,407)	$(5,243,917)	$(4,249,775)
Net income attributable to non-controlling interest	(430,463)	27,811,696	(622,042)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	31,482,340	5,183,980	689,988
Amortization of operating lease assets	7,291,154	—	—
Loss on disposal of property and equipment	—	667,837	—
Loss from investment in associate	56,423	55,750	—
Deferred rent	—	(20,978)	301,105
Deferred income taxes	(13,680,913)	4,061,000	—
Stock based compensation	18,285,377	12,148,251	—
Decrease (increase) in fair value of investments	5,586,480	(51,942,861)	—
Decrease in fair value conversion feature	—	(1,293,474)	—
Changes in value of liabilities related to put option and purchase of noncontrolling interests	132,523	(2,518,180)	—
Interest on convertible note payable	—	434,000	—
Interest on contingent consideration payable and acquisition liabilities	3,908,529	178,030	—
Decrease in fair value of warrants	(4,159,687)	—	—
Decrease in fair value of convertible note receivable	6,608,790	—	—
Amortization of debt discount	5,177,775	—	—
Changes in operating assets and liabilities:
Accounts receivable	(791,709)	(3,682,031)	(592,026)
Inventory	(19,928,761)	(7,441,790)	(1,804,844)
Prepaid expenses and other current assets	(5,656,786)	(2,092,697)	(394,922)
Deposits and other assets	(306,795)	(679,072)	(901,768)
Accounts payable	(153,713)	4,725,096	3,098,293
Accrued liabilities	9,122,121	1,722,772	(26,717)
Operating lease liabilities	(6,488,207)	—	—
Income tax payable	5,048,319	243,585	214,000

NET CASH USED IN OPERATING ACTIVITIES	(18,013,610)	(17,683,003)	(4,288,708)

CASH FLOW FROM INVESTING ACTIVITIES
Investments in debentures	—	(42,550,000)	—
Repayment of debenture investments	—	20,000,000	—
Investment in associates	—	(4,387,500)	—
Purchases of property and equipment	(88,557,016)	(27,432,847)	(14,244,340)
Proceeds from disposal of assets	20,325,557	—	—
Advances to related parties	—	(2,750,000)	(1,188,686)
Repayments from related parties	—	583,686	—
Repayment of note receivable	3,000,000	—	—
Issuance of notes receivable	—	(3,500,000)	—
Consolidation of variable interest entities	—	154,776	—
Purchases of licenses	—	(49,999)	(220,000)
Purchase of businesses, net of cash acquired	(109,439,921)	(51,489,384)	(10,372,385)

NET CASH USED IN INVESTING ACTIVITIES	(174,671,380)	(111,421,268)	(26,025,411)

CASH FLOW FROM FINANCING ACTIVITIES
Contributions from limited liability company unit holders	1,650,000	21,748,211	66,160,076
Distributions to limited liability company unit holders	(7,516,061)	(17,368,034)	(34,007,599)
Payment for change in ownership interests of subsidiary	—	(700,000)	—
Proceeds from shares issued pursuant to private placement	—	66,805,295	—
Proceeds from exchangeable notes payable	—	45,000,000	—
Proceeds from fundraise transactions	—	140,289,093	—
Proceeds from exercise of options and RSUs	540,089	906,296	—
Reverse takeover, private placement, and fundraise transaction financing costs	—	(10,627,423)	—
Proceeds from issuance of notes payable	117,435,724	825,000	15,000,000
Principal repayment of notes payable	(18,743,500)	(1,353,592)	(228,379)

NET CASH PROVIDED BY FINANCING ACTIVITIES	93,366,252	245,524,846	46,924,098

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(99,318,738)	116,420,575	16,609,979
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	145,986,072	29,565,497	12,955,518

CASH AND CASH EQUIVALENTS, END OF PERIOD	$46,667,334	$145,986,072	$29,565,497

The accompanying notes are an integral part of these consolidated financial statements.

Green Thumb Industries Inc.

Consolidated Statements of Cash Flows

Years Ended December 31, 2019, 2018 and 2017

(Amounts Expressed in United States Dollars)

	2019	2018	2017
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$5,019,465	$874,298	$149,081

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Purchase of property and equipment with cancellation of note receivable	$—	$605,000	$—

Distributions payable to member	$—	$—	$279,750

Conversion of notes payable into equity	$—	$8,613,740	$2,279,452

Compensation options issued for reverse takeover services	$—	$906,366	$—

Initial consolidation of variable interest entities, net of cash	$—	$(319,411)	$934,472

Due from investors for equity contributions	$—	$—	$2,785,998

Accrued capital expenditures	$14,949,980	$2,710,085	$—

Distributions of investments	$—	$26,134,851	$—

Liability related to put option of convertible note payable	$—	$7,108,043	$—

Increase in Right of Use Assets	$(63,477,013)	$—	$—

Increase in Lease Liabilities	$63,975,259	$—	$—

Net liability upon adoption of ASC 842, Leases	$498,246	$—	$—

Exercise of put options	$(1,128,776)	$—	$—

Warrant liability attributable to debt issuance	$20,039,530	$—	$—

Liability for purchase of noncontrolling interest	$(25,420,009)	$25,068,847	$—

Issuance of shares under acquisition agreement for contingent consideration	$10,999,040	$—	$—

Deferred share issuances	$16,587,798	$—	$—

Issuance of shares under business combinations	$495,737,729	$51,151,649	$—

Acquisitions
Inventory	$13,746,656	$975,329	$483,058
Accounts receivable	2,164,140	—	—
Prepaid assets	531,276	26,635	—
Property and equipment	16,628,952	3,938,703	397,015
Investments	9,900,000	—	—
Right of use assets	7,461,953	—	—
Identifiable intangible assets	377,163,592	76,650,639	10,600,480
Goodwill	331,208,108	39,016,100	188,260
Deposits and other assets	1,171,667	239,808	—
Liabilities assumed	(9,729,371)	(2,088,369)	(1,296,428)
Lease liabilities	(7,461,953)	—	—
Contingent liabilities	(56,992,000)	(8,857,220)	—
Equity interests issued	(495,806,400)	(49,689,149)	—
Conversion of notes receivable previously issued	(27,121,559)	—	—
Acquisition liability	(17,378,866)	—	—
Deferred income taxes	(36,046,274)	(6,680,000)	—
Noncontrolling interests	—	(2,043,092)	—

	$109,439,921	$51,489,384	$10,372,385

Initial consolidation of controlled entities, net of cash
Inventory	$—	$79,083	$—
Prepaid expenses and other current assets	—	—	1,921
Property and equipment	—	2,433,950	1,287,356
Deposits and other assets	—	9,000	160,000
Liabilities assumed	—	(2,841,444)	(514,805)

	$—	$(319,411)	$934,472

The accompanying notes are an integral part of these consolidated financial statements.

Green Thumb Industries Inc.

Notes to Consolidated Financial Statements

1.	NATURE OF OPERATIONS

GTI is empowering the right to wellness by progressing responsible adult use of cannabis through branded consumer packaged goods and people-first retail experiences, while being committed to community and sustainable profitable growth. GTI owns, manufactures, and distributes a portfolio of cannabis consumer packaged goods brands including Rythm, Dogwalkers, The Feel Collection, incredibles, Dr. Solomon’s and Beboe, primarily to third-party retail stores across the United States as well as to GTI owned retail stores. The Company also owns and operates a rapidly growing national chain of retail cannabis stores called Risetm and Essence. As of the year ended December 31, 2019, GTI has operating revenue in twelve markets (California, Colorado, Connecticut, Florida, Illinois, Nevada, Maryland, Massachusetts, New York, New Jersey, Ohio, and Pennsylvania).

In addition to the States listed above, the Company also conducts pre-licensing activities in other markets. In these markets, the Company has either applied for licenses, or plans on applying for licenses, but does not currently own any cultivation, production or retail licenses. The Company also provides management services and solutions to state licensed cannabis cultivators and dispensaries.

On June 12, 2018, the Company completed a reverse takeover transaction (“RTO”) further described in Note 3. Following the RTO, the Company is listed on the Canadian Securities Exchange (the “CSE”) under ticker symbol “GTII” and on the OTCQX, part of the OTC Markets Group, under the ticker “GTBIF”.

The Company’s registered office is located at 885 West Georgia Street, Suite 2200, Vancouver, British Columbia, V6C 3E8, Canada. The Company’s U.S. headquarters are at 325 W. Huron St., Chicago, IL 60654.

2.	SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Preparation and Statement of Compliance

The consolidated financial statements as of December 31, 2019 and 2018 (the “financial statements”), have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

(b)	Basis of Measurement

These consolidated financial statements have been prepared on the going concern basis, under the historical cost convention, except for certain financial instruments that are measured at fair value as described herein.

(c)	Functional and Presentation Currency

The Company’s functional currency, as determined by management, is the United States (“U.S.”) dollar. These consolidated and combined financial statements are presented in U.S. dollars.

(d)	Basis of Consolidation

The consolidated financial statements for the years ended December 31, 2019 and 2018 include the accounts of the Company, its wholly-owned subsidiaries, its partially-owned subsidiaries, and those controlled by the Company by virtue of agreements, on a consolidated basis after elimination of intercompany transactions and balances.

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(d)	Basis of Consolidation (Continued)

Control exists when the Company has power over an investee, when the Company is exposed, or has rights, to variable returns from the investee, and when the Company has the ability to affect those returns through its power over the investee. The financial statements of entities controlled by the Company by virtue of agreements are fully consolidated from the date that control commences and deconsolidated from the date control ceases.

On January 1, 2018, the members of GTI-Clinic Illinois Holdings, LLC (representing GTI’s Illinois operations and ownership) and RCP23, LLC (representing GTI’s non-Illinois operations that included Nevada, Pennsylvania, Massachusetts, and Maryland ownership) closed on a restructuring, which combined all of GTI’s operational and ownership structure within VCP23, LLC. Prior to January 1, 2018, these businesses were managed and controlled by GTI senior management. Subsequent to January 1, 2018, VCP23, LLC was controlled by the members of GTI-Clinic Illinois Holdings, LLC and RCP23, LLC.

On June 12, 2018, the Company completed a reverse takeover transaction with Bayswater Uranium Corporation (Bayswater). The Transaction was structured as a series of transactions, including a Canadian three-cornered amalgamation transaction and a series of U.S. reorganization steps as explained further in Note 3.

The following are the Company’s wholly owned subsidiaries that are included in these consolidated financial statements as of and for the years ended December 31, 2019 and 2018:

Subsidiaries	Jurisdiction	Interest
GTI23, Inc.	Delaware	100%
VCP23, LLC	Delaware	100%
GTI Core, LLC	Delaware	100%

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(d)	Basis of Consolidation (Continued)

The following are VCP23, LLC’s and GTI Core, LLC’s wholly owned subsidiaries and entities over which the Company has control, that are included in these consolidated financial statements for the year ended December 31, 2019:

Subsidiaries	Ownership	Jurisdiction	Purpose
JB17, LLC	100%	Maryland	Management company
GTI-Clinic Illinois Holdings, LLC	100%	Illinois	License holder
Illinois Disp, LLC	50%	Illinois	License holder
RISE Holdings, Inc.	100%	Massachusetts	License holder
GTI Maryland, LLC	100%	Maryland	License holder
Ohio Investors 2017, LLC	99%	Ohio	Holding Company
GTI Ohio, LLC	99%	Ohio	License holder
GTI Nevada, LLC	100%	Nevada	License holder
GTI Pennsylvania, LLC	100%	Pennsylvania	License holder
GTI Florida, LLC	100%	Florida	Holding company
KSGNF, LLC	100%	Florida	License holder
GTI New Jersey, LLC	100%	New Jersey	License holder
KW Ventures Holdings, LLC	100%	Pennsylvania	License holder
Chesapeake Alternatives, LLC	0%	Maryland	License holder
Meshow, LLC	0%	Maryland	License holder
Advanced Grow Labs, LLC	100%	Connecticut	License holder
Bluepoint Wellness of Westport, LLC	46%	Connecticut	License holder
Bluepoint Apothecary, LLC	100%	Connecticut	License holder
Integral Associates, LLC	100%	Nevada	License holder
Integral Associates CA, LLC	100%	California	License holder
Fiorello Pharmaceuticals, Inc.	100%	New York	License holder
MC Brands, LLC	100%	Colorado	Intellectual property
For Success Holding Company	100%	California	Intellectual property
VCP IP Holdings, LLC	100%	Delaware	Intellectual property
Vision Management Services, LLC	100%	Delaware	Management company
TWD18, LLC	100%	Delaware	Investment company
VCP Real Estate Holdings, LLC	100%	Delaware	Real Estate holding company

(e)	Investment in Associates

Associates are all entities over which the Company has significant influence but not control, generally accompanying a shareholding of between 20% and 50% of the voting rights. Investments in associates are accounted for using the equity method and are initially recognized at cost. Unrealized gains on transactions between the Company and its associates are eliminated to the extent of the Company’s interest in the associates. Accounting policies of associates have been adjusted where necessary to ensure consistency with the policies adopted by the Company. Dilution gains and losses arising in investments in associates are recognized in the consolidated statements of operations. See Note 13 - Investment in Associates for additional details.

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(e)	Investment in Associates (Continued)

The Company assesses annually whether there is any objective evidence that its interest in associates is impaired. If impaired, the carrying value of the Company’s share of the underlying assets of associates is written down to its estimated recoverable amount (being the higher of fair value less costs of disposal or value in use) and charged to the consolidated statement of operations. If the financial statements of an associate are prepared on a date different from that used by the Company, adjustments are made for the effects of significant transactions or events that occur between that date and the date of these consolidated financial statements.

(f)	Non-controlling Interests

Non-controlling interests (“NCI”) represent equity interests owned by outside parties. NCI may be initially measured at fair value or at the NCI’s proportionate share of the recognized amounts of the acquiree’s identifiable net assets. The choice of measurement is made on a transaction by transaction basis. GTI elected to measure each NCI at its proportionate share of the recognized amounts of the acquiree’s identifiable net assets. The share of net assets attributable to NCI are presented as a component of equity. Their share of net income or loss and comprehensive income or loss is recognized directly in equity. Total comprehensive income or loss of subsidiaries is attributed to the shareholders of the Company and to the NCI, even if this results in the NCI having a deficit balance.

(g)	Cash and Cash Equivalents

Cash and cash equivalents include cash deposits in financial institutions, other deposits that are readily convertible into cash, with original maturities of three months or less, and cash held at retail locations.

(h)	Accounts Receivable

Accounts receivable are recorded net of an allowance for doubtful accounts. The Company estimates the allowance for doubtful accounts based on existing contractual payment terms, actual payment patterns of its customers and individual customer circumstances. For the year ended December 31, 2019 the Company recorded approximately $139,000 in allowance for doubtful accounts. For the year ended December 31, 2018, the Company determined that an allowance for doubtful accounts was not required. The Company wrote off approximately $161,700 during the year ended December 31, 2019 and no accounts were written off during the year ended December 31, 2018.

(i)	Inventories

Inventories of purchased finished goods and packing materials are initially valued at cost and subsequently at the lower of cost and net realizable value.

Costs incurred during the growing and production process are capitalized as incurred to the extent that cost is less than net realizable value. These costs include materials, labor and manufacturing overhead used in the growing and production processes.

Net realizable value is determined as the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale. Cost is determined using the weighted average cost basis. Products for resale and supplies and consumables are valued at lower of cost and net realizable value. The Company reviews inventory for obsolete, redundant and slow-moving goods and any such inventories are written down to net realizable value.

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(j)	Property and Equipment

Property and equipment are stated at cost, including capitalized borrowing costs, net of accumulated depreciation and impairment losses, if any. Expenditures that materially increase the life of the assets are capitalized. Ordinary repairs and maintenance are expensed as incurred. Depreciation is calculated on a straight-line basis over the estimated useful life of the asset using the following terms and methods:

Land	Not Depreciated
Buildings and Improvements	39 Years
Furniture and Fixtures	5 – 7 Years
Computer Equipment and Software	5 Years
Leasehold Improvements	Remaining Life of Lease
Production and Processing Equipment	5 – 7 Years
Assets Under Construction	Not Depreciated

The assets’ residual values, useful lives and methods of depreciation are reviewed at each financial year-end and adjusted prospectively if appropriate. An item of equipment is derecognized upon disposal or when no future economic benefits are expected from its use. Any gain or loss arising on de-recognition of the asset (calculated as the difference between the net disposal proceeds and the carrying value of the asset) is included in operations in the year the asset is derecognized.

The Company evaluates the recoverability of other long-lived assets, including property, plant and equipment, and certain identifiable intangible assets, whenever events or changes in circumstances indicate that the carrying value of an asset or asset group may not be recoverable. The Company performs impairment tests of indefinite-lived intangible assets on an annual basis or more frequently in certain circumstances. Factors which could trigger an impairment review include significant underperformance relative to historical or projected future operating results, significant changes in the manner of use of the assets or the strategy for the overall business, a significant decrease in the market value of the assets or significant negative industry or economic trends. When the Company determines that the carrying value of long-lived assets may not be recoverable based upon the existence of one or more of the indicators, the assets are assessed for impairment based on the estimated future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the carrying value of an asset exceeds its estimated future undiscounted cash flows, an impairment loss is recorded for the excess of the asset’s carrying value over its fair value. There were no impairment charge or disposals related to intangible assets or property, plant and equipment for the years ended December 31, 2019 and 2018, respectively.

(k)	Convertible Notes Receivable and Investments in Equity

Convertible notes investments and investments in equity of private companies are classified as financial assets at fair value through profit or loss. Upon initial recognition, the investment is recognized at fair value with directly attributable transaction costs expensed as incurred. Subsequent changes in fair value are recognized in profit or loss.

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(l)	Intangible Assets

Intangible assets are recorded at cost less accumulated amortization and impairment losses, if any. Intangible assets acquired in a business combination are measured at fair value at the acquisition date. Amortization periods of assets with finite lives are based on management’s estimates at the date of acquisition and were as follows for each class of intangible asset as of December 31, 2019:

Licenses and Permits	15 years
Tradenames	3-15 years
Customer Relationships	3-7 years
Non-competition Agreement	2-5 years

Intangible assets with finite lives are amortized over their estimated useful lives. The estimated useful lives, residual values, and amortization methods are reviewed at each year end, and any changes in estimates are accounted for prospectively.

(m)	Goodwill

Goodwill represents the excess of the purchase price paid for the acquisition of an entity over the fair value of the net tangible and intangible assets acquired. Goodwill is either assigned to a specific reporting unit or allocated between reporting units based on the relative fair value of each reporting unit.

Goodwill is not subject to amortization and is tested annually for impairment, or more frequently if events or changes in circumstances indicate that they might be impaired. The Company reviews indefinite-lived intangible assets, which includes goodwill, annually at fiscal year-end for impairment or more frequently if events or circumstances indicate that the carrying value may not be recoverable. An impaired asset is written down to its estimated fair value based on the most recent information available. The Company assesses the fair values of its intangible assets, and its reporting unit for goodwill testing purposes, using an income-based approach. Under the income approach, fair value is based on the present value of estimated future cash flows. The income approach is dependent on a number of factors, including forecasted revenues and expenses, appropriate discount rates and other variables. The annual impairment review utilizes the estimated fair value of the intangible assets and the overall reporting unit and compares the estimated fair values to the carrying values as of the testing date. If the carrying value of these intangible assets or the reporting unit exceeds the fair values, the Company would then use the fair values to measure the amount of any required impairment charge. No impairment charge was recognized for intangible assets for any of the fiscal periods presented.

(n)	Income Taxes

Deferred taxes are provided using an asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Deferred tax assets and liabilities are measured using the enacted taxes rates. The effect on deferred tax assets and liabilities of a change in tax law or tax rates is recognized in income in the period that enactment occurs.

As discussed further in Note 11, the Company is subject to the limitations of IRC Section 280E.

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(o)	Revenue Recognition

Revenue is recognized by the Company in accordance with ASU 2014-09, Revenue from Contracts with Customers (Topic 606). Through application of the standard, the Company recognizes revenue to depict the transfer of promised goods or services to the customer in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

In order to recognize revenue under ASU 2014-09, the Company applies the following five (5) steps:

•	Identify a customer along with a corresponding contract;

•	Identify the performance obligation(s) in the contract to transfer goods or provide distinct services to a customer;

•	Determine the transaction price the Company expects to be entitled to in exchange for transferring promised goods or services to a customer;

•	Allocate the transaction price to the performance obligation(s) in the contract;

•	Recognize revenue when or as the Company satisfies the performance obligation(s).

Revenues consist of consumer packaged goods and retail sales of cannabis, which are generally recognized at a point in time when control over the goods have been transferred to the customer and is recorded net of sales discounts. Payment is typically due upon transferring the goods to the customer or within a specified time period permitted under the Company’s credit policy. Sales discounts were not material during the years ended December 31, 2019, 2018 and 2017.

Revenue is recognized upon the satisfaction of the performance obligation. The Company satisfies its performance obligation and transfers control upon delivery and acceptance by the customer.

For some of its locations, the Company offers a loyalty reward program to its dispensary customers. A portion of the revenue generated in a sale must be allocated to the loyalty points earned. The amount allocated to the points earned is deferred until the loyalty points are redeemed or expire. As of December 31, 2019, the loyalty liability totaled $1,000,010 and is included in accounts payable on the consolidated balance sheet. There were no loyalty liabilities as of December 31, 2018.

Based on the Company’s assessment, the adoption of this new standard had no impact on the amounts recognized in its consolidated financial statements.

(p)	Stock-Based Payments

The Company operates equity settled stock-based remuneration plans for its eligible directors, officers, employees and consultants. All goods and services received in exchange for the grant of any stock-based payments are measured at their fair value unless the fair value cannot be estimated reliably. If the Company cannot estimate reliably the fair value of the goods and services received, the Company shall measure their value indirectly by reference to the fair value of the equity instruments granted. For transactions with employees and others providing similar services, the Company measures the fair value of the services by reference to the fair value of the equity instruments granted.

Equity settled stock-based payments under stock-based payments plans are ultimately recognized as an expense in profit or loss with a corresponding credit to reserve for stock-based payments, in equity.

The Company recognizes compensation expense for Restricted Stock Units (“RSUs”) and options on a straight-line basis over the requisite service period of the award. Non-market vesting conditions are included in the assumptions about the number of options that are expected to become exercisable. Estimates are subsequently revised if there is any indication that the number of share options expected to vest differs from the previous estimate. Any cumulative adjustment prior to vesting is recognized in the current period. No adjustment is made to any expense recognized in prior period if share options ultimately exercised are different to that estimated on vesting.

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(q)	Fair Value of Financial Instruments (See also Note 18)

The Company applies fair value accounting for all financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities that are required to be recorded at fair value, the Company considers all related factors of the asset by market participants in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions, and credit risk.

The Company applies the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels, and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 –	Unadjusted quoted prices in active markets for identical assets or liabilities;
Level 2 –	Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly; and
Level 3 –	Inputs for the asset or liability that are not based on observable market data.

(r)	Commitments and Contingencies

The Company is subject to lawsuits, investigations and other claims related to employment, commercial and other matters that arise out of operations in the normal course of business. Periodically, the Company reviews the status of each significant matter and assesses the potential financial exposure. If the potential loss from any claim or legal proceeding is considered probable, and the amount can be reliably estimated, such amount is recognized in other liabilities.

Contingent liabilities are measured at management’s best estimate of the expenditure required to settle the obligation at the end of the reporting period and are discounted to present value where the effect is material. The Company performs evaluations to identify onerous contracts and, where applicable, records contingent liabilities for such contracts.

Contingent consideration is measured upon acquisition and is estimated using probability weighting of potential payouts. Subsequent changes in the estimated contingent consideration from the final purchase price allocation are recognized in the Company’s consolidated statement of operations.

(s)	Share Capital

Common shares are classified as equity. Incremental costs directly attributable to the issuance of shares are recognized as a deduction from equity. The proceeds from the exercise of stock options or warrants together with amounts previously recorded in reserves over the vesting periods are recorded as share capital. Income tax relating to transaction costs of an equity transaction is accounted for in accordance with Accounting Standards Codification (ASC) 740, Income Taxes.

(t)	Loss per Share

Basic loss per share is calculated using the treasury stock method, by dividing the net loss attributable to shareholders by the weighted average number of common shares outstanding during each of the years presented. Contingently issuable shares (including shares held in escrow) are not considered outstanding common shares and consequently are not included in the loss per share calculations. Diluted income per share is calculated by adjusting the weighted average number of common shares outstanding to assume conversion of all dilutive potential common shares. The Company has three categories of potentially dilutive common share equivalents: restricted stock units, stock options and warrants. The Company had 3,839,017 and 1,677,192 options outstanding, 1,399,762 and 1,589,000

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(t)	Loss per Share (Continued)

restricted stock units outstanding and 2,387,470 and no warrants outstanding as of December 31, 2019 and 2018, respectively. The Company did not have any options, restricted stock units or warrants outstanding as of December 31, 2017.

In order to determine diluted income per share, it is assumed that any proceeds from the exercise of dilutive stock options would be used to repurchase common shares at the average market price during the period. The diluted income per share calculation excludes any potential conversion of stock options and convertible debt that would decrease loss per share. As a result, the Company’s calculation of basic earnings per share and diluted earnings per share include the same number of share equivalents for the years ended December 31, 2019, 2018 and 2017.

(u)	Business Combinations

Business combinations are accounted for using the acquisition method. The consideration transferred in a business combination is measured at fair value at the date of acquisition. Acquisition related transaction costs are expensed as incurred. Identifiable assets and liabilities, including intangible assets, of acquired businesses are recorded at their fair value at the date of acquisition. When the Company acquires control of a business, any previously held equity interest also is remeasured to fair value. The excess of the purchase consideration and any previously held equity interest over the fair value of identifiable net assets acquired is goodwill. If the fair value of identifiable net assets acquired exceeds the purchase consideration and any previously held equity interest, the difference is recognized in the Consolidated Statements of Operations immediately as a gain or loss on acquisition.

Contingent consideration is measured at its acquisition-date fair value and included as part of the consideration transferred in a business combination. Contingent consideration that is classified as equity is not remeasured at subsequent reporting dates and its subsequent settlement is accounted for within equity. Contingent consideration that is classified as an asset or a liability is remeasured at subsequent reporting dates in accordance with Accounting Standards Codification (ASC) 450, Contingencies, as appropriate, with the corresponding gain or loss being recognized in profit or loss.

(v)	Foreign Currency

Assets and liabilities denominated in currencies other than GTI’s functional currency are initially measured in the functional currencies at the transaction date exchange rate. Monetary assets are re-measured at the rate of exchange in effect as of the balance sheet date. Revenues and expenses are translated at the transaction date exchange rate. Foreign currency gains and losses resulting from translation are reflected in net comprehensive loss for the period.

(w)	Impairment of Other Long-Lived Assets

The Company evaluates the recoverability of other long-lived assets, including property, plant and equipment, and certain identifiable intangible assets, whenever events or changes in circumstances indicate that the carrying value of an asset or asset group may not be recoverable. The Company performs impairment tests of indefinite-lived intangible assets on an annual basis or more frequently in certain circumstances. Factors which could trigger an impairment review include significant underperformance relative to historical or projected future operating results, significant changes in the manner of use of the assets or the strategy for the overall business, a significant decrease in the market value of the assets or significant negative industry or economic trends.

When the Company determines that the carrying value of long-lived assets may not be recoverable based upon the existence of one or more of the indicators, the assets are assessed for impairment based on the estimated future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the carrying value of an asset exceeds its estimated future undiscounted cash

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(w)	Impairment of Other Long-Lived Assets (Continued)

flows, an impairment loss is recorded for the excess of the asset’s carrying value over its fair value. There was no impairment charge related to intangible assets or property, plant and equipment for the years ended December 31, 2019 and 2018.

(x)	Significant Accounting Judgments, Estimates and Assumptions

The preparation of the Company’s consolidated financial statements requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, and revenue and expenses. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.

Significant judgments, estimates and assumptions that have the most significant effect on the amounts recognized in the consolidated financial statements are described below.

(i)	Estimated Useful Lives and Amortization of Intangible Assets (Also see Note 8)

Amortization of intangible assets is recorded on a straight-line basis over their estimated useful lives, which do not exceed the contractual period, if any.

(ii)	Business Combinations

Classification of an acquisition as a business combination or an asset acquisition depends on whether the assets acquired constitute a business, which can be a complex judgment. Whether an acquisition is classified as a business combination or asset acquisition can have a significant impact on the entries made on and after acquisition.

In determining the fair value of all identifiable assets, liabilities and contingent liabilities acquired, the most significant estimates relate to contingent consideration and intangible assets. Management exercises judgement in estimating the probability and timing of when earn-outs are expected to be achieved which is used as the basis for estimating fair value. For any intangible asset identified, depending on the type of intangible asset and the complexity of determining its fair value, an independent valuation expert or management may develop the fair value, using appropriate valuation techniques, which are generally based on a forecast of the total expected future net cash flows. The evaluations are linked closely to the assumptions made by management regarding the future performance of these assets and any changes in the discount rate applied. See Note 7 - Acquisitions for additional details.

(iii)	Inventories

The net realizable value of inventories represents the estimated selling price for inventories in the ordinary course of business, less all estimated costs of completion and costs necessary to make the sale. The determination of net realizable value requires significant judgment, including consideration of factors such as shrinkage, the aging of and future demand for inventory, expected future selling price the Company expects to realize by selling the inventory, and the contractual arrangements with customers. Reserves for excess and obsolete inventory are based upon quantities on hand, projected volumes from demand forecasts and net realizable value. The estimates are judgmental in nature and are made at a point in time, using available information, expected business plans, and expected market conditions. As a result, the actual amount received on sale could differ from the estimated value of inventory. Periodic reviews are performed on the inventory balance. The impact of changes in inventory reserves is reflected in cost of goods sold.

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(x)	Significant Accounting Judgments, Estimates and Assumptions (Continued)

(iv)	Investments in Private Holdings

Investments include private company investments which are carried at fair value based on the value of the Company’s interests in the private companies determined from financial information provided by management of the companies, which may include operating results, subsequent rounds of financing and other appropriate information. Any change in fair value is recognized on the consolidated statement of operations.

(v)	Goodwill Impairment

Goodwill is tested for impairment annually and whenever events or changes in circumstances indicate that the carrying amount of goodwill has been impaired. In order to determine if the value of goodwill has been impaired, the reporting unit to which goodwill has been assigned or allocated must be valued using present value techniques. When applying this valuation technique, the Company relies on a number of factors, including historical results, business plans, forecasts and market data. Changes in the conditions for these judgments and estimates can significantly affect the assessed value of goodwill.

(vi)	Determination of Reporting Units

The Company’s assets are aggregated into two reportable segments (retail and consumer packaged goods). For the purposes of testing goodwill, GTI has identified 22 reporting units. The Company analyzed it’s reporting units by first reviewing the operating segments based on the geographic areas in which GTI conducts business (or each market). The markets were then further divided into reporting units based on the market operations (retail and consumer packaged goods) which were primarily determined based on the licenses each market holds. The following represent the markets in which GTI’s operates as of December 31, 2019: California, Colorado, Connecticut, Florida, Illinois, Maryland, Massachusetts, Nevada, New Jersey, New York, Ohio and Pennsylvania.

(vii)	Consolidation

Judgment is applied in assessing whether the Company exercises control and has significant influence over entities in which the Company directly or indirectly owns an interest. The Company has control when it has the power over the subsidiary, has exposure or rights to variable returns, and has the ability to use its power to affect the returns. Significant influence is defined as the power to participate in the financial and operating decisions of the subsidiaries. Where the Company is determined to have control, these entities are consolidated. Additionally, judgment is applied in determining the effective date on which control was obtained.

(viii)	Allowance for Uncollectible Accounts

Management determines the allowance for uncollectible accounts by evaluating individual receivable balances and considering accounts and other receivable financial condition and current economic conditions. Accounts receivable and financial assets recorded in other receivables are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded as income when received. All receivables are expected to be collected within one year of the balance sheet date.

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(x)	Significant Accounting Judgments, Estimates and Assumptions (Continued)

(ix)	Stock-Based Payments

Valuation of stock-based compensation and warrants requires management to make estimates regarding the inputs for option pricing models, such as the expected life of the option, the volatility of the Company’s stock price, the vesting period of the option and the risk-free interest rate are used. Actual results could differ from those estimates. The estimates are considered for each new grant of stock options or warrants.

(x)	Fair Value of Financial Instruments

The individual fair values attributed to the different components of a financing transaction, including derivative financial instruments, are determined using valuation techniques. The Company uses judgment to select the methods used to make certain assumptions and in performing the fair value calculations in order to determine (a) the values attributed to each component of a transaction at the time of their issuance; (b) the fair value measurements for certain instruments that require subsequent measurement at fair value on a recurring basis; and (c) for disclosing the fair value of financial instruments. These valuation estimates could be significantly different because of the use of judgment and the inherent uncertainty in estimating the fair value of these instruments that are not quoted in an active market.

(y)	New and Revised Standards

(i)

In February 2016, the FASB issued Accounting Standards Update No. 2016-02 “Leases (Topic 842)” (“ASU 2016-02”), which requires lessees to record most leases on the balance sheet but recognize expense on the income statement in a manner similar to current accounting. For lessors, ASU 2016-02 also modifies the classification criteria and the accounting for sales-type and direct financing leases. The standard requires a modified retrospective approach for leases that exist or are entered into after the beginning of the earliest comparative period in the financial statements and is effective in the first quarter of 2019.

Upon adoption of ASU 2016-02, the Company recorded right-of-use assets of $11,197,339 and corresponding lease liabilities of $11,695,585 with the difference of $498,246 recorded in opening retained earnings.

(ii)

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 requires the measurement of current expected credit losses for financial assets held at the reporting date based on historical experience, current conditions and reasonable and supportable forecasts. Adoption of ASU 2016-13 will require financial institutions and other organizations to use forward-looking information to better formulate their credit loss estimates. In addition, the ASU amends the accounting for credit losses on available for sale debt securities and purchased financial assets with credit deterioration. This update will be effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The Company expects to implement the provisions of ASU 2016-13 as of January 1, 2020. The Company is currently evaluating the effect of adopting this ASU on the Company’s financial statements.

(iii)

In January 2017, the FASB issued Accounting Standards Update No. 2017-04 “Intangibles— Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment” (“ASU 2017-04”), which simplifies the accounting for goodwill impairment. ASU 2017-04 requires entities to record an impairment charge based on the excess of a reporting unit’s carrying amount over its fair value (Step 1 under the current impairment test). The standard eliminates Step 2 from the current goodwill impairment test, which included determining the implied fair value of

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(y)	New and Revised Standards (Continued)

goodwill and comparing it with the carrying amount of that goodwill. ASU 2017-04 must be applied prospectively and is effective in the first quarter of 2020. Early adoption is permitted. The Company intends to adopt the new standard in the first quarter of 2020.

(iv)

In August 2018, the FASB issued ASU 2018-13, Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement (Topic 820). ASU 2018-13 adds, modifies, and removes certain fair value measurement disclosure requirements. ASU 2018-13 is effective for annual and interim periods beginning after December 15, 2019. Early adoption is permitted. The Company is currently evaluating the effect of adopting this ASU on the Company’s financial statements.

(v)

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740) - Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. ASU 2019-12 is effective for the Company beginning January 1, 2021. The Company is currently evaluating the effect of adopting this ASU on the Company’s financial statements.

(vi)

In January 2020, the FASB issued ASU 2020-01, Investments - Equity Securities (Topic 321), Investments - Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815) (“ASU 2020-01”), which is intended to clarify the interaction of the accounting for equity securities under Topic 321 and investments accounted for under the equity method of accounting in Topic 323 and the accounting for certain forward contracts and purchased options accounted for under Topic 815. ASU 2020-01 is effective for the Company beginning January 1, 2021. The Company is currently evaluating the effect of adopting this ASU on the Company’s financial statements.

3.	REVERSE TAKEOVER TRANSACTION

In April 2018, the Company raised approximately $65.1 million in subscription receipts, gross of approximately $4.0 million in transaction costs. The subscription receipts were for the potential purchase of shares in GTI Finco Inc. (“GTI Finco”) and were held in an escrow account until the reverse takeover transaction. Additionally, the Company issued 285,000 options to consultants with a strike prices of C$7.75 per option. The value of the options was approximately $900,000 under the Black-Scholes option pricing model.

At a meeting of shareholders on June 11, 2018, the Company’s shareholders approved a resolution to restructure the Company’s share capital to, among other things, re-designate its existing common shares as subordinate voting shares (“Subordinate Voting Shares”) and create a class of multiple voting shares (“Multiple Voting Shares”) and super voting shares (“Super Voting Shares”).

On June 12, 2018, Green Thumb Industries Inc., 1165318 B.C. Ltd. (a wholly-owned subsidiary of Bayswater) (“Subco”), VCP23, LLC (“VCP”), GTI23, Inc. (“GTI23”) and GTI Finco entered into a Business Combination Agreement whereby the Company, Subco, VCP, GTI23 and GTI Finco combined their respective businesses (the “Transaction”). The Transaction was structured as a series of transactions, including a Canadian three-cornered amalgamation transaction and a series of U.S. reorganization steps. The subscription receipts of GTI Finco were then released from escrow.

In connection with the Transaction completed on June 12, 2018, the Company changed its name from “Bayswater Uranium Corporation” to “Green Thumb Industries Inc.” and consolidated its existing common shares on the basis of one Subordinate Voting Share for each 368 existing common shares of the Company. Such share consolidation has been reflected retrospectively in these consolidated financial statements.

3.	REVERSE TAKEOVER TRANSACTION (Continued)

The Company, Subco and GTI Finco were parties to a three-cornered amalgamation (“Amalgamation”) whereby GTI Finco shareholders received Subordinate Voting Shares of the Company on a one-for-one basis and members of VCP contributed their membership interests to GTI23 for shares of GTI23 and then contributed their shares of GTI23 to GTI in exchange for Super Voting Shares and Multiple Voting Shares of GTI.

GTI was the acquirer for accounting purposes and the net assets of Bayswater acquired were nil.

Pursuant to the reverse merger, the historical financial statements of Green Thumb Industries Inc. (the accounting acquirer) become the historical financial statements of Bayswater Uranium Corporation (legal acquirer) on a go forward basis. As a result, Green Thumb Industries Inc. has retroactively restated its share capital on a per share basis pursuant to Accounting Standards Codification (ASC) 805, Business Combinations to reflect that of the legal acquirer.

4.	INVENTORIES

The Company’s inventories include the following at December 31, 2019 and December 31, 2018:

	December 31, 2019	December 31, 2018
Raw Material	$6,375,032	$527,456
Packaging and Miscellaneous	4,887,970	2,511,769
Work in Process	10,394,590	5,231,630
Finished Goods	26,408,762	4,088,209
Reserve for Obsolete Inventory	(2,031,873)	—

Total Inventories	$46,034,481	$12,359,064

The reserve for obsolete inventory primarily relates to packaging (raw materials) for certain products that the Company has re-branded during 2019 of otherwise determined to be unsuitable.

5.	NOTES RECEIVABLE

On October 16, 2018, the Company executed a promissory note to an unrelated third party. The value of the note is variable in nature as the note is secured by warrants which expire in January 2021. The maturity date of the note is tied directly to the expiration date of the warrants, both being January 2021. The initial fair value upon execution of the note was $11,630,867. The fair value as of December 31, 2019 and December 31, 2018 was $815,937 and $7,424,727, respectively, resulting in an adjustment to fair value of ($6,608,790) and ($4,206,141) during those same periods, respectively, which is recorded in other income (expense) on the audited consolidated statements of operations. Repayment of the note is due within ten days of exercise of the underlying security, at which time it will bear interest at the lowest applicable federal rate. The principal amount due is based on the actual value of the underlying security at the time of exercise. The Company used the Black Scholes option pricing model to estimate the fair value of the note receivable as of December 31, 2019 and 2018 using the assumptions below.

	Year Ended December 31,
	2019	2018
Risk-free Rate	1.90%	1.86%
Exercise Price of Underlying Securities	$1.998	$1.998
Share Price of Underlying Security	1.90	$4.03 - $5.50
Volatility	71.50%	71.50%
Remaining Life (in years)	1.0	2.0

5.	NOTES RECEIVABLE (Continued)

An increase or decrease to the underlying share price and volatility rate of 5% would result in a nominal change to the fair value.

On October 22, 2018, the Company issued a line of credit to an entity, allowing for maximum borrowings of $1,000,000, of which $500,000 was drawn as of December 31, 2018. The note had a term of one year and bears interest at a rate of 8%. The $500,000 note receivable was included as part of the acquisition consideration of Beboe. See Note 7 for details.

On October 31, 2018, the Company issued a $3,000,000 promissory note to an unrelated third party. The note had a term of one year and bears interest at a rate of 8% which was repaid in 2019. The Company accounted for this investment as held-to-maturity.

At each reporting date, the Company applies its judgment to evaluate the collectability of the notes receivable and makes a provision based on the assessed amount of expected credit loss. This judgment is based on parameters such as interest rates, specific country risk factors, and creditworthiness of the creditor. The Company has not experienced an increase in credit risk since the initial recognition of the notes receivable.

6.	PROPERTY AND EQUIPMENT

At December 31, 2019, property and equipment consisted of the following:

Cost	Land	Buildings and Improvements	Furniture and Fixtures	Computer Equipment and Software	Leasehold Improvements	Production and Processing Equipment	Assets Under Construction	Total
As at January 1, 2019	$2,243,085	$20,861,988	$2,328,847	$2,093,205	$18,435,893	$6,579,446	$16,664,958	$69,207,422
Transfers	892,056	9,400,171	40,167	143,882	13,981,780	4,075,642	(28,533,698)	—
Additions	3,500,974	18,817,329	34,669	4,667,127	24,020,898	14,147,722	35,711,782	100,900,501
Additions from acquisitions	—	—	106,235	169,593	12,242,926	3,977,534	29,074	16,525,362
Disposals	(3,363,676)	(15,702,017)	—	—	—	(2,854,198)	—	(21,919,891)

As at December 31, 2019	$3,272,439	$33,377,471	$2,509,918	$7,073,807	$68,681,497	$25,926,146	$23,872,116	$164,713,394

Accumulated Depreciation
As at January 1, 2019	$—	$1,351,230	$489,956	$249,423	$1,007,998	$784,735	$—	$3,883,342
Depreciation	—	1,866,400	127,060	1,308,757	1,990,289	1,535,205	—	6,827,711
Disposals	—	(981,376)	—	—	—	(612,958)	—	(1,594,334)

As at December 31, 2019	$—	$2,236,254	$617,016	$1,558,180	$2,998,287	$1,706,982	$—	$9,116,719

Net book value
As at January 1, 2019	$2,243,085	$19,510,758	$1,838,891	$1,843,782	$17,427,895	$5,794,711	$16,664,958	$65,324,080
As at December 31, 2019	$3,272,439	$31,141,217	$1,892,902	$5,515,627	$65,683,210	$24,219,164	$23,872,116	$155,596,675

6.	PROPERTY AND EQUIPMENT (Continued)

At December 31, 2018, property and equipment consisted of the following:

Cost	Land	Buildings and Improvements	Furniture and Fixtures	Computer Equipment and Software	Leasehold Improvements	Production and Processing Equipment	Assets Under Construction	Total
As at January 1, 2018	$1,626,989	$13,999,703	$505,268	$381,029	$2,350,287	$1,128,835	$12,762,563	$32,754,674
Transfers	—	83,609	796,512	213,667	7,820,415	408,733	(9,322,936)	—
Additions	60,500	3,278,221	874,487	1,310,292	8,009,792	3,321,472	13,893,168	30,747,932
Additions from acquisitions	555,596	3,500,455	152,580	188,217	255,399	1,720,406	—	6,372,653
Disposals	—	—	—	—	—	—	(667,837)	(667,837)

As at December 31, 2018	$2,243,085	$20,861,988	$2,328,847	$2,093,205	$18,435,893	$6,579,446	$16,664,958	$69,207,422

Accumulated Depreciation
As at January 1, 2018	$—	$752,962	$195,832	$28,517	$82,809	$136,197	$—	$1,196,317
Depreciation	—	598,268	294,124	220,906	925,189	648,538	—	2,687,025
Disposals	—	—	—	—	—	—	—	—

As at December 31, 2018	$—	$1,351,230	$489,956	$249,423	$1,007,998	$784,735	$—	$3,883,342

Net book value
As at January 1, 2018	$1,626,989	$13,246,741	$309,436	$352,512	$2,267,478	$992,638	$12,762,563	$31,558,357
As at December 31, 2018	$2,243,085	$19,510,758	$1,838,891	$1,843,782	$17,427,895	$5,794,711	$16,664,958	$65,324,080

Assets under construction represent construction in progress related to both cultivation and dispensary facilities not yet completed or otherwise not ready for use. Included within assets under construction was $2,500,000 and $0 of capitalized interest additions as of December 31, 2019 and 2018 respectively.

On November 12, 2019, the Company closed on a sale and lease back transaction to sell its Danville Pennsylvania cultivation and processing facility to IIP. Under the long-term agreement, the Company will lease back the facility and continue to operate and manage it. As a result of the sale, the Company disposed of $3,363,676 of land, $15,702,017 of buildings and improvements, and $2,854,198 in production and processing equipment. There was no gain or loss on the sale. For further information regarding the transaction, see Note 9 - Leases.

Depreciation expense for the years ended December 31, 2019, 2018 and 2017 totaled $6,827,711, $2,687,025 and $646,928, respectively of which $4,246,524, $1,346,632 and $428,724, respectively, is included in cost of goods sold.

7.	ACQUISITIONS

The Company has determined that the below acquisitions are business combinations under Accounting Standards Codification (ASC) 805, Business Combinations. Those acquisitions that are determined to be the acquisition of a business are accounted for by applying the acquisition method, whereby the assets acquired and the liabilities assumed are recorded at their fair values with any excess of the aggregate consideration over the fair values of the identifiable net assets allocated to goodwill. Operating results have been included in these consolidated financial statements from the date of the acquisition. Any goodwill recognized is attributed based on reporting units.

The Company completed preliminary allocations of the purchase prices of the assets acquired and liabilities assumed as follows with the assistance of an independent valuation firm. The Company is still in the process of

7.	ACQUISITIONS (Continued)

completing the valuations. The preliminary allocations of the purchase prices were based upon preliminary valuations and our estimates and assumptions are subject to change within the purchase price allocation period (generally one year from the acquisition dates). The primary areas of the purchase price allocations that are not yet finalized relate to the valuation of the tangible and intangible assets acquired and the residual goodwill.

	Advanced Grow Labs, LLC	Integral Associates, LLC	Other Acquisitions
Cash Paid	$15,481,967	$52,807,500	$44,147,694
Share Issuances	79,709,170	273,146,014	142,882,549
Deferred Share Issuances	5,380,000	—	11,207,798
Conversion of Previous Notes Receivable	—	—	27,121,559
Acquisition Liability	—	791,068	—
Contingent Consideration	8,081,000	39,985,000	8,926,000

Total Consideration	$108,652,137	$366,729,582	$234,285,600

The following table summarizes the initial accounting estimates:

	Advanced Grow Labs, LLC	Integral Associates, LLC	Other Acquisitions
Cash	$1,406,377	$744,825	$777,371
Inventory	1,906,828	10,107,303	1,732,525
Accounts Receivable	420,649	1,477,535	265,956
Prepaid Expenses	—	492,571	38,705
Property and Equipment	5,934,295	8,107,836	2,586,821
Right-of-Use Asset	565,336	4,840,609	2,056,008
Investment in CAL Funding	9,900,000	—	—
Deposits and Other Assets	246,843	122,826	801,998
Intangible Assets:
Licenses and Permits	28,920,000	175,845,000	48,300,000
Tradename	930,000	57,425,000	38,740,592
Customer Relationships	12,462,000	2,678,000	9,298,000
Non-competition Agreements	100,000	—	2,465,000
Liabilities Assumed	(1,230,441)	(11,091,246)	(4,869,639)
Deferred Tax Liabilities	(14,238,349)	—	(21,807,925)

Total Identifiable Net Assets	47,323,538	250,750,259	80,385,412
Goodwill	61,328,599	115,979,323	153,900,188

Net Assets	$108,652,137	$366,729,582	$234,285,600

Other acquisitions consists of For Success Holdings Company, Fiorello Pharmaceuticals, Inc., MC Brands, LLC as well as two dispensaries. The details of the significant transactions are discussed below. The Company also incurred approximately $812,000 of acquisition related costs which were expensed in the current period.

7.	ACQUISITIONS (Continued)

Pro Forma Financial Information

The following table summarizes the revenue and net income (loss) of Advanced Grow Labs, LLC and Integral Associates, LLC from the transaction date (the date of acquisition for Advanced Grow Labs, LLC of February 12, 2019 and for Integral Associates, LLC of June 5, 2019) through December 31, 2019 and Revenues, net of discounts and Net income (loss) for Advanced Grow Labs, LLC and Integral Associates, LLC for the years ended December 31, 2018 and 2017:

	Transaction Date Through December 31, 2019		For the Year Ended December 31, 2018		For the Year Ended December 31, 2017
	Advanced Grow Labs, LLC	Integral Associates, LLC	Advanced Grow Labs, LLC	Integral Associates, LLC	Advanced Grow Labs, LLC	Integral Associates, LLC
Revenues, net of discounts	$16,377,199	$39,246,745	$17,016,743	$60,261,432	$13,979,514	$30,420,101
Net income (loss)	3,612,455	(6,375,800)	7,497,696	13,218,159	7,721,627	6,983,028

The following table summarizes the pro forma combined revenue and net income (loss) of Green Thumb Industries Inc., Advanced Grow Labs, LLC and Integral Associates, LLC for the period from January 1, 2019 through December 31, 2019 (presented as if the acquisitions had occurred at January 1, 2019):

	For the Year Ended December 31, 2019
	Green Thumb Industries Inc.	Advanced Grow Labs, LLC	Integral Associates, LLC	Pro Forma Adjustments	Notes		Pro Forma Combined
		Unaudited	Unaudited
Revenues, net of discounts	$160,808,662	$18,516,074	$79,146,937	$—			$258,471,673
Net income (loss) attributable to Green Thumb Industries Inc.	(56,353,062)	4,586,122	(1,110,610)	(8,394,854)	(a	), (b)	(61,272,404)

(a)

Represents estimated amortization expense on intangible assets acquired as part of the acquisition of Advance Grow Labs, LLC and Integral Associates, LLC of $327,302 representing one month of amortization expense and $6,639,127 representing five months of amortization expense, respectively.

(b)	Represents estimated income tax expense of Advanced Grow Labs, LLC of $164,780 and Integral Associates, LLC of $1,263,645 based on a 24% effective tax rate.

The following table summarizes the pro forma combined revenue and net income (loss) of Green Thumb Industries Inc., Advanced Grow Labs, LLC and Integral Associates, LLC for the period from January 1, 2018 through December 31, 2018 (presented as if the acquisitions had occurred at January 1, 2018):

	For the Year Ended December 31, 2018
	Green Thumb Industries Inc.	Advanced Grow Labs, LLC	Integral Associates, LLC	Pro Forma Adjustments	Notes		Pro Forma Combined
		Unaudited	Unaudited
Revenues, net of discounts	$62,493,680	$17,016,743	$60,261,432	$—			$139,771,855
Net income (loss) attributable to Green Thumb Industries Inc.	(5,243,917)	7,497,696	13,218,159	(24,006,529)	(a	), (b)	(8,534,591)

(a)

Represents estimated amortization expense on intangible assets acquired as part of the acquisition of Advance Grow Labs, LLC and Integral Associates, LLC of $3,927,619 and $15,933,905 each representing twelve months of amortization expense, respectively.

7.	ACQUISITIONS (Continued)

(b)	Represents estimated income tax expense of Advanced Grow Labs, LLC of $972,647 and Integral Associates, LLC of $3,172,358 based on a 24% effective tax rate.

The following table summarizes the pro forma combined revenue and net income (loss) of Green Thumb Industries Inc., Advanced Grow Labs, LLC and Integral Associates, LLC for the period from January 1, 2017 through December 31, 2017 (presented as if the acquisitions had occurred at January 1, 2017):

	For the Year ended December 31, 2017
	Green Thumb Industries	Advanced Grow Labs, LLC	Integral Associates, LLC	Pro Forma Adjustments	Notes	Pro Forma Combined
		Unaudited	Unaudited
Revenues, net of discounts	$16,528,779	$13,979,514	$30,420,101			$60,928,394
Net income (loss) attributable to Green Thumb Industries Inc.	(4,249,775)	7,721,627	6,983,028	(22,563,841)	(a),(b)	$(12,108,961)

(a)

Represents estimated amortization expense on intangible assets acquired as part of the acquisition of Advance Grow Labs, LLC and Integral Associates, LLC of $3,927,619 and $15,933,905 each representing twelve months of amortization expense, respectively.

(b)	Represents estimated income tax expense of Advanced Grow Labs, LLC of $1,026,390 and Integral Associates, LLC of $1,675,927 based on a 24% effective tax rate.

Business Acquisitions:

(a)	Acquisition of Advanced Grow Labs, LLC

On February 12, 2019, the Company acquired 100% of the ownership interests of Connecticut-based Advanced Grow Labs, LLC (“AGL”). AGL is licensed in Connecticut to grow and process cannabis. The acquisition includes a manufacturing license and an ownership stake in a recently awarded Connecticut-based dispensary. The transaction consideration included $15.5 million of cash, approximately 7.3 million Subordinate Voting Shares of GTI which were valued at approximately $85.1 million, based on the fair value of the securities on their date of issuance, which was the closing price of GTI’s Subordinate Voting Shares as traded on the CSE on the date of the transaction. The purchase agreement also included additional consideration ranging from $0 to $15 million in shares of GTI depending upon the EBITDA results of AGL over the twelve-month period following the close of the transaction. As of December 31, 2019, the Company estimated the fair value of contingent consideration (which had an initial value of $8.1 million as of February 12, 2019) to be $8.6 million using a probability weighting of the potential payouts.

(b)	Acquisition of Integral Associates, LLC

On June 5, 2019, the Company acquired 100% of the ownership interests of Integral Associates, LLC. The acquisition included Integral Associate’s retail brand Essence, three retail locations, as well as two cultivation and processing facilities. The transaction consideration included $52.8 million paid in cash and approximately 20.8 million in Subordinate Voting Shares which were valued at $235.4 million, and an additional 3.3 million milestone shares with a fair value of $37.7 million, for a total value of $273.1 million in share issuances. The fair value of the securities was based upon the closing price of GTI’s Subordinate Voting Shares as traded on the CSE on the date of the transaction. The purchase agreement includes additional consideration based upon future milestone targets of which an additional 0.9 million Subordinate Voting Shares have been issued to-date. The former owners of Integral Associates may receive additional contingent consideration of up to $57 million in shares of GTI depending upon the EBITDA results of Integral Associates over the twelve-month period following the close of the transaction along with

7.	ACQUISITIONS (Continued)

conditional and/or final dispensary operating licenses. As of December 31, 2019, the Company estimated the fair value of contingent consideration (which had an initial value of $40 million as of June 5, 2019) to be $39.6 million using a probability weighting of the potential payouts.

(c)	Acquisition of For Success Holding Company

On February 21, 2019, the Company acquired 100% of the ownership interests of For Success Holding Company, the Los Angeles-based creator of the lifestyle suite of Beboe branded products. Beboe is currently available in certain retail locations in California and Colorado and via home delivery across California. The acquisition was an all stock transaction whereby consideration was satisfied through the issuance 6,463,553 of GTI Subordinate Voting Shares (including 793,448 deferred shares) which were valued at $94.5 million, based on the fair value of the securities on their date of issuance, which was the closing price of GTI’s Subordinate Voting Shares as traded on the CSE on the date of the transaction. The purchase agreement also includes additional consideration ranging from $0 to $15 million in cash or shares of GTI subject to Beboe achieving the placement of its products in specified retailers during the twelve months post acquisition of which $6.9 million was earned and paid during 2019 in the form of 808,614 Subordinated Voting Shares. As of December 31, 2019, the Company estimated the fair value of contingent consideration to be $2.4 million using a probability weighting of the potential payouts.

(d)	Acquisition of Fiorello Pharmaceuticals, Inc

On August 23, 2019, the Company acquired 100% of the ownership interests of New York-based Fiorello Pharmaceuticals, Inc. The acquisition consideration was paid using $42.6 million of cash and 1.7 million of the company’s Subordinate Voting Shares which were valued at $14.1 million, based on the fair value of the securities on their date of issuance, which was the closing price of GTI’s Subordinate Voting Shares as traded on the CSE on the date of the transaction. The acquisition includes the license and assets for one cultivation, one processing, and four retail facilities in the state of New York.

(e)	MC Brands, LLC

On June 27, 2019, the Company acquired the remaining 75% interest in MC Brands, LLC which is based in Colorado through the issuance of 1.7 million Subordinated Voting Shares valued at $19.4 million. The transaction was accounted for as an asset acquisition.

8.	INTANGIBLE ASSETS AND GOODWILL

Intangible assets are recorded at cost less accumulated amortization and impairment losses, if any. Intangible assets acquired in a business combination are measured at fair value at the acquisition date. Amortization of definite life intangibles is provided on a straight-line basis over their estimated useful lives. The estimated useful lives, residual values, and amortization methods are reviewed at each year end, and any changes in estimates are accounted for prospectively.

8.	INTANGIBLE ASSETS AND GOODWILL (Continued)

At December 31, 2019, intangible assets consisted of the following:

	Licenses and Permits	Tradenames	Customer Relationships	Non-Competition Agreements	Total
Cost
As at January 1, 2019	$89,705,213	$360,000	$820,000	$20,480	$90,905,693
Additions from acquisitions	247,249,000	97,095,590	24,438,000	2,565,000	371,347,590

As at December 31, 2019	$336,954,213	$97,455,590	$25,258,000	$2,585,480	$462,253,283

Accumulated Amortization
As at January 1, 2019	$2,322,715	$—	$204,500	$12,800	$2,540,015
Amortization	16,154,785	4,121,800	3,727,916	461,869	24,466,370

As at December 31, 2019	$18,477,500	$4,121,800	$3,932,416	$474,669	$27,006,385

Net book value
As at January 1, 2019	$87,382,498	$360,000	$615,500	$7,680	$88,365,678
As at December 31, 2019	$318,476,713	$93,333,790	$21,325,584	$2,110,811	$435,246,898

At December 31, 2018, intangible assets consisted of the following:

	Licenses and Permits	Tradenames	Customer Relationships	Non-Competition Agreements	Total
Cost
As at January 1, 2018	$13,004,575	$360,000	$820,000	$20,480	$14,205,055
Additions	49,999	—	—	—	49,999
Additions from acquisitions	76,650,637	—	—	—	76,650,639

As at December 31, 2018	$89,705,213	$360,000	$820,000	$20,480	$90,905,693

Accumulated Amortization
As at January 1, 2018	$—	$—	$40,500	$2,560	$43,060
Amortization	2,322,715	—	164,000	10,240	2,496,955

As at December 31, 2018	$2,322,715	$—	$204,500	$12,800	$2,540,015

Net book value
As at January 1, 2018	$13,004,575	$360,000	$779,500	$17,920	$14,161,995
As at December 31, 2018	$87,382,498	$360,000	$615,500	$7,680	$88,365,678

The Company recorded amortization expense for the years ended December 31, 2019, 2018 and 2017 of $24,466,370, $2,496,955 and $43,060, respectively.

The following table outlines the estimated annual amortization expense related to intangible assets as of December 31, 2019:

Year Ending December 31	Estimated Amortization
2020	$33,427,493
2021	33,198,048
2022	32,767,307
2023	32,684,492
2024	32,103,159
Thereafter	271,066,399

$435,246,898

8.	INTANGIBLE ASSETS AND GOODWILL (Continued)

Goodwill

At December 31, 2019, Goodwill consisted of the following:

	Retail	Consumer Packaged Goods	Total
As at January 1, 2019	$15,286,360	$23,918,000	$39,204,360
Acquisition of Advanced Grow Labs, LLC	16,756,250	44,572,349	61,328,599
Acquisition of Integral Associates, LLC	46,655,753	69,323,570	115,979,323
Other Acquisitions	32,936,590	120,963,598	153,900,188
Adjustments to Purchase Price Allocations	8,238,808	(3,566,285)	4,672,523

As at December 31, 2019	$119,873,759	$255,211,232	$375,084,991

At December 31, 2018, Goodwill consisted of the following:

	Retail	Consumer Packaged Goods	Total
As at January 1, 2018	$188,260	$—	$188,260
Acquisition of KSGNF, LLC	10,250,880	23,918,000	34,168,880
Acquisition of Compassionate Organics, LLC	4,847,220	—	4,847,220

As at December 31, 2018	$15,286,360	$23,918,000	$39,204,360

As described in Notes 2(l) and 2(m), a two-step method was used for determining goodwill impairment. In the first step (“Step One”), the Company compared the estimated fair value of each reporting unit to its carrying value, including goodwill. If the carrying value of a reporting unit exceeded the estimated fair value, the second step (“Step Two”) is completed to determine the amount of the impairment charge. Step Two requires the allocation of the estimated fair value of the reporting unit to the assets, including any unrecognized intangible assets, and liabilities in a hypothetical purchase price allocation. Any remaining unallocated fair value represents the implied fair value of goodwill, which is compared to the corresponding carrying value of goodwill to compute the goodwill impairment charge. The results of Step One of the goodwill impairment test indicated that the estimated fair values for all reporting units exceed their respective carrying values. The Company’s reporting unit’s to which goodwill has been assigned include California Consumer Packaged Goods, Connecticut Retail and Consumer Packaged Goods, Florida Retail and Consumer Packaged Goods, Illinois Retail, Massachusetts Retail, Nevada Retail and Consumer Packaged Goods and New York Retail and Consumer Packaged Goods.

To estimate the fair value of each reporting unit, management utilized an income approach. The key assumptions used in the calculation of the fair value of each reporting unit include management’s projections of future cash flows for a five-year period and after projections end, a growth rate of 3.0%, a discount rate of 13.5%—14.8% with variability within the range based on the risk associated with the reporting unit. If the growth rate and discount rate were to be increased or decreased by 5%, the recoverable amount of goodwill would still be higher than the carrying amounts.

9.	LEASES

In February 2016, the FASB issued Accounting Standards Update No. 2016-02 “Leases (Topic 842)” (“ASU 2016-02”), which requires lessees to put most leases on the balance sheet but recognize expense on the income statement in a manner similar to current accounting. On January 1, 2019, the Company adopted the standard and all related amendments, using the optional transition method (modified retrospective approach) applied to leases at the adoption date. Under the modified retrospective approach, comparative periods have not been restated and continue to be reported under the accounting standards in effect for those periods. Additionally, an adjustment was recorded to retrained earnings to account for the initial adoption of the standard.

The Company elected the optional package of practical expedients to not reassess prior conclusions related to contracts containing leases, lease classification and initial direct costs. The Company also elected the practical expedient to not separate lease components from non-lease components for real estate leases. As a result of the adoption of ASU 2016-02, the Company recorded right-of-use assets of $11,197,339 and corresponding lease liabilities of $11,695,585 with the difference of $498,246 recorded in opening retained earnings.

The Company has operating leases for certain Rise and Essence retail dispensaries located throughout the US and processing and cultivation facilities in Connecticut, Florida, Massachusetts, Maryland, Nevada, New York and Pennsylvania as well as corporate office space in Illinois and Nevada. Operating lease ROU assets and operating lease liabilities are recognized based on the present value of future minimum lease payments over the lease term at commencement date.

Upon adoption of ASU 2016-02, ROU assets were adjusted for deferred rent and prepaids as of January 1, 2019. Lease expense is recognized on a straight-line basis over the expected lease term. The Company’s incremental borrowing rate is used in determining the present value of future payments at the commencement date of the lease, or for the adoption of ASU 2016-02, at January 1, 2019. Balances related to operating leases are included in ROU assets and noncurrent lease liabilities on the consolidated balance sheet.

All real estate leases are recorded on the balance sheet. Equipment and other non-real estate leases with an initial term of twelve months or less are not recorded on the balance sheet. Lease agreements for some locations provide for rent escalations and renewal options. Many leases include one or more options to renew the lease at the end of the initial term. The Company considered renewals in its ROU assets and operating lease liabilities. Certain real estate leases require payment for taxes, insurance and maintenance which are considered non-lease components. The Company accounts for real estate leases and the related fixed non-lease components together as a single component

The Company determines if an arrangement is a lease at inception. The Company must consider whether the contract conveys the right to control the use of an identified asset. Certain arrangements require significant judgment to determine if an asset is specified in the contract and if the Company directs how and for what purpose the asset is used during the term of the contract.

For the year ended December 31, 2019, the Company recorded $7,291,154 in operating lease expense.

Other information related to operating leases as of and for the year ended December 31, 2019 were as follows:

Year Ended December 31, 2019
Weighted average remaining lease term (in years)	7.42
Weighted average discount rate	12.0%

9.	LEASES (Continued)

Maturities of lease liabilities for operating leases as of December 31, 2019 were as follows:

	Maturities of Lease Liability
Year Ending December 31	Third Party	Related Party	Total
2020	$10,041,583	$1,392,233	$11,433,816
2021	10,862,998	1,424,852	12,287,850
2022	10,261,431	1,458,247	11,719,678
2023	10,039,912	1,492,438	11,532,350
2024	8,750,062	1,384,036	10,134,098
2025 and Thereafter	54,812,515	11,524,619	66,337,134

Total Lease Payments	104,768,501	18,676,425	123,444,926

Less: Interest	(49,018,620)	(9,477,301)	(58,495,921)

Present Value of Lease Liability	$55,749,881	$9,199,124	$64,949,005

Related Party Operating Leases

During 2019, GTI entered into three additional related party transactions with respect to its leasing arrangements for three GTI dispensaries operating in Florida, Illinois and Nevada.

With respect to leasing arrangements in Florida and Illinois, Wendy Berger, a director of the Company, is a principal of WBS Equities, LLC, which is the Manager of Mosaic Real Estate, LLC. Additionally, Mosaic Real Estate, LLC is owned in part by Ms. Berger (through the Wendy Berger 1998 Revocable Trust), Benjamin Kovler, the Chief Executive Officer and a director of the Company (through KP Capital, LLC), and Mr. Georgiadis, the Chief Financial Officer and a director of the Company (through Three One Four Holdings, LLC). The terms of these leases range from 7 years to 15 years. For the year ended December 31, 2019, the Company recorded lease expense of $710,525 associated with these lease arrangements.

In addition to the leases entered into in 2019, the Company had pre-existing operating leases with the same related parties for three dispensaries located in Maryland, Nevada and Massachusetts. These leases commenced in 2017 and have terms of 7 to 15 years. For the years ended December 31, 2019, 2018 and 2017, rent expense associated with these leases was $519,825, $515,064 and $87,705, respectively.

In regards to the leasing arrangement in Nevada, and as a result of the acquisition of Integral Associates, LLC, Armen Yemenidjian, the President of the Integral Associates, LLC, and Alejandro Yemenidjian, a director of Integral Associates, LLC, each own 50% of Armenco Capital LLC, which owns 50% of Durango Teco Partners, LLC. Durango Teco Partners, LLC owns the building in which an Essence dispensary leases. The term of the lease is 10 years. For the year ended December 31, 2019, the Company recorded lease expense of $42,396 associated with this lease.

Sales Lease Back Transaction

On November 12, 2019, the Company closed on a sale and lease back transaction to sell its Danville, Pennsylvania cultivation and processing facility to IIP. Under a long-term agreement, the Company will lease back the facility and continue to operate and manage it. The purchase price for the property was $20,300,000, excluding transaction costs. The Company is also expected to make certain improvements to the property that will significantly enhance production capacity, for which IIP has agreed to provide reimbursement of up to $19,300,000. Assuming full reimbursement for such improvements, IIP’s total investment in the property will be $39.6 million. The lease was recorded as an operating lease and resulted in a right of use asset and related lease liability of $25,165,505 each and was recorded net of the improvements allowance of $19,300,000.

9.	LEASES (Continued)

Disclosures related to period prior to adoption of ASU 2016-02

Future minimum rental commitments under non-cancelable operating leases as of December 31, 2018 were expected to be as follows:

Year Ending December 31	Third Party	Related Party	Total
2019	$1,188,865	$574,477	$1,763,342
2020	1,127,754	585,966	1,713,720
2021	1,123,769	597,686	1,721,455
2022	1,040,481	504,255	1,544,736
2023	1,067,783	366,802	1,434,585
2024 and Thereafter	3,119,021	695,291	3,814,312

Total Future Minimum Lease Payments	$8,667,673	$3,324,477	$11,992,150

The Company leases certain business facilities from third parties under operating lease agreements that specify minimum rentals. The Company’s net rent expense for the years ended December 31, 2018 and 2017 totaled approximately $1,901,000 and $927,000 for these third-party leases.

10.	NOTES PAYABLE

At December 31, 2019 and December 31, 2018, notes payable consisted of the following:

	December 31, 2019	December 31, 2018
Promissory note dated October 2, 2017, in the original amount of $2,250,000 issued to accredited investors, which matures October 1, 2022; monthly payments of $55,611 including interest at 12.0% per annum	$—	$2,007,256
Promissory note dated October 2, 2017, in the original amount of $5,000,000 issued to accredited investors, which matures October 1, 2022; monthly payments of $112,490 including interest at 12.5% per annum	—	4,084,885
In connection with an acquisition completed in 2017, the Company is required to make quarterly charitable contributions of $50,000 through October 2024. The net present value of these required payments has been recorded as a liability with an interest rate of 2.17%	970,957	1,122,316
Private placement debt dated May 22, 2019, in the original amount of $105,466,429, which matures on May 22, 2022. The debt was issued at a discount, the carrying value of which is $15,090,517 as of December 31, 2019, and bears interest of 12.00% per annum.	90,375,912	—

Total notes payable	91,346,869	7,214,457
Less: current portion of notes payable	(206,675)	(1,480,660)

Notes payable, net of current portion	$91,140,194	$5,733,797

10.	NOTES PAYABLE (Continued)

(a)    Bridge Financing

On April 12, 2019, the Company completed a private placement of $12,500,000 in six-month senior secured promissory notes (the “Bridge Notes”). These Notes included Warrants to purchase 218,964 Subordinate Voting Shares at an exercise price of C$22.90, which can be exercised 42 months after the closing.

The exercise price of the warrants is denominated in Canadian dollars whereas the Company’s functional currency is USD. As such, upon issuance, the Company recorded a warrant liability and debt discount of $2,291,189 which was measured at fair value using a Monte Carlo simulation model. On May 22, 2019, the Company repaid the full principal amount and accrued interest of $12,645,833 for the Bridge Notes. The Company recognized $2,291,189 in interest expense for accretion of the debt discount upon the repayment of the April 12, 2019 Bridge Notes.

The warrant liability associated with the April 12, 2019 warrants is revalued as of each reporting date and requires various inputs, including management’s estimate of volatility, remaining term and risk-free rate. The following table summarizes the significant assumptions utilized as part of estimate of the fair value of the warrant liability at April 12, 2019 and December 31, 2019:

Date of Measurement – Warrant Liability	Volatility	Remaining Term	Risk-Free Rate	Estimated Fair Value
April 12, 2019	123.64%	3.50 Years	1.64%	$2,291,189
December 31, 2019	100.90%	2.78 Years	1.69%	$1,385,000

As of December 31, 2019, the Company recorded $805,788 as gain on fair value of warrants which is included in other income (expense) on the consolidated statement of operations.

(b)	Private Placement Financing

On May 22, 2019, the Company completed a private placement of $105,466,429 in three-year senior secured promissory notes and extinguished the bridge notes issued on April 12, 2019 and the promissory notes dated October 2, 2017 in the original amounts of $2,500,000 and $5,000,000. The notes accrue interest at an annual rate of 12.16%, payable on a quarterly basis commencing June 30, 2019 and all principal is due on the maturity date. The Company also has the sole discretion to extend the financing an additional twelve months.

The notes contain certain covenants which require the Company to maintain (on a daily basis) unrestricted cash and cash equivalents in an amount greater than or equal to the amount of interest that is scheduled to become due in the next 365-days and to not permit the ratio of net debt to stockholders’ equity to exceed a certain maximum as of the last day of any fiscal quarter. The Company was in compliance with such covenants as of December 31, 2019. Additionally, there are certain covenants which will require the Company to maintain a specific debt to EBITDA ratio and an interest coverage ratio which will be measured beginning June 30, 2020 as well as a fixed coverage ratio beginning December 31, 2020. Such covenants were not in effect as of December 31, 2019.

For the year ended December 31, 2019, the Company recognized $7,732,279 in interest expense associated with the promissory notes and $3,317,291 in interest expense for accretion of the debt discount.

As part of the transactions, the purchasers of the promissory notes also received warrants to purchase 1,822,771 Subordinate Voting Shares at an exercise price of C$19.39, which can be exercised at any time until 60 months after the closing of the transaction. The exercise price of the warrants is denominated in Canadian dollars whereas the Company’s functional currency is USD. As such, upon issuance, the Company recorded a warrant liability and debt discount of $15,543,468 which was measured at fair value using a Monte Carlo simulation model. In addition to the value of warrants, the debt discount included $228,761 of professional fees, and transaction related fees of $430,704 and is being accreted to interest expense over the term of the debt which approximates the effective interest method. As of December 31, 2019, the carrying value of the debt discount, net of amortization was $12,885,643.

10.	NOTES PAYABLE (Continued)

The warrant liability associated with the May 22, 2019 warrants is revalued as of each reporting date and requires various inputs, including management’s estimate of volatility, remaining term and risk-free rate. The following table summarizes the significant assumptions utilized as part of estimate of the fair value of the warrant liability at May 22, 2019 and December 31, 2019:

Date of Measurement – Warrant Liability	Volatility	Remaining Term	Risk-Free Rate	Estimated Fair Value

May 22, 2019	121.14%	5.00 Years	1.62%	$15,543,468
December 31, 2019	114.65%	4.39 Years	1.68%	$12,189,169

As of December 31, 2019, the Company recorded $3,354,299 to gain on fair value of warrants which is included in other income (expense) on the consolidated statement of operations.

(c)	Modification of Private Placement Financing

On November 9, 2019, the Company amended the May 22, 2019 Private Placement Financing to allow for additional financing through sales lease back arrangements and to clarify certain aspects of the financing agreement with the lenders. Specifically, the calculation of the effective interest rate on the note was clarified to refer to a 365-day calendar year rather than LIBOR-based 360-day year. The result of this change was a reduction in the effective interest rate by approximately 16 basis points (from 12.16% to 12.0%). The Amendment also reduced the borrowing capacity from $150,000,000 to $130,000,000, which allows the Company to borrow an additional $24,533,571 over a period of 12 months from the closing date of the Note Purchase Agreement. The Company evaluated the terms of the November 9, 2019 amendment and concluded that the transaction resulted in a debt modification, which resulted in the value of the warrants being recorded as additional debt discount and is being accreted to interest expense over the remaining term of the debt which approximates the effective interest method. As part of this transaction, the Company issued 365,076 warrants allowing the lenders to purchase Subordinate Voting Shares at an exercise price of C$12.04, which can be exercised 60 months following the close of the transaction. The exercise price of the warrants is denominated in Canadian dollars whereas the Company’s functional currency is USD. As such, upon issuance, the Company recorded an additional amount to debt discount and warrant liability of $2,304,874 which was measured at fair value using a Monte Carlo simulation model. The Company did not incur any other fees related to the amendment. As of December 31, 2019, the carrying value of the debt discount, net of amortization was $2,204,874.

The warrant liability is revalued as of each reporting date and requires various inputs including management’s estimate of volatility, remaining term and risk-free rate. The following table summarizes the significant assumptions utilized as part of estimate of the fair value of the warrant liability at November 9, 2019 and December 31, 2019:

Date of Measurement – Warrant Liability	Volatility	Remaining Term	Risk-Free Rate	Estimated Fair Value
November 9, 2019	117.43%	5.00 Years	1.55%	$2,304,874
December 31, 2019	116.58%	4.86 Years	1.68%	$2,304,874

As the fair value of the November 9, 2019 warrants approximated the fair value recorded upon issuance, no fair value adjustment was required as of December 31, 2019.

10.	NOTES PAYABLE (Continued)

(d) Related Parties

The private placement debt and related warrant liability are held by related parties of the Company as well as un-related third parties. Benjamin Kovler, the Chief Executive Officer and a director of the Corporation (through KP Capital, LLC); Andrew Grossman, the Executive Vice President of Capital Markets (through AG Funding Group, LLC) and Anthony Georgiadis, the Chief Financial Officer and a director of the Corporation (through Three One Four Holdings, LLC and ABG, LLC) all participated in the private placement financing. The following table summarizes the ownership interests in the private placement debt and warrant liability held as of December 31, 2019:

Related Parties – Private Placement Debt	Third Parties	Related Parties	Total Notes Payable
Private Placement Debt dated May 22, 2019	$89,576,809	$799,103	$90,375,912

Related Parties – Warrant Liability	Third Parties	Related Parties	Total Warrant Liability
April 12, 2019	$1,385,400	$—	$1,385,400
May 22, 2019	12,081,392	107,777	12,189,169
April 12, 2019	2,284,920	20,354	2,305,274

Total Warrant Liability	$15,751,712	$128,131	$15,879,843

(e)	Notes Payable Maturities

Maturities of the Company’s Notes Payable as of December 31, 2019 were as follows:

	Maturities of Notes Payable
	Private Placement Debt		Charitable Contributions	Total
2020	$—		$206,675	$206,675
2021	—		184,913	184,913
2022	105,466,429	(a)	188,958	105,655,387
2023	—		193,092	193,092
2024	—		197,319	197,319
2025 and Thereafter	$—		$—	$—

(a)	The amount excludes $15,090,517 of unamortized debt discount as of December 31, 2019.

11.	INCOME TAXES

On January 1, 2018, the Company, through a tax-free transfer under IRC Section 351, transferred ownership in GTI-Clinic Illinois Holdings, LLC (taxed as a partnership) to GTI Core, LLC (taxed as a “C” corporation). As a result of the transaction, the Company now accounts for income taxes in accordance with ASC 740—Income Taxes, under which deferred tax assets and liabilities are recognized based upon anticipated future tax consequences attributable to differences between financial statement carrying values of assets and liabilities and the respective tax bases.

Taxable income is computed for GTI Core, LLC and its respective LLC ownership interests up through the RTO date of June 12, 2018 and for all GTI companies and subsidiaries from this date forward. Effective with the Company’s reverse takeover transaction on June 12, 2018, all GTI companies and subsidiaries have elected to be taxed as “C” corporations.

11.	INCOME TAXES (Continued)

Green Thumb Industries Inc. is based in Canada but maintains all of its operations in the United States. Due to this inverted entity structure, the Company is subject to both US and Canadian taxation, however there was no Canadian tax liability and accordingly the Company filed a nil return with Canadian tax authorities.

For the years ended December 31, 2019 and 2018, income taxes expense consisted of:

	Year Ended December 31,
	2019	2018	2017
Current:
Federal	$18,095,946	$2,842,696	$214,000
State	4,665,000	279,899	—
Foreign	—	—	—

Total Current	22,760,946	3,122,595	214,000

Deferred:
Federal	(12,535,000)	3,330,000	—
State	(881,913)	731,000	—
Foreign	—	—	—

Total Deferred	(13,416,913)	4,061,000	—

Total	$9,344,033	$7,183,595	$214,000

The difference between the income tax expense for the years ended December 31, 2019, 2018 and 2017 and the expected income taxes based on the statutory tax rate applied to pre-tax earnings (loss) arises as follows:

	2019	2018	2017
Income/(Loss) before Income Taxes	$(50,202,837)	$29,751,374	$(4,150,756)
Statutory Tax Rates	21%	21%	34%

Expense/(Recovery) based on Statutory Rates	(10,542,596)	6,247,788	(1,411,257)
Pass-throughs and Non-controlling Interests	49,203	(1,062,111)	(211,494)
State Taxes	(1,536,694)	(279,899)	—
Provision to Return Adjustment	(1,209,592)	53,304	—
Adjustments for Stock Compensation	(1,952,083)	—	—
Non-deductible Expenses	14,166,223	2,263,978	1,842,735
Change in State Rate Reconciliation	513,338	—	—
Change in Valuation Allowance	7,604,098	—	—
Change in Uncertain Tax Position	2,113,263	—	—
Other Differences	138,873	(39,465)	(5,984)

Income Tax Expense	$9,344,033	$7,183,595	$214,000

As the Company operates in the cannabis industry, it is subject to the limitations of IRC Section 280E under which the Company is only allowed to deduct expenses directly related to sales of product. This results in permanent differences between ordinary and necessary business expenses deemed non-allowable under IRC Section 280E. Therefore, the effective tax rate can be highly variable and may not necessarily correlate with pre-tax income or loss.

Deferred taxes are provided using an asset and liability method whereby deferred tax assets are recognized based on the rates at which they are expected to reverse in the future. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. The effect on deferred tax assets and liabilities of a change in tax law or tax rates is recognized in income in the period that enactment occurs.

11.	INCOME TAXES (Continued)

At December 31, 2019 and December 31, 2018, the components of deferred tax assets and liabilities were as follows:

	Year Ended December 31,
	2019	2018
Deferred Tax Assets
Net Operating Losses	$12,997,000	$1,046,000
Stock-based Compensation	4,592,000	—
Other	1,596,000	804,000
Valuation Allowance	(7,604,098)	—

Total Deferred Tax Assets	11,580,902	1,850,000

Deferred Tax Liabilities
Fair Value Investments	$(1,852,000)	$(5,911,000)
Intangibles	(43,895,000)	(9,480,000)

Total Deferred Tax Liabilities	(45,747,000)	(15,391,000)

Net Deferred Tax Liabilities	$(34,166,098)	$(13,541,000)

As of December 31, 2019, the Net Deferred Tax Liability of $36,279,361, as presented on the consolidated balance sheet, includes unrecognized tax benefits of $2,113,263 as further described below.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. We assess the positive and negative evidence to determine if sufficient future taxable income will be generated to use the existing deferred tax assets.

As of December 31, 2019, we had federal net operating loss carryforwards with no expiration of $45 million and $45 million of state net operating loss carryforwards that begin to expire in 2031. Our evaluation of evidence resulted in management concluding that the majority of our net operating losses will not be realized. A valuation allowance in the amount of $7.6 million is maintained as of December 31, 2019.

Pursuant to Section 382 and 383 of the Internal Revenue Code of 1986, as amended, utilization of our net operating losses and credits may be subject to annual limitations in the event of any significant future changes in its ownership structure. These annual limitations may result in the expiration of net operating losses and credits prior to utilization.

The Company operates in a number of tax jurisdictions and are subject to examination of its income tax returns by tax authorities in those jurisdictions who may challenge any item on these returns. Because the tax matters challenged by tax authorities are typically complex, the ultimate outcome of these challenges is uncertain. In accordance with ASC 740 (Topic 740, “Income Taxes”), the Company recognizes the benefits of uncertain tax positions in our consolidated financial statements only after determining that it is more likely than not that the uncertain tax positions will be sustained.

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

Balance as of 12/31/2018	$—
Additions for current year	1,720,865
Additions for prior year	392,398
Subtractions for current year	—

Balance as of 12/31/2019	$2,113,263

11.	INCOME TAXES (Continued)

The Company recognizes accrued interest and penalties related to unrecognized tax benefits in the provision for income taxes. As of December 31, 2019 and 2018, we recognized an immaterial amount of interest and penalties. There are no positions for which it is reasonably possible that the uncertain tax benefit will significantly increase or decrease within twelve months. We file income tax returns in the United States, various state jurisdictions, and Canada with varying statutes of limitations. The federal statute of limitation remains open for the 2016 tax year to the present. The state income tax returns generally remain open for the 2016 tax year through the present. Net operating loss arising prior to these years are also open to examination if and when utilized.

12.	INVESTMENTS

The Company applies fair value accounting for all financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities that are required to be recorded at fair value, the Company considers all related factors of the asset by market participants in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions, and credit risk.

The Company applies the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels, and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 — Unadjusted quoted prices in active markets for identical assets or liabilities;

Level 2 — Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly; and

Level 3 — Inputs for the asset or liability that are not based on observable market data.

The Company participated in various fundraises of other cannabis companies throughout 2018. The investments include convertible notes with terms to maturity ranging from 1 to 2 years that carry simple interest of 6.00% per annum and convert into common shares at pre-defined numbers of units. Management estimated that market interest rates on similar borrowings without the conversion feature was approximately 18% and has used an implied volatility of 58% in measuring the fair value. At December 31, 2019 and 2018, the fair value of these investments is $7,533,000 and $30,336,000, respectively.

The Company also made direct equity investments. Management estimated that market yields were approximately 15% and used an implied volatility of 106% in measuring the fair value. At December 31, 2019 and 2018, the fair value of these investments was $6,535,821 and $10,597,283, respectively.

In addition to the investments discussed above, the Company also held an equity interest in a publicly traded company (which is considered a Level 1 investment and was accounted for as a trading investment at the date of acquisition) in the amount of $0 and $966,541 as of December 31, 2019 and 2018, respectively. All of these investments are measured at fair value for financial reporting purposes. As these convertible notes (as described above) and equity investments are not traded in an active market; their fair values are estimated by using market data. Any resulting change in fair value is reflected on the consolidated statement of operations under the classification other income (expense).

12.	INVESTMENTS (Continued)

The following table summarizes the change in the Company’s investments as of December 31, 2019:

	Convertible Notes Receivable	Equity	Total
Balance at December 31, 2018	$30,336,000	$10,597,283	$40,933,283
Fair value adjustment	(1,398,000)	(4,061,462)	(5,459,462)
Applied to consideration in business combination	(21,405,000)	—	(21,405,000)

Balance at December 31, 2019	$7,533,000	$6,535,821	$14,068,821

The following table summarizes the change in the Company’s investments as of December 31, 2018:

	Warrants	Convertible Notes Receivable	Equity	Total
Balance at December 31, 2017	$—	$—	$—	$—
Additions	22,153,692	16,750,000	5,800,000	44,703,692
Fair value adjustment	15,612,026	13,586,000	4,797,283	33,995,309
Exchange for note receivable (see Note 5)	(11,630,867)	—	—	(11,630,867)
Distributions	(26,134,851)	—	—	(26,134,851)

Balance at December 31, 2018	$—	$30,336,000	$10,597,283	$40,933,283

The calculated fair values are recorded as a Level 3 fair value investment as of December 31, 2019 and 2018 (see Note 18 Financial Instrument and Financial Risk Management for additional details). The convertible notes receivable were valued using the Binomial Lattice Model, which is based on a generalized binomial option pricing formula, using the following assumptions:

	Year Ended December 31,
	2019	2018
Risk free rate	1.58% - 2.46%	2.54% - 2.63%
Equity Volatility	58% - 106%	100%
Market Yield	15% - 18%	15%
Probability of Qualified Financing	0%	0%
Probability of Sale	30%	50%-80%
Probability of No Event	70%	20%-50%

13.	INVESTMENT IN ASSOCIATE

The Company’s investments in associates are as follows:

		Ownership Interest
Investment in associates	Jurisdiction	2019	2018
MC Brands, LLC	Colorado	100%	25%
Cal Funding, LLC	Massachusetts	9.9%	—

During 2019, the Company acquired a 9.9% interest in Cal Funding, LLC, an investment entity that owns a Massachusetts cannabis operator as part of the acquisition of Advanced Grow Labs, LLC. In addition to the 9.9% interest acquired, the Company also indirectly controls a portion of Cal Funding, LLC through operating agreements with the former owners of the entity. This investment is being accounted for as an equity method investment as the Company exerts significant influence over Cal Funding, LLC. See Note 7—Acquisitions for additional details.

13.	INVESTMENT IN ASSOCIATE (Continued)

Presented below is the summarized unaudited balance sheet of Cal Funding, LLC as of December 31, 2019:

2019
Cash and Cash Equivalents	$2,095,631
Other Current Assets	1,061,707

Total Current Assets	3,157,338
Non-Current Assets	6,955,118
Current Liabilities	584,557
Long-Term Liabilities	1,000,000
Net Assets	$8,527,899

For the year ended December 31, 2019, Cal Funding, LLC had revenues of $7,053,953 and net income of $2,003,887 from which, the Company recorded a nominal amount in income from the investee within Other Income (Expense) in the consolidated statement of operations. The balance of GTI’s Investment was $10,350,000 as of December 31, 2019.

During 2018, the Company acquired a 25% interest in MC Brands, LLC, a Colorado based intellectual property business that licenses its edibles and extracts brand and product formulation to various cannabis operators. Presented below is the summarized unaudited balance sheet of MC Brands, LLC as of December 31, 2018.

2018
Cash and Cash Equivalents	$9,313
Other Current Assets	80,719

Total Current Assets	90,032
Non-Current Assets	515,282
Current Liabilities	235,236
Net Assets	370,078

During 2018, the investee had nominal profit and loss activity from the date of the Company’s investment through December 31, 2018, and thus the Company did not record an adjustment to the carrying balance of the investment in associate. In June 2019, the Company acquired the remaining ownership interests of MC Brands, LLC. The value of the investment of $6.5 million as of the transaction date was included as part of the consideration. As of December 31, 2019, MC Brands, LLC was included within the consolidated financial statements. See Note 7 for details.

14.	SHARE CAPITAL

Common shares are classified as equity. Incremental costs directly attributable to the issuance of shares are recognized as a deduction from equity. The proceeds from the exercise of stock options or warrants together with amounts previously recorded in reserves over the vesting periods are recorded as share capital. Income tax relating to transaction costs of an equity transaction is accounted for in accordance with Accounting Standards Codification (ASC) 740, Income Taxes.

(a)	Authorized

The Company has the following classes of Share Capital, with each class having no par value:

(i)	Subordinate Voting Shares

The holders of the Subordinate Voting shares are entitled to receive dividends which may be declared from time to time, and are entitled to one vote per share at shareholder meetings of the Company. All Subordinate Voting shares are ranked equally with regard to the Company’s residual assets. The

14.	SHARE CAPITAL (Continued)

(a)	Authorized (Continued)

(i)	Subordinate Voting Shares (Continued)

Company is authorized to issue an unlimited number of no par value Subordinate Voting shares. During the year ended December 31, 2019, the shareholders of the corporation converted 357,104 Multiple Voting Shares into 35,710,400 Subordinate Voting Shares.

(ii)	Multiple Voting Shares

Each Multiple Voting share is exchangeable for 100 Subordinate Voting shares and is entitled to one hundred votes per share at shareholder meetings of the Company. At December 31, 2019, the Company has 373,350 issued and outstanding multiple voting shares, which convert into 37,335,000 subordinate voting shares. The Company is authorized to issue an unlimited number of Multiple Voting shares. During the year ended December 31, 2019, the shareholders of the Corporation converted 22,224 Super Voting Shares into 22,224 Multiple Voting Shares.

(iii)	Super Voting Shares

Each Super Voting share is exchangeable for 100 Subordinate Voting shares and is entitled to one thousand votes per share at shareholder meetings of the Company. At December 31, 2019, the Company has 402,289 issued and outstanding Super Voting shares which convert into 40,228,900 subordinate voting shares. The Company is authorized to issue an unlimited number of super voting shares. During the year ended December 31, 2019, the shareholders of the Corporation converted 22,224 Super Voting Shares into 22,224 Multiple Voting Shares.

(b)	Issued and Outstanding

A reconciliation of the beginning and ending amounts of the issued and outstanding shares by class is as follows:

	Issued and Outstanding
	Subordinate Voting Shares	Multiple Voting Shares	Super Voting Shares
As of December 31, 2018	43,920,131	677,230	424,513
Issuance of shares under business combinations and investments	45,571,444	—	—
Noncontrolling interests adjustment for change in ownership	—	31,000	—
Issuance of shares for redemption of noncontrolling interests	2,498,404	—	—
Issuance of shares upon vesting of RSUs	1,165,630	—	—
Issuance of shares upon exercise of broker options	114,080	—	—
Issuance of shares for professional fees	19,875	—	—
Exchange of shares	35,710,400	(334,880)	(22,224)

As at December 31, 2019	128,999,964	373,350	402,289

14.	SHARE CAPITAL (Continued)

(c)	Deferred Share Issuances

In relation to certain acquisitions as described in Note 7 - Acquisitions, certain transactions involved consideration in the form of deferred shares which are to be issued to the previous owners of each respective entity at a date post acquisition. The following is a summary of the shares to be issued as of December 31, 2019:

		December 31, 2019
Transaction	Date of Transaction	Units	Value
Advanced Grow Labs, LLC	February 12, 2019	472,500	$5,380,000
For Success Holdings Company	February 21, 2019	793,448	9,900,000
Rise Canton	May 15, 2019	101,695	1,307,798

		1,367,643	$16,587,798

The deferred shares for each acquisition are to be issued upon the passage of 12-24 months from the close of each respective transaction as defined within each agreement. The value associated with the deferred shares is recorded within the Company’s consolidated statement of shareholders’ equity as of December 31, 2019.

(d)	Private Placement of Shares in Connection with Reverse Takeover

In contemplation of its reverse takeover (RTO) transaction, the Company issued $45,000,000 in convertible notes payable to various investors. The original maturity of the convertible notes payable was three years from the funding date of April 30, 2018, and the notes bore simple interest at a rate of 8% per year. At June 12, 2018, the carrying value of the convertible notes payable, including accrued interest, was $15,245,960 and the fair value assigned to the conversion feature of the notes was $28,894,566. The Black Scholes options pricing model assumptions used in calculating the fair value include a risk free rate of 2.04%, volatility of 100%, an expected term of 60 days, and a share price of $6.00. The fair value adjustment related to the conversion feature was $1,981,358, and is included in other income on the consolidated statement of operations.

An increase in the share price and volatility assumptions of 5% would result in an increase in the fair value estimate of approximately $3,700,000, and a decrease in the share price and volatility assumptions of 5% would result in a decrease in the fair value estimate of approximately $3,694,000. Upon the RTO transaction, the convertible notes payable were converted into 122,442 Multiple Voting shares and 2,211 Super Voting shares, carrying a total value of $44,140,526.

On April 25, 2018, Subscription Receipts were sold at a price of C$7.75 per Subscription Receipt, for gross proceeds of $64,075,295 less issuance costs of $4,014,585. The Subscription Receipts were for the potential purchase of shares in GTI FinCo Inc. and were to be held in an escrow account until the reverse takeover transaction were to occur. Upon the RTO transaction, simultaneously with the issuance of shares of the Company to the holders of the Subscription Receipts, the funds held in the escrow account were released to the Company, and the shares converted into 10,744,995 Subordinate Voting shares of the Company. Also upon the RTO transaction, 4,550 Multiple Voting shares, which are convertible into 455,000 Subordinate Voting shares, were issued for gross proceeds of $2,730,000. Last, in connection with the private placement, the Company issued 285,000 options to consultants as compensation for the services provided. The options provided the recipients the right to purchase Subordinate Voting shares at an exercise price of C$7.75 per share. The options vested immediately and had a contractual life of two years. The value of the options was $906,366 under the Black-Scholes option pricing model. The total of the gross Subscription Receipts and Multiple Voting shares issued, less the direct costs of the Subscription Receipts and the value assigned to the options, resulted in an increase of $61,884,344 to share capital.

As discussed in Note 3, the RTO transaction was executed on June 12, 2018. Pursuant to the RTO transaction, Bayswater Uranium Corporation’s existing 185,186,988 common shares were converted into

14.	SHARE CAPITAL (Continued)

(d)	Private Placement of Shares in Connection with Reverse Takeover (Continued)

500,439 Subordinate Voting shares of the Company. The value assigned to these shares was $3,002,634, which was based on a per-share price of $6.00 (US Dollars) on the RTO date. Also pursuant to the RTO transaction, 130,435,783 Common Units and 119,266,258 Preferred Units of VCP23, LLC were converted into 431,198 Super Voting shares and 644,083 Multiple Voting shares, respectively, of the Company.

(e)	Fundraise Transactions

On August 2, 2018, the Company closed on a brokered fundraise transaction (the “First Offering”) for 7,300,000 Subordinate Voting shares, at a price of C$11.00 per share, for gross proceeds of $61,726,497. Financing costs related to the First Offering totaled $3,133,722.

On October 17, 2018, the Company closed on a brokered fundraise transaction (the “Second Offering”) for 5,083,000 Subordinate Voting shares, at a price of C$20.00 per share, for gross proceeds of $78,562,596. Financing costs related to the Second Offering totaled $3,479,116.

(f)	Changes in Ownership and Noncontrolling Interests

(i)	Acquisition of Noncontrolling Interest in KW Ventures Holdings, LLC (Firefly)

On January 1, 2019, the Company closed on its acquisition of KW Ventures Holdings, LLC (Firefly). The acquisition was an all stock transaction whereby consideration was satisfied through the issuance of 542,416 Subordinate Voting Shares at a fair value of $5,364,048. In addition to the shares issued on January 1, 2019 an additional 48,450 Subordinate Voting Shares with a fair value of $434,069 were held back as part of the closing agreement. The value of those shares was recorded as a current liability and included within Accrued Liabilities on the consolidated balance sheet as of December 31, 2019. Such shares were distributed to the noncontrolling interest members in February 2020.

Prior to January 1, 2019, 100% of Firefly was owned by the noncontrolling interest members. However, GTI considered Firefly to be a variable interest entity and accordingly, consolidated Firefly within GTI’s consolidated financial statements as GTI was determined to be the primary beneficiary of the operations of Firefly and GTI possessed the power to direct the activities of Firefly through a management services agreement. Consequently, when GTI acquired the noncontrolling interest, there was no change in control, and as a result, no gain or loss was recognized nor was there any excess purchase price recorded as a result of the transaction. The transaction resulted in an increase to share capital and a reduction to noncontrolling interest of $552,472. During 2019, GTI also made contributions to Firefly of $444,046 to cover the noncontrolling interest member’s 2018 tax liability.

(ii)	Acquisition of Noncontrolling Interest in GTI Ohio, LLC

On April 19, 2019, GTI Core, LLC, a wholly owned subsidiary of Green Thumb Industries Inc. entered into a membership interest purchase agreement with George Management Ltd. (George Management) to acquire 59% of the 60% interest that George Management held in the Retail and Processing License. On June 7, 2019, GTI consummated the acquisitions through the issuance of 1,233,014 Subordinate Voting shares with a fair value of $13,980,441 as well as $5,150,000 in cash of which $1,650,000 was contributed by George Management during 2019 as part of a capital call.

As part of the purchase agreement, and in consideration of the cultivation license for which GTI held a 40% interest as of the date of the purchase agreement, the Company and George Management entered into a reciprocal purchase agreement that would allow GTI to purchase the remaining 59% interest through a call option or, alternatively, allow George Management to put the 59% interest to GTI. The option may only be exercised in the event the Ohio Department of Commerce approves GTI’s cultivation license application.

GTI evaluated the reciprocal purchase option and determined that it represented a derivative liability that required remeasurement on a periodic basis with changes in fair value recorded through the statement of operations. As of the transaction date, the Company recorded a derivative liability of $4,526,401 using a

14.	SHARE CAPITAL (Continued)

(f)	Changes in Ownership and Noncontrolling Interests (Continued)

(ii)	Acquisition of Noncontrolling Interest in GTI Ohio, LLC (Continued)

Black Scholes option pricing model. During 2019, the Company recognized nominal gains as a result of changes in the fair value of the liability.

On December 29, 2019, subsequent to the Ohio Department of Commerce’s approval of GTI’s license application, George Management exercised their put option allowing GTI to purchase 59% of the remaining 60% interest in the cultivation license. As of December 31, 2019, the Company and George Management have been unable to agree upon the value of the Ohio cultivation license. The Company derecognized the derivative liability and recorded a current liability of $5,500,000 representing management’s estimate of the expected value to be paid to George Management as of December 31, 2019. The transactions resulted in an increase to share capital and a reduction to noncontrolling interest of $4,198,173.

(iii)	Acquisition of Noncontrolling Interest in GTI New Jersey, LLC

On April 23, 2019, the Company closed on its acquisition of GTI New Jersey, LLC to acquire the remaining 16% interest held by unrelated third parties. The acquisition was an all stock transaction whereby consideration was satisfied through the issuance of 671,317 Subordinate Voting Shares at a fair value of $5,766,613. Prior to April 23, 2019, 16% of GTI-NJ was owned by the noncontrolling interest members. However, GTI considered GTI-NJ to be a variable interest entity and accordingly, consolidated GTI-NJ within GTI’s consolidated financial statements as GTI was determined to be the primary beneficiary of the operations of GTI-NJ and GTI possessed the power to direct the activities of GTI-NJ through a management services agreement. Consequently, when GTI acquired the noncontrolling interest, there was no change in control, and as a result, no gain or loss was recognized nor was there any excess purchase price recorded as a result of the transaction. The transaction resulted in an increase to share capital and a reduction to noncontrolling interest of $570,078. As part of the acquisition of GTI New Jersey, LLC, the Company also agreed to award the previous owners of the entity $1,000,000 in Subordinate Voting Shares for each additional dispensary successfully opened, up to a $3,000,000 cap. However, the ambiguity in cannabis regulations in the state of New Jersey make it unknown whether the Company would be allowed to open and operate additional dispensaries. Given the uncertainty surrounding the Company’s ability to open and operate additional dispensaries, the Company has considered the possibility of successful openings to be unlikely, and as such no amount has been recorded on the consolidated balance sheet as an obligation as of December 31, 2019.

(iv)	Acquisition of Noncontrolling Interest in JB17, LLC

On June 12, 2018, the Company acquired all of the noncontrolling interests in JB17, LLC. The consideration paid was $700,000 and the issuance of 59,900 Multiple Voting shares, which were convertible into 5,990,000 Subordinate Voting shares, at a value of $6.00 per Subordinate Voting Share-equivalent. This resulted in an increase to share capital of $35,940,000, and a decrease of $33,662,548, in accumulated deficit, which has been presented as a reduction to accumulated deficit, after the reclassification of the noncontrolling interest carrying balance.

(v)	Acquisition of Noncontrolling Interest in GTI Pennsylvania, LLC

In December 2018, the Company issued the reciprocal put and call options discussed in Note 15 to the noncontrolling interest holders of GTI Pennsylvania, LLC. The noncontrolling interests were acquired by the Company subsequent to year-end, in January 2019. As it was determined that the Company had effective control over GTI Pennsylvania, LLC as of the put and call option issuance date, an increase to shares to be issued was reflected in the statement of equity of $27,773,234, representing the fair value of the 31,000 Multiple Voting Shares to be issued upon the subsequent acquisition date, along with a corresponding decrease of $30,663,670, which has been presented as a reduction to accumulated deficit, and the removal of the existing noncontrolling interest carrying balance as of December 31, 2018.

14.	SHARE CAPITAL (Continued)

(f)	Changes in Ownership and Noncontrolling Interests (Continued)

(vi)	Acquisition of Noncontrolling Interest in GTI Nevada, LLC

In December 2018, the Company acquired the noncontrolling interests of GTI Nevada, LLC, in exchange for 2,987,751 Subordinate Voting Shares of the Company. The shares are to be issued in seven tranches, the first of which was delivered in December 2018. The removal of the noncontrolling interests carrying balance, as well as the recording of the liability to issue the shares, resulted in a decrease of $25,917,883 to accumulated deficit as of December 31, 2018. The balance of the remaining liability at December 31, 2018 is $25,420,009 and is recorded in liability for acquisition of noncontrolling interest on the consolidated balance sheet. The remaining shares were delivered in 2019.

(g)	Stock-Based Compensation

The Company operates equity settled stock-based remuneration plans for its eligible directors, officers, employees and consultants. All goods and services received in exchange for the grant of any stock-based payments are measured at their fair value unless the fair value cannot be estimated reliably. If the Company cannot estimate reliably the fair value of the goods and services received, the Company shall measure their value indirectly by reference to the fair value of the equity instruments granted. For transactions with employees and others providing similar services, the Company measures the fair value of the services by reference to the fair value of the equity instruments granted.

Equity settled stock-based payments under stock-based payments plans are ultimately recognized as an expense in profit or loss with a corresponding credit to reserve for stock-based payments, in equity.

The Company recognizes compensation expense for Restricted Stock Units (“RSUs”) and options on a straight-line basis over the requisite service period of the award. Non-market vesting conditions are included in the assumptions about the number of options that are expected to become exercisable. Estimates are subsequently revised if there is any indication that the number of share options expected to vest differs from the previous estimate. Any cumulative adjustment prior to vesting is recognized in the current period. No adjustment is made to any expense recognized in prior period if share options ultimately exercised are different to that estimated on vesting.

In June 2018, the Company established the GTII Stock and Incentive Plan (the “Plan”). The maximum number of shares issued under the Plan shall not exceed 10% of the issued and outstanding shares. Option and RSU grants generally vest over one to three years, and Options typically have a life of ten years. Option grants are determined by the Compensation Committee of the Board with the option price set at no less than 100% of the fair market value of a share on the date of grant. Stock option activity is summarized as follows:

	Number of Shares	Weighted Average Exercise Price (CAD)	Weighted Average Contractual Life	Aggregate Intrinsic Value
Balance as at December 31, 2018	1,677,192	13.23	8.72	$27,698
Granted	3,040,906	13.35	5.00
Exercised	(114,080)	11.79	3.19
Forfeited	(765,001)	14.01	8.35

Balance as at December 31, 2019	3,839,017	13.21	5.81
Vested	492,833	13.63	7.84
Exercisable at December 31, 2019	116,320	6.67	3.19	$218,234

The aggregate intrinsic value in the table above represents the total pre-tax intrinsic value (the difference between the Company’s closing stock price on December 31, 2019 and 2018, respectively, and the exercise

14.	SHARE CAPITAL (Continued)

(g)	Stock-Based Compensation (Continued)

price, multiplied by the number of in-the-money options) that would have been received by the option holders had all option holders exercised their in-the-money options on December 31, 2019 and 2018. This amount will change in future periods based on the fair market value of the Company’s stock and the number of options outstanding.

The Company used the Black-Scholes option pricing model to estimate the fair value of the options at the grant dates during the year ended December 31, 2019 using the following ranges of assumptions:

Risk-free interest rate	1.18% - 2.33%
Expected dividend yield	0%
Expected volatility	61% - 100%
Expected option life	3 –10 years

As the Company became publicly traded in June 2018, sufficient historical trading information was not available to determine an expected volatility rate. The volatility rate was based on comparable companies within the same industry. As permitted under ASC 718, the Company has made an accounting policy choice to account for forfeitures when they occur.

The following table summarizes the number of nonvested restricted stock unit awards as of December 31, 2019 and 2018 and the changes during the year ended December 31, 2019:

	Number of Shares	Weighted Average Grant Date Fair Value (CAD)
Nonvested Shares at December 31, 2018	1,589,000	10.28
Granted	1,192,678	11.70
Forfeited	(201,873)	14.77
Vested	(1,180,043)	12.37

Nonvested Shares at December 31, 2019	1,399,762	9.30

The stock-based compensation expense for the years ended December 31, 2019, 2018 and 2017 was as follows:

	For the Year Ended December 31,
	2019	2018	2017
Stock Options Expense	$6,393,277	$1,876,627	$—
Restricted Stock Units	11,892,100	4,748,444	—

Total Stock-Based Compensation Expense	$18,285,377	$6,625,071	$—

(h)	Warrants

As part of the April 12, 2019 bridge loan financing, the May 22, 2019 private placement financing and the November 9, 2019 modification, the Company issued warrants to related parties as well as un-related third-party lenders. The related parties consisted of Benjamin Kovler, the Chief Executive Officer and a director of the Corporation (through KP Capital, LLC); Andrew Grossman, the Executive Vice President of Capital Markets (through AG Funding Group, LLC) and Anthony Georgiadis, the Chief Financial Officer and a director of the Corporation (through Three One Four Holdings, LLC and ABG, LLC). The related parties and un-related third parties held warrants that were valued at $128,131 and $15,751,712, respectively as of December 31, 2019. The warrant exercise prices are denominated in Canadian dollars whereas the Company’s functional currency is USD. As such, the Company classified the warrants as a liability and valued them using a Monte Carlo simulation model. See Note 10 – Notes Payable for additional details regarding the valuation methodology and significant assumptions used within the valuation. Changes in the

14.	SHARE CAPITAL (Continued)

(h)	Warrants (Continued)

fair value of the warrants since the transaction dates were recorded in the consolidated statement of operations within other income (expense). The following table summarizes the number warrants issued to related parties and third parties as of December 31, 2019 and 2018 and the changes during the year ended December 31, 2019:

	Third Party Number of Shares	Related Party Number of Shares	Weighted Average Exercise Price (CAD)	Weighted Average Contractual Life
Balance as at December 31, 2018	—	—	0.00	0.00
Granted	2,387,470	19,341	18.59

Balance as at December 31, 2019	2,387,470	19,341	18.59	4.86

(i)	Profits Interests Units

During the year ended December 31, 2018, the Company granted 7,657,700 membership units to certain employees and consultants as compensation for services. These membership units qualify as profits interests for U.S. federal income tax purposes and were accounted for in accordance with Accounting Standards Codification (ASC) 718, Stock Compensation. The Company amortizes awards over the service period until awards are fully vested.

The following table summarizes the status of the unvested profits interests at December 31, 2018:

	Number of Units	Weighted Average Grant Date Fair Value
Unvested, Beginning of Period	—	$—
Granted	7,657,700	0.44
Forfeited	—	—
Vested	(7,657,700)	0.44

Unvested, End of Period	—	n/a

The Company recorded $5,523,180 as compensation expense in connection with these awards during the year ended December 31, 2018. At December 31, 2018, there was no unamortized expense related to unvested profits interests.

15.	NONCONTROLLING INTERESTS PUT AND CALL OPTIONS

The Company has entered into agreements during 2019 and 2018 with certain of its noncontrolling interests whereby the agreements contain a put option, which provides the holder with the right to require the Company to purchase their retained interest for deemed fair market value at the time the put is exercised. The Company has also negotiated reciprocal call options, which would require the same non-controlling interests to sell their retained interest to the Company for deemed fair market value at the time the call is exercised.

For the year ended December 31, 2019, the Company recorded a liability of $5,500,000 in connection with a 2019 agreement with George Management where the noncontrolling party exercised its put option during the year for the Company to purchase the noncontrolling interest. The transaction is expected to close in early 2020. See further discussion in Note 14—Share Capital.

For the year ended December 31, 2018, the Company recorded a derivative liability in connection with the 2018 agreement for the put and call options using the Black Scholes options pricing model which approximates the value that would be obtained using a lattice model. The assumptions used in the calculating the fair value include a risk free rate of 2.44%, volatility of 100%, an expected term of 30 days, and a share price of $8.07. Upon initial

15.	NONCONTROLLING INTERESTS PUT AND CALL OPTIONS (Continued)

recognition, the Company recorded a derivative liability of $7,078,792. The Company recorded a gain of $2,869,342 on revaluation of the derivative liability, which is included other income on the consolidated statement of operations for the year ended December 31, 2018. The value of the derivative at December 31, 2018 is $4,238,701 and is recorded as a derivative liability on the consolidated balance sheet. The options were exercised and shares were issued on January 8, 2019.

16.	OTHER INCOME (EXPENSE)

For the years ended December 31, 2019, 2018 and 2017 other income (expense) was comprised of the following:

	For the Years Ended December 31,
	2019	2018	2017
Fair value adjustments on equity investments	$(3,530,969)	$4,797,283	$—
Fair value adjustments on convertible notes receivable	(1,771,420)	13,586,000	—
Fair value adjustment on put and call options	(132,523)	2,869,342	—
Fair value adjustments on warrants received	—	37,765,718	—
Fair value adjustments on variable note receivable	(6,608,790)	(4,206,141)	—
Fair value adjustment on convertible note payable in connection with RTO	—	1,981,358	—
Fair value adjustments on warrants issued	4,159,687	—
Fair value adjustments on contingent consideration	(3,686,921)	—	—
Other	1,252,000	(376,139)	544,399

Total Other Income (Expense)	$(10,318,936)	$56,417,421	$544,399

17.	COMMITMENTS AND CONTINGENCIES

The Company is subject to lawsuits, investigations and other claims related to employment, commercial and other matters that arise out of operations in the normal course of business. Periodically, the Company reviews the status of each significant matter and assesses the potential financial exposure. If the potential loss from any claim or legal proceeding is considered probable, and the amount can be reliably estimated, such amount is recognized in other liabilities.

Contingent liabilities are measured at management’s best estimate of the expenditure required to settle the obligation at the end of the reporting period and are discounted to present value where the effect is material. The Company performs evaluations to identify onerous contracts and, where applicable, records contingent liabilities for such contracts.

Contingent consideration is measured upon acquisition and is estimated using probability weighting of potential payouts. Subsequent changes in the estimated contingent consideration from the final purchase price allocation are recognized in the Company’s consolidated statement of operations.

(a)	Contingencies

The Company’s operations are subject to a variety of local and state regulation. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations in that specific state or local jurisdiction. While management of the Company believes that the Company is in compliance with applicable local and state regulations at December 31, 2019, medical cannabis regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties, or restrictions in the future.

17.	COMMITMENTS AND CONTINGENCIES (Continued)

(b)	Claims and Litigation

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. At December 31, 2018, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s consolidated operations. There are also no proceedings in which any of the Company’s directors, officers or affiliates is an adverse party or has a material interest adverse to the Company’s interest.

(c)	Construction Commitments

As of December 31, 2019, the Company held approximately $10,877,000 of open commitments to contractors on work being performed.

18.	FINANCIAL INSTRUMENTS AND FINANCIAL RISK MANAGEMENT

Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, member contribution receivable, notes receivable, due from related parties, investments, accounts payable and accrued liabilities, notes payable, derivative liability, liability for acquisition of noncontrolling interest and contingent consideration payable. The Company’s financial instruments and their classifications at December 31, 2019 are as follows:

	As of December 31, 2019
	Level 1	Level 2	Level 3	Total
Cash and Cash Equivalents	$46,667,334	$—	$—	$46,667,334
Notes Receivable	—	—	815,937	815,937
Investments	—	—	14,068,821	14,068,821
Liability of Redemption of Noncontrolling Interest	—	—	(5,500,000)	(5,500,000)
Warrant Liability	—	—	(15,879,843)	(15,879,843)
Contingent Consideration Payable	—	—	(58,936,739)	(58,936,739)

	$46,667,334	$—	$(65,431,824)	$(18,764,490)

The Company’s financial instruments and their classification at December 31, 2018 is as follows:

	As of December 31, 2018
	Level 1	Level 2	Level 3	Total
Cash and Cash Equivalents	$145,986,072	$—	$—	$145,986,072
Notes Receivable	—	—	10,924,727	10,924,727
Investments	966,541	—	39,966,742	40,933,283
Liability for Redemption of Noncontrolling Interest	—	—	(25,420,009)	(25,420,009)
Derivative Liability	—	—	(4,238,701)	(4,238,701)
Contingent Consideration Payable	—	—	(9,035,250)	(9,035,250)

	$146,952,613	$—	$12,197,509	$159,150,122

There have been no transfers between fair value levels during the periods ended December 31, 2019 and 2018.

18.	FINANCIAL INSTRUMENTS AND FINANCIAL RISK MANAGEMENT (Continued)

Financial Risk Management

The Company is exposed in varying degrees to a variety of financial instrument related risks. The Board mitigates these risks by assessing, monitoring and approving the Company’s risk management processes:

(a)	Credit Risk

Credit risk is the risk of a potential loss to the Company if a customer or third party to a financial instrument fails to meet its contractual obligations. The maximum credit exposure at December 31, 2018 is the carrying amount of cash and cash equivalents. The Company does not have significant credit risk with respect to its customers. All cash and cash equivalents are placed with major U.S. financial institutions.

The Company provides credit to its customers in the normal course of business and has established credit evaluation and monitoring processes to mitigate credit risk but has limited risk as the majority of its sales are transacted with cash. As of December 31, 2018, the Company had approximately $1,013,000 of accounts receivable that were past due. Given management’s expectation that any credit losses will be nominal, no provision is provided.

The Company has also issued notes receivable to certain counterparties, as described in Note 5. These notes are issued to creditworthy entities with which the Company is familiar, and thus the Company expects that any credit losses will be nominal. This note was fully repaid in June 2019.

(b)	Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations associated with financial liabilities. The Company manages liquidity risk through the effective management of its capital structure. The Company’s approach to managing liquidity is to ensure that it will have sufficient liquidity at all times to settle obligations and liabilities when due.

In addition to the commitments outlined in Note 17, the Company has the following contractual obligations:

	<1 Year	1 to 3 Years	3 to 5 Years	>5 Years	Total
Accounts Payable and Accrued Liabilities	$45,930,227	$—	$—	$—	$45,930,227
Notes Payable	206,675	90,942,875	197,319	—	91,346,869
Construction Commitments	10,877,000	—	—	—	10,877,000
Contingent Consideration Payable	50,391,181	8,545,558	—	—	58,936,739

(c)	Market Risk

Interest Rate Risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. Cash and cash equivalents bear interest at market rates. The Company’s financial debts have fixed rates of interest and therefore expose the Company to a limited interest rate fair value risk.

19.	VARIABLE INTEREST ENTITIES

The following table represents the summarized financial information about the Company’s consolidated variable interest entities (VIEs) which are included in the consolidated balance sheets and statements of operation as of

19.	VARIABLE INTEREST ENTITIES (Continued)

December 31, 2019 and 2018. All of these entities were determined to be VIEs as the Company possesses the power to direct activities through management services agreements (MSAs).

	December 31, 2019			December 31, 2018
	Chesapeake Alternatives, LLC	Illinois Disp, LLC	Other Non- material VIEs	Chesapeake Alternatives, LLC	Illinois Disp, LLC	Other Non- material VIEs
Current assets	$19,455,533	$1,381,716	$1,352,935	$6,508,304	791,134	$1,279,049
Non-current assets	22,384,663	3,083,659	2,534,297	1,728,594	2,958,845	78,910
Current liabilities	14,219,204	149,498	783,682	3,014,764	138,549	1,392,559
Non-current liabilities	1,169,989	137,736	855,440	10,892	—	3,000,000
Noncontrolling interests	350,206	2,089,071	(22,488)	1,486,062	1,957,147	(105,402)
Equity attributable to Green Thumb Industries Inc.	6,645,263	2,089,070	2,270,598	—	1,957,147	1,529,037
Revenues	16,056,521	5,857,946	3,516,164	13,783,876	643,898	4,555,543
Net income (loss) attributable to noncontrolling interests	—	699,624	(112,245)	1,407,266	60,601	(582,280)
Net income (loss) attributable to Green Thumb Industries Inc.	1,807,229	699,625	(79,402)	—	60,600	(102,037)

Net income (loss)	$1,807,229	$1,399,249	$(191,647)	$1,407,266	$121,201	$(684,317)

VIEs included in the Other Non-material VIEs are Bluepoint Wellness of Westport LLC and Meshow, LLC as of December 31, 2019. VIEs included in the Other Non-material VIEs are KW Ventures Holdings, LLC; Meshow, LLC; and Ohio Investors 2017, LLC as of December 31, 2018.

The net change in the consolidated VIEs and Other Noncontrolling Interest are as follows for the years ended December 31, 2019 and 2018:

	Variable Interest Entities
	Chesapeake Alternatives, LLC	Illinois Disp, LLC	Other Non- material VIEs	Other Noncontrolling Interests	Total
Balance as at December 31, 2017	$170,049	$—	$—	$3,196,301	$3,366,350
Acquisitions	—	1,896,546	(164,635)	—	1,731,911
Contributions	193,628	—	683,513	21,106,610	21,983,751
Distributions	(95,000)	—	(42,000)	(40,819,508)	(40,956,508)
Net income (loss)	1,217,385	60,601	(582,280)	27,115,990	27,811,696
Changes in ownership	—	—	—	(10,439,741)	(10,439,741)

Balance as at December 31, 2018	1,486,062	1,957,147	(105,402)	159,652	3,497,459
Contributions	—	—	—	1,650,000	1,650,000
Distributions	(1,135,856)	(567,700)	—	(5,812,505)	(7,516,061)
Net income (loss)	—	699,624	(112,245)	(1,017,842)	(430,463)
Changes in ownership	—	—	—	5,311,978	5,311,978

Balance as at December 31, 2019	$350,206	$2,089,071	$(217,647)	$291,283	$2,512,913

During 2019, the Company acquired the noncontrolling interests for Ohio Investors 2017, LLC; KW Ventures Holdings, LLC (Firefly); and GTI New Jersey, LLC. The activity for these entities is included within the Other Noncontrolling Interests column in the above table. See Note 14—Share Capital for additional discussion.

20.	SEGMENT REPORTING

The Company operates in two segments: the cultivation, production and sale of cannabis products to retail stores (consumer packaged goods), and retailing of cannabis to patients and consumers (retail). The below table presents revenues by type for the years ended December 31, 2019, 2018 and 2017:

	Year Ended December 31,
	2019	2018	2017
Revenues, Net of Discounts
Consumer Packaged Goods	$109,930,160	$25,706,134	$8,375,953
Retail	137,809,904	41,994,791	9,924,970
Intersegment Eliminations	(31,307,459)	(5,207,245)	(1,772,144)

Total Revenues, Net of Discounts	$216,432,605	$62,493,680	$16,528,779

Depreciation and Amortization
Consumer Packaged Goods	$28,670,519	$2,666,603	$526,404
Retail	2,811,821	2,461,117	111,880
Intersegment Eliminations	—	56,260	8,644

Total Depreciation and Amortization	$31,482,340	$5,183,980	$646,928

Income Taxes
Consumer Packaged Goods	$3,727,292	$2,245,450	$—
Retail	9,905,876	4,938,145	214,000
Intersegment Eliminations	(4,289,135)	—	—

Total Income Taxes	$9,344,033	$7,183,595	$214,000

The following table presents total assets by type as of December 31, 2019 and 2018:

	Year Ended December 31,
	2019	2018
Consumer Packaged Goods	$648,080,341	$104,514,162
Retail	164,308,187	105,293,320
Corporate	1,961,227,868	209,879,995
Intersegment Eliminations	(1,606,079,772)	(1,338,911)

Total Assets	$1,167,536,624	$418,348,566

Goodwill assigned to the Consumer Packaged Goods segment as of December 31, 2019 and 2018 was $255,211,232 and $23,918,000, respectively. Intangible assets, net assigned to the Consumer Packaged Goods segment as of December 31, 2019 and 2018 was $228,795,692 and $46,540,000, respectively.

Goodwill assigned to the Retail segment as of December 31, 2019 and 2018 was $119,873,759 and $15,286,360, respectively. Intangible assets, net assigned to the Retail segment as of December 31, 2019 and 2018 was $207,002,644 and $41,825,678, respectively.

The Company’s assets are aggregated into two reportable segments (Retail and Consumer Packaged Goods). For the purposes of testing goodwill, GTI has identified 22 reporting units. The Company analyzed its reporting units by first reviewing the operating segments based on the geographic areas in which GTI conducts business (or each market). The markets were then further divided into reporting units based on the market operations (Retail and Consumer Packaged Goods) which were primarily determined based on the licenses each market holds. All revenues are derived from customers domiciled in the United States and all assets are located in the United States.

21.	SUBSEQUENT EVENTS

(a)	Sale and Leaseback Transaction

On January 31, 2020, the Company closed on a sale and lease back transaction to sell its Toledo, Ohio processing facility to an unrelated third party. GTI will lease back the facility via a long-term agreement and continue to operate and manage it. The purchase price for the property was $2.9 million, excluding transaction costs. GTI is also expected to make certain improvements to the property that will significantly enhance production capacity, for which GTI will be reimbursed up to $4.3 million. Assuming full reimbursement for such improvements, the total investment in the property will be $7.2 million.

On March 6, 2020, the Company closed on a sale and lease back transaction to sell its Oglesby, Illinois cultivation and processing facility to an unrelated third party. GTI will lease back the facility via a long-term agreement and continue to operate and manage it. The purchase price for the property was $9.0 million, excluding transaction costs. GTI is also expected to make certain improvements to the property that will significantly enhance production capacity, for which GTI will be reimbursed up to $41.0 million. Assuming full reimbursement for such improvements, the total investment in the property will be $50.0 million.

(b)	COVID-19 Global Pandemic

On March 11, 2020, the World Health Organization declared COVID-19 a global pandemic and recommended containment and mitigation measures worldwide. The Company is monitoring this closely, and although operations have not been materially affected by the COVID-19 outbreak to date, the ultimate severity of the outbreak and its impact on the economic environment is uncertain. Operations of the Company are currently ongoing as the cultivation, processing and sale of cannabis products is currently considered an essential business by the states in which we operate with respect to all customers (or medical patients only in Massachusetts). The uncertain nature of the spread of COVID-19 globally may impact our business operations for reasons including the potential quarantine of our employees, customers, and third-party service providers. At this time, the Company is unable to estimate the impact of this event on its operations.

22.	QUARTERLY FINANCIAL DATA (UNAUDITED)

The following table contains selected quarterly data for 2019 and 2018. The information should be read in conjunction with the Company’s financial statements and related notes included elsewhere in this report. The Company believes that the following information reflects all normal recurring adjustments necessary for a fair presentation of the information for the periods presented. The operating results for any quarter are not necessarily indicative of results for any future period.

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
2019
Net Sales	$27,913,163	$44,726,777	$67,990,907	$75,801,758	$216,432,605
(Loss) Income from operations	(13,629,660)	(9,326,730)	1,376,718	(6,111,030)	(27,690,702)
Net loss attributable to Green Thumb Industries Inc.	(9,563,056)	(20,892,049)	(14,590,793)	(14,070,509)	(59,116,407)
Net loss per share	(0.06)	(0.11)	(0.07)	(.07)	(0.31)
Weighted average number of common shares outstanding	167,171,886	182,261,947	204,709,085	207,666,666	190,602,400

2018
Net Sales	$10,925,898	$13,624,658	$17,171,710	$20,771,414	$62,493,680
Income from operations	(622,698)	(3,325,725)	(5,598,127)	(16,793,608)	(26,340,158)
Net (loss) earnings attributable to Green Thumb Industries Inc.	(1,012,009)	2,595,022	(3,523,222)	(3,303,708)	(5,243,917)
Net (loss) earnings per share	(0.01)	0.02	(0.03)	(0.02)	(0.04)
Weighted average number of common shares outstanding	107,528,100	113,492,970	142,365,356	151,274,619	130,102,523

GREEN THUMB INDUSTRIES INC.

10,000,000

Subordinate Voting Shares

PROSPECTUS

                    , 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the registration of the securities being registered hereby. All such expenses are estimated except for the SEC registration fee.

SEC registration fee	$19,554
Legal fees and expenses*	$207,500
Accounting fees and expenses*	$22,100
Printing expenses*	$100,000

Total*	$349,154

*	Estimated.

Item 14. Indemnification of Directors and Officers

We are subject to the provisions of Part 5, Division 5 of the Business Corporations Act (British Columbia).

Under Section 160 of the Business Corporations Act (British Columbia), we may, subject to Section 163 of the Business Corporations Act (British Columbia):

(a)	indemnify an individual who:

(i)	is or was a director or officer of our company,

(ii)	is or was a director or officer of another corporation (A) at a time when such corporation is or was an affiliate of our company; or (B) at our request, or

(iii)	at our request, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

including, subject to certain limited exceptions, the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), against all eligible penalties, defined below, to which the eligible party is or may be liable; and

(b)	after final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, where:

(i)	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding,

(ii)

“eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation (A) is or may be joined as a party, or (B) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding,

(iii)	“expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding, and

(iv)	“proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Under Section 161 of the Business Corporations Act (British Columbia), and subject to Section 163 of the Business Corporations Act (British Columbia), we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the Business Corporations Act (British Columbia), and subject to Section 163 of the Business Corporations Act (British Columbia), we may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of the proceeding, provided that we must not make such payments unless we first receive from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under Section 163 of the Business Corporations Act (British Columbia), the eligible party will repay the amounts advanced.

Under Section 163 of the Business Corporations Act (British Columbia), we must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the Business Corporations Act (British Columbia), as the case may be, if any of the following circumstances apply:

(a)

if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, we were prohibited from giving the indemnity or paying the expenses by our memorandum or Articles;

(b)

if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, we are prohibited from giving the indemnity or paying the expenses by our memorandum or Articles;

(c)

if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of our company or the associated corporation, as the case may be; or

(d)

in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of our company or by or on behalf of an associated corporation, we must not either indemnify the eligible party under Section 160(a) of the Business Corporations Act (British Columbia) against eligible penalties to which the eligible party is or may be liable, or pay the expenses of the eligible party under Sections 160(b), 161 or 162 of the Business Corporations Act (British Columbia), as the case may be, in respect of the proceeding.

Under Section 164 of the Business Corporations Act (British Columbia), and despite any other provision of Part 5, Division 5 of the Business Corporations Act (British Columbia) and whether or not payment of expenses or indemnification has been sought, authorized or declined under Part 5, Division 5 of the Business Corporations Act (British Columbia), on application of our company or an eligible party, the court may do one or more of the following:

(a)	order us to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

(b)	order us to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

(c)	order the enforcement of, or any payment under, an agreement of indemnification entered into by us;

(d)	order us to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the Business Corporations Act (British Columbia); or

(e)	make any other order the court considers appropriate.

Section 165 of the Business Corporations Act (British Columbia) provides that we may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation.

Under Part 21.2 of our Articles, and subject to the Business Corporations Act (British Columbia), we must indemnify an eligible party and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each eligible party is deemed to have contracted with us on the terms of the indemnity contained in our Articles.

Under Part 21.3 of our Articles, and subject to any restrictions in the Business Corporations Act (British Columbia), we may indemnify any person.

We have entered into indemnification agreements with each of our directors and executive officers. Under these indemnification agreements, each director and executive officer is entitled, subject to the terms and conditions thereof, to the right of indemnification and contribution for certain expenses to the fullest extent permitted by applicable law. We believe that these indemnification agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

Pursuant to Part 21.4 of our Articles, the failure of an eligible party to comply with the Business Corporations Act (British Columbia) or our Articles does not invalidate any indemnity to which he or she is entitled under our Articles.

Under Part 21.5 of our Articles, we may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who: (1) is or was our director, alternate director, officer, employee or agent; (2) is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was our affiliate; (3) at our request, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; or (4) at our request, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity, against any liability incurred by him or her by reason of having been a director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

We have an insurance policy covering our directors and officers, within the limits and subject to the limitations of the policy, with respect to certain liabilities arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 15. Recent Sales of Unregistered Securities

The following information represents securities sold by Green Thumb Industries Inc. within the past three years through August 18, 2020 which were not registered under the Securities Act. Included are new issues, securities issued in exchange for property, services or other securities, securities issued upon conversion from other share classes and new securities resulting from the modification of outstanding securities. We sold all of the securities listed below pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act, or Regulation D or Regulation S promulgated thereunder.

Subordinate Voting Shares

On June 12, 2018, we issued 10,744,995 Subordinate Voting Shares as part of the approximately C$87 million SR Offering at C$7.75. The financing was underwritten by GMP Securities L.P., Canaccord

Genuity Corp., Beacon Securities Limited, Echelon Wealth Partners Inc., and Eight Capital Corp. In addition, pursuant to the RTO transaction, Bayswater Uranium Corporation’s existing 185,186,988 common shares were converted into 500,439 of our Multiple Subordinate Voting shares. The value assigned to these shares was $3,002,634, which was based on a per-share price of $6.00 on the RTO date.

Beginning on July 3, 2018 and through December 31, 2018, our shareholders converted 195,606 Multiple Voting Shares into 19,560,600 Subordinate Voting Shares, continuing through December 31, 2019, our shareholders converted an additional 357,104 Multiple Voting Shares into 35,710,400 Subordinate Voting Shares, and continuing through December 31, 2020, our shareholders converted an additional 423,319 Multiple Voting Shares into 42,331,900 Subordinate Voting Shares.

On August 2, 2018, we issued 7,300,000 Subordinate Voting Shares as part of a C$80.3 million bought deal for a value of C$11.00 per share. The financing was underwritten by Canaccord Genuity Corp., GMP Securities L.P., Beacon Securities Limited, Echelon Wealth Partners Inc. and Eight Capital Corp.

On September 7, 2018, September 13, 2018, December 31, 2019, February 20, 2020, and May 31, 2020, the holders of Compensation Options issued to underwriters of the Transaction financing exercised options, which converted into 285,200 Subordinate Voting Shares.

Between October 9, 2018 and through December 31, 2018, we issued, in total, 87,742 Subordinate Voting Shares for 100% of the membership interests or shares of privately held companies, continuing through December 31, 2019, we issued, in total, an additional 12,462,174 Subordinate Voting Shares and continuing through December 31, 2020, we issued, in total, an additional 1,915,564 Subordinate Voting Shares.

On October 17, 2018, we issued 5,083,000 Subordinate Voting Shares as part of a C$101.7 million bought deal for a value of C$20.00 per share. The financing was underwritten by GMP Securities L.P., Beacon Securities Limited, Cormark Securities Inc., Echelon Wealth Partners Inc. and Eight Capital Corp.

Between December 6, 2018 and through December 31, 2018, we issued 489,347 Subordinate Voting Shares to buyout the membership interests of joint venture partners pursuant to agreements between the parties and, continuing through December 31, 2019, we issued an additional 4,402,735 Subordinate Voting Shares. On August 31, 2020, we issued 1,315,789 Subordinate Voting Shares to buyout the membership interests of joint venture partners pursuant to agreements between the parties.

Between February 11, 2019, January 3, 2020, May 18, 2020, and August 12, 2020 we issued, in total, 8,408,779 Subordinate Voting Shares for 100% of the membership interest of Advanced Grow Labs, LLC as well as for certain achieved milestone events.

On May 22, 2019 and May 24, 2019, we issued 19,875 Subordinate Voting Shares to the lead lender pursuant to the Note Purchase Agreement.

On June 5, 2019, June 21, 2019, August 12, 2019, May 25, 2020, and July 10, 2020 we issued, in total, 25,202,433 Subordinate Voting Shares to the owners of Integral Associates, LLC and Integral Associates CA, LLC for 100% of the membership interest of both entities, as well as for certain achieved milestone payments earned pursuant to the Membership Interest Purchase Agreement.

Between July 2, 2019 and December 31, 2019, we issued, in total, 1,179,354 Subordinate Voting Shares to holders of our restricted stock units issued under our 2018 Stock and Incentive Plan, which vested over the same period. From January 1, 2020 through February 19, 2020 (the effective date of the filing of our registration statement on Form S-8), we issued, in total, 1,250 Subordinate Voting Shares to holders of our restricted stock units issued under our 2018 Stock and Incentive Plan, which vested over the same period.

On September 17, 2020, the Company issued 5,941 Subordinate Voting Shares associated with the exercise of warrants issued as part of the purchase of one of its retail dispensaries.

Between July 2, 2019 and December 31, 2019, we issued, in total, 1,179,354 Subordinate Voting Shares to holders of our restricted stock units issued under our 2018 Stock and Incentive Plan, which vested over the same period. From January 1, 2020 through February 19, 2020 (the effective date of the filing of our registration statement on Form S-8), we issued, in total, 1,250 Subordinate Voting Shares to holders of our restricted stock units issued under our 2018 Stock and Incentive Plan, which vested over the same period.

Multiple Voting Shares

On June 12, 2018, we issued 830,975 Multiple Voting Shares to prior holders of VCP23, LLC membership interests pursuant to the Transaction.

Beginning on July 3, 2018 and through December 31, 2018, our shareholders converted 195,606 Multiple Voting Shares into 19,560,600 Subordinate Voting Shares, continuing through December 31, 2019, our shareholders converted an additional 357,104 Multiple Voting Shares into 35,710,400 Subordinate Voting Shares and, continuing through August 18, 2020, our shareholders converted an additional 274,119 Multiple Voting Shares into 27,411,900 Subordinate Voting Shares. On November 7, 2018, we issued 32,965 Multiple Voting Shares in exchange for 3,296,500 subscription receipts held by the owners of a privately held company. On January 8, 2019, we issued 31,000 Multiple Voting Shares to buyout the membership interest of joint venture partners pursuant to an agreement between the parties.

Beginning on December 3, 2018 and through December 31, 2018, our shareholders converted 8,896 Super Voting Shares into 8,896 Multiple Voting Shares, continuing through December 31, 2019, our shareholders converted an additional 22,224 Super Voting Shares into 22,224 Multiple Voting Shares and, continuing through August 18, 2020 our shareholders converted an additional 22,953 Super Voting Shares into 22,953 Multiple Voting Shares.

Multiple Voting Shares

On June 12, 2018, we issued 830,975 Multiple Voting Shares to prior holders of VCP23, LLC membership interests pursuant to the Transaction.

Beginning on July 3, 2018 and through December 31, 2018, our shareholders converted 195,606 Multiple Voting Shares into 19,560,600 Subordinate Voting Shares, continuing through December 31, 2019, our shareholders converted an additional 357,104 Multiple Voting Shares into 35,710,400 Subordinate Voting Shares, continuing through August 18, 2020, our shareholders converted an additional 274,119 Multiple Voting Shares into 27,411,900 Subordinate Voting Shares, and continuing through December 31, 2020, our shareholders converted an additional 149,200 Multiple Voting Shares into 14,920,000 Subordinate Voting Shares.

On November 7, 2018, we issued 32,965 Multiple Voting Shares in exchange for 3,296,500 subscription receipts held by the owners of a privately held company.

On January 8, 2019, we issued 31,000 Multiple Voting Shares to buyout the membership interest of joint venture partners pursuant to an agreement between the parties.

Beginning on December 3, 2018 and through December 31, 2018, our shareholders converted 8,896 Super Voting Shares into 8,896 Multiple Voting Shares, continuing through December 31, 2019, our shareholders converted an additional 22,224 Super Voting Shares into 22,224 Multiple Voting Shares, continuing through August 18, 2020 our shareholders converted an additional 22,953 Super Voting Shares into 22,953 Multiple Voting Shares, and continuing through December 31, 2020, our shareholders converted an additional 67,305 Super Voting Shares into 67,305 Multiple Voting Shares.

Super Voting Shares

On June 12, 2018, we issued 433,409 Super Voting Shares to prior holders of VCP23, LLC membership interests pursuant to the Transaction and prior holders of Bayswater Uranium Corporation.

Beginning on December 3, 2018 and through December 31, 2018, our shareholders converted 8,896 Super Voting Shares into 8,896 Multiple Voting Shares, continuing through December 31, 2019, our shareholders converted an additional 22,224 Super Voting Shares into 22,224 Multiple Voting Shares, continuing through August 18, 2020 our shareholders converted an additional 22,953 Super Voting Shares into 22,953 Multiple Voting Shares, and continuing through December 31, 2020, our shareholders converted an additional 67,305 Super Voting Shares into 67,305 Multiple Voting Shares.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1#	Amended and Restated Articles of Green Thumb Industries Inc.

4.1#	Coattail Agreement, dated June 12, 2018, by and among the Shareholders, Green Thumb Industries Inc. and Odyssey Trust Company.

5.1	Opinion of Dentons LLP regarding legality of shares issued.

10.1#	Business Combination Agreement, dated June 12, 2018, by and among Bayswater Uranium Corporation, VCP23, LLC, GTI Finco Inc., 1165318 B.C. Ltd. and GTI23, Inc.

10.2*#	Membership Interest Purchase Agreement, dated November 12, 2018, by and among the Seller Parties, GTI Core, LLC and Green Thumb Industries Inc.

10.3*#	Amendment No. 1 to Membership Interest Purchase Agreement, dated June 5, 2019, by and among the Seller Parties, GTI Core, LLC and Green Thumb Industries Inc.

10.4*#	Agreement and Plan of Merger and Reorganization, dated January 4, 2019, by and among Green Thumb Industries Inc., GTI Merger Sub, LLC and Advanced Grow Labs, LLC

10.5*#	First Amendment to the Agreement and Plan of Merger and Reorganization, dated February 11, 2019, by and among Green Thumb Industries Inc., GTI Merger Sub, LLC and Advanced Grow Labs, LLC.

10.6*#	Note Purchase Agreement, dated May 22, 2019, by and among the Issuers, the Purchasers and the Agents.

10.7*#	First Amendment to the Note Purchase Agreement, dated November 9, 2019, by and among the Issuers, the Purchasers and the Agents.

10.8#	Green Thumb Industries Inc. 2018 Stock and Incentive Plan, dated June 11, 2018.

10.9#	Amendment No. 1 to the Green Thumb Industries Inc. 2018 Stock and Incentive Plan, dated August 30, 2019.

10.10#	Form of Notice of Option Grant (incorporated by reference to Exhibit 10.10 to the registration statement on Form 10 of Green Thumb Industries Inc., filed on December 20, 2019) (File No. 000-56132).

10.11#	Form of Option Agreement.

10.12#	Form of Notice of RSU Grant and Agreement.

10.13	Form of Subscription Agreement for the Offering.

21.1	List of Subsidiaries of Green Thumb Industries Inc.

23.1	Consent of Independent Registered Public Accounting Firm (Macias Gini & O’Connell LLP)

23.2	Consent of Independent Registered Public Accounting Firm (MNP LLP)

23.3	Consent of Dentons LLP (Included in Exhibit 5.1 filed herewith)

*	Certain confidential information has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
#	Previously filed as an exhibit to our registration statement on Form 10 filed on December 20, 2019 (File No. 000-56132).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on January 19, 2021.

GREEN THUMB INDUSTRIES INC.

By	/s/ Benjamin Kovler
Benjamin Kovler
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature	Title	Date

/s/ Benjamin Kovler Benjamin Kovler	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 19, 2021

/s/ Anthony Georgiadis Anthony Georgiadis	Director and Chief Financial Officer (Principal Financial Officer)	January 19, 2021

* Wendy Berger	Director	January 19, 2021

* Glen Senk	Director	January 19, 2021

* Westley Moore	Director	January 19, 2021

* William Gruver	Director	January 19, 2021

*By	/s/ Benjamin Kovler
Benjamin Kovler
Attorney-in-Fact